                                                                    EXHIBIT 99.4


                          CONVERSION APPRAISAL REPORT
                            HERITAGE BANCORP, INC.

                         PROPOSED HOLDING COMPANY FOR
                 HERITAGE FEDERAL SAVINGS AND LOAN ASSOCIATION

                            LAURENS, SOUTH CAROLINA


                                 DATED AS OF:
                               NOVEMBER 28, 1997



                                 PREPARED BY:

                               RP FINANCIAL, LC.
                            1700 NORTH MOORE STREET
                                  SUITE 2210
                          ARLINGTON, VIRGINIA  22209

                       [LETTERHEAD OF RP FINANCIAL, LC.]



                                         November 28, 1997


Board of Directors
Heritage Savings and Loan Association
201 West Main Street
Laurens, South Carolina  29360


Gentlemen:

        At your request, we have completed and hereby provide an independent appraisal ("Appraisal") of the estimated pro forma market value of the common stock which is to be issued in connection with the mutual-to-stock conversion of Heritage Federal Savings and Loan Association, Laurens, South Carolina ("Heritage Federal" or the "Association"). The common stock issued in connection with the Association's conversion will simultaneously be acquired by a holding company, Heritage Bancorp, Inc. (the "Holding Company"), and the Association intends to change its name to Heritage Federal Bank. Pursuant to the Plan of Conversion, the common stock is first being offered in the Subscription Offering with nontransferable subscription rights being granted to Eligible Account Holders, the ESOP, Supplemental Eligible Account Holders and Other Members. To the extent shares remain available for purchase after filling all orders received in the Subscription Offering, the Common Stock will be offered in a Direct Community Offering to the general public, with preference given to residents of the counties in which the Association maintains office locations.

        This Appraisal is furnished pursuant to the conversion regulations promulgated by the Office of Thrift Supervision ("OTS"). This Appraisal has been prepared in accordance with the written valuation guidelines promulgated by the OTS, most recently updated as of October 21, 1994. Specifically, this Appraisal has been prepared in accordance with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" of the OTS, as successor to the Federal Home Loan Bank Board ("FHLBB"), dated as of October 21, 1994; and applicable regulatory interpretations thereof.


Description of Reorganization
-----------------------------

        The Board of Directors of the Association has adopted a Plan of Conversion pursuant to which the Association will convert from a federally chartered mutual savings and loan association to a federally chartered stock savings bank and issue all of its outstanding shares to the Holding Company. The Holding Company will sell in the Subscription Offering and, if necessary, in the Direct Community Offering Holding Company stock in the amount equal to the appraised value of the Association. Immediately following the conversion, the only significant assets of the Holding Company will be the capital stock of the Association and the net conversion proceeds remaining after purchase of the Association's common stock by the Holding Company. The Holding Company will use 50 percent of the net conversion proceeds to purchase the Association's common stock. A portion of the remaining 50 percent of the net conversion proceeds will be used to fund a loan to the ESOP with the remainder to be used as general working capital.

RP Financial, LC.
Board of Directors
November 28, 1997
Page 2


RP Financial, LC.
-----------------

        RP Financial, LC. ("RP Financial") is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form. The background and experience of RP Financial is detailed in Exhibit V-1. We believe that, except for the fee we will receive for our appraisal and assisting the Association in the preparation of its business plan, we are independent of the Association and the other parties engaged by the Association to assist in the stock conversion process.


Valuation Methodology
---------------------

        In preparing our appraisal, we have reviewed Heritage Federal's application for Approval of Conversion, including the Proxy Statement, as filed with the OTS, and the Holding Company's Form S-1 registration statement as filed with the Securities Exchange Commission. We have conducted a financial analysis of the Association that has included due diligence related discussions with the Association's management; Deloitte & Touche LLP, the Association's independent auditor; Breyer and Aguggia, the Association's conversion counsel; and Trident Securities, Inc., which has been retained by the Association as a financial and marketing advisor in connection with the Holding Company's stock offering. All conclusions set forth in the appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

        We have investigated the competitive environment within which the Association operates and have assessed the Association's relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment and analyzed the potential impact on the Association and the industry as a whole. We have analyzed the potential effects of conversion on the Association's operating characteristics and financial performance as they relate to the pro forma market value of Heritage Federal. We have reviewed the economy in the Association's primary market area and have compared the Association's financial performance and condition with selected publicly-traded thrift institutions with similar characteristics as the Association's, as well as all publicly-traded thrifts. We have reviewed conditions in the securities markets in general and in the market for thrift stocks in particular, including the market for existing thrift issues and the market for initial public offerings by thrifts.

        Our appraisal is based on the Association's representation that the information contained in the regulatory applications and additional information furnished to us by the Association and its independent auditors are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by the Association and its independent auditors, nor did we independently value the assets or liabilities of the Association. The valuation considers the Association only as a going concern and should not be considered as an indication of the liquidation value of Heritage Federal.

RP Financial, LC.
Board of Directors
November 28, 1997
Page 3



        Our appraised value is predicated on a continuation of the current operating environment for the Association and for all thrifts. Changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability and may materially impact the value of thrift stocks as a whole or the Association's value alone. It is our understanding that Heritage Federal intends to remain an independent institution and there are no current plans for selling control of the Association as a converted institution. To the extent that such factors can be foreseen, they have been factored into our analysis.

        Pro forma market value is defined as the price at which Heritage Federal's stock, immediately upon completion of the conversion offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.


Valuation Conclusion
--------------------

        It is our opinion that, as of November 28, 1997, the aggregate pro forma market value of the shares to be issued was $52,500,000 at the midpoint, equal to 3,500,000 shares offered at a per share value of $15.00. Pursuant to the conversion guidelines, the 15 percent offering range indicates a minimum value of $44,625,000 and a maximum value of $60,375,000. Based on the $15.00 per share offering price, this valuation range equates to an offering of 2,975,000 shares at the minimum to 4,025,000 shares at the maximum. In the event that the Association's appraised value is subject to an increase, up to 4,628,750 shares may be sold at an issue price of $15.00 per share, for an aggregate market value of $69,431,250, without a resolicitation.


Limiting Factors and Considerations
-----------------------------------

        Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof.

        RP Financial's valuation was determined based on the financial condition and operations of the Association as of September 30, 1997, the date of the financial data included in the Holding Company's prospectus.

        RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

RP Financial, LC.
Board of Directors
November 28, 1997
Page 4



        The valuation will be updated as provided for in the conversion regulations and guidelines. These updates will consider, among other things, any developments or changes in the Association's financial performance and condition, management policies, and current conditions in the equity markets for thrift shares. These updates may also consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment, the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update.

                                         Respectfully submitted,
                                         RP FINANCIAL, LC.

                                         William E. Pommerening
                                         Chief Executive Officer

                                         James J. Oren
                                         Vice President

RP Financial, LC.


                               TABLE OF CONTENTS
                 HERITAGE FEDERAL SAVINGS AND LOAN ASSOCIATION
                            Laurens, South Carolina

                                                                        PAGE
DESCRIPTION                                                            NUMBER
-----------                                                            ------


CHAPTER ONE             OVERVIEW AND FINANCIAL ANALYSIS
-----------

     Introduction                                                        1.1
     Strategic Discussion                                                1.1
     Balance Sheet Trends                                                1.4
     Income and Expense Trends                                           1.7
     Interest Rate Risk Management                                       1.10
     Lending Activities and Strategy                                     1.11
     Asset Quality                                                       1.13
     Funding Composition and Strategy                                    1.13
     Subsidiary Operations                                               1.14
     Legal Proceedings                                                   1.14


CHAPTER TWO                       MARKET AREA
-----------

     Introduction                                                        2.1
     National Economic Factors                                           2.2
     Market Area Demographics                                            2.5
     Economy                                                             2.6
     Deposit Trends and Competition                                      2.7
     Summary                                                             2.9


CHAPTER THREE                 PEER GROUP ANALYSIS
-------------

     Selection of Peer Group                                             3.1
     Financial Condition                                                 3.5
     Income and Expense Components                                       3.7
     Loan Composition                                                    3.10
     Credit Risk                                                         3.10
     Interest Rate Risk                                                  3.13
     Summary                                                             3.13

RP Financial, LC.


                               TABLE OF CONTENTS
                 HERITAGE FEDERAL SAVINGS AND LOAN ASSOCIATION
                            Laurens, South Carolina
                                  (continued)

                                                                        PAGE
DESCRIPTION                                                            NUMBER
-----------                                                            ------

CHAPTER FOUR                   VALUATION ANALYSIS
------------

     Introduction                                                        4.1
     Appraisal Guidelines                                                4.1
     Valuation Analysis                                                  4.2
       1.  Financial Condition                                           4.2
       2.  Profitability, Growth and Viability of Earnings               4.3
       3.  Asset Growth                                                  4.4
       4.  Primary Market Area                                           4.5
       5.  Dividends                                                     4.5
       6.  Liquidity of the Shares                                       4.7
       7.  Marketing of the Issue                                        4.8
             A.  The Public Market                                       4.8
             B.  The New Issue Market                                    4.13
             C.  The Acquisition Market                                  4.16
       8.  Management                                                    4.16
       9.  Effect of Government Regulation and Regulatory Reform         4.16
     Summary of Adjustments                                              4.17
     Valuation Approaches                                                4.17
       1.  Price-to-Tangible Book ("P/TB")                               4.18
       1.  Price-to-Earnings ("P/E")                                     4.19
       3.  Price-to-Assets ("P/A")                                       4.19
     Valuation Conclusion                                                4.20

RP Financial, LC.


                                LIST OF TABLES
                 HERITAGE FEDERAL SAVINGS AND LOAN ASSOCIATION
                            Laurens, South Carolina

 TABLE
NUMBER         DESCRIPTION                                                 PAGE
------         -----------                                                 ----

 1.1      Historical Balance Sheets                                        1.5
 1.2      Historical Income Statements                                     1.8


 2.1      Major Employers-Laurens County                                   2.6
 2.2      Market Area Unemployment Trends                                  2.7
 2.3      Deposit Summary                                                  2.8


 3.1      Peer Group of Publicly-Traded Thrifts                            3.3
 3.2      Balance Sheet Composition and Growth Rates                       3.6
 3.3      Income as a Percent of Average Assets and Yields, Costs, Spreads 3.8
 3.4      Loan Portfolio Composition Comparative Analysis                  3.11
 3.5      Peer Group Credit Risk Comparative Analysis                      3.12
 3.6      Interest Rate Risk Comparative Analysis                          3.14


 4.1      Peer Group Comparative Market Area Analysis                      4.6
 4.2      Conversion Pricing Characteristics                               4.14
 4.3      Market Pricing Comparatives                                      4.15
 4.4      Public Market Pricing                                            4.21

RP Financial, LC.
Page 1.1


                      I.  OVERVIEW AND FINANCIAL ANALYSIS

        Heritage Federal Savings and Loan Association ("Heritage Federal" or the "Association") is a federally-chartered mutual savings and loan association headquartered in Laurens, Laurens County, South Carolina. The Association also operates three other branch offices in the central and western South Carolina counties of Anderson, Greenwood and Greenville. The Association considers its primary market for deposits to consist of the four counties mentioned above, in particular the areas surrounding the office locations, and to a lesser extent the rest of central and western South Carolina. Lending activities are also concentrated in the four market area counties, although additional lending activities are performed in other areas of South Carolina such as Columbia, South Carolina metropolitan area. (see Exhibit I-1). The Association was chartered as a federal mutual savings and loan association in 1948, obtaining federal deposit insurance in that same year. The Association is currently a member of the Federal Home Loan Bank ("FHLB") system. The Association's deposits are insured up to the regulatory maximums by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC"). As of September 30, 1997, the Association maintained $247.5 million in assets, $215.4 million in deposits and $29.2 million in equity, equal to 11.8 percent of assets.

        Heritage Bancorp, Inc. ("Heritage Bancorp" or the "Holding Company"), a Delaware corporation, was recently organized to facilitate the conversion of Heritage Federal. In the course of the conversion, the Holding Company will acquire all of the capital stock that the Association will issue upon its conversion from the mutual to stock form of ownership. Going forward, Heritage Bancorp will own 100 percent of the Association's stock, and the Association will be Heritage Bancorp's sole subsidiary. Approximately 50 percent of the net proceeds received from the sale of common stock will be used to purchase all of the then to be issued and outstanding capital stock of the Association, with the balance of the proceeds being retained by the Holding Company. At this time, no other activities are contemplated for Heritage Bancorp other than the ownership of the Association, a loan to the newly-formed employee stock ownership plan ("ESOP") and investment of the cash retained at the holding company in investment securities. In the future Heritage Bancorp may acquire or organize other operating subsidiaries.


Strategic Discussion
--------------------

        The Association is a community-oriented financial institution dedicated to meeting the borrowing, savings and financial services needs of its market area served. The market area served by the Association (the four county market area, and to a lesser extent, other sections of central and western South Carolina), has been experiencing growth in population and households in recent years. The economy and employment base is relatively diversified into most economic sectors, although the market area continues to maintain a higher

RP Financial, LC.
Page 1.2


concentration of manufacturing employment in comparison to statewide and national averages. Operating in both slower growth rural areas (Laurens and Greenwood Counties), and more populated, higher growth areas (Anderson and Greenville Counties and the Columbia metropolitan area), Heritage Federal faces notable competition from a number of other community oriented banks and savings institutions, as well as from larger regional and superregional financial institutions. In this operating environment the Association has pursued a strategy of increasing the asset base in order to more effectively compete.

        Throughout its history, the Association has pursued a traditional operating strategy of mortgage lending secured by 1-4 family residential properties (including residential construction and home equity lending) in the central and western South Carolina market areas, with only a minimal amount of diversification into other lending types such as commercial real estate loans and non-mortgage loans. The Association has recorded loan growth in recent years, reflecting greater marketing activities, competitive pricing and additional sources of loans (the Association has recently begun purchasing loans from mortgage companies in both Greenville and Columbia, South Carolina. Such loan growth has also been facilitated through developing a more customer-oriented approach and developing business relations with real estate brokers. The recent increase in loans receivable has been funded internally through a reduction in mortgage-backed securities ("MBS") and externally through deposit growth and FHLB advances (although no advances were outstanding as of September 30, 1997). The Association retains a majority of the 1-4 family loan originations in portfolio. The Association expects the majority of its loan activity in the future to be within the current market areas.

        The Association's emphasis on originating 1-4 family permanent mortgage loans in local and familiar markets and strong underwriting criteria on loans originated has resulted in generally adequate credit quality measures. The Association's allowance for loan losses relative to loans is somewhat below industry averages, although Heritage Federal added to the reserve balance during fiscal 1997 following a review of the loan portfolio. The Association has also added to the allowance recently primarily in view of the recent loan portfolio growth (the portfolio has grown by 9 percent since September 30, 1995). The ratio of non-performing assets ("NPAs"), consisting of real estate owned and other repossessed assets, non-accruing loans, delinquent accruing loans and restructured loans to assets has dropped since fiscal 1993, and was 0.84 percent of assets as of September 30, 1997.

        The Association's lending strategies to limit exposure to interest rate risk have involved originating adjustable rate residential mortgage loans ("ARMs"), adjustable rate commercial real estate loans and shorter-term construction and consumer loans. Liability strategies have involved attempts to lengthen the maturity of deposits and building a capital base in excess of 11 percent of assets. The Association originates residential ARM loans that are fixed for the first one, three or ten years and then adjust every year after the initial period. Heritage Federal's ARM loans adjust based on the National Monthly Median Cost of Funds Index ("NMMCOF"), which is

RP Financial, LC.
Page 1.3


a lagging index. The effect of these two factors results in a negative effect on the Association's exposure to interest rate risk. As calculated by the OTS, the change in the Association's net portfolio value ("NPV") upon a 200 basis point rise in interest rates was a negative 20 percent as of September 30, 1997. Heritage Federal anticipates the conversion proceeds will facilitate improvement in the interest rate risk analysis as the net capital raised in the conversion will increase the ratio of interest-earning assets ("IEA") to interest-bearing liabilities ("IBL") and the proceeds will increase the proportion of shorter-term or adjustable rate assets.

        Heritage Federal's main source of net income, the net interest margin, has declined in recent years due to a lower level of interest income and a higher level of interest expense. While interest income as a percent of assets has declined in the overall declining and low interest rate environment in recent years, increased competition has caused a noticeable increase in funding costs. The Association's funding costs also face upward pressure due to a high proportion of higher costing certificates of deposit ("CDs") in portfolio, including a balance of jumbo CDs. Core profitability has been maintained by a relatively constant level of operating expenses. Future core profitability is projected to improve moderately with the reinvestment benefit of the new capital raised, although expenses from the employee benefit plans to be implemented at conversion are expected to add to the expense base.

        Heritage Federal's Board of Directors has determined that a conversion to stock form is an attractive business strategy for several reasons. First, the new structure will provide the ability to diversify business activities, provide greater flexibility in structuring acquisitions and increase the future access to capital markets. Second, it will provide the capital necessary to improve the overall competitive position of the Association in its market area, with regard to rates and services offered and ability to expand. Third, the conversion may provide the opportunity for expanded local stock ownership which could enhance the financial success of the Association as local shareholders promote the Association's products and services. As disclosed in the prospectus, the proceeds from stock conversion are anticipated to be invested as follows.

        o  Heritage Bancorp.  Approximately 50 percent of the conversion
           ----------------
           proceeds will be retained by Heritage Bancorp, with the balance to be invested in the Association. Such holding company funds are anticipated to be invested initially into high-quality short- to intermediate-term securities and a loan to the Association's ESOP to fund stock purchases in the conversion. The Holding Company funds will be utilized for various corporate purposes, including funding expansion through diversification or acquisition, stock repurchase programs, funding stock purchases for the MRP and/or payment of regular or special dividends, although there are no specific plans at present.

        o  Heritage Federal.  The net proceeds infused into the Association
           ----------------
           will be exchanged for all of the Association's newly issued stock. The Association's proceeds are anticipated to initially be held in short-term cash and investments until such funds are redeployed into lending and investment activities consistent with the Association's plan.

RP Financial, LC.
Page 1.4


        On a pro forma basis, Heritage Federal is expected to have a capital ratio above both regulatory requirements and industry averages. The Board of Directors has determined to pursue a strategy of controlled growth in order to maintain well-capitalized status, with growth expected to be funded primarily through local retail deposit growth.


Balance Sheet Trends
--------------------

        Table 1.1 shows key balance sheet items at the close of the last five fiscal years. Heritage Federal's audited financial statements are incorporated by reference as Exhibit I-2, while historical key operating ratios are presented in Exhibit I-3. From September 30, 1993 through September 30, 1997, Heritage Federal exhibited annual asset growth of 3.6 percent, with the asset growth channelled into increases in loans receivable and cash and investments. The loan growth has been relatively steady, with the balance of loans receivable increasing each fiscal year. While the Association historically invested in MBS, no MBS have been purchased in recent years as Heritage Federal has opted to invest available funds into whole loans receivable, and the balance of MBS have declined through repayments and pre-payments. The proportion of cash and investments as a percent of assets has remained essentially stable since 1993 although the absolute balance has increased. Heritage Federal's annual deposit growth totaled 3.2 percent over the past four fiscal years, as the Association has attracted new funds primarily through competitive rate offerings. Borrowings, consisting of FHLB advances, have been used as a supplemental funding source in fiscal 1995 and 1996 to support lending operations.

        The balance of loans receivable increased consistently since fiscal 1993, with the balance increasing overall by 22 percent since September 30, 1993, and the loans-to-deposit ratio increased from 83 to 90 percent over the same time period. Since that time, the Association has been successful in expanding its residential loan origination efforts in the local market and has utilized additional loan sources such as mortgage companies or mortgage brokers in other metropolitan areas. At September 30, 1997, loans receivable totaled $193.7 million, or 78.3 percent of total assets. The composition of the loan portfolio reflects the concentration on residential lending, as 1-4 family permanent first mortgage loans constituted $180.6 million, or 90.0 percent of the gross loan portfolio at September 30, 1997, equal to the ratio reported at fiscal year end 1993. This balance included $8.1 million of construction loans to the owner of the property, whereby the construction loan will convert to a permanent loan at the end of the construction period. At the same date, builder construction loans, or loans made to qualified builders in the local markets, totaled $2.6 million, or 1.3 percent of the loan portfolio. The largest expansion in the loan portfolio has occurred in the area of home equity loans ($8.1 million), originated in the form of equity lines of credit. Heritage Federal also maintains a balance of commercial real estate loans, which totaled $8.1 million, or 4.0 percent of the gross loan portfolio, as Heritage Federal has targeted smaller non-residential properties in the market area for lending opportunities. These loans are attractive for their higher

RP Financial, LC.

                                   TABLE 1.1
                 HERITAGE FEDERAL SAVINGS AND LOAN ASSOCIATION
                           HISTORICAL BALANCE SHEETS
                        (AMOUNT AND PERCENT OF ASSETS)

                                                                                                                      9/30/93-
                                                                  As of September 30,                                  9/30/97
                                 ------------------------------------------------------------------------------------   Annual
                                       1993             1994             1995             1996             1997       Growth Rate
                                 ---------------- ---------------- ---------------- ---------------- ---------------- -----------
                                  Amount    Pct    Amount    Pct    Amount    Pct    Amount    Pct    Amount    Pct      Pct
                                 -------- ------- -------- ------- -------- ------- -------- ------- -------- -------
                                  ($000)    (%)    ($000)   (%)     ($000)    (%)    ($000)    (%)    ($000)    (%)      (%)
Total Amount of:
Assets                           $211,493 100.00% $214,817 100.00% $233,780 100.00% $244,659 100.00% $247,499 100.00%    3.60%
Cash and Investments               35,234  16.66%   37,553  17.48%   37,788  16.16%   45,055  18.42%   41,079  16.60%    2.27%
Loans Receivable (net)            158,536  74.96%  159,682  74.33%  178,259  76.25%  182,950  74.78%  193,708  78.27%    4.95%
Mortgage-Backed Securities (net)   13,356   6.32%   14,097   6.56%   11,989   5.13%    9,726   3.98%    6,665   2.69%  (17.08)%
Deposits                          190,728  90.18%  189,922  88.41%  201,473  86.18%  209,730  85.72%  215,412  87.04%    3.20%
FHLB Advances                           0   0.00%        0   0.00%    5,000   2.14%    5,000   2.04%        0   0.00%      N/M
Stockholders' Equity               19,599   9.27%   23,600  10.99%   25,691  10.99%   26,740  10.93%   29,235  11.81%    5.50%
AFS Adjustment                        ---     ---      288   0.13%      634   0.27%      923   0.38%    1,466   0.59%      N/M

Loans Serviced for Others        $  2,000         $  7,000         $  6,600         $  6,000         $  5,400
Loans/Deposits                     83.12%           84.08%           88.48%           87.23%           89.42%

Source:  Prospectus, audited financial reports and RP Financial calculations.

RP Financial, LC.
Page 1.6



yields, shorter-terms, and higher average balances which require less personnel for monitoring and servicing. Consumer loans totaled $1.4 million, or 0.7 percent of loans receivable, consisting entirely of loans on savings accounts. The Association does not make commercial business loans.

        MBS totaled $6.7 million at September 30, 1997, the third largest component of interest-earning assets. The balance of MBS has declined noticeably since fiscal 1993, as the Association has opted to invest available funds into whole loans receivable. The MBS portfolio consists of FNMA and FHLMC pass-through certificates, a majority of which carried short term balloon terms. The entire MBS portfolio was classified as "held-to-maturity" ("HTM") at September 30, 1997, and is carried on the balance sheet at historical cost. There was an unrealized pre-tax loss of $30,000 as of September 30, 1997 in the MBS portfolio. The Association utilizes a portion of its MBS portfolio to satisfy regulatory liquidity requirements, preferring to maintain such funds in MBS instead of lower yielding cash and investments. Going forward, the Association intends to reinvest available funds into whole loans receivable and does not intend to emphasize investment in MBS.

        The portfolio of cash and investment securities totaled $41.1 million, or 16.6 percent of assets, at September 30, 1997 (see Exhibit I-4). The cash and investments portfolio consisted of cash and equivalents, including interest-earning deposits in other financial institutions ($14.7 million), U.S. Government and agency securities ($22.0 million), FHLB stock ($2.0 million) and FHLMC stock ($2.4 million). Over the past five fiscal years, Heritage Federal has maintained a balance of cash and investment securities in the range of 16 to 19 percent of assets. Management utilizes the portfolio of cash and investments for liquidity purposes and as part of the asset-liability management strategy, as the investments portfolio consists of short- to intermediate-term instruments. The Association classifies a portion of the U.S. Government and Agency securities and the FHLMC stock as "available-for-sale", and as of September 30, 1997, an unrealized pretax gain of $2,327,000 was tax adjusted and added to stated equity on the Association's audited financial statements. Going forward, the Association intends to continue to purchase generally low risk investments and the composition of the cash and investments portfolio is not anticipated to change significantly, although the level will initially increase on a post-conversion basis. Going forward, the Association intends to continue a focus on investment into whole loans.

        As noted previously, deposits have traditionally met most of the Association's funding needs, and all of the Association's deposits are generated through its four office locations. The Association has achieved growth in deposits primarily by being rate competitive and offering to negotiate terms for large balance CDs. The Association has a relatively large balance of CDs with balances above $50,000, and has established a practice of negotiating the rates paid on these CDs. This strategy facilitated deposit growth, but also increased funding costs. Currently, savings rates offered by Heritage Federal are generally in line or higher than the local competition, with certificates of deposits ("CDs") accounting for the majority of total deposits (over 90 percent of deposits).

RP Financial, LC.
Page 1.7


The Association has only a small portfolio of savings and transaction accounts totaling approximately 7 percent of deposits, providing only a minimal base of stable lower costing deposits for operations.

        As stated previously, borrowings have also been used by the Association in recent periods for the purpose of funding certain loan originations. During fiscal 1995 and 1996, the Association borrowed approximately $5.0 million in short- to intermediate-term advances from the FHLB of Atlanta to meet the demand for loans, however as of September 30, 1997 there were no borrowings outstanding. Going forward, while borrowings may be utilized to support operations, deposits are expected to continue to comprise the majority of funding liabilities.

        Positive earnings from fiscal 1993 to fiscal 1997 and a positive adjustment for FAS 122 resulted in an increase in the Association's capital ratio to $29.2 million, or 11.8 percent of assets, as of September 30, 1997. The Association's capital ratio has increased only moderately since fiscal 1993 due to the continued growth in assets. Heritage Federal is currently in compliance with respect to all of its fully phased-in capital requirements. The addition of conversion proceeds will enhance the Association's capital position and strengthen Heritage Federal's competitive posture within its market area.


Income and Expense Trends
-------------------------

        Table 1.2 displays the Association's earnings over the past five fiscal years and reveals that earnings for the past five fiscal years have fluctuated between 1.63 and 0.32 percent of average assets, and totaled 0.80 percent for fiscal 1997, an increase from the lower level in fiscal 1996. The more recent lower earnings have been attributable to a lower net interest margin, primarily due to higher levels of interest expense, and for fiscal 1996, expense related to payment of the SAIF assessment. The reinvestment of offering proceeds is expected to improve net income in future periods.

        As shown in Table 1.2, the Association's net interest income declined from a high of 3.43 percent of average assets in fiscal 1993 to 2.01 percent in fiscal 1996, before increasing to 2.27 percent in fiscal 1997. The decrease in the net interest margin has resulted from both a decrease in interest income and an increase in interest expense, and Exhibit I-5 highlights the changes in the Association's asset yields and cost of funds over the past three fiscal years, which have influenced the level of net interest income. The general decline in interest income from 1993 levels reflects the overall lower interest rate environment of the mid-1990s compared to earlier years, although the Association's yield on interest-earning assets increased between fiscal 1995 and 1997 as increasing balances of higher yielding whole loans receivable increased the Association's asset yields by 19 basis points in fiscal 1997.

RP Financial, LC.

                                   Table 1.2
                 Heritage Federal Savings and Loan Association
                         Historical Income Statements





                                                                     For the Year Ended September 30,
                                           ----------------------------------------------------------------------------------
                                                1993             1994             1995             1996             1997
                                           --------------   --------------   --------------   --------------   --------------
                                            Amount  Pct(1)   Amount  Pct(1)   Amount  Pct(1)   Amount  Pct(1)   Amount  Pct(1)
                                           -------  -----   -------  -----   -------  -----   -------  -----   -------  -----
                                            ($000)   (%)     ($000)   (%)     ($000)   (%)     ($000)   (%)     ($000)   (%)

Interest Income                            $16,474   7.96%  $15,361   7.18%  $16,164   7.11%  $16,974   7.16%  $17,773   7.28%
Interest Expense                            (9,382) (4.53)%  (8,550) (4.00)% (10,431) (4.59)% (12,212) (5.15)% (12,230) (5.01)%
                                           -------  -----   -------  -----   -------  -----   -------  -----   -------  -----
Net Interest Income                         $7,092   3.43%   $6,811   3.18%   $5,733   2.52%   $4,762   2.01%   $5,543   2.27%
Provision for Loan Losses                      (35) (0.02)%     (62) (0.03)%     (47) (0.02)%       7   0.00%     (337) (0.14)%
                                           -------  -----   -------  -----   -------  -----   -------  -----   -------  -----
Net Interest Income after Provisions        $7,057   3.41%   $6,749   3.15%   $5,686   2.50%   $4,769   2.01%   $5,206   2.13%


Other Operating Income                        $251   0.12%     $139   0.06%     $215   0.09%     $209   0.09%     $209   0.09%
Operating Expense                           (2,347) (1.13)%  (2,226) (1.04)%  (2,302) (1.01)%  (2,730) (1.15)%  (2,529) (1.04)%
                                           -------  -----   -------  -----   -------  -----   -------  -----   -------  -----
 Net Operating Income                       $4,961   2.40%   $4,662   2.18%   $3,599   1.58%   $2,248   0.95%   $2,886   1.18%


Gain(Loss) on Sale of Loans and Securities      $0   0.00%       $0   0.00%       $3   0.00%      $18   0.01%      ($7) (0.00)%
Gain(Loss) on REO Operations                   (53) (0.03)%     (61) (0.03)%     (77) (0.03)%     120   0.05%      167   0.07%
SAIF Assessment Fee                              0   0.00%        0   0.00%        0   0.00%   (1,267) (0.53)%       0   0.00%
                                           -------  -----   -------  -----   -------  -----   -------  -----   -------  -----
Net Non-Operating Income/Expense              ($53) (0.03)%    ($61) (0.03)%    ($74) (0.03)% ($1,129) (0.48)%    $160   0.07%


Net Income Before Tax                       $4,908   2.37%   $4,601   2.15%   $3,525   1.55%   $1,119   0.47%   $3,046   1.25%
Income Taxes                                (1,763) (0.85)%  (1,691) (0.79)%  (1,546) (0.68)%    (360) (0.15)%  (1,094) (0.45)%
                                           -------  -----   -------  -----   -------  -----   -------  -----   -------  -----
Net Inc(Loss) Before Extraordinary Items    $3,145   1.52%   $2,910   1.36%   $1,979   0.87%     $759   0.32%   $1,952   0.80%
Cumulative Effect of Change in
 Accounting For Income Taxes                    $0   0.00%     $570   0.27%       $0   0.00%        0   0.00%        0   0.00%
                                           -------  -----   -------  -----   -------  -----   -------  -----   -------  -----
Net Income (Loss)                           $3,145   1.52%   $3,480   1.63%   $1,979   0.87%     $759   0.32%   $1,952   0.80%


Adjusted Earnings
-----------------
Net Operating Income                        $4,961   2.40%   $4,662   2.18%   $3,599   1.58%   $2,248   0.95%   $2,886   1.18%
Tax Effect (2)                              (1,782) (0.86)%  (1,713) (0.80)%  (1,578) (0.69)%    (723) (0.30)%  (1,037) (0.42)%
                                           -------  -----   -------  -----   -------  -----   -------  -----   -------  -----
  Adjusted Earnings                         $3,179   1.54%   $2,949   1.38%   $2,021   0.89%   $1,525   0.64%   $1,849   0.76%


Memo:
      Efficiency Ratio                       31.96%           32.03%           38.70%           54.92%           43.97%
      Effective Tax Rate                     35.92%           36.75%           43.86%           32.17%           35.92%


(1)   Ratios are as a percent of average assets.
(2)   Based on effective tax rate for each year.

Source:  Prospecus, audited financial reports and RP Financial calculations.

RP Financial, LC.
Page 1.9


        Interest expense has risen by a total of 101 basis points since fiscal 1994, narrowing the net interest margin. Costs of deposits and borrowings increased by 56 basis points between fiscal 1995 and 1996 while asset yields remained relatively stable, as customers generally sought to lengthen the term to maturity of CDs and the Association followed a practice of negotiated rates on large balance CDs which increased deposit funding costs. The Association has also been rate competitive for deposit funds in the most recent periods in order to fund the desired growth. The more recent (fiscal 1997) increase in the yield/cost spread indicates that the Association has been successful improving the net interest margin, however, the Association's net interest income is still influenced by the high proportion of higher costing CDs in the funding base.

        Heritage Federal has historically derived only minimal levels of income from non-interest sources due to the non-diversified operations, which has provided some protection from changes in the net interest margin due to interest rate fluctuations. For the most recent twelve month period, non-interest operating income totaled $209,000, or 0.09 percent of average assets, a 0.03 percent of average assets decline from fiscal 1993. A majority of this income results from the Association's deposit base in the form of various fees and charges on deposit accounts and transactions. Going forward, the Association anticipates that non-interest income will remain primarily related to the deposit base, as other significant income sources are not expected to be developed.

        Heritage Federal's operating expenses have historically been below industry averages (also due to the non-diversified operating strategy) and a high deposits/branch ratio which has resulted in leveraged operations. Operating expenses increased in absolute terms over the time period shown in Table 1.2 due to the growth in the asset base and related operations, including costs related to the opening of the new headquarters office building during fiscal 1996. However, the continued asset growth has resulted in a relatively stable operating expense ratio, which has remained between 1.00 and 1.15 percent of average assets since fiscal 1993, and totaled 1.04 percent for fiscal 1997. The opening of the new headquarters office in fiscal 1996 resulted in an increase in depreciation expense of approximately $200,000, an expense that will continue into the future. The Association's operating expenses are expected to initially increase from current levels following the conversion as a result of the following items. The ESOP and MRP purchases in the offering and in the year following conversion, respectively, will increase annual expenses. In addition, as a full stock institution, the Association will incur additional legal, accounting, printing/mailing and related costs.

        Provisions for loan losses have generally had a small impact on earnings in recent years, although such provisions increased to $337,000, or 0.14 percent of assets during the twelve months ended September 30, 1997, as Heritage Federal added to the allowance for loan losses in recognition of the growth in the overall loan portfolio, and in recognition of estimated losses on certain problem loans. As of September 30, 1997 the allowance for loan losses balance was equal to $874,000, or 0.45 percent of net loans receivable and 93.58

RP Financial, LC.
Page 1.10


percent of non-performing loans, as compared to $590,000, or 0.33 percent of net loans and 63.10 percent of non-performing loans at fiscal year end 1995 (see
Exhibit I-6).

        Historically, non-operating gains and losses have been limited to gains or losses on the sale of investment securities, loans receivable or resolution of real estate owned properties ("REO"). During the most recent twelve month period, Heritage Federal reported net gains of $160,000, primarily from the resolution of REO properties. Heritage Federal, as was the case with all SAIF-insured thrifts, was required to pay the recapitalization assessment fee to the SAIF for during the September 30, 1996 quarter. The Association's fee totaled $1.267 million on a pre-tax basis.


Interest Rate Risk Management
-----------------------------

        Heritage Federal attempts to manage exposure to interest rate fluctuations on both the asset and liability side of the balance sheet, and has attempted to enhance the interest sensitivity of its operations through several means, including: (1) increasing the portfolio of ARMs held in the loan portfolio (primarily permanent residential, residential construction and commercial real estate-related); (2) originating shorter-term fixed-rate residential mortgages (10 to 15 year terms) for portfolio while selling longer-term fixed rate residential mortgages in the secondary market; (3) holding short-term investment securities generally with maturities between one and five years; (4) extending whenever possible the term to maturity of the certificate of deposit base; and, (6) building a strong level of interest-free capital to fund operations. Exhibit I-7 displays the distribution of the Association's fixed and adjustable rate loans.

        Heritage Federal monitors its exposure to interest rate risk using a calculation provided by the OTS which models the change in net portfolio value ("NPV") over a variety of interest rate scenarios, with NPV defined as the present value of expected cash flows from assets, liabilities and off-balance sheet assets. The calculation is intended to illustrate the change in NPV that will occur in the event of an immediate change in interest rates of at least 200 basis points. As shown in Exhibit I-8, according to the most recent calculation available as of June 30, 1997, the Association's NPV would be expected to declined by 20 percent upon an instantaneous increase in interest rates of 200 basis points. Although this measure is within the Board-established limits of the Association, Heritage Federal is seeking to reduce exposure to interest rate risk, and the reinvestment of conversion proceeds is expected to contribute to reduced exposure.

        As shown in Exhibit I-7, although Heritage Federal has been successful in building a relatively significant balance of ARM loans, the use of the NMMCOF index (a lagging index), for a majority of the Association's residential mortgage loans, has resulted in a loan portfolio that is not as sensitive to interest rates as a similar portfolio that would utilize a current market index such as the U.S. Treasury rates. In addition, the

RP Financial, LC.
Page 1.11


Association's ARM loans are generally underwritten which one percent maximum rate adjustment terms, which reduces the interest rate sensitivity of the loan portfolio.


Lending Activities and Strategy
-------------------------------

        The Association's historical lending activities emphasize the origination of 1-4 family mortgage loans (see Exhibits I-9 and I-10, loan composition and maturity). To a much lesser extent, Heritage Federal has originated commercial real estate loans and consumer loans in an effort to enhance overall portfolio yields and expand the Association's products and services offered. Underscoring the prevalence of traditional residential mortgage loans in portfolio, 1-4 family residential mortgage loans remained at approximately 90 percent of gross loans receivable between fiscal 1993 and 1997, with essentially all loans secured by properties within the state of South Carolina.

        As of September 30, 1997, residential mortgage loans secured by 1-4 family properties totaled $180.6 million, or 90.0 percent of total loans receivable, including $8.1 million of residential construction loans that will convert to permanent loans upon completion of the construction phase. The Association originates both ARMs and fixed-rate residential mortgages with essentially all loans underwritten to FHLMC guidelines. Residential loans made by the Association are generally originated with maximum loan-to-value ("LTV") ratios of 80 percent, with loans with LTV ratios in excess of 80 percent requiring private mortgage insurance ("PMI") coverage. Fixed-rate mortgages are offered with maturities of up to 30 years, with essentially all loans with maturities in excess of 15 years sold in the secondary market (primarily to the FHLMC), and loans with shorter terms held in portfolio.

        Approximately 85 percent of the Association's 1-4 family residential mortgages consisted of ARMs at September 30, 1997, which are retained for portfolio as part of the asset/liability management strategy. Heritage Federal offers ARMs with one- three- or ten-year adjustment periods that are indexed to the NMMCOF index. This index is a lagging market index, which means that upward adjustments in this index may occur more slowly than changes in the Association's cost of interest-bearing liabilities. The majority of ARMs are originated with annual adjustment caps of 1.0 percent, lifetime adjustment caps of up to 4.0 percentage points, and are originated at discounted rates.

        Included in the above balance of residential loans are loans to individuals for the construction and acquisition of their personal residences. Such loans are attractive to the Association due to their generally higher yields and shorter terms in comparison to permanent residential mortgage loans and also as they provide a source for permanent portfolio loans. These loans are generally made on the same terms as the Association's 1-4 family mortgage loans, but provide for payment of interest only during the construction phase, which is usually six

RP Financial, LC.
Page 1.12


months. At the end of the construction phase, the loan converts to a permanent loan. In addition, Heritage Federal originates construction loans to local home builders which whom the Association has an established relationship. This type of loan totaled $2.6 million, or 1.3 percent of gross loans receivable, at September 30, 1997, primarily for residential property. These construction loans are structured as interest-only during the construction period, which generally equals a maximum of one year. These loans are generally made either on a pre-sold or speculative basis, although the Association generally limits the number of loans outstanding to a single builder, with the amount dependent on the financial strength of the builder, the present exposure of the builder and the prior history of the builders' operations. These loans have maximum LTV ratios equal to 80 percent of the permanent loans.

        Heritage Federal also originates commercial real estate loans in order to diversify the loan portfolio and increase overall asset yields, although such lending has not been emphasized in recent periods. As of September 30, 1997, commercial real estate loans totaled $8.1 million, or 4.0 percent of gross loans receivable. The Association's commercial real estate portfolio consists primarily of loans secured by the buildings in which various small businesses conduct their operations, such as small office buildings, churches, retail shops and warehouses, essentially all of which are located in South Carolina. Commercial real estate loans originated by Heritage Federal are predominantly adjustable rate loans that generally have terms of up to 15 years, and are indexed to the prime rate of interest or the U.S. Treasury rate of a similar term as the adjustment period. LTVs on income property loans typically do not exceed 80 percent. The Association seeks to manage credit risk on such loans by lending primarily on local property, to borrowers with whom management is familiar, and obtaining personal guarantees.

        Heritage Federal also offers consumer loans in the form of loans on savings accounts and home equity loans, which totaled 9.5 million, or 4.7 percent of gross loans receivable, at September 30, 1997. Loans on savings accounts totaled $1.4 million as of September 30, 1997, similar to fiscal 1995 level. Such loans are made up to 90 percent of the amount on deposit at the Association. Home equity loans represent an area of growth for Heritage Federal in recent years, and usually consist of lines of credit for up to 90 percent of the appraised value of a home after considering both the first and second mortgages. Home equity loans are offered at adjustable rates of interest, with the adjustable rate based on the prime rate of interest.

        Heritage Federal has not historically originated commercial business loans, and reported a zero balance of such loans as of September 30, 1997.

        As shown in Exhibit I-11, Heritage Federal's overall loan origination volume remained relatively constant at $47.1 million in 1995 to $45.1 million for fiscal 1997. The table highlights the prevalence of 1-4 family residential lending, which averaged 86 percent of total originations over the three fiscal years shown in

RP Financial, LC.
Page 1.13



Exhibit I-11 (inclusive of home equity loans). Other loan originations remained only a minor portion of overall activity. Heritage Federal has not historically purchased loans, but began to purchase loans from a mortgage company in Greenville, South Carolina during fiscal 1997 in the amount of $3.0 million. Loans sold in the secondary market, primarily to FHLMC, have been minimal in recent years.


Asset Quality
-------------

        Exhibit I-12 displays Heritage Federal's NPAs (consisting of non-accrual loans, REO and restructured loans) from fiscal 1995 to 1997, and shows that the level of NPAs has increased from 0.70 to 0.84 percent of total assets. The Association had REO totaling $410,000 at September 30, 1997, consisting of three single family residences. At September 30, 1997, non-accrual loans consisted of residential, construction, commercial real estate and home equity loans on non-accrual status. As of the same date, the Association maintained valuation allowances of $874,000, equal to 0.45 percent of net loans receivable and 42.10 percent of NPAs. Heritage Federal had classified assets of $2,977,000 at September 30, 1997, were classified as loss, doubtful, substandard and special mention (see Exhibit I-13).


Funding Composition and Strategy
--------------------------------

        Exhibit I-14 provides data pertaining to Heritage Federal's deposit composition at fiscal year ends 1995 through 1997. Heritage Federal's deposits consist primarily of CD accounts, which totaled $200.2 million, or 92.9 percent of total deposits, and a base of core deposits (passbook accounts, NOW accounts MMDAs) which totaled $15.2 million, or 7.1 percent of total deposits. Passbook accounts were the largest component of core deposits and totaled $11.4 million, or 5.3 percent of total deposits, at September 30, 1997, followed by NOW accounts totaling $2.8 million, and money market deposits totaling $0.9 million. Going forward, the Association intends to try to increase the core deposit base to lower the overall cost of funds.

        CDs accounted for approximately 92.9 percent of Heritage Federal's deposit base at September 30, 1997, and approximately 74 percent of the CD portfolio was scheduled to mature in one year or less. Jumbo CDs, which tend to be more rate sensitive than lower balance CDs, accounted for $40.3 million, or
18.7 percent of deposits, at September 30, 1997. The level of jumbo CDs in the Association's CD portfolio is significant in that jumbo CDs tend to be more rate sensitive than smaller denomination CDs, increasing the Association's interest rate risk to a degree, and are also generally higher cost funds, thereby increasing the Association's overall cost of funds. On a certain portion of the jumbo CD portfolio, Heritage Federal follows a practice of negotiating the interest rates paid. While this practice allows the Association to maintain a deposit base with a relatively low number of deposit accounts, the overall funding costs and volatility of the deposit base are increased.

RP Financial, LC.
Page 1.14


        Heritage Federal has the ability to use advances from the FHLB of Atlanta to supplement the supply of deposit funds used for operations, and the Association utilized borrowings from the FHLB of Atlanta during fiscal years 1995 and 1996 to fund operations and replace certain deposit outflows. These advances, which averaged $7.8 million in balance outstanding during fiscal 1995 and $5.0 million in balance outstanding during fiscal 1996, were secured by the Association's stock in the FHLB and a portion of Heritage Federal's mortgage loans. As of September 30, 1997, the Association had no FHLB advances outstanding, while during fiscal 1997 Heritage Federal had an average of $3.1 million of such advances outstanding at an average rate of 7.33 percent. The advances were paid off during fiscal 1997 utilizing available liquid funds.


Subsidiary Operations
---------------------

        Under OTS regulations, the Association generally may invest up to 3% of assets in service corporations, provided that at least one-half of the investment in excess of 1% is used primarily for community, inner-city and community development projects. As of September 30, 1997, the Association did not have any subsidiary operations.


Legal Proceedings
-----------------

        Other than the routine legal proceedings that occur in the Association's ordinary course of business, the Association is not involved in litigation which is expected to have a material impact on the Association's financial condition or operations.

RP Financial, LC.
Page 2.1

                                II.  MARKET AREA
Introduction
------------

     Heritage Federal conducts operations out of a headquarters office in Laurens, Laurens County, South Carolina and three branch offices in the central and western region of South Carolina in the counties of Anderson (city of Belton), Greenwood (city of Ware Shoals), and Greenville (city of Simpsonville).
Exhibit I-1 details the locations of the Association's offices, while Exhibit II-1 details the general characteristics of the Association's offices. Laurens County is a rural county located to the east of the Greenville-Spartanburg-Anderson metropolitan statistical area ("MSA") and west of the Columbia, South Carolina MSA. Laurens County has an estimated 1997 population of 62,000, while the Greenville-Spartanburg-Anderson has an estimated population of 900,000 and the Columbia MSA has an estimated population of 500,000. While the more rural nature of Laurens County area has historically limited overall population levels, the completion of U.S. Interstate Routes I-26 and I-385 have provided access to the larger population and employment centers of Columbia and Greenville-Spartanburg-Anderson. Anderson and Greenville Counties, the location of two of the Association's branch offices, are contained in the Greenville-Spartanburg-Anderson MSA, providing access to the population base in this area. Greenwood County remains a mostly rural county also outside of any MSA, and similar to Laurens County, has a much smaller demographic and economic base.
The local areas surrounding the Association's offices represent the primary market area for deposit generation as most of the Association's depositors live in the areas surrounding the office locations. Heritage Federal's sources for loans includes the counties in which branch offices are located, and in addition the Columbia MSA, due to the large population in that MSA.

     South Carolina's employment base, historically led by the textile industry, has been diversified into a broad variety of employment sectors in recent years as the textile industry has declined. In Laurens and Greenwood Counties, the employment base is relatively broad-based in most economic sectors. The I-85 corridor between Atlanta, Georgia and Charlotte, North Carolina (Anderson and Greenville Counties), has been a particularly high growth area in terms of population and employment, as this strategic location along a major east coast transportation route, coupled with a "business friendly" government and low cost of living and labor has resulted in strong growth. These characteristics, along with aggressive marketing by the local and state governments have also resulted in an influx of industrial investment including such prominent companies as BMW Manufacturing Corp. and Hoechst Celanese Corporation. The Columbia MSA also has reported steady growth and a diversified economy in light of the location of the state capital in Columbia. The Association's market areas have in general reported relatively strong increases in population, households and income in recent years, with Anderson and Greenville Counties recording higher growth than the more rural Laurens and Greenwood Counties.

RP Financial, LC.
Page 2.2

     Competition from other financial institutions operating in the Association's market area includes a number of both large and small commercial banks and savings institutions. The Association maintains a market share of approximately 25 percent of overall financial institution deposits in the headquarters county of Laurens, and market shares of less than 5 percent in the remaining three counties. The other financial institutions are both locally-owned community-oriented and subsidiaries of larger regional and superregional institutions. The Association has experienced growth in deposits in recent years primarily due to a rate-competitive pricing strategy for deposits and growth in the overall market area. However, competition remains high in the marketplace.

     Future business and growth opportunities will be partially influenced by economic and demographic characteristics of the market served, particularly the future growth and stability of the regional economy, demographic growth trends, and the nature and intensity of the competitive environment for financial institutions. These factors have been briefly examined in the following pages to help determine the growth potential that exists, the relative economic health of the market area and the relative impact on value.

National Economic Factors
-------------------------

     Over the past year, national economic growth has been mixed. While the November 1996 unemployment rate climbed to 5.4 percent from 5.2 percent in October 1996, inflation concerns were heightened somewhat by an unexpectedly sharp $0.09 jump in average hourly earnings. However, most of the economic data released at the close of 1996, which included jobless claims rising to a five month high in November and a decline in November durable goods orders, suggested that the economy was sluggish and non-inflationary.

     While fourth quarter GDP growth came in at a stronger than expected 4.7 percent annual growth rate (subsequently revised to 3.9 percent), most of the economic data released during the beginning of the first quarter of 1997 indicated a continuation of moderate economic growth. Such measures as a 1.9 percent decline in December durable goods orders and a modest uptick in the January 1997 unemployment rate to 5.4 percent, versus 5.3 percent in December 1996, eased concerns that the economy was overheating. However, the increase in the unemployment rate was attributable to more people who entered the job force, and some markets have been experiencing labor shortages. In congressional testimony at the end of February 1997, the Federal Reserve Chairman indicated that he anticipated recent signs of lower job insecurity among workers would lead to upward pressure in wages, which could possibly trigger the Federal Reserve to boost interest rates. Signs of inflation became more notable during March and April, with most economic indicators posting month-to-month increases from January to February. Most notably, during February industrial production increased 0.5 percent, housing starts rose 12.2 percent and the sale of existing homes jumped 9.0 percent. Accelerating economic growth was

RP Financial, LC.
Page 2.3

further indicated by a decline in the March unemployment rate to 5.2 percent, versus 5.3 percent for February, and a higher than expected rise in the March "core" producer price index, which posted its largest increase in 18 months. The revised first quarter GDP growth rate, released in late May 1997, was an annual rate of 5.8 percent, far exceeding analysts' projections, and gave more evidence of the strong economy. The unemployment rate for April 1997 declined to 4.9 percent, also an indicator of a strong economy.

     More recent economic data released in June 1997 indicates a potential slowing of the economy, as retail sales have slowed to an estimated 2 percent annual growth rate in the second quarter, and business inventories have also increased, which added to the first quarter GDP growth figures. New home sales also dropped by 7.7 percent in April 1997, the sharpest decline in six months. Automobile sales for April and May 1997 have declined from year-earlier levels, and discounting and other sales efforts are becoming more common by automakers. Overall, GDP growth for the second quarter of 1997 is estimated at 2.0 to 2.5 percent, a significant drop from the first quarter 1997 results.

    Economic data released in August 1997 provided mixed signals of economic growth, as a decline in the July unemployment rate and an unexpectedly sharp decline in the U.S. trade deficit provided indications of a robust economy. At the same time, a modest increase in the July consumer price index and a decline in July wholesale prices suggested that inflation remained non-threatening. At the end of August, second quarter GDP was revised upward to a 3.6 percent annual growth rate compared to a 2.2 percent original estimate. In early-September, a slight increase in the August unemployment rate did little to alleviate inflation concerns, as the employment data indicated that the job market remained tight and wages continued to rise. Comparatively, only a slight increase in the August consumer price index provided stronger evidence that inflation remained tame in mid-September. September employment data served to further the rally in bond prices in early October 1997, as the September unemployment rate was unchanged at 4.9 percent and fewer jobs than expected were added to the economy during September. Congressional testimony by the Federal Reserve Chairman, in which he indicated that it would be difficult to maintain the current balance between tight labor markets and low inflation, caused stock and bond prices to skid in mid-October. Disappointing third quarter earnings in the technology sector sharpened the sell-off in the stock market, with the DJIA posting consecutive losses of more than 1.0 percent on October 16 and 17. Throughout the rest of October and November, the stock market reacted noticeably to declines in a number of foreign stock markets, particularly the Hong Kong market, experiencing declines of over 100 points in the DJIA on a number of occasions. Bond prices declined sharply as investors pulled stock market to reinvest in the Treasury market.

     Consistent with recent economic activity, interest rate trends have been varied as well over the past year. Interest rates continued to edge lower through November 1996, as the October economic data suggested that

RP Financial, LC.
Page 2.4

inflationary pressures were non-threatening. Bond prices declined slightly in early-December, as investors focused on weakness in the dollar and rising oil prices. Concern over Japanese investors slowing their buying of U.S. Treasury notes caused bond prices to slide in mid-December, despite economic data which continued to indicate mild inflation. Interest rates were somewhat trendless at the close of 1996, as the Federal Reserve elected not to change interest rates at its December meeting.

     With few inflationary signs, interest rates held steady at the beginning of 1997, which was followed by a mild easing in interest rates during the first half of February. Indications of slowing economic growth and the Federal Reserve's decision to leave rates unchanged at its early-February meeting spurred the downward trend in interest rates. However, interest rates edged higher in late-February, following renewed concerns by the Federal Reserve Chairman over the sharp rise in the stock market during the past two years. After stabilizing briefly, the strengthening economy and growing expectations of a rate increase by the Federal Reserve propelled interest rates higher in late-March 1997.

     Inflation concerns pushed interest rates higher during the first half of April 1997, which was followed by a slight decline in interest rates on rumors of a national budget accord. News of the budget agreement and favorable inflation data sustained the rally in bond prices through early-May. Interest rates stabilized in mid-May, as the Federal Reserve opted not to raise interest rates at its May meeting. The high level of consumer confidence indicated by the May reading caused the 30-year bond yield to edge above 7.0 percent in late-May. However, the increase was short-lived, as signs of slowing economic growth provided for a lower interest rate environment during June.

     The downward trend in interest rates became more pronounced during July 1997, following the Federal Reserve's decision to leave rates unchanged at its early-July meeting and the release of new economic data that indicated inflation was under control. Slower economic growth indicated by the second quarter GDP growth rate of 2.2 percent sustained the rally in bond prices at the end of July. However, in early-August, the stronger than expected job growth reflected in the July employment data and a falling U.S. dollar against the yen and mark caused bond prices to tumble. After recovering briefly on the favorable inflation data indicated by July wholesale and retail prices, bond prices declined in late-August on news of the narrower than expected June trade deficit. Bond prices rallied briefly at the end August and in early-September, due to technical pressures and economic data that showed manufacturing growth cooled in August. Bond prices eased in mid-September, reflecting investor fears that the August economic data would show a strengthening economy and higher prices. However, the August consumer price report ignited a bond market rally, with the yield on the 30-year bond posting its second largest decline in the 1990s on September 16, 1997.

RP Financial, LC.
Page 2.5

     Following the sharp increase, bond prices stabilized through the end of September as investors awaited the release of economic data for September and the outcome of the Federal Reserve's meeting at the end of September. Interest rates continued a variable trend in October 1997, as rates were affected by various news regarding inflation and economic indicators. The broad sell-offs in the stock markets during late October and November 1997 resulted in declines in interest rates to the lowest levels of the past two years, along with a flattening of the yield curve. As of late-November 1997, one- and thirty-year U.S. Government bonds were yielding approximately 5.6 percent and 6.1 percent, respectively. Exhibit II-2 provides historical interest rate trends from 1991 through November 28, 1997.

Market Area Demographics
------------------------

     Demographic growth trends in the four market area counties have been measured by changes in population, number of households and median household income and other data, with trends in those areas summarized by the data presented in Exhibit II-3, while additional data concerning sources of personal income and employment sectors is presented in Exhibit II-4. South Carolina, Greenville-Spartanburg-Anderson and U.S. data is provided for comparative purposes, and trends in this data provide some indication of future levels of business activities for financial institutions.

     As shown in Exhibit II-3, Heritage Federal operates in a four county market area with an estimated population of 635,000 as of 1997. Illustrating the rural nature of Laurens and Greenwood Counties, only 125,000 residents, or 20 percent of this four county market area population is located in Laurens and Greenwood Counties. As of 1997, all four market area counties are experiencing growth in population and households, although the more populated Anderson and Greenville Counties are recording growth above the state and national averages, while the more rural Laurens and Greenwood Counties are expanding at rates that approximate the statewide averages. These growth trends are projected to continue through the year 2002, and indicate a favorable environment for business expansion.

     Income levels in the primary market area generally approximate the statewide averages, with the exception of Greenville County, which reports higher income levels. Estimated per capita annual income and median household income for 1997 in Laurens, Greenwood and Anderson Counties were all below statewide averages, while Greenville County's per capita income was over 17 higher than the state average and median household income was over 10 percent higher. Income distribution levels are similar to per capita income figures, revealing Laurens, Greenwood and Anderson Counties have a higher proportion of lower income households (below $100,000 annually), reflecting the lower income nature of the area. Based on the positive population

RP Financial, LC.
Page 2.6

trends and comparable or higher income levels, growth opportunities in the primary market area counties can be expected, with growth achievable through overall increases in financial institution deposits.

Economy
-------
     The Association's deposit gathering activities and a substantial portion of the lending operations are conducted in the four county market area described above. Employment in these counties is generally diversified, containing employment in services, state and local government, wholesale and retail trade and manufacturing. On average, the four county market area has a higher proportion of employment in manufacturing than the state as a whole, 28 percent versus 19 percent, respectively, with Greenville County having the lowest proportion of manufacturing employment. As indicated previously, the I-85 corridor containing Anderson and Greenville Counties has developed a diversified employment base that is expanding relatively quickly. In Laurens County, the location of Heritage Federal's headquarters, manufacturing employment represents over 30 percent of the employment base. Major manufacturing industries include textiles, warehousing/distribution, machinery, fabricated metal products and rubber/plastic products. Table 2.1 below presents the major employers within Laurens County. As shown by this list of employers, the Association's headquarters market area county contains a relatively well diversified employment base.

                                   Table 2.1
                 Heritage Federal Savings and Loan Association
                         Major Employers-Laurens County

     Employer                                       Industry                       Employees
     --------                                       --------                       ---------
   Wal-Mart, Inc.                              Retailing - Distribution Center        1,500
   Torrington Co.                              Bearing Products                       1,315
   CMI Industries, Inc.                        Textiles                               1,091
   Asten, Inc.                                 Wet Felt Products                        240
   Teknor Apex Carolina Co.                    Rubber Hoses                             220
   B.F. Shaw, Inc.                             Fabricated Metal Products                347
   Alsimag Technical Ceramics, Inc.            Ceramic Products                         290
   Allibert Industries, Inc.                   Transportation Equipment/Plastics        300
   Dispoz-O-Plastics                           Plastic Products                         275
   Avery Dennison                              Printing/Publishing                      350
   Anderson Hardwood Floors                    Wood Products                            225
   Jostens', Inc.                              Apparel                                  350
   JPS Converters and Industrial Equipment     Textiles                                 282
   Flowers Baking Company                      Baking Products                          243

   Source:  Local Area Chamber of Commerce.

RP Financial, LC.
Page 2.7

     Table 2.2 displays unemployment data in the local market area as of August 1996 and August 1997. The unemployment rates have declined in all comparative areas over the most recent twelve month period, with the state of South Carolina improving to equal the national average over this time period. Within the Association's market area, all four market area counties recorded noticeable improvements in the employment rates, and all counties except for Greenwood County reported unemployment rates lower than state and national averages. This data reflects in part the overall strong economy within the market area and the attractiveness of the area to employers, and the trends are significant in light of the strong population gains recorded in the market area.

                                   Table 2.2
                 Heritage Federal Savings and Loan Association
                        Market Area Unemployment Trends

     Region                                       Aug. 1996   Aug. 1997
     ------                                       ---------   ---------
     United States                                   5.1%        4.8%
     South Carolina                                  6.2         4.8
     Laurens County                                  8.0         4.0
     Anderson County                                 5.0         3.1
     Greenwood County                                8.1         5.6
     Greenville County                               3.6         2.5

     Source:  U.S. Bureau of Labor Statistics.


Deposit Trends and Competition
------------------------------

     The market area (defined as the four county market area for deposits), is characterized by the presence of both locally-based and locally-owned financial institutions and larger, regional and superregional institutions. Major competitors include local commercial banks such as Palmetto Bank of Laurens, Bailey Financial Corporation of Clinton and County Bank of Greenwood, and larger regional and superregional banks such as Nationsbank Corp., First Union Corp. and Wachovia Corporation.

     Table 2.3 displays deposit market trends for the State of South Carolina and the primary market area from June 30, 1994 to June 30, 1996. Overall, financial institution deposits showed an increase statewide, with commercial banks showing growth while savings institutions lost deposits. This trend of moderate increases in overall deposits, similar to the rest of the nation, reflects in part disintermediation whereby banking customers have also placed available funds into other types of financial intermediaries such as mutual funds, investment firms, brokerage houses, and insurance companies. Deposit trends in all four market area counties exhibited similar trends as the state, with Greenville County recording relatively strong deposit growth overall and the other

                                   Table 2.3
                 Heritage Federal Savings and Loan Association
                                Deposit Summary


                                                                As of June 30,
                                      -------------------------------------------------------------------
                                                   1994                                1996
                                      --------------------------------   --------------------------------   Deposit
                                                    Market   Number of                  Market    No. of  Growth Rate
                                       Deposits     Share    Branches     Deposits      Share    Branches  1994-1996
                                      -----------   ------   ---------   -----------    ------   -------- -----------
                                                                (Dollars In Thousands)                        (%)
State of South Carolina               $28,444,287    100.0%    1,228     $30,859,861    100.0%    1,175       4.2%
    Commercial Banks/Savings Banks     22,295,708     78.4%    1,015      25,072,731     81.2%      973       6.0%
    Savings Institutions                6,148,579     21.6%      213       5,787,130     18.8%      202      (3.0)%

Laurens County                           $392,163    100.0%       16        $415,094    100.0%       16       2.9%
    Commercial Banks/Savings Banks        283,691     72.3%       14         297,705     71.7%       14       2.4%
    Savings Institutions                  108,472     27.7%        2         117,389     28.3%        2       4.0%
       Heritage Federal                    94,531     24.1%        1         102,655     24.7%        1       4.2%

Anderson County                        $1,295,082    100.0%       55      $1,383,593    100.0%       54       3.4%
    Commercial Banks/Savings Banks        791,610     61.1%       39         856,380     61.9%       37       4.0%
    Savings Institutions                  503,472     38.9%       16         527,213     38.1%       17       2.3%
       Heritage Federal                    55,537      4.3%        1          60,661      4.4%        1       4.5%

Greenwood County                         $607,534    100.0%       28        $641,682    100.0%       27       2.8%
    Commercial Banks/Savings Banks        363,152     59.8%       21         579,001     90.2%       24      26.3%
    Savings Institutions                  244,382     40.2%        7          62,681      9.8%        3     (49.4)%
       Heritage Federal                    21,930      3.6%        1          22,979      3.6%        1       2.4%

Greenville County                      $3,913,709    100.0%      145      $4,624,296    100.0%      140       8.7%
    Commercial Banks/Savings Banks      3,269,128     83.5%      121       4,015,971     86.8%      118      10.8%
    Savings Institutions                  644,581     16.5%       24         608,325     13.2%       22      (2.9)%
       Heritage Federal                    18,317      0.5%        1          22,845      0.5%        1      11.7%


 Source: FDIC; OTS.

RP Financial, LC.
Page 2.9



three market area counties reporting growth less than the state average.
Savings institutions lost deposits in Greenwood and Greenville Counties, due primarily to acquisitions, and reported growth in Laurens and Anderson Counties. Commercial banks hold a majority of financial institution deposits in all four counties, ranging from a 62 percent market share in Anderson County to over 90 percent of deposits in Greenwood County.

     Heritage Federal has recorded increases in deposits over the time period shown in Table 2.3 at a higher rate than the county average for all four market area counties, resulting in an increase in deposit market share since June 30, 1994. Data available subsequent to June 30, 1996 reveals a continued increase in deposit funds for the Association. This increase in deposits reveals success in raising additional retail deposit funds for business operations. The Association's market share is almost one-fourth of deposits in Laurens County, and less than five percent in the other three counties, indicating a potential for deposit market share increases.

Summary
-------

     The overall condition of the primary market area can be characterized as positive with a growing population and household base. The local economy is relatively diversified and is attractive to new businesses. In order to support the Association's desired level of business operations, lending activities have been pursued in a larger geographical area including the city of Columbia, South Carolina, the location of the state capital. Going forward, in view of the local demographic and economic trends and the numbers and types of competitors in the market area, the competition for deposits is expected to remain substantial, which will result in Heritage Federal having to pay competitive deposit rates to maintain local market share. The reinvestment of stock proceeds from the conversion may mitigate to some extent the potentially higher funding costs to attract deposits through anticipated loyalty of local shareholders and referrals from local shareholders.

RP Financial, LC.
Page 3.1
                           III.  PEER GROUP ANALYSIS

     This chapter presents an analysis of Heritage Federal's operations versus a group of comparable public companies (the "Peer Group") selected from the universe of all publicly-traded savings institutions. The primary basis of the pro forma market valuation of the Association is provided by these public companies. Factors affecting Heritage Federal's pro forma market value such as financial condition, credit risk, interest rate risk, and recent operating results can be readily assessed in relation to the Peer Group. Current market pricing of the Peer Group, subject to appropriate adjustments to account for differences between the Heritage Federal and the Peer Group, will then be used as a basis for the valuation of the Association's to-be-issued common stock.

Selection of Peer Group
-----------------------

     We consider the appropriate Peer Group to be comprised of only those publicly-traded savings institutions whose common stock is either listed on a national exchange or is NASDAQ listed, since the market for companies trading in this fashion is regular and reported. We believe non-listed institutions are inappropriate since the trading activity for thinly-traded stocks is typically highly irregular in terms of frequency and price and may not be a reliable indicator of market value. We have excluded from the Peer Group all publicly-traded subsidiary institutions of mutual holding companies, because their pricing ratios are distorted by the minority issuance of their shares. We have also excluded from the Peer Group those companies under acquisition and/or companies whose market prices appear to be distorted by speculative factors or unusual operating conditions. The universe of all publicly-traded institutions is included as Exhibit III-1. Pricing characteristics of all thrift institutions are included as Exhibit IV-1 (institutions excluded from the calculation of averages are denoted with a footnote (8)).

     Under ideal circumstances, the Peer Group would be comprised of a minimum of ten publicly-traded South Carolina thrifts with capital, earnings, asset sizes, balance sheet composition, risk profiles, operating strategies and market areas comparable to the Association. Since 10 such institutions do not exist, it was necessary to expand the search beyond state boundaries and with search criteria for similarly sized, well capitalized institutions located in other Southeastern states. Thus, in the selection process we applied the two primary "screens" to the universe of all public companies as follows:

     o    Screen #1.  South Carolina institutions with assets less than $500
          ------------------------------------------------------------------
          million and market values less than $100 million.  One company, South
          -------------------------------------------------
          Carolina Community Bancshares, Inc. (SCCB) met the criteria for this screen and was included in the Peer Group (see Exhibit III-2). The remaining South Carolina institutions were excluded due to the companies being under acquisition, being in MHC form or asset or market value considerations.

RP Financial, LC.
Page 3.2

     o    Screen #2.  Institutions operating in the Southeastern U.S. with
          ----------------------------------------------------------------
          market values less than $100 million, equity/assets between 12 and 30
          ---------------------------------------------------------------------
          percent, assets greater than $75 million, and ROA's greater than 65
          -------------------------------------------------------------------
          basis points.  Ten companies met the criteria for this screen and all
          -------------
          ten were included in the Peer Group (see Exhibit III-3).

     Table 3.1 lists key characteristics of the Peer Group companies. In general, the Peer Group is comprised of relatively seasoned publicly-traded institutions operating in South Carolina or other Southeastern U.S. state with a moderately lower average asset size. While the Peer Group is not exactly comparable to the Association, we believe that it provides a reasonable representation of publicly-traded thrifts with operations comparable to those of the Association and thus forms a sound basis for valuation. A summary description of the key characteristics of each of the Peer Group companies selected is detailed below.

o TECHE HOLDING COMPANY OF LA. Teche Holding Company, the largest member of the Peer Group with over $400 million in assets, is traded on the AMEX and was selected due to its meeting the selection criteria described above. Teche Holding operates with a relatively high percentage of assets in loans receivable and utilizes borrowings to fund operations. Teche Holding also reported net income below the Peer Group averages, and also reported relatively low levels of non-performing assets along with comparatively high reserve coverage ratios.

o FIRST SB, SSB OF MOORE COUNTY OF NC. First SB is a $295 million institution operating 5 offices in central North Carolina. First SB converted to stock form in January 1994, and is a well-seasoned public company. First SB reported relatively high investment in cash and investments and a loan portfolio dominated by 1-4 family loans. First SB reported a high equity/assets ratio and the highest income of the Peer Group, which was supported by low operating expenses.

o COMMUNITY FEDERAL BANCORP OF MS. Community Federal, a $216 million thrift, operates from a single office in northern Mississippi. Community Federal, in addition to satisfying the selection criteria, reported relatively high investment in cash and investments and MBS, along with a loan portfolio with some diversification. Community Federal reported a relatively high equity/assets ratio and income which was supported by low operating expenses. Reserve coverage ratios were lower than the Peer Group averages.

o COMMUNITY FINANCIAL CORP. OF VA. Community Financial operates in a rural section of western Virginia from three offices. Maintaining an asset base of $175 million, Community Financial is also a seasoned institution that converted in 1988. Community Financial reported the highest proportion of assets invested into loans receivable, with diversification into commercial real estate and non-mortgage lending, resulting in a comparatively high risk-weighted assets-to-assets ratio. Community Financial also reported relatively strong reserve coverage ratios.

o TEXARKANA FIRST FINANCIAL CORP. OF AR. Texarkana First, traded on the AMEX, is a $171 million thrift operating 5 offices in Arkansas. Similar to Community Financial, Texarkana First reported loan diversification into commercial real estate and non-mortgage lending, which resulted in one of the highest risk-weighted assets-to-assets ratio of the Peer Group. Texarkana's profitability was supported by a strong net interest margin and operating expenses lower than the Peer Group average. Texarkana also reported a the second largest portfolio of loans serviced for others of the Peer Group members.

 RP FINANCIAL, LC.
 -----------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700


                                                       Table 3.1
                                         Peer Group of Publicly-Traded Thrifts
                                                  December 5, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  -------
                                                                                                               ($)    ($Mil)


 TSH    Teche Holding Company of LA         AMEX   Southern LA        Thrift     406 J      9   09-30   04/95  21.88     75
 SOPN   First SB, SSB, Moore Co. of NC      OTC    Central NC         Thrift     295        5   06-30   01/94  24.37     90
 CFTP   Community Fed. Bancorp of MS        OTC    Northeast MS       Thrift     216        1   09-30   03/96  17.12     79
 CFFC   Community Fin. Corp. of VA          OTC    Central VA         Thrift     175 J      3   03-31   03/88  24.75     32
 FTF    Texarkana Fst. Fin. Corp of AR      AMEX   Southwest AR       Thrift     171 J      5   09-30   07/95  24.75     44
 BFSB   Bedford Bancshares of VA            OTC    Southern VA        Thrift     139        3   09-30   08/94  28.25     32
 FFBS   FFBS Bancorp of Columbus MS         OTC    Columbus MS        Thrift     135        3   06-30   07/93  22.50     35
 KSAV   KS Bancorp of Kenly NC              OTC    Central NC         Thrift     110        3   12-31   12/93  22.50     20
 TWIN   Twin City Bancorp of TN             OTC    Northeast TN       Thrift     107        3   12-31   01/95  13.62     17
 SSM    Stone Street Bancorp of NC          AMEX   Central NC         Thrift     105        2   12-31   04/96  20.25     38
 SCCB   S. Carolina Comm. Bnshrs of SC      OTC    Central SC         Thrift      46        1   06-30   07/94  23.00     16


     NOTES: (1) Or most recent date available (M=March, S=September, D=December,
                J=June, E=Estimated, and P=Pro Forma)

            (2) Operating strategies are: Thrift=Traditional Thrift,
                M.B.=Mortgage Banker, R.E.=Real Estate Developer,
                Div.=Diversified, and Ret.=Retail Banking.

            (3) FDIC savings bank institution.

     Source: Corporate offering circulars, data derived from information published in SNL Securities Quarterly Thrift Report, and financial reports of publicly-traded thrifts.

     Date of Last Update: 12/05/97

RP Financial, LC.
Page 3.4

o BEDFORD BANCSHARES OF VA Bedford Bancshares is the second Virginia institution included in the Peer Group, and operates three offices in southwestern Virginia in a rural area. Bedford Bancshares reported a high investment in loans receivable, no investment in MBS, and one of the highest use of borrowed funds of all Peer Group members. Bedford Bancshares profitability was affected by an operating expense ratio that exceeded the Peer Group average.

o FFBS BANCORP OF COLUMBUS, MS. FFBS is the second Mississippi institution included in the Peer Group, and operates three offices in Mississippi.
     FFBS reported investment in cash and investments, MBS and loans receivable, with relatively strong profitability supported by low operating expenses and other operating income. FFBS's loan portfolio showed diversification into commercial real estate and commercial business loans, and asset quality figures were less favorable than the Peer Group averages in terms of non-performing assets as a percent of assets. Reserves as a percent of non-performing assets were also low in comparison to Peer Group averages.

o KS BANCORP OF KENLY, NC. KS Bancorp is a $110 million asset company operating out of three offices in North Carolina. KS Bancorp maintained a majority of earning assets in loans receivable, and little in terms of loan portfolio diversification away from 1-4 family lending. KS Bancorp reported income that approximated Peer Group averages, with the net interest margin and operating expenses very similar to the Peer Group as a whole.

o TWIN CITY BANCORP OF TN. Twin City has $107 million in assets and operates out of three offices in northeastern Tennessee. Twin City converted in 1995 and thus is well seasoned in the marketplace. Twin City reported investment in cash and investments, MBS and loans receivable, with profitability negatively affected by the highest level of operating expenses of all Peer Group members. Income was supported by the largest loans serviced for others portfolio, which resulted in other operating income above Peer Group averages. Twin City's loan portfolio revealed the highest diversification of all Peer Group members, primarily into commercial business lending. Asset quality figures were more favorable that Peer Group averages in terms of non-performing assets to total assets.

o STONE STREET BANCORP OF NC. Stone Street represents the most recently converted company in the Peer Group, having converted in April of 1996. Stone Street has $105 million in assets and operates out of two offices in central North Carolina. Stone Street operates with the highest capital position (due to the recent conversion) and a loan portfolio concentrated in residential lending. Income was supported by a strong net interest margin, although Stone Street reported relatively low levels of non-interest income from the non-diversified operations. Asset quality figures were more favorable than the Peer Group averages.

o SOUTH CAROLINA COMMUNITY BANCSHARES OF SC. South Carolina Bancshares, the only South Carolina company in the Peer Group, is the smallest Peer Group company, maintaining $46 million in assets and operating from a single office in Winnsboro, South Carolina within approximately 45 miles of Laurens in central South Carolina. South Carolina Community is a seasoned thrift, having converted in 1994. South Carolina Community reported a relatively high level of capital comparison to other Peer Group members, a relatively strong net interest margin and a high level of operating expenses in comparison to the Peer Group averages. Similar to Heritage Federal, South Carolina Community reported a high proportion of 1-4 family loans in portfolio and a low risk-weighted assets ratio. Asset quality and reserve coverage ratios were also similar to the Association.

     In aggregate, the Peer Group companies have an average capital ratio that is higher than the industry average (18.68 percent of assets versus 13.05 percent for the all SAIF average), and higher core profitability (1.31 percent versus 0.88 percent for all SAIF-insured publicly-traded institutions). The Peer Group's much

RP Financial, LC.
Page 3.5

higher capital ratio combined with higher earnings results in a lower core ROE of 7.07 percent versus 7.81 percent for the all SAIF average. In terms of pricing, the Peer Group on average trades at a lower price/book ("P/B") multiple and a similar price/earnings ("P/E") multiple relative to the industry (see the following table).

                                                      As of November 28, 1997
                                                     ------------------------
                                                        Peer       All SAIF
                                                        Group       Insured
                                                     -----------  -----------
          Equity-to-Assets                                18.68%        13.05%
          Return on Assets ("ROA")-Core                    1.31%         0.88%
          Return on Equity ("ROE")-Core                    7.07%         7.81%
          Market Capitalization ($Mil)                  $ 43.60       $175.34

          Price-to-Tangible Book Ratio ("P/TB")          140.58%       161.26%
          Price-to-Earnings Multiple ("P/E")-Core        19.75x        19.93x
          Price-to-Assets Ratio ("P/A")                   25.92%        19.07%
          Source:  Chapter IV tables.

     The following sections present a comparison of the Association's financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the Peer Group. The conclusions drawn from the comparative analysis are then factored into the valuation analysis discussed in the final chapter.

Financial Condition
-------------------

     Table 3.2 shows comparative balance sheet measures for the Association and the Peer Group, reflecting the expected similarities and some differences given the selection procedures outlined above. Information for Heritage Federal is as of September 30, 1997, and as of the latest available (September 30 or June
30) for the Peer Group. The Association's pre-conversion net worth of 11.8 percent was below the Peer Group's average net worth ratio of 18.7 percent, although the Association's capital level can be expected to exceed the Peer Group average on a pro forma basis. The increase in the Association's capital on a pro forma basis can also be expected to reduce its ROE. Neither the Association or the Peer Group had a balance of goodwill. The Association and all of the Peer Group companies were in compliance with all fully phased-in regulatory capital requirements and were considered to be well-capitalized by FDICIA standards.

     In terms of asset composition, the Association's ratio of loans to assets was only slightly higher than the Peer Group's ratio (78.3 percent of assets versus 77.8 percent for the Peer Group), while the Peer Group recorded a higher level of MBS (4.2 percent versus 2.7 percent for the Association). The Association maintains a similar balance of cash and investments as part of its operating strategy, and the portfolio totaled 16.6 percent of total

     RP FINANCIAL, LC.
     ------------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700


                                   Table 3.2
                  Balance Sheet Composition and Growth Rates
                        Comparable Institution Analysis
                           As of September 30, 1997


                                                                     Balance Sheet as a Percent of Assets
                                         ----------------------------------------------------------------------------------------
                                          Cash and                          Borrowed  Subd.    Net    Goodwill Tng Net    MEMO:
                                         Investments  Loans   MBS  Deposits   Funds   Debt    Worth   & Intang  Worth  Pref.Stock
                                         ----------- ------ ------ -------- -------- ------- -------- -------- ------- ----------
Heritage FS&LA of Laurens SC
----------------------------
  September 30, 1997                           16.6   78.3    2.7     87.0      0.0     0.0     11.8      0.0    11.8       0.0

SAIF-Insured Thrifts                           17.4   68.3   11.1     70.0     15.3     0.2     12.8      0.2    12.6       0.0
State of SC                                    13.3   80.8    3.4     69.2     12.7     0.0     16.5      0.0    16.5       0.0
Comparable Group Average                       15.6   77.8    4.2     72.8      7.1     0.0     18.7      0.0    18.7       0.0
  South-East Companies                         15.6   77.8    4.2     72.8      7.1     0.0     18.7      0.0    18.7       0.0


Comparable Group
----------------

South-East Companies
--------------------
BFSB  Bedford Bancshares of VA                 14.5   83.4    0.0     74.4     10.8     0.0     14.1      0.0    14.1       0.0
CFTP  Community Fed. Bancorp of MS             27.7   59.0   10.9     62.0      8.5     0.0     26.7      0.0    26.7       0.0
CFFC  Community Fin. Corp. of VA(1)             9.0   88.2    0.0     66.8     18.2     0.0     13.7      0.0    13.7       0.0
FFBS  FFBS Bancorp of Columbus MS              19.8   70.6    7.4     78.4      3.4     0.0     16.7      0.0    16.7       0.0
SOPN  First SB, SSB, Moore Co. of NC           30.0   66.5    2.2     69.9      6.1     0.0     23.0      0.0    23.0       0.0
KSAV  KS Bancorp of Kenly NC                   11.8   84.3    1.2     78.6      7.3     0.0     13.2      0.0    13.2       0.0
SCCB  S. Carolina Comm. Bnshrs of SC           18.6   78.8    0.1     72.5      0.0     0.0     26.6      0.0    26.6       0.0
SSM   Stone Street Bancorp of NC                9.9   85.5    2.4     63.7      4.8     0.0     29.6      0.0    29.6       0.0
TSH   Teche Holding Company of LA(1)            6.0   84.1    7.7     68.6     17.3     0.0     13.1      0.0    13.1       0.0
FTF   Texarkana Fst. Fin. Corp of AR(1)        11.7   84.1    1.8     81.8      0.9     0.0     15.7      0.0    15.7       0.0
TWIN  Twin City Bancorp of TN                  13.0   70.9   12.4     83.8      0.9     0.0     12.9      0.0    12.9       0.0




                                                  Balance Sheet Annual Growth Rates                          Regulatory Capital
                                         -------------------------------------------------------------    -------------------------
                                                 Cash and   Loans           Borrows.   Net    Tng Net
                                         Assets Investments & MBS  Deposits &Subdebt  Worth    Worth     Tangible   Core   Reg.Cap.
                                         ------ ----------- ------ -------- -------- -------- -------    -------- -------- --------
Heritage FS&LA of Laurens SC
----------------------------
  September 30, 1997                        1.16    (8.82)    5.88      2.71     0.00    9.33    9.33        11.30  11.30    23.30

SAIF-Insured Thrifts                       11.00     4.74    12.85      7.76    15.24    3.01    2.42        11.02  11.07    22.62
State of SC                                18.05    (7.11)   12.76      6.22    20.24    8.48    8.48        13.55  13.55    25.75
Comparable Group Average                    7.03    (4.26)    9.94      7.29    15.32   (3.74)  (3.74)       15.63  17.29    32.11
  South-East Companies                      7.03    (4.26)    9.94      7.29    15.32   (3.74)  (3.74)       15.63  17.29    32.11


Comparable Group
----------------

South-East Companies
--------------------
BFSB  Bedford Bancshares of VA              9.28    31.14     6.63      8.63    25.00    7.65    7.65        12.40  12.40    22.83
CFTP  Community Fed. Bancorp of MS          5.85    (0.76)    6.83      1.66       NM  (14.06) (14.06)       24.09  24.09    57.37
CFFC  Community Fin. Corp. of VA(1)        10.44    29.00     9.33      6.58    28.00    7.86    7.86        11.34  11.34    17.23
FFBS  FFBS Bancorp of Columbus MS           7.34   (25.27)   20.30      6.52       NM   (8.47)  (8.47)       14.04  14.04    26.11
SOPN  First SB, SSB, Moore Co. of NC       12.20    18.48     9.50      7.30       NM    1.40    1.40           NM  22.92    50.87
KSAV  KS Bancorp of Kenly NC               14.34     0.18    16.80     12.11   100.00    5.35    5.40           NM     NM    12.99
SCCB  S. Carolina Comm. Bnshrs of SC        5.52    (2.37)    7.82      9.13       NM   (2.10)  (2.10)       23.70  23.70    49.80
SSM   Stone Street Bancorp of NC           (1.50)  (50.79)   10.38     (0.14)      NM  (17.13) (17.13)          NM  25.00    45.54
TSH   Teche Holding Company of LA(1)        9.58   (22.13)   12.20     14.88     4.35   (6.31)  (6.31)       11.60  11.60    21.93
FTF   Texarkana Fst. Fin. Corp of AR        4.45   (27.89)   10.74      8.93       NM  (18.57) (18.57)       15.69  15.69    26.24
TWIN  Twin City Bancorp of TN              (0.13)    3.50    (1.20)     4.57   (80.77)   3.20    3.20        12.14  12.14    22.32


(1) Financial information is for the quarter ending June 30, 1997.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.7

assets. In contrast, the Peer Group maintained a ratio of cash and investments of 15.6 percent of assets. Following the conversion, the Association's level of cash and investments is expected to initially increase, pending the Association's deployment of the proceeds into loans. Overall, the Association's IEA totaled 97.6 percent of assets which was identical to the Peer Group's ratio.

     While the Association utilized deposits as the primary source to fund operations, the Peer Group relied on both deposits and borrowings as funding sources, as reflected in the current deposits to assets ratios of 87.0 percent and 72.8 percent, respectively, and borrowings to assets ratios of 0.0 percent and 7.1 percent, respectively. Total interest-bearing liabilities ("IBL") maintained by the Association and the Peer Group equaled 87.0 percent and 79.9 percent, respectively, with the Peer Group's lower ratio attributable to its higher capital ratio. On a pro forma basis, the Association's IBL ratio is expected to decline as a result of the Association's enhanced capital base and potential deposit withdrawals to fund stock purchases.

     The growth rate section of Table 3.2 shows growth rates for key balance sheet items. The growth rates for the Association are for the year ended September 30, 1997 while growth rates for the Peer Group are for the latest trailing twelve months available. The Association reported a slight increase in assets since September 30, 1996, while the Peer Group reported asset growth equal to 7.0 percent. Changes in the Association's balance sheet occurred in the area of loans receivable and MBS (an increase of 5.9 percent), offset by a decrease in cash and investments of 8.8 percent. The Peer Group also funded increases in loans and MBS through available cash and investments. The Association's slight asset growth was supported by growth in deposits and equity. The Peer Group funded asset growth through a combination of deposits and borrowings. Heritage Federal's profitable operations resulted in growth in the capital account equal to 9.3 percent, while various capital management strategies employed by Peer Group members (such as stock repurchases and dividends), resulted in a decline in the Peer Group's capital of 3.7 percent on average.

Income and Expense Components
-----------------------------

     For the twelve months ended September 30, 1997, the Association's net income amounted to 0.80 percent of average assets, below the 1.25 percent average return posted by the Peer Group (see Table 3.3). Net interest income was the primary component of the Association's and the Peer Group's earnings, however Heritage Federal's net interest margin was substantially below the Peer Group average (2.27 and 3.85 percent of average assets, respectively). Heritage Federal reported a lower level of interest income and a higher level of interest expense, with the greatest difference reported in interest expense. The Association's higher interest expense results from both a higher ratio of interest-bearing liabilities to assets than the Peer Group, and from an unfavorable yield/cost spread. As shown in the "yields, costs, and spreads" section of Table 3.3, the Association

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                   Table 3.3
       Income as a Percent of Average Assets and Yields, Costs, Spreads
                        Comparable Institution Analysis
                For the Twelve Months Ended September 30, 1997



                                                             Net Interest Income                   Other Income
                                                        -----------------------------           --------------------
                                                                               Loss     NII                            Total
                                                  Net                         Provis.  After    Loan   R.E.   Other    Other
                                                Income  Income Expense   NII  on IEA   Provis.  Fees   Oper.  Income  Income
                                                ------  ------ ------- ------ ------- -------   ----  -----   ------  ------
Heritage FS&LA of Laurens SC
----------------------------
  September 30, 1997                              0.80    7.28    5.01   2.27   0.14    2.13    0.00   0.00    0.09     0.09

SAIF-Insured Thrifts                              0.89    7.42    4.13   3.29   0.13    3.16    0.12   0.01    0.30     0.43
State of SC                                       1.16    7.45    3.83   3.62   0.09    3.52    0.11   0.01    0.39     0.50
Comparable Group Average                          1.25    7.68    3.84   3.85   0.07    3.78    0.09   0.01    0.24     0.33
  South-East Companies                            1.25    7.68    3.84   3.85   0.07    3.78    0.09   0.01    0.24     0.33


Comparable Group
----------------

South-East Companies
--------------------
BFSB  Bedford Bancshares of VA                    1.20    7.75    3.90   3.86   0.08    3.78    0.22   0.00    0.23     0.46
CFTP  Community Fed. Bancorp of MS                1.46    6.95    3.37   3.58   0.01    3.57    0.11   0.00    0.07     0.18
CFFC  Community Fin. Corp. of VA(1)               1.01    7.84    4.00   3.84   0.10    3.73    0.01   0.00    0.34     0.35
FFBS  FFBS Bancorp of Columbus MS                 1.41    7.47    3.83   3.64   0.00    3.64    0.10   0.00    0.40     0.50
SOPN  First SB, SSB, Moore Co. of NC              1.75    7.50    3.69   3.81   0.00    3.81    0.00   0.00    0.16     0.16
KSAV  KS Bancorp of Kenly NC                      1.21    8.21    4.36   3.85   0.02    3.83    0.00   0.05    0.14     0.19
SCCB  S. Carolina Comm. Bnshrs of SC              1.15    7.78    3.63   4.15   0.00    4.15    0.00   0.00    0.23     0.23
SSM   Stone Street Bancorp of NC                  1.55    7.87    3.23   4.64   0.06    4.58    0.02   0.00    0.13     0.15
TSH   Teche Holding Company of LA(1)              0.69    7.54    4.19   3.35   0.07    3.29    0.00   0.01    0.58     0.59
FTF   Texarkana Fst. Fin. Corp of AR(1)           1.41    7.91    4.08   3.83   0.00    3.83    0.18   0.01    0.24     0.44
TWIN  Twin City Bancorp of TN                     0.85    7.72    3.95   3.77   0.40    3.37    0.31   0.03    0.09     0.43



                                              G&A/Other Exp.    Non-Op. Items     Yields, Costs, and Spreads
                                            ----------------   --------------     -------------------------
                                                                                                                  MEMO:     MEMO:
                                               G&A  Goodwill      Net  Extrao.        Yield     Cost  Yld-Cost  Assets/  Effective
                                             Expense  Amort.     Gains  Items      On Assets Of Funds Spread    FTE Emp. Tax Rate
                                             ------- -------   ------- -------     --------- -------- ------ ----------  --------
Heritage FS&LA of Laurens SC
----------------------------
  September 30, 1997                           1.04    0.00       0.07   0.00        7.47      5.71     1.76     6,689      35.92

SAIF-Insured Thrifts                           2.20    0.02       0.01   0.00        7.58      4.77     2.81     4,223      37.04
State of SC                                    2.24    0.00       0.07   0.00        7.65      4.84     2.81     3,832      37.36
Comparable Group Average                       2.03    0.00      (0.10)  0.00        7.87      4.89     2.98     4,459      37.19
  South-East Companies                         2.03    0.00      (0.10)  0.00        7.87      4.89     2.98     4,459      37.19


Comparable Group
----------------

South-East Companies
--------------------
BFSB  Bedford Bancshares of VA                 2.32    0.00       0.01   0.00        7.92      4.59     3.33     3,762      37.97
CFTP  Community Fed. Bancorp of MS             1.47    0.00       0.01   0.00        7.06      5.04     2.02     6,544      36.26
CFFC  Community Fin. Corp. of VA(1)            2.05    0.00      (0.41)  0.00        8.08      4.70     3.38     3,654      37.48
FFBS  FFBS Bancorp of Columbus MS              1.91    0.00       0.00   0.00        7.63      4.79     2.84     4,217      36.58
SOPN  First SB, SSB, Moore Co. of NC           1.24    0.00       0.00   0.00        7.61      4.93     2.68     6,868      35.85
KSAV  KS Bancorp of Kenly NC                   2.00    0.01       0.02   0.00        8.44      5.10     3.34     3,546      40.17
SCCB  S. Carolina Comm. Bnshrs of SC           2.51    0.00       0.00   0.00        7.99      5.01     2.98     5,069      38.34
SSM   Stone Street Bancorp of NC               2.24    0.00       0.00   0.00        8.03      5.04     2.99     5,821      37.80
TSH   Teche Holding Company of LA(1)           2.45    0.00      (0.40)  0.00        7.69      4.91     2.78     2,655      33.09
FTF   Texarkana Fst. Fin. Corp of AR(1)        1.56    0.00      (0.50)  0.00        8.10      4.99     3.10     4,896      36.33
TWIN  Twin City Bancorp of TN                  2.62    0.00       0.21   0.00        7.99      4.63     3.36     2,018      39.23


(1) Financial information is for the quarter ending June 30, 1997.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.9

has a much higher cost of funds in comparison to the Peer Group and the industry as a whole (5.71 percent versus 4.89 percent for the Peer Group and 4.77 for all SAIF-insured thrifts), resulting from the Association's high proportion of CDs held in portfolio and the relatively high balance of jumbo and other high balance CDs that generally carry negotiated rates of interest. The Peer Group's interest income was supported by the greater loan portfolio diversification (as described later in this section) into higher yielding commercial real estate, construction and non-mortgage loans. The reinvestment of the net conversion proceeds may serve to initially dilute the Association's asset yields due to current market rates on short- to intermediate-term investment securities but the net interest margin should increase with an increase in the IEA/IBL ratio.

     In another key area of core earnings strength, and offsetting in part the disadvantage in the net interest margin, the Association operates with a lower operating expense ratio than the Peer Group (1.04 percent versus 2.03 percent of assets for the Peer Group), which is attributable to its relatively non-diversified operations and efficient use of personnel in operations, including maintaining a deposit base exceeding $200 with only four office locations.
These features have kept the Association's staffing requirements and compensation expenses in check, as evidenced by the Association's higher assets per employee ratio relative to the Peer Group average ($6.689 million and $4.459 million, respectively). Going forward, Heritage Federal's operating expenses will be subject to increase related to operations as a publicly-held company, stock plan expenses and the expected growth in operations.

     Non-interest operating income made a lower contribution to the Association's earnings than the Peer Group's earnings, offsetting some of the advantage in the operating expense area. For the trailing twelve months ended September 30, 1997, the Association recorded non-interest operating income of
0.09 percent of average assets versus a level of 0.33 percent recorded by the Peer Group. Going forward, the Association anticipates that non-interest operating income will continue to contribute similar levels to overall revenues.

     When viewed together, net interest income, other operating income and operating expenses provide insight into an institution's earnings strength, since those sources of income and expense are typically the most prominent components of earnings and are generally more predictable than losses and gains realized from the sale of assets or other non-recurring activities. In this regard, the Association's efficiency ratio of 45.2 percent compares favorably to the Peer Group's ratio of 48.6 percent. Both ratios are lower than the industry average of 59.7 percent.

     During the most recent fiscal year, Heritage Federal recorded non-operating income of 0.07 percent of average assets, while the Peer Group as a whole recorded net non-operating expense of 0.10 percent of average assets, although most of the Peer Group's non-operating expense was due to three thrifts who are currently reporting June 30, 1997 financial information; thus the trailing twelve months income figures continue to reflect

RP Financial, LC.
Page 3.10

the SAIF assessment charged to income during the quarter ended September 30, 1996. Excluding these three Peer Group members, Heritage Federal and the Peer Group's net non-operating income or expense was similar. The Association recorded non-operating income in the form of gains on the sale of loans and securities and income from the resolution of REO. Heritage Federal reported higher levels of loan loss provisions than the Peer Group at 0.14 and 0.07 percent of average assets, respectively.

Loan Composition
----------------

     Table 3.4 presents data related to the loan composition of the Association and the Peer Group. The greater emphasis on residential lending for the Association in comparison to the Peer Group was evident, with 1-4 family permanent mortgage loans and MBS accounting for 96.74 percent and 80.63 percent of the Association's and the Peer Group's total loan and MBS portfolios, respectively. Similar to the Association, the Peer Group maintains only a moderate level of loans serviced for others, representing an additional source of income.

     The Peer Group's loan portfolio exhibited greater diversification into higher risk weight loans than the Association's loan portfolio. Construction and commercial real estate lending are the Association's primary methods of lending diversification, and such loans comprised 3.9 and 2.5 percent of the total loan and MBS portfolio at September 30, 1997. The Peer Group achieved their loan portfolio diversification through all other lending categories, totaling 20.92 percent of total loans and MBS, while Heritage Federal's combined level of these loan categories totaled only 7.09 percent. The Association reported a lower risk-weighted assets ratio than the Peer Group at
49.55 and 54.54 percent, respectively.

Credit Risk
-----------

     While Heritage Federal's credit risk exposure appears to be lower than the Peer Group's exposure based on the Association's lower level of risk-weighted assets and higher proportion of 1-4 family loans held in portfolio, the Association's higher level of NPAs and lower reserve coverage ratios indicate a higher level of credit risk. As shown in Table 3.5, as of September 30, 1997, the Association recorded NPAs of 0.84 percent of assets, higher than the Peer Group average of 0.45 percent, and maintained a similar ratio of non-performing loans ("NPLs") to loans of 0.48 percent versus 0.49 percent for the Peer Group. Most of the Association's and Peer Group's NPAs consist of non-accruing loans, although Heritage Federal reported a higher level of real estate owned. The Association maintained a lower level of loss reserves as a percent of loans receivable (0.45 percent versus 0.58 percent for the Peer Group), and a lower ratio of reserves as a percent of total NPAs.

     RP FINANCIAL, LC.
     ------------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                                   Table 3.4
              Loan Portfolio Composition and Related Information
                        Comparable Institution Analysis
                           As of September 30, 1997



                                            Portfolio Composition as a Percent of MBS and Loans
                                          ----------------------------------------------------------
                                                     1-4     Constr.   5+Unit    Commerc.             RWA/     Serviced    Servicing
Institution                                 MBS     Family    & Land    Comm RE   Business  Consumer  Assets   For Others   Assets
-----------                               ------    ------    ------    ------    ------    --------  ------   ----------  ---------

                                           (%)       (%)       (%)       (%)       (%)        (%)      (%)        ($000)   ($000)
Heritage FS&LA of Laurens SC                3.44     93.30      3.85      2.50      0.00      0.74     49.55       5,402        0

SAIF-Insured Thrifts                       14.95     62.12      5.31     11.80      6.30      1.67     52.95     401,107    3,385
State of SC                                 4.22     72.64      7.90     10.68      4.93      2.67     58.44      96,822      214
Comparable Group Average                    4.09     76.54      5.48      7.75      6.04      1.65     59.05       8,728       56


Comparable Group
----------------

BFSB  Bedford Bancshares of VA              0.44     74.18     12.64      5.45      7.65      2.82     56.55       2,903        0
CFTP  Community Fed. Bancorp of MS         11.69     76.07      2.63      5.35      3.15      2.43     42.46       1,519        0
CFFC  Community Fin. Corp. of VA(1)         0.00     63.50      3.72     26.84      5.34      1.64     71.58       9,947        7
FFBS  FFBS Bancorp of Columbus MS           2.74     69.36      5.75     10.36      9.88      1.95     54.02         354        0
SOPN  First SB, SSB, Moore Co. of NC        1.45     88.27      1.27      7.86      1.14      0.00     45.35           0        0
KSAV  KS Bancorp of Kenly NC                1.73     91.60      5.31      1.00      0.35      0.00    104.09           0        0
SCCB  S. Carolina Comm. Bnshrs of SC        0.17     92.16      4.79      4.66      0.84      0.00     48.04           0        0
SSM   Stone Street Bancorp of NC            3.76     81.14      8.41      2.93      0.36      4.61     55.35           0        0
TSH   Teche Holding Company of LA(1)        9.18     82.57      4.72      2.87      4.43      0.00     55.63           0        0
FTF   Texarkana Fst. Fin. Corp of AR(1)     1.11     70.86      7.08     13.94      7.31      2.36     61.50      23,267       19
TWIN  Twin City Bancorp of TN              12.69     52.27      3.91      3.99     26.03      2.38     54.93      58,017      595

(1) Financial information is for the quarter ending June 30, 1997.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

     RP FINANCIAL, LC.
     ------------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                   Table 3.5
                 Credit Risk Measures and Related Information
                        Comparable Institution Analysis
            As of September 30, 1997 or Most Recent Date Available


                                                        NPAs &                                   Rsrves/
                                              REO/      90+Del/    NPLs/    Rsrves/   Rsrves/    NPAs &   Net Loan         NLCs/
Institution                                   Assets    Assets     Loans     Loans     NPLs      90+Del   Chargoffs       Loans
-----------                                   ------    ------    ------    ------    ------    --------  ---------    ----------
                                                (%)       (%)       (%)       (%)       (%)        (%)      ($000)          (%)
Heritage FS&LA of Laurens SC                    0.17      0.84      0.48      0.45     93.58       42.10       133         0.07

SAIF-Insured Thrifts                            0.26      0.78      0.85      0.78    159.80      122.06       310         0.09
State of SC                                     0.24      0.79      0.55      0.83    102.89      285.59       199         0.06
Comparable Group Average                        0.07      0.45      0.49      0.58    123.66      117.52        40         0.13


Comparable Group
----------------


BFSB  Bedford Bancshares of VA                  0.15      0.52        NA      0.58        NA       92.88         0         0.00
CFTP  Community Fed. Bancorp of MS              0.05      0.50      0.75      0.46     61.14       54.53         0         0.00
CFFC  Community Fin. Corp. of VA(1)             0.10      0.56      0.51      0.67    129.84      105.58       297         0.75
FFBS  FFBS Bancorp of Columbus MS               0.00      0.58      0.04      0.59        NA       72.88         9         0.04
SOPN  First SB, SSB, Moore Co. of NC            0.00      0.29      0.44      0.31     70.15       70.15         0         0.00
KSAV  KS Bancorp of Kenly NC                    0.06      0.53      0.56      0.35     62.21       55.44         0         0.00
SCCB  S. Carolina Comm. Bnshrs of SC            0.22      0.87      0.82      0.81     98.65       73.62         0         0.00
SSM   Stone Street Bancorp of NC                0.00      0.23        NA      0.62        NA      229.34         1         0.00
TSH   Teche Holding Company of LA(1)            0.01      0.27      0.30      0.96    319.98      304.97        21         0.02
FTF   Texarkana Fst. Fin. Corp of AR(1)         0.12      0.46        NA      0.79        NA      145.12         0         0.00
TWIN  Twin City Bancorp of TN                   0.08      0.16        NA      0.20        NA       88.17       115         0.60

(1) Financial information is for the quarter ending June 30, 1997.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.13

Interest Rate Risk
------------------

     Table 3.6 reflects the relative interest rate risk exposure of Heritage Federal and the Peer Group. The Association's lower capital level was the key factor contributing to its lower IEA/IBL ratio relative to the Peer Group (112.2 percent versus 123.0 percent, respectively). The Association's lower capital and IEA/IBL ratios increases its funding costs relative to the Peer Group. However, the Association's capital ratio and IEA/IBL ratio will increase on a post-conversion basis. The Association maintained a similar ratio of non-interest earning assets to the Peer Group.

     In the absence of available or comparable gap and rate shock analyses for the Peer Group, the change in the quarterly net interest income ratio to average assets for the Association and the Peer Group has been examined in relation to the change in market interest rates. As shown in Table 3.6, the Association's net interest margin has recently shown similar sensitivity to changing market interest rates in comparison to the Peer Group's average net interest margin.
On a pro forma basis, the Association's higher capital position and reinvestment of proceeds in short- to intermediate-term securities can be expected to lower exposure to changes in interest rates.

Summary
-------

     Based on the above analysis and the criteria employed by in the Peer Group selection process, the Peer Group appears to form a reasonable basis for determining the pro forma market value of the Association, subject to the adjustments noted in the following section.

     RP FINANCIAL, LC.
     ------------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700


                                   Table 3.6
        Interest Rate Risk Measures and Net Interest Income Volatility
                        Comparable Institution Analysis
            As of September 30, 1997 or Most Recent Date Available


                                          Balance Sheet Measures
                                        --------------------------               Quarterly Change in Net Interest Income
                                                         Non-Earn.     ----------------------------------------------------------
                                        Equity/     IEA/   Assets/
Institution                             Assets      IBL     Assets     09/30/97  06/30/97  03/31/97  12/31/96  09/30/96  06/30/96
-----------                             ------    ------    ------     --------  --------  --------  --------  --------  --------
                                          (%)       (%)       (%)      (change in net interest income is annualized in basis points)


Heritage FS&LA of Laurens SC              11.8     112.2       2.4          21         2         9         9         0         0


SAIF-Insured Thrifts                      12.6     113.6       3.2          (3)        1         0        (0)       (1)       11
State of SC                               16.5     120.7       2.6          15        (9)       (8)       10        (5)       11
Comparable Group Average                  18.7     123.0       2.4         (11)        2         2        (3)        1         5


Comparable Group
----------------

BFSB  Bedford Bancshares of VA            14.1     114.9       2.0           2        (7)       23       (19)      (13)       (4)
CFTP  Community Fed. Bancorp of MS        26.7     138.6       2.3         (38)      (21)        5        (3)        8        NA
CFFC  Community Fin. Corp. of VA(1)       13.7     114.2       2.8          NA        (2)       (2)       (2)        9         1
FFBS  FFBS Bancorp of Columbus MS         16.7     119.6       2.2         (12)        7       (12)        2        13         7
SOPN  First SB, SSB, Moore Co. of NC      23.0     129.8       1.4          (5)        2         6        (5)        6         8
KSAV  KS Bancorp of Kenly NC              13.2     113.2       2.7         (21)       19         2         8       (10)        8
SCCB  S. Carolina Comm. Bnshrs of SC      26.6     134.5       2.5         (18)       33       (25)       11         4        20
SSM   Stone Street Bancorp of NC          29.6     142.8       2.2           1       (29)       32        (3)       30        NA
TSH   Teche Holding Company of LA(1)      13.1     113.8       2.2          NA        (5)       (2)       (8)      (13)      (12)
FTF   Texarkana Fst. Fin. Corp of AR(1)   15.7     118.0       2.5          NA         9        13       (11)       (3)        3
TWIN  Twin City Bancorp of TN             12.9     113.6       3.7           2        18       (15)        1       (23)       14

(1) Financial information is for the quarter ending June 30, 1997. NA=Change is greater than 100 basis points during the quarter.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 4.1

                            IV.  VALUATION ANALYSIS
Introduction
------------

     This chapter presents the valuation analysis, prepared pursuant to the approved valuation methodology promulgated by the OTS, and valuation factors used to determine the estimated pro forma market value of the common stock of the Holding Company. The common stock will be issued in conjunction with the conversion of Heritage Federal from the mutual-to-stock form of ownership. The valuation has been prepared utilizing the pro forma valuation methodology promulgated by the OTS, most recently set forth in their 1994 valuation guidelines.

Appraisal Guidelines
--------------------

     The OTS appraisal guidelines, originally released in October 1983, specify the methodology for estimating the pro forma market value of an institution. The methodology included: (1) selection of a peer group of comparable seasoned publicly-traded institutions whose pricing is not distorted due to a variety of factors; (2) a fundamental analysis of the subject company to the peer group; and (3) a pro forma valuation analysis of the subject company based on the market pricing of the peer group as of the date of valuation. The amended valuation guidelines also limit the amount of a new issue discount which may be incorporated into the valuation and thereby curtail the potential price appreciation in the after-market.

    RP Financial's valuation analysis complies with the October 1983 OTS appraisal guidelines as revised on October 21, 1994, incorporating a "fundamental analysis" relative to the Peer Group and a "technical analysis" of final conversion pricing and trading levels of recently completed conversions (given the emphasis of limiting after-market appreciation). It should be noted that such analysis cannot possibly fully account for all the market forces which impact after-market trading activity and pricing characteristics of a stock on a given day.

     The pro forma market value determined herein is a preliminary value for the Holding Company's to-be-issued stock. Throughout the conversion process, RP Financial will: (1) review changes in the Association's operations and financial condition; (2) monitor the Association's operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks; and (4) monitor pending initial and second step conversion offerings (including those in the offering phase) both regionally and nationally. If material changes should occur during the conversion process, RP Financial will prepare updated valuation reports reflecting such changes and their related impact on value, if any, over the course of the conversion process. RP Financial will also prepare a final valuation update at the closing of the conversion offering to determine if the preliminary range of value continues to be appropriate.

RP Financial, LC.
Page 4.2

     The appraised value determined herein is based on the current market and operating environment for the Association and for all thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability), may materially impact the market value of all savings institution stocks, including Heritage Federal, or Heritage Federal's value alone. To the extent a change in factors impacting the Association's value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into its analysis.

Valuation Analysis
------------------

     A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections summarize such differences between the Association and the Peer Group and how those differences affect the pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of the Association relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the issue, marketing of the issue, management, and the effect of government regulations and/or regulatory reform. We have also considered the market for savings institution stocks, and in particular new issues, to assess the impact on value of Heritage Federal coming to market at this time.

1.   Financial Condition
     -------------------

     The financial strength of an institution is an important determinant in pro forma market value, because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources in assessing investment attractiveness. The similarities and differences in the Association's financial strength can be summarized as follows:

     o    Overall A/L Composition.  Permanent residential mortgage loans funded
          -----------------------
          by retail deposits were the primary components of both Heritage Federal's and the Peer Group's balance sheets, and both maintain a similar proportion of overall loans receivable as a percent of assets, along with similar investment in cash and investments and investment in MBS. Heritage Federal reported a much lower level of diversification into higher credit risk types of loans relative to the Peer Group. The Peer Group relied on borrowed funds to a greater extent than the Association, although retail deposits comprised the major portion of the respective funding needs.

          Heritage Federal maintained a deposit base with a high concentration of CDs (over 90 percent of total dollars of deposits), along with a relatively significant balance of high balance jumbo CDs, which tend to be more volatile in nature than savings and transaction accounts and lower balance CDs. A portion of the Association's CD base is typically renewed based on negotiated rates, which also increases the "rate sensitivity" or volatility of the deposit base.

RP Financial, LC.
Page 4.3

     o    Credit Risk.  Heritage Federal maintains comparatively higher
          -----------
          REO/assets and NPAs/assets, despite a lower credit risk profile in the loan portfolio and a lower risk-weighted assets ratio. In addition, reserve coverage ratios are less favorable than the Peer Group. The Association has a similar loans/assets ratio to the Peer Group.

     o    Liquidity.  Heritage Federal and the Peer Group maintained similar
          ---------
          levels of cash and investments and MBS in comparison to the Peer Group. The Association's proportion of cash and investments is likely to initially increase on a pro forma basis. Borrowings were utilized to a higher degree by the Peer Group, and both maintain ample borrowings capacity. The Association's loans meet secondary market standards for sale.

     o    Capital.  While the Association maintains a lower capital position in
          -------
          relation to the Peer Group, following the infusion of conversion proceeds, the Association's capital position is expected to exceed the Peer Group average. As a result, the Association is expected to have more leverage capacity than the Peer Group. The Association's pro forma return on equity ("ROE") is not expected to exceed the Peer Group average due to lower profitability.

     On balance, RP Financial applied a slight downward adjustment for financial condition.

2.   Profitability, Growth and Viability of Earnings
     -----------------------------------------------

     Earnings are an important factor in determining pro forma market value, as the level and risk characteristics of an institution's earnings stream and the prospects and ability to generate future earnings are typically heavily factored into an investment decision. The historical income statements of Heritage Federal and the Peer Group were generally reflective of traditional savings institution operating strategies, with net interest income and operating expenses being the major determinants of their respective core earnings. The specific factors considered in the valuation include:

     o    Reported Earnings.  The Association reported net income of 0.80
          -----------------
          percent of average assets for the most recent twelve month period versus earnings of 1.25 percent for the Peer Group. The differential in reported earnings is due to the Association's lower net interest margin and lower non-operating income, offset in part by lower operating expenses.

     o    Core Earnings.  The Association also maintains a less favorable core
          -------------
          earnings posture relative to the Peer Group, as reported earnings were supported by income in the form of gains on the sale of REO, loans and investment securities. The Association operated with a lower level of net interest income, primarily due to a significantly higher level of interest expense, less favorable non-interest operating income and more favorable operating expenses than the Peer Group. The effective tax rates for Heritage Federal and the Peer Group were comparable. While redeployment of conversion proceeds into interest-earning assets should enhance Heritage Federal's net interest income, operating expenses for the Association are expected to increase as well, and any attempt by the Association to add products or services would likely result in higher operating expense. On a pro forma basis, Heritage Federal's core profitability is expected to remain below that of the Peer Group.

     o    Interest Rate Risk.  Although a majority of loans in portfolio are
          ------------------
          categorized as adjustable rate in nature, Heritage Federal's change in NPV under a 200 basis point increase in interest rates (as calculated by the OTS), indicates a relatively high exposure to rising interest rates, particularly

RP Financial, LC.
Page 4.4

          in light of the Association's use of a lagging market index for residential ARM products, the use of 1% annual adjustment caps on ARM loans, and the origination of ARMs that carry repricing periods of greater than one year (and up to ten years). Although gap data was not available for the Peer Group, other analyses indicated a comparable advantage for the Peer Group. The pro forma increase in the IEA/IBL ratio can be expected to reduce the Association's interest rate risk exposure, but the Association is expected to remain at a disadvantage.

     o    Credit Risk.  Loss provisions had a higher impact on the earnings of
          -----------
          the Association in comparison to the Peer Group. In terms of potential credit quality related losses, the Association maintained lower reserve coverage ratios as a percent of loans receivable, as a percent of non-accruing loans and as a percent of total NPAs. The Association's high proportion of residential loans held in portfolio lowers the perceived credit risk of the loan portfolio in relation to the Peer Group.

     o    Earnings Growth Potential.  Several factors were considered in
          -------------------------
          assessing earnings growth potential. Heritage Federal's internally generated loan demand has been less than available funds, requiring the Association to utilize outside sources for loan products, reducing the spread earned on these assets. In the most recent fiscal years, the Association's cost of deposits has increased substantially, narrowing Heritage Federal's yield/cost spread and resultant profitability; any future attempts to increase the deposit base would likely further increase funding costs. Heritage Federal currently operates at a low operating expense ratio and strong efficiency; operating expenses would likely increase if the Association expands its products and/or services. Although the higher expected pro forma capital position is expected to enable the Association to continue on a growth pattern, expectations of higher operating expenses resulting from the conversion and the uncertain cost of acquiring new deposit funds for lending result in the Association's earnings appearing to have less upside potential than the Peer Group.

     o    Return on Equity.  On a pro forma basis the Association's pro forma
          ----------------
          return on equity will be lower to the Peer Group average, as the lower pro forma profitability is measured against a comparatively higher capital position.

     Overall, RP Financial made a moderate downward adjustment for profitability, growth and viability of earnings.

3.   Asset Growth
     ------------

     The Association's asset growth in recent periods has been lower than the Peer Group's, which has been achieved in part by utilizing borrowed funds as deposit growth has been insufficient. The Association has in place both internal and external sources of loan products that can be used to reinvest available liquidity. The Association intends to continue to grow in future periods, and is expected to have adequate capital post-conversion to support such growth. We concluded that no adjustment was warranted for the Association's asset growth potential.

RP Financial, LC.
Page 4.5

4.   Primary Market Area
     -------------------

     The general condition of a financial institution's market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market area. Summary demographic and deposit market share data for the Association and the Peer Group is included in Table
4.1. The Association's market area of Laurens County, South Carolina is a rural market that has been experiencing growing levels of population and households in recent years, while the Peer Group companies also operate on average in smaller, rural markets that have been growing at higher rates than that of the Association. The per capita income in the Association's market is below the average of the primary markets of the Peer Group members. Heritage Federal has a greater percentage of the market area deposits in comparison to the Peer Group on average, indicating that future increases in market share of deposits may be more difficult than that of the Peer Group. The Association's competitive position is not dissimilar from the average position of the Peer Group institutions in their primary market areas. On balance, RP Financial concluded that a slight downward adjustment was warranted for market area.

5.   Dividends
     ---------

     As stated in Heritage Bancorp's offering circular, the Holding Company intends to implement a cash dividend policy during the first full quarter following consummation of the conversion at an estimated rate of 2.0 percent, or $0.30 annually on an estimated $15.00 share price. The ability to pay a dividend will be based on numerous factors including growth objectives, financial condition, the amount of net proceeds retained by the Holding Company in the conversion, investment opportunities available to the Holding Company and the Association, profitability, tax considerations, minimum capital requirements, regulatory limitations, stock market characteristics and general economic conditions.

     Historically, savings institutions typically have not established dividend policies at the time of their conversion to stock ownership. Newly converted institutions, in general, have preferred to gain market seasoning, establish an earnings track record and more fully invest the conversion proceeds before establishing a dividend policy. However, during the late 1980s and early 1990s, with negative publicity surrounding savings institutions, there was a tendency for more institutions to initiate moderate dividend policies concurrent with their conversion as a means of increasing the attractiveness of the stock offering. Today, fewer institutions are compelled to initially establish dividend policies at the time of their conversion offering to increase the attractiveness of the stock issue as: (1) industry profitability has improved,
(2) the number of problem thrift institutions has declined, and (3) the stock market cycle for thrift stocks is generally more favorable than in the

                                   Table 4.1
                  Peer Group Market Area Comparative Analysis


                                                   Population     Proj.
                                                 --------------   Pop.   1990-97    1997-2002
Institution                          County      1990      1997   2002   % Change   % Change
-----------                          ---------   ----      ----   ----   --------   ---------
                                                 (000)     (000)
Bedford Bancshares of VA             Bedford       46        54     59      17.2%     10.3%
Community Federal Bancorp of MS      Lee           66        74     81      13.5%      8.2%
Community Financial Corp. of VA      Augusta       55        60     64      10.1%      6.3%
FFBS Bancorp of Columbus MS          Lowndes       59        62     63       3.9%      2.6%
First SB, SSB of Moore Co. of NC     Moore         59        70     78      18.7%     10.9%
KS Bancorp of Kenly NC               Johnston      81       102    116      24.9%     13.8%
S. Carolina Comm. Bancshares of SC   Fairfield     22        22     22      -0.1%     -0.1%
Stone Street Bancorp of NC           Davie         28        31     33      10.4%      6.5%
Teche Holding Company of LA          St. Mary      58        57     57      -1.1%     -0.7%
Texarkana First Fin. Corp. of AR     Miller        38        39     39       1.2%      0.8%
Twin City Bancorp of TN              Sullivan     144       151    156       5.0%      3.3%
                                                 ----      ----   ----      ----      ----

                                     AVERAGES:   59.6      65.6   69.7       9.4%      5.6%
                                     MEDIANS:      58        60     63      10.1%      6.3%

HERITAGE FS&LA OF SC                 LAURENS       58        62     65       7.4%      4.7%



                                                                Per Capita Income
                                                                -----------------   Deposit
                                                                          % State    Market
Institution                          County      Median Age     Amount    Average   Share(1)
-----------                          ------      ----------     ------    -------   -------
Bedford Bancshares of VA             Bedford        38.2        15,786     103.1%    16.0%
Community Federal Bancorp of MS      Lee            34.0        16,087     119.7%    14.4%
Community Financial Corp. of VA      Augusta        37.9        13,088      74.5%     3.5%
FFBS Bancorp of Columbus MS          Lowndes        31.5        15,528     115.6%    17.7%
First SB, SSB of Moore Co. of NC     Moore          40.9        19,350     110.5%    21.3%
KS Bancorp of Kenly NC               Johnston       36.3        17,233      98.4%     9.0%
S. Carolina Comm. Bancshares of SC   Fairfield      34.5        12,525      80.9%    23.9%
Stone Street Bancorp of NC           Davie          38.7        18,754     107.1%    25.7%
Teche Holding Company of LA          St. Mary       31.4        10,562      80.4%    19.3%
Texarkana First Fin. Corp. of AR     Miller         33.9        12,612      93.4%    16.8%
Twin City Bancorp of TN              Sullivan       38.9        16,588      99.7%     5.2%
                                                    ----        ------      ----     ----

                                     AVERAGES:      36.0        15,283      98.5%    15.7%
                                     MEDIANS:       36.3        15,786      99.7%    16.8%

HERITAGE FS&LA OF SC                 LAURENS        35.8       $14,105      91.2%    24.7%

(1) Total institution deposits in headquarters county as percent of total county deposits, excludes credit unions.

Sources:  CACI, Inc, SNL Securities

RP Financial, LC.
Page 4.7

early 1990s. At the same time, with ROE ratios under pressure, due to high equity levels, well-capitalized institutions are subject to increased competitive pressures to offer dividends and a number of institutions have instituted special dividends.

     As publicly-traded savings institution's capital levels and profitability have improved and as weakened institutions have been resolved, the proportion of institutions with cash dividend policies has increased. All eleven institutions in the Peer Group presently pay regular cash dividends, with implied dividend yields ranging from 1.75 percent to 3.61 percent. The average dividend yield on the stocks of the Peer Group institutions was 2.44 percent as of November 28, 1997, representing an average earnings payout ratio of 47.31 percent. As of November 28, 1997, approximately 84 percent of all publicly-traded savings institutions had adopted cash dividend policies (see Exhibit IV-1), exhibiting an average yield of 1.85 percent and an average payout ratio of 35.59 percent. The dividend paying institutions generally maintain higher than average profitability ratios, facilitating their ability to pay cash dividends, which supports a market pricing premium on average relative to non-dividend paying institutions.

     The Holding Company's ability following the completion of the conversion to pay a dividend would appear to be similar relative to the Peer Group based on higher pro forma capital, offset by lower post-conversion earnings. The Company's stated intention to implement a dividend shortly after completion of the conversion is a favorable comparison to the Peer Group companies and thus no adjustment is warranted for this valuation factor.

6.   Liquidity of the Shares
     -----------------------

     The Peer Group is by definition composed of companies that are traded in the public markets, eight of which trade on the NASDAQ system and three that trade on the AMEX. Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock. The market capitalization of the Peer Group companies ranged from $16.1 million to $89.9 million as of November 28, 1997, with an average market value of $43.6 million. The shares outstanding of the Peer Group members ranged from 0.7 million to 4.6 million, with average shares outstanding of approximately 2.0 million. The Association's pro forma market value is expected to be greater than the comparative Peer Group averages, with a higher number of shares outstanding. The Association's stock is expected to be listed on the NASDAQ National Market System, and accordingly, we anticipate the liquidity of the Association's shares will be similar to that of the Peer Group on average, and thus there has been no valuation adjustment applied for this factor.

RP Financial, LC.
Page 4.8


7.   Marketing of the Issue
     ----------------------

     We believe that three separate markets exists for savings institution stocks coming to market such as Heritage Federal: (A) the after-market for public companies, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE and dividends;
(B) the new issue market in which converting thrifts are evaluated on the basis of the same factors but on a pro forma basis without the benefit of a stock trading history and reporting quarterly operating results as a publicly-held company; and (C) the acquisition market for savings institution franchises in South Carolina. All of these markets were considered in the valuation of the Association's conversion.

     A.  Public Market
         -------------

         The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations. Exhibit IV-1 provides pricing and financial data on all publicly-traded thrifts. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general. Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks. Exhibit IV-3 displays historical stock price indices for thrifts only.

         In terms of assessing general stock market conditions, the stock market has generally trended higher over the past year. The Federal Reserve's decision not to raise interest rates at its September 1996 meeting, and generally positive third quarter earnings results sustained the upward momentum in the stock market during the beginning of the fourth quarter of 1996. Favorable inflation data and lower interest rates further spurred the upward trend in the stock market prior to the election. Investors were cheered by the "status quo" election results, as stocks rallied strongly immediately following the election with the DJIA posting ten consecutive advances through mid-November. Economic stability and a rising bond market sustained the stock market rally through the end of November. For the entire month of November, the DJIA increased 492.3 points, or 8.2 percent. Following the rapid rise in the stock market during November, stocks retreated during the first half of December. Profit taking, concern about speculative excesses in the stock market and higher interest rates all contributed to the decline in the stock market.

         The stock market resumed an upward trend during the end of 1996 and the first three weeks of 1997, with the DJIA establishing several new highs in the process. Factors contributing to the rally in the stock market included the Federal Reserve's decision to leave rates unchanged at its December meeting, economic data which reflected moderate growth and low inflation, and favorable fourth quarter earnings particularly in the technology sector. However, a disappointing fourth quarter earnings report by IBM ignited a sell-off in the stock market in late-January. Higher interest rates extended the downturn, as the 30-year bond approached 7.0 percent

RP Financial, LC.
Page 4.9

at the end of January. A high degree of market volatility was evident throughout most of February 1997, reflecting concern over speculative excesses in the stock market; particularly, as the DJIA closed above the 7000 mark in mid-February. Profit taking, growing expectations of a correction and comments by the Federal Reserve Chairman pulled the market lower in late-February.

         Following a downturn in late-February 1997, the market recovered in early-March. Despite increasing expectations of an interest rate hike by the Federal Reserve, the Dow Jones Industrial Average ("DJIA") closed to a new record high of 7085.16 on March 11, 1997. However, an upward revision to the January retail sales figure triggered a one day sell-off in stocks and bonds on March 13, 1997, as the stronger than expected growth heightened expectations of an interest rate increase by the Federal Reserve. Unease over higher interest rates, profitability concerns in the technology sector and litigation concerns for tobacco stocks pulled the stock market lower in mid-March. As expected, the Federal Reserve increased the rate on short-term funds by 0.25 percent at its late-March meeting. Following the rate increase, the sell-off in the stock market became more severe amid further signs of an accelerating economy. Stocks bottomed-out on news of a stronger than expected rise in core producer prices for March, with the DJIA closing at 6391.69 on April 11, 1997, or 9.8 percent below its all-time high recorded a month ago.

         Some favorable first quarter earnings reports and news of a possible settlement by tobacco companies to resolve the threat of liability lawsuits provided for a modest recovery in the stock market in mid-April 1997. In late-April, the release of economic data which indicated mild inflationary pressures furthered the rally in bond and stock prices. News of a budget agreement and a favorable ruling for tobacco companies sent the stock market soaring to record highs in early-May. Mixed economic data and the Federal Reserve's decision to leave its target for the federal funds rate unchanged at its May meeting sustained a positive trend in the stock market through the end of May. Profit worries caused a sell-off in high technology stocks in early-June, while declining interest rates served to stabilize the broader market. Technology stocks rallied the stock market to new highs in mid-July, as a number of technology companies posted favorable second quarter earnings. Favorable inflation data, including second quarter GDP growth slowing to an annual rate of
2.2 percent versus 4.9 percent in the first quarter, and comments by the Federal Reserve Chairman which indicated that an increase in interest rates was not imminent, spurred bond and stock prices strongly higher during the second half of July.

         A decline in the July 1997 unemployment rate reversed the positive bond and stock market trends in early-August, as inflation concerns became more prominent. A declining dollar against the yen and mark sharpened the decline in bond prices, with the 30-year U.S. Treasury bond increasing from 6.32 percent at the end of July to 6.66 percent as of August 8, 1997. The sell-off pulled stock prices lower as well. While bond prices firmed in mid-August, notable volatility was evident in the stock market. The DJIA moved at least 100 points for five consecutive days from August 18, 1997 through August 21, 1997, which set a record for volatility.

RP Financial, LC.
Page 4.10

Profit worries among some of the large blue chip companies and mixed inflation readings were factors contributing to the roller-coaster performance of the stock market. Despite strengthening bond prices, stocks traded lower through the end of August. Bond prices moved higher on inflation data which showed that prices stayed low during the second quarter, even though second quarter GDP growth was revised upward to annual rate of 3.6 percent compared to an original estimate of 2.2 percent.

         Volatility returned to the stock market in early-September, with the DJIA posting a record breaking point increase of 257.36 on September 2, 1997. The rally was sparked by economic data that indicated manufacturing growth slowed in August, thereby easing investors' inflation worries. However, the rally was not sustained, as the DJIA pulled back following the one day rally. The pull back was largely attributed to profit worries, which more than offset favorable inflation news indicated by a slight increase in the national unemployment rate for August (4.9 percent in August versus 4.8 percent in July). Stocks fluctuated in a narrow trading range in mid-September, in anticipation of third quarter earnings and August economic data. The low inflation reading indicated by the August consumer price index sent stock and bond prices sharply higher on September 16, 1997, with the DJIA posting a 175 point increase and the yield on the 30-year U.S. Treasury bond posting its second largest decline in the 1990s. Uncertainty over third quarter earnings provided for a mixed stock market performance towards the end of September, while generally favorable inflation readings pushed interest rates to their lowest level in two years.
The release of September employment data on October 3, 1997 caused bond and stock prices to soar in early trading activity, as the September unemployment rate was unchanged at 4.9 percent and fewer jobs than expected were added to the economy during September. However, most of the initial gains were erased by news of rising tensions between Iraq and Iran. On October 3, 1997, the DJIA closed at 8038.58.

         Lower interest rates provided for a positive stock market environment in the beginning of October 1997. However, congressional testimony by the Federal Reserve Chairman, in which he indicated that it would be difficult to maintain the current balance between tight labor markets and low inflation, caused stock and bond prices to skid in mid-October. Disappointing third quarter earnings in the technology sector sharpened the sell-off in the stock market, with the Dow Jones Industrial Average ("DJIA") posting consecutive losses of more than 1.0 percent on October 16 and 17.

         Stocks bounced back in early-week trading the following week, reflecting positive third quarter earnings surprises posted by some of the blue chip stocks. However, the recovery was abbreviated by global selling pressure led by the decline in the Hong Kong stock market, as the DJIA posted a two-day loss approximating 320 points on October 23 and 24. The sell-off in the world financial markets turned into a rout on the following Monday, with a 5.8 percent decline in the Hong Kong stock market fueling the largest ever point decline in the DJIA. On October 24, the DJIA declined 554 points or 7.2 percent. While the selling was broad

RP Financial, LC.
Page 4.11

based, technology stocks sensitive to Asian demand experienced some of the sharpest declines. The turmoil in the stock market provided for a sharp rally in U.S. Treasury bonds, reflecting a flight to quality by skittish investors. The stock market recovered strongly the day after the record breaking point decline, as the DJIA surged a record breaking 337 points on October 28. Comparatively, bond prices declined sharply on October 28, as investors pulled out of the Treasury market to reinvest into the stock market. Market conditions remained uneven through the week ended October 31, which was followed by a soaring stock market on November 3. The DJIA posted a 232 point increase on November 3, which was supported by a resurgence in the Hong Kong market.

        Following the one day rally, volatility returned to the stock market through mid- and late-November. The market's uneven performance was largely attributable to the ongoing influence of the international markets, particularly the Asian and Latin American markets. Bond prices benefitted from the turbulent stock market environment, despite renewed inflationary pressures indicated by the October unemployment rate dropping to a 24-year low of 4.7 percent. In mid-November, the yield on the 30-year bellwether Treasury issue approached 6.0 percent, its lowest level since February 1996. On November 28, 1997, the DJIA closed at 7823.10, an increase of 20.0 percent from one year earlier.

         Similar to the overall stock market, the market for thrift stocks has generally been favorable during the past twelve months. Thrift prices generally moved higher during October and November 1996. The upward trend in thrift prices was supported by lower interest rates, with the slow down in economic growth pushing the 30-year U.S. bond rate below 6.5 percent during the second half of November 1996. Investors also reacted positively to the SAIF rescue legislation, in light of the reduction in deposit insurance premiums to be paid by SAIF-insured thrifts following the one time special assessment. Similar to the overall stock market, thrift prices traded lower in early-December. Profit taking and expectations of higher interest rates were factors contributing to the pull back in thrift issues.

         Bullish sentiment for thrift stocks heightened at the beginning of 1997, as investors reacted positively to the favorable inflation data and generally strong fourth quarter earnings. The rally in thrift issues was driven by the large California institutions, reflecting expectations that there would be further consolidation among the large California thrifts. The acquisition speculation for the large California thrifts became a reality in mid-February, as H.F. Ahmanson's unsolicited offer to acquire Great Western Financial sent the SNL Index soaring in mid-February. Stable interest rates and acquisition activity supported higher thrift prices in early-March; however, like the stock market in general, the peak in thrift prices was followed by a sharp sell-off in mid-March. In fact, interest-rate sensitive issues were among the sectors hardest hit by the revised January retail sales report, as the 30-year bond approached 7.0 percent. Interest-rate sensitive issues continued to experience selling pressure in late-March and early-April, as signs of a strengthening economy pushed interest rates higher. The sell-off in thrift stocks culminated on April 11, 1997, as interest rates increased sharply on news of the higher

RP Financial, LC.
Page 4.12

than expected rise in core producer prices for March. Thrift prices edged modestly higher in mid-April, reflecting generally favorable first quarter earnings and a slight decline in interest rates following the release of economic data which showed that inflation was low. Favorable inflation data and the budget agreement provided for a more substantial rally in thrift stocks in late-April and early-May, as interest-rate sensitive issues were bolstered by declining interest rates.

         Thrift stocks continued to trend higher through June and early-July 1997, based on the improved interest rate outlook and an overall positive outlook for the economy. Generally favorable second quarter earnings and the 30-year U.S. Treasury bond yield declining below 6.50 percent served to further boost thrift prices in mid-July, with the declining interest rate environment serving to sustain the rally in thrift prices through the end of July. Thrift prices generally declined during the first half of August, due to higher interest rates and profit taking. From July 31, 1997 to August 15, 1997, the SNL Index declined by 3.7 percent. Thrift prices recovered modestly during the second half of August, as the Federal Reserve left short-term interest rates unchanged at its August meeting. Thrift stocks participated in the one day stock market rally on September 2, 1997, as evidenced by a 1.95 percent increase in the SNL Index. News of NationsBank's proposed acquisition of Barnett Banks for more than four times its book value appears to have further contributed to the one day run-up in thrift prices. In contrast to the overall stock market, thrift prices continued to move higher following the one day rally in the DJIA. Stable interest rates and acquisition news sustained the positive market for thrift issues. The decline in interest rates following the release of the August consumer price index in mid-September served to further the rally in thrift prices. During late-September and early-October, interest-rate sensitive issues in general benefited from the declining interest rate environment and expectations of strong third quarter earnings. Prices of thrift and bank stocks also continued to be positively influenced by industry consolidation and rising acquisition multiples being paid for thrift and bank franchises. The SNL Index for all publicly-traded thrifts closed at 746.3 on October 3, 1997

         Declining interest rates supported an advance in thrift prices in early-October; however, the upward trend in thrift prices stalled in mid-October, as interest rates moved higher following warnings by the Federal Reserve Chairman of inflation creeping back into the economy due to the tight labor markets. Thrift stocks gyrated in conjunction with the overall market in late-October, with the SNL index declining by 5.2 percent on October 27 and increasing by 2.4 percent on October 28. Thrift prices further recovered on October 29, which was supported by a rally in the bond market. Aided by the favorable interest rate climate, thrift stocks posted further gains in early-November and then retreated modestly in mid-November. Thrift and bank issues retreated on concerns that a slowing U.S. economy could lead to weaker loan demand and higher delinquency rates. However, led by the strengthening bond market, thrift and bank issues moved higher during the last half of

RP Financial, LC.
Page 4.13

November. On November 28, 1997, the SNL Index for all publicly-traded thrifts closed at 767.4, an increase of 58.0 percent from one year earlier.

     B.  The New Issue Market
         --------------------

         In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Association's pro forma market value. Interest in converting savings institution issues receded somewhat in the second quarter of 1996, as indicated by fewer oversubscriptions and generally weak aftermarket trading performance. However, interest returned to converting issues during the second half of 1996, as most offerings experienced healthy oversubscriptions. Fewer offerings, more attractive pricing, lower interest rates, and the general positive trend in thrift prices were among the most prominent factors contributing to the renewed investor interest shown for converting thrift issues. The favorable market environment for converting thrift issues has generally been sustained during the first three quarters of 1997; however, in comparison to other periods of market strength for thrift stocks, the number of conversion offerings completed during the past three months has been relatively low. As shown in Table 4.2, the median one week change in price for offerings completed during the latest three months equaled positive 55.0 percent.

         In examining the current pricing characteristics of institutions completing their conversions during the last three months (see Table 4.3), we note there exists a considerable difference in pricing ratios compared to the universe of all publicly-traded thrifts. Specifically, the current average P/B ratio of the conversions completed in the most recent three month period of
131.15 percent reflects a discount of 18.7 percent from the average P/B ratio of all publicly-traded savings institutions (equal to 161.26 percent), and the average core P/E ratio of 31.45 times reflects a premium of 57.8 percent from the all public average core P/E ratio of 19.93 times. The pricing ratios of the better capitalized but lower earning recently converted savings institutions (based on return on equity measures) suggest that the investment community has determined to discount their stocks on a book basis until the earnings improve through redeployment and leveraging of the proceeds over the longer term.

         In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall savings institution market and the new issue market. The overall market for savings institution stocks is considered to be healthy, as savings institution stocks are currently exhibiting pricing ratios that are at or are approaching historically high levels. Investor interest in the new issue market has been favorable, as most of the recently completed offerings have been oversubscribed and have recorded price increases in initial post-conversion trading activity.

RP Financial, LC.
November 28, 1997


                                  Table 4.2
                    Recent Conversions (Last Three Months)
          Conversion Pricing Characteristics: Sorted Chronologically





          INSTITUTIONAL INFORMATION                      PRE-CONVERSION DATA                               INSIDER PURCHASES
---------------------------------------------           ----------------------------         OFFERING       ---------------------
                                                        FINANCIAL INFO. ASSET QUALITY      INFORMATION      BENEFIT PLANS
                                                        --------------  ------------- --------------------  -------------
                                    CONVERSION                  EQUITY/  NPAS/  RES.  GROSS   % OF   EXP./          RECOG.  MGMT.
INSTITUTION                   STATE   DATE      TICKER  ASSETS  ASSETS  ASSETS  COV.  PROC.   MID.   PROC.  ESOP    PLANS  & DIRS.
-----------------------       ----- --------    -----   ------  ------  ------  ----  -----   ----   -----  ----   ------  -------
                                                        ($Mil)    (%)    (%)(2)  (%)  ($Mil)   (%)    (%)    (%)     (%)   (%)(3)
First Security Fed Fin., Inc.  IL   10/31/97     FSFF     260    11.52%   0.87%   74%  64.1    132%   1.7%   8.0%    4.0%    4.4%
Oregon Trail Financial Corp.   OR   10/06/97     OTFC     220    10.08%   0.12%  280% $46.9    132%   2.3%   8.0%    4.0%    3.9%
Riverview Bancorp, Inc. (8)    WA  *10/01/97     RVSB     230    11.24%   0.14%  245%  35.7    132%   2.8%   8.0%    4.0%    2.9%
SHS Bancorp, Inc.              PA   10/01/97     SHSB      83     5.52%   1.41%   36%   8.2    132%   5.7%   8.0%    4.0%    5.2%
Ohio State Financial Serv      OH  *09/29/97 P. Sheet      34    14.45%   0.47%   86%   6.3     94%   5.7%   8.0%    4.0%    8.3%
Citizens Bancorp               IN   09/19/97 P. Sheet      46    12.28%   0.45%   84%  10.6    132%   4.6%   8.0%    4.0%   16.1%

                                            AVERAGES:    $146    10.85%   0.58%  134%  28.6    126%   3.8%   8.0%    4.0%    6.8%
                                             MEDIANS:     152    11.38%   0.46%   85%  23.2    132%   3.7%   8.0%    4.0%    4.8%

                        AVERAGES, EXCLUDING 2ND STEPS    $129    10.77%   0.66%  140% $27.2    125%   4.0%   8.0%    4.0%    7.6%
                         MEDIANS, EXCLUDING 2ND STEPS     $83    11.52%   0.47%   84% $10.6    132%   4.6%   8.0%    4.0%    5.2%


            INSTITUTIONAL INFORMATION                                   PRO FORMA DATA
-----------------------------------------------------      -------------------------------------------
                                                            PRICING RATIOS(4)      FIN. CHARACTERISTICS
                                    CONVERSION             --------------------    --------------------
INSTITUTION                   STATE   DATE      TICKER     P/TB    P/E(5)  P/A      ROA   TE/A     ROE
-----------------------       ----- --------    -----      ----    -----   ----     ---   ----     ---
                                                            (%)      (x)    (%)      (%)    (%)     (%)
First Security Fed Fin.,Inc.   IL   10/31/97      FSFF      78.1%   16.5   21.1%     1.3%  27.0%   4.7%
Oregon Trail Financial Corp.   OR   10/06/97      OTFC      75.3%   13.6   18.1%     1.0%  20.7%   5.1%
Riverview Bancorp, Inc. (8)    WA  *10/01/97      RVSB     109.0%   17.7   23.6%     1.3%  21.6%   6.2%
SHS Bancorp, Inc.              PA   10/01/97      SHSB      72.3%   24.5    9.1%     0.4%  12.6%   3.0%
Ohio State Financial Serv      OH  *09/29/97  P. Sheet      62.3%   13.4   16.0%     1.2%  25.7%   4.6%
Citizens Bancorp               IN   09/19/97  P. Sheet      72.9%   14.8   14.8%     1.1%  46.3%   2.4%

                                             AVERAGES:      78.3%   16.7   17.1%     1.1%  25.7%   4.3%
                                              MEDIANS:      74.1%   15.6   17.0%     1.2%  23.7%   4.7%

                         AVERAGES, EXCLUDING 2ND STEPS      72.2%   16.5   15.8%     1.0%  26.5%   4.0%
                          MEDIANS, EXCLUDING 2ND STEPS      72.9%   14.8   16.0%     1.1%  25.7%   4.6%



              INSTITUTIONAL INFORMATION                               POST-IPO PRICING TRENDS
-----------------------------------------------------  ---------------------------------------------------------
                                                                             CLOSING PRICE:
                                                              --------------------------------------------------
                                                               FIRST           AFTER            AFTER
                                    CONVERSION           IPO  TRADING    %     FIRST     %      FIRST       %
INSTITUTION                   STATE   DATE      TICKER  PRICE   DAY     CHG.  WEEK(6)   CHG.   MONTH(7)    CHG.
-----------------------       ----- --------    -----  ------ -------   ----- -------   -----  --------    -----
                                                         ($)    ($)     (%)     ($)     (%)      ($)        (%)
First Security Fed Fin.,Inc.   IL   10/31/97     FSFF  $10.00  $15.06    50.6% $15.13    51.3%   $16.06    60.6%
Oregon Trail Financial Corp    OR   10/06/97     OTFC   10.00   16.75    67.5%  16.75    67.5%    15.88    58.8%
Riverview Bancorp, Inc. (8)    WA  *10/01/97     RVSB   10.00   13.25    32.5%  13.63    36.3%    13.25    32.5%
SHS Bancorp, Inc.              PA   10/01/97     SHSB   10.00   14.75    47.5%  16.25    62.5%    16.00    60.0%
Ohio State Financial Serv      OH  *09/29/97 P. Sheet   10.00   15.50    55.0%  15.50    55.0%    14.88    48.8%
Citizens Bancorp               IN   09/19/97 P. Sheet   10.00   14.00    40.0%  14.00    40.0%    15.38    53.8%

                                            AVERAGES:  $10.00  $14.89    48.9% $15.21    52.1%   $15.24    52.4%
                                             MEDIANS:  $10.00  $14.91    49.1% $15.31    53.1%   $15.63    56.3%

                        AVERAGES, EXCLUDING 2ND STEPS  $10.00  $15.21    52.1% $15.53    55.3%   $15.64    56.4%
                         MEDIANS, EXCLUDING 2ND STEPS  $10.00  $15.06    50.6% $15.50    55.0%   $15.88    58.8%

                                                               November 28, 1997

Note: * - Appraisal performed by RP Financial; "NT" - Not Traded;
      "NA" - Not Applicable, Not Available.
(1) Non-OTS regulated thrifts.
(2) As reported in summary pages of prospectus.
(3) As reported in prospectus.
(4) Does not take into account the adoption of SOP 93-6.
(5) Excludes impact of special SAIF assessment on earnings
(6) Latest price if offering less than one week old.
(7) Latest price if offering more than one week but less than one month old.
(8) Second-step conversions.
(9) Simultaneously converted to commercial bank charter.

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                   Table 4.3
                          Market Pricing Comparatives
                        Prices As of November 28, 1997


                                                              Per Share Data
                                                 Market      ---------------
                                             Capitalization   Core    Book              Pricing Ratios(3)
                                             ---------------                 ---------------------------------------
                                             Price/   Market  12-Mth  Value/
                                            Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
                                            ------- ------- ------- ------- ------- ------- ------- ------- --------
Financial Institution                           ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)
---------------------
SAIF-Insured Thrifts                         23.65   175.34   1.13   15.30   19.16  155.97   19.07  161.26   19.93
Special Selection Grouping(8)                15.77    70.77   0.52   12.37   26.72  129.61   27.50  131.15   26.72


Comparable Group
----------------

Special Comparative Group(8)
----------------------------
FSFF  First SecurityFed Fin of IL            16.06   102.91   0.61   12.80   26.33  125.47   33.92  125.47   26.33
OTFC  Oregon Trail Fin. Corp of OR           16.00    75.12   0.59   13.29   27.12  120.39   28.91  120.39   27.12
RVSB  Riverview Bancorp of WA                15.00    91.92   0.45    9.56      NM  156.90   32.57  163.04      NM
SHSB  SHS Bancorp, Inc. of PA                16.00    13.12   0.41   13.83      NM  115.69   14.62  115.69      NM




                                                  Dividends(4)                Financial Characteristics(6)
                                            ----------------------- ------------------------------------------------------
                                            Amount/         Payout   Total  Equity/  NPAs/     Reported         Core
                                                                                            ---------------- -------------
                                            Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                            ------- ------ ------- ------  ------- ------- ------- ------- ------- -------
Financial Institution
---------------------                          ($)     (%)     (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)
SAIF-Insured Thrifts                          0.37   1.60   30.19   1,196   13.05    0.78    0.88    7.92    0.88    7.81
Special Selection Grouping(8)                 0.00   0.00    0.00     234   21.11    0.77    0.99    5.33    0.97    5.23


Comparable Group
----------------

Special Comparative Group(8)
----------------------------
FSFF  First SecurityFed Fin of IL             0.00   0.00    0.00     303   27.03    1.44    1.29    4.77    1.29    4.77
OTFC  Oregon Trail Fin. Corp of OR            0.00   0.00    0.00     260   24.02    0.07    1.07    4.44    1.07    4.44
RVSB  Riverview Bancorp of WA                 0.00   0.00    0.00     282   20.76    0.14    1.22    9.14    1.17    8.75
SHSB  SHS Bancorp, Inc. of PA                 0.00   0.00    0.00      90   12.64    1.43    0.37    2.96    0.37    2.96


(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is ba sed on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8) Includes Converted Last 3 Mths (no MHC);


Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 4.16


        C.   Acquisition Market
             ------------------

             Also considered in the valuation was the potential impact on Heritage Federal's stock price of recently completed and pending acquisitions of other thrifts operating in Heritage Federal's market area. As shown in Exhibit IV-4, there were five South Carolina savings institutions acquired since the beginning of 1996. The recent acquisition activity involving South Carolina savings institutions may imply a certain degree of acquisition speculation for the Association's stock. To the extent that acquisition speculation may impact the Association's offering, we have largely taken this into account in selecting primarily South Carolina or Southeastern U.S. savings institutions that also experience a degree of acquisition speculation.

     Taking these factors and trends into account, RP Financial concluded that a slight upward adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

8.   Management
     ----------

     Heritage Federal's management team has experience and expertise in all of the key areas of the Association's operations. Exhibit IV-5 lists Heritage Federal's Board of Directors and executive management with summary resumes. The Association's operations to date indicates that Heritage Federal's management team, in conjunction with the Board, has developed and implemented an effective operating philosophy. Heritage Federal has no apparent senior management or Board vacancies and there appears to be a well-defined organizational structure.

     Similarly, the financial results of the Peer Group companies indicate that they have been effectively managed, as all of the Peer Group companies maintained capital positions in compliance with regulatory requirements, solid core earnings and favorable credit quality measures. We have therefore concluded that, in general, Heritage Federal is currently being operated at least as effectively as the Peer Group companies and no adjustment for this factor was necessary.

9.   Effect of Government Regulation and Regulatory Reform
     -----------------------------------------------------

     The 1996 recapitalization of the SAIF insurance fund has removed the difference in deposit insurance costs between BIF and SAIF-insured institutions. As a fully-converted SAIF-insured institution, Heritage Federal will operate in substantially the same regulatory environment as the Peer Group members -- all of whom are adequately capitalized institutions and are operating with no apparent restrictions. Exhibit IV-6 reflects the Association's pro forma regulatory capital ratios. On balance, RP Financial concluded that no adjustment to the Association's value was warranted for this factor.

RP Financial, LC.
Page 4.17

Summary of Adjustments
----------------------

     Overall, we believe the Association's pro forma market value should take into account the valuation adjustments relative to the Peer Group:

     Key Valuation Parameters:                          Valuation Adjustment
     ------------------------                           --------------------

     Financial Condition                                Slight Downward

     Profitability, Growth and Viability of Earnings    Moderate Downward

     Asset Growth                                       No Adjustment

     Primary Market Area                                Slight Downward

     Dividends                                          No Adjustment

     Liquidity of the Shares                            No Adjustment

     Marketing of the Issue                             Slight Upward

     Management                                         No Adjustment

     Effect of Government Regulations and
     Regulatory Reform                                  No Adjustment

Valuation Approaches
--------------------

     In applying the accepted valuation methodology promulgated by the OTS and adopted by the FDIC, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing Heritage Federal's to-be-issued stock -- the price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A") approaches -- all performed on a pro forma basis including the effects of the conversion proceeds. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in Heritage Federal's prospectus for offering expenses, and the effective tax rate and stock benefit plan assumptions (summarized in Exhibits IV-7 and IV-8). We have utilized the reinvestment rate set forth in the prospectus, the one year T-Bill rate as of September 30, 1997 of 5.68 percent, after comparing this rate to the rate derived from the OTS's suggested formula (6.58 percent). With regard to the employee stock ownership plan and stock reward plans, we have performed the valuation assuming the ESOP purchases an amount equal to 8.0 percent of the offering (15 year amortization) and the MRP acquires 4.0 percent of the offering. In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group and the recent conversions.

     RP Financial's valuation placed emphasis on the following:

     o P/E Approach. The P/E approach is generally the best indicator of long-term value for a stock. Since the Association and the Peer Group reported pro forma core profitability, the P/E approach was heavily considered in this valuation. In applying this approach, we took into account primarily estimated core earnings.

RP Financial, LC.
Page 4.18


     o    P/B Approach.  P/B ratios have generally served as a useful benchmark
          ------------
          in the valuation of savings institution stocks, with the greater determinant of long term value being earnings. We have also modified the P/B approach to exclude the impact of intangible assets (i.e., price/tangible book value or "P/TB"). RP Financial considered the P/TB approach to be a reliable indicator of value given current market conditions, particularly the market for new conversions, which often exhibit a willingness to pay premium P/E multiples in the expectation that such institutions will implement leveraging strategies to promote earnings growth. At the same time, with lower ROE ratios, new conversions are typically discounted on a book value basis relative to the market at least until there is partial realization of leveraging strategies.

     o    P/A Approach.  P/A ratios are generally a less reliable indicator of
          ------------
          market value, as investors do not place exclusive weight simply on the size of total assets as a determinant of market value. Furthermore, this approach does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the pro forma P/A ratio. Investors place significantly greater weight on book value and earnings -- which have received greater weight in our valuation analysis. At the same time, the P/A ratio is an indicator of franchise value and, in the case of a highly capitalized institution, a high P/A ratio limits the investment community's willingness to pay average market multiples for earnings and book value when ROE is low.

     The Association intends to adopt Statement of Position ("SOP" 93-6), which will cause earnings per share computations to be based on shares issued and outstanding excluding shares owned by an ESOP where there is not a commitment to release such shares. For the purpose of preparing the pro forma pricing tables and exhibits, we have reflected all shares issued in the offering including shares purchased by the ESOP as outstanding to capture the full dilutive impact of such stock to the Association's shareholders. However, we have considered the impact of adoption of SOP 93-6 on the Association in the determination of the Association's pro forma value.

     Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above, and placing the greatest weight on the P/TB and P/E approaches, followed by the P/A approach, RP Financial concluded that the pro forma market value of the Association's conversion stock is $52,500,000 at the midpoint at this time.

     1.  Price-to-Tangible Book ("P/TB"). The application of the P/TB valuation
         -------------------------------
method requires calculating the Association's pro forma market value by applying a valuation P/TB ratio to Heritage Federal's pro forma tangible book value. Based on the $52,500,000 midpoint valuation, Heritage Federal's pro forma P/TB ratio was 70.73 percent. In comparison to the average P/TB ratio for the Peer Group of 140.58 percent, Heritage Federal's valuation reflected a discount of
49.69 percent. RP Financial considered a discount under the P/TB approach to be reasonable in light of the valuation adjustments discussed previously. Given the historically high P/TB pricing for thrifts in today's market, a valuation discount under the P/TB approach could only be expected and is consistent with the aftermarket trading of new conversion issues.

RP Financial, LC.
Page 4.19


     Given the emphasis on limiting near term aftermarket trading in the revised appraisal guidelines, RP Financial also considered the pro forma P/TB ratios of recent conversions in its valuation analysis. It is these companies that provide a proxy for aftermarket trading for new thrift issues. At the midpoint value of $52,500,000, Heritage Federal's pro forma P/TB ratio of 70.73 percent represented a discount of 46.1 percent from the 131.15 percent average P/TB ratio of the recently converted thrifts (see Table 4.3). At the super maximum of the valuation range, Heritage Federal's pro forma P/B ratio of 78.00 percent is discounted by approximately 40.5 percent from the new conversions.

     2.  Price-to-Earnings ("P/E").  The application of the P/E valuation method
         -------------------------
requires calculating the Association's pro forma market value by applying a valuation P/E multiple times the pro forma earnings base. Ideally, the pro forma earnings base is composed principally of the Association's recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of net conversion proceeds. Heritage Federal reported net income of $1,952,000 for fiscal 1997, which included a minimal amount of net non-operating items such as gains on the sale of REO and other interest earning assets. We utilized the Association's reported earnings as the valuation core earnings base (Note: the adjustments applied to the Peer Group's earnings in the calculation of core earnings are shown in Exhibit IV-9, including the SAIF assessment).

     Based on Heritage Federal's trailing twelve month core earnings, and incorporating the impact of the pro forma assumptions previously discussed, the Association's pro forma core P/E multiple at the $52,500,000 midpoint value equaled 16.77 times. Comparatively, the Peer Group posted an average core P/E multiple of 19.75 times, which indicates a discount of 15.1 percent in the Association's pro forma earnings multiple. In reaching the valuation conclusion, we also evaluated the Association's price/earnings multiple on the basis of projected earnings as reflected in the business plan.

     3.  Price-to-Assets ("P/A").  The P/A valuation methodology determines
         -----------------------
market value by applying a valuation P/A ratio to the Association's pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the midpoint of the valuation range, Heritage Federal's value equaled 17.95 percent of pro forma assets. Comparatively, the Peer Group companies exhibited an average P/A ratio of 25.92 percent, which implies a 30.8 percent discount being applied to the Association's pro forma P/A ratio.

RP Financial, LC.
Page 4.20


Valuation Conclusion
--------------------

     Based on the foregoing, it is our opinion that, as of November 28, 1997, the aggregate pro forma market value of the Association was $52,500,000 at the midpoint, equal to 3,500,000 shares offered at $15.00 per share. Pursuant to the conversion guidelines, the 15 percent offering range includes a minimum of $44,625,000 and a maximum of $60,375,000. Based on the $15.00 per share offering price, this valuation range equates to an offering of 2,975,000 shares at the minimum to 4,025,000 shares at the maximum. The Holding Company's offering also includes a provision for a super maximum, which would result in an offering size of $69,431,250, equal to 4,628,750 shares at the $15.00 per share offering price. The comparative pro forma valuation ratios relative to the Peer Group are shown in Table 4.4, and the key valuation assumptions are detailed in
Exhibit IV-7. The pro forma calculations for the range are detailed in Exhibit IV-8.

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                   Table 4.4
                             Public Market Pricing
               Heritage FS&LA of Laurens SC and the Comparables
                            As of November 28, 1997


                                                              Per Share Data
                                                 Market      ---------------
                                             Capitalization   Core    Book               Pricing Ratios(3)
                                             ---------------                 ---------------------------------------
                                             Price/   Market  12-Mth  Value/
                                            Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A    P/TB   P/CORE
                                             ------- ------- ------- ------- ------- ------- ------- ------- -------
                                                ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (X)
Heritage FS&LA of Laurens SC
----------------------------
 Superrange                                   15.00    69.43   0.76   19.23   19.72   78.00   22.60   78.00   19.72
 Range Maximum                                15.00    60.37   0.82   20.14   18.24   74.49   20.17   74.49   18.24
 Range Midpoint                               15.00    52.50   0.89   21.21   16.77   70.73   17.95   70.73   16.77
 Range Minimum                                15.00    44.63   0.99   22.66   15.12   66.20   15.62   66.20   15.12


SAIF-Insured Thrifts(7)
-----------------------
 Averages                                     23.65   175.34   1.13   15.30   19.16  155.97   19.07  161.26   19.93
 Medians                                        ---     ---     ---     ---   18.91  150.17   17.55  151.58   19.50

All Non-MHC State of SC(7)
--------------------------
 Averages                                     31.66   140.92   1.31   17.49   22.61  213.31   26.84  213.31   23.75
 Medians                                        ---     ---     ---     ---   19.42  197.35   28.04  197.35   21.30

Comparable Group Averages
-------------------------
 Averages                                     22.09    43.60   1.13   15.71   20.86  140.57   25.92  140.58   19.75
 Medians                                        ---     ---     ---     ---   19.29  136.78   25.85  136.86   19.83

State of SC
-----------

CFCP  Coastal Fin. Corp. of SC                23.00   106.88   1.08    6.97   18.40  329.99   21.63  329.99   21.30
FFCH  First Fin. Holdings Inc. of SC          43.12   274.59   2.16   16.45   19.42  262.13   16.03  262.13   19.96
FSFC  First So.east Fin. Corp. of SC(7)       15.12    66.35   0.81    8.20   18.67  184.39   18.95  184.39   18.67
FSPT  FirstSpartan Fin. Corp. of SC           37.50   166.13   1.25   29.17   30.00  128.56   34.44  128.56   30.00
PALM  Palfed, Inc. of Aiken SC(7)             27.00   143.07   0.84   10.74     NM   251.40   21.40  251.40     NM
SCCB  S. Carolina Comm. Bnshrs of SC          23.00    16.08   0.75   17.35     NM   132.56   35.24  132.56     NM


Comparable Group
----------------

BFSB  Bedford Bancshares of VA                28.25    32.26   1.38   17.18   20.32  164.44   23.18  164.44   20.47
CFTP  Community Fed. Bancorp of MS            17.12    79.25   0.65   12.47   25.94  137.29   36.70  137.29   26.34
CFFC  Community Fin. Corp. of VA              24.75    31.56   1.67   18.86   18.75  131.23   17.99  131.23   14.82
FFBS  FFBS Bancorp of Columbus MS             22.50    35.37   1.16   14.34   19.40  156.90   26.21  156.90   19.40
SOPN  First SB, SSB, Moore Co. of NC          24.37    89.85   1.32   18.43   18.46  132.23   30.42  132.23   18.46
KSAV  KS Bancorp of Kenly NC                  22.50    19.91   1.39   16.45   16.07  136.78   18.11  136.86   16.19
SCCB  S. Carolina Comm. Bnshrs of SC          23.00    16.08   0.75   17.35     NM   132.56   35.24  132.56     NM
SSM   Stone Street Bancorp of NC              20.25    38.43   0.86   16.32   23.55  124.08   36.68  124.08   23.55
TSH   Teche Holding Company of LA             21.88    75.22   1.08   15.53   28.05  140.89   18.52  140.89   20.26
FTF   Texarkana Fst. Fin. Corp of AR          24.75    44.30   1.62   15.03   18.89  164.67   25.85  164.67   15.28
TWIN  Twin City Bancorp of TN                 13.62    17.32   0.60   10.88   19.18  125.18   16.20  125.18   22.70





                                                  Dividends(4)                 Financial Characteristics(6)
                                            ----------------------- -------------------------------------------------------
                                                                                                 Reported          Core
                                            Amount/         Payout  Total   Equity/  NPAs/  --------------- ---------------
                                            Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                            ------- ------- ------- ------- ------- ------- ------- ------- ------- -------
                                               ($)     (%)     (%)  ($Mil)     (%)     (%)     (%)     (%)     (%)     (%)

Heritage FS&LA of Laurens SC
----------------------------
 Superrange                                   0.30    2.00   39.45     307   28.97    0.44    1.15    3.95    1.15    3.95
 Range Maximum                                0.30    2.00   36.48     299   27.08    0.45    1.11    4.08    1.11    4.08
 Range Midpoint                               0.30    2.00   33.54     292   25.38    0.46    1.07    4.22    1.07    4.22
 Range Minimum                                0.30    2.00   30.24     286   23.60    0.47    1.03    4.38    1.03    4.38


SAIF-Insured Thrifts(7)
-----------------------
 Averages                                     0.37    1.60   30.19   1,196   13.05    0.78    0.88    7.92    0.88    7.81
 Medians                                       ---     ---     ---     ---     ---     ---     ---     ---     ---     ---

All Non-MHC State of SC(7)
--------------------------
 Averages                                     0.60    1.93   40.07     684   16.51    0.79    1.05   11.07    1.00   10.31
 Medians                                       ---     ---     ---     ---     ---     ---     ---     ---     ---     ---

Comparable Group Averages
-------------------------
 Averages                                     0.54    2.44   47.31     173   18.68    0.45    1.24    6.65    1.31    7.07
 Medians                                       ---     ---     ---     ---     ---     ---     ---     ---     ---     ---

State of SC
-----------

CFCP  Coastal Fin. Corp. of SC                0.36    1.57   33.33     494    6.56    0.10    1.21   19.41    1.05   16.77
FFCH  First Fin. Holdings Inc. of SC          0.84    1.95   38.89   1,713    6.12    1.49    0.87   14.24    0.85   13.86
FSFC  First So.east Fin. Corp. of SC(7)       0.24    1.59   29.63     350   10.28    0.24    1.05   10.32    1.05   10.32
FSPT  FirstSpartan Fin. Corp. of SC           0.60    1.60   48.00     482   26.79    0.69    0.96    6.28    0.96    6.28
PALM  Palfed, Inc. of Aiken SC(7)             0.12    0.44   14.29     669    8.51    2.04    0.39    4.82    0.67    8.26
SCCB  S. Carolina Comm. Bnshrs of SC          0.60    2.61     NM       46   26.59    0.87    1.15    4.34    1.15    4.34


Comparable Group
----------------

BFSB  Bedford Bancshares of VA                0.56    1.98   40.58     139   14.10    0.52    1.20    8.41    1.19    8.35
CFTP  Community Fed. Bancorp of MS            0.30    1.75   46.15     216   26.73    0.50    1.47    4.77    1.45    4.70
CFFC  Community Fin. Corp. of VA              0.56    2.26   33.53     175   13.71    0.56    1.01    7.32    1.28    9.26
FFBS  FFBS Bancorp of Columbus MS             0.50    2.22   43.10     135   16.70    0.58    1.41    7.48    1.41    7.48
SOPN  First SB, SSB, Moore Co. of NC          0.88    3.61   66.67     295   23.01    0.29    1.75    7.26    1.75    7.26
KSAV  KS Bancorp of Kenly NC                  0.60    2.67   43.17     110   13.24    0.53    1.21    8.81    1.20    8.74
SCCB  S. Carolina Comm. Bnshrs of SC          0.60    2.61     NM       46   26.59    0.87    1.15    4.34    1.15    4.34
SSM   Stone Street Bancorp of NC              0.45    2.22   52.33     105   29.57    0.23    1.54    4.69    1.54    4.69
TSH   Teche Holding Company of LA             0.50    2.29   46.30     406   13.14    0.27    0.69    5.03    0.96    6.96
FTF   Texarkana Fst. Fin. Corp of AR          0.56    2.26   34.57     171   15.70    0.46    1.41    8.40    1.74   10.38
TWIN  Twin City Bancorp of TN                 0.40    2.94   66.67     107   12.94    0.16    0.85    6.65    0.72    5.62

     (1) Average of high/low or bid/ask price per share.
     (2) EPS (core basis) is based on actual trailing twelve month data, adjusted to omit the impact of non-operating items (including the SAIF assessment) on a tax effected basis, and is shown on a pro forma basis where appropriate.
     (3) P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets; P/TB = Price to Tangible Book; and P/CORE = Price to Core Earnings.
     (4) Indicated twelve month dividend, based on last quarterly dividend declared.
     (5) Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings.
     (6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and total assets balances.
     (7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

     Source: Corporate reports, offering circulars, and RP Financial, Inc.
             calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

                                    EXHIBITS

RP Financial, LC.

                                LIST OF EXHIBITS

Exhibit

Number   Description
-------  -----------

  I-1    Map of Office Locations

  I-2    Heritage Federal's Audited Financial Statements

  I-3    Key Operating Ratios

  I-4    Investment Portfolio Composition

  I-5    Yields and Costs

  I-6    Loan Loss Allowance Activity

  I-7    Fixed Rate and Adjustable Rate Loans

  I-8    Gap Analysis

  I-9    Loan Portfolio Composition

  I-10   Contractual Maturity By Loan Type

  I-11   Loan Originations, Purchases, and Sales

  I-12   Non-Performing Assets

  I-13   Classified Assets

  I-14   Deposit Composition

  II-1   List of Branch Offices

  II-2   Historical Interest Rates

  II-3   Demographic/Economic Reports

  II-4   Sources of Personal Income/Employment Sectors

 III-1   General Characteristics of Publicly-Traded
           Institutions

 III-2   South Carolina Savings Institutions

 III-3   Selected Southeast Savings Institutions

RP Financial, LC.

 IV-1    Stock Prices:  November 28, 1997

 IV-2    Historical Stock Price Indices

 IV-3    Historical Thrift Stock Indices

 IV-4    Market Area Acquisition Activity

 IV-5    Directors and Management Summary Resumes

 IV-6    Pro Forma Regulatory Capital Ratios

 IV-7    Pro Forma Analysis Sheet

 IV-8    Pro Forma Effect of Conversion Proceeds

 IV-9    Peer Group Core Earnings Analysis



  V-1    Firm Qualifications Statement

                                  EXHIBIT I-1
                 Heritage Federal Savings and Loan Association
                            Map of Office Locations

                     [MAP OF SOUTH CAROLINA APPEARS HERE]

                                  EXHIBIT I-2
                 Heritage Federal Savings and Loan Association
                          Audited Financial Statements
                          [Incorporated by Reference]

                                  EXHIBIT 1-3
                 Heritage Federal Savings and Loan Association
                             Key Operating Ratios


                                                                            At September 30,
                                                                  --------------------------------------
                                                                   1997     1996    1995    1994    1993
                                                                  ------   ------  ------  ------  -----
SELECTED FINANCIAL RATIOS:

Performance Ratios:
Return on average assets(1)                                        0.80%    0.32%   0.87%    1.36%   1.52%
Return on average equity(2)                                        6.93     2.87    8.08    13.47   17.61
Average equity as a percent of average assets                     11.49    10.99   10.79    10.09    8.62
Interest rate spread(3)                                            1.76     1.51    2.09     2.84    3.14
Net interest margin(4)                                             2.33     2.04    2.59     3.24    3.51
Average interest-earning assets to
 average interest-bearing liabilities                              1.11     1.10    1.10     1.10    1.08
Other operating expenses as a
 percent of average total assets                                   0.96     1.61    1.05     1.07    1.16

Capital Ratios:
Tangible                                                          11.3     10.6    10.8     10.9     9.3
Core                                                              11.3     10.6    10.8     10.9     9.3
Risk-based                                                        23.3     22.2    23.1     23.6    20.5

Asset Qaulity Ratios:
Nonperforming loans as a percent of loans
 receivable, net(5)                                                0.48     0.56    0.52     0.84    1.25
Nonperforming assets as a percent of total
 assets(6)                                                         0.54     0.45    0.44     0.81    1.28
Allowance for loan losses as a percent of
 gross loans receivable                                            0.44     0.35    0.32     0.37    0.34
Allowance for loan losses as a percent of
 nonperforming loans                                              93.58    65.24   63.10    46.28   28.18
Net charge-offs as a percent of average
outstanding loans                                                  0.07    (0.05)   0.05     0.00    0.00

---------------------
(1) Net income divided by average total assets.
(2) Net income divided by average total equity.
(3) Difference between weighted average yield on interest-earning assets and weighted average cost of interest-bearing liabilities.
(4) Net interest income as a percentage of average interest-earning assets.
(5) Nonperforming loans consist of loans accounted for on a nonaccrual basis.
(6) Nonperforming assets consist of nonperforming loans and real estate acquired in settlement of loans, but exclude restructured loans. See "BUSINESS OF THE ASSOCIATION - Lending Activities - Nonperforming Assets and Delinquencies."

                                  EXHIBIT I-4
                 Heritage Federal Savings and Loan Association
                       Investment Portfolio Composition


                                                                                    At September 30,
                                                --------------------------------------------------------------------
                                                         1997                    1996                   1995
                                                ---------------------   ---------------------   --------------------
                                                Amortized     Fair       Amortized     Fair      Amortized    Fair
                                                  Cost        Value        Cost        Value       Cost       Value
                                                ---------     -------   ----------    -------   ----------   -------
AVAILABLE FOR SALE:
Investment securities:
 U.S. Treasury obligations....................  $ 2,010       $ 2,008     $ 7,536     $ 7,472     $10,061    $ 9,944
 U.S. Government Agency obligations...........    3,996         3,976       7,841       7,761          --         --
Freddie Mac common stock......................       57         2,406          57       1,666          57      1,180
                                                -------       -------     -------     -------     -------    -------
        Total available for sale..............    6,063         8,390      15,434      16,899      10,118     11,124
                                                -------       -------     -------     -------     -------    -------
HELD TO MATURITY:
Investment securities:
 U.S. Government Agency obligations...........   15,988        15,954      20,993      20,778      18,699     18,349
Mortgage-backed securities:
 Fannie Mae...................................      788           781       1,142       1,117       1,455      1,423
 Freddie Mac..................................    5,877         5,854       8,584       8,467      10,534     10,363
                                                -------       -------     -------     -------     -------    -------
        Total held to maturity................   22,653        22,589      30,719      30,362      30,688     30,135
                                                -------       -------     -------     -------     -------    -------

        Total.................................  $28,716       $30,979     $46,153     $47,261     $40,806    $41,259
                                                =======       =======     =======     =======     =======    =======

                                                        Less Than               One to
                                                         One Year             Five Years               Totals
                                                ----------------------    -------------------     ------------------
                                                              Weighted               Weighted               Weighted
                                                Amortized      Average    Amortized   Average     Amortized  Average
                                                  Cost          Yield       Cost       Yield        Cost      Yield
                                                ---------     --------    ---------  --------     --------- --------
AVAILABLE FOR SALE:
Investment securities:
 U.S. Treasury obligations....................  $    501        6.03%      $ 1,509      5.44%      $ 2,010      5.52%
 U.S. Government Agency obligations...........     2,496        5.30         1,500      5.46         3,996      5.36
                                                --------        ----       -------      ----       -------      ----
        Total available for sale..............     2,997        6.49         3,009      5.45         6,006      5.41

HELD TO MATURITY:
Investment securities:
 U.S. Government Agency obligations...........     2,002        5.09        13,986      6.16        15,988      6.07
Mortgage-backed securites:
 Fannie Mae...................................        --          --           788      5.75           788      5.75
 Freddie Mac..................................     3,574        5.39         2,303      5.06         5,877      5.21
                                                --------        ----       -------      ----       -------      ----
        Total held to maturity................     5,576        5.26        17,077      5.99        22,653      5.88
                                                --------        ----       -------      ----       -------      ----

        Total.................................  $  8,573        5.82       $20,086      5.91       $28,659      5.89
                                                ========                   =======                 =======


                                  EXHIBIT I-5
                 Heritage Federal Savings and Loan Association
                               Yields and Costs

                                                                        Years Ended September 30,
                                             ------------------------------------------------------------------------------------
                                                          1997                        1996                        1995
                                             ----------------------------  --------------------------  --------------------------
                                                        Interest                    Interest                    Interest
                                               Average     and    Yield/   Average     and     Yield/  Average     and     Yield/
                                               Balance  Dividends  Cost    Balance  Dividends  Cost    Balance  Dividends   Cost
                                              --------  --------- -------  -------- ---------  ------ --------- ---------  ------
                                                                             (Dollars in thousands)
Interest-earning assets:
  Loans receivable, net (1).................  $189,689   $15,034   7.93%   $178,081  $14,038   7.88%   $172,133   $13,549   7.87%
  Mortgage-backed securities................     8,401       450   5.36      11,192      626   5.59      13,020       749   5.75
  Investment securities.....................    32,397     1,856   5.73      35,684    1,815   5.09      31,882     1,580   4.96
  FHLB stock................................     2,042       148   7.25       2,042      147   7.20       2,042       153   7.49
  Federal funds sold and overnight deposits.     5,335       285   5.34       6,317      348   5.51       2,202       133   6.04
                                              --------   -------   ----    --------  -------   ----    --------   -------   ----
    Total interest-earning assets...........   237,864    17,773   7.47     233,316   16,974   7.28     221,279    16,164   7.30
                                              --------   -------   ----    --------  -------   ----    --------   -------   ----

  Non-interest-earning assets...............     7,315                        7,328                       5,632
                                              --------                     --------                    --------
    Total average assets....................  $245,179                     $240,644                    $226,911
                                              ========                     ========                    ========

Interest-bearing liabilities (2):
  Passbook accounts.........................  $ 11,561       340   2.94    $ 12,270      362   2.95    $ 13,343       393   2.95
  NOW and money market accounts.............     3,751        89   2.37       3,784       92   2.43       3,751        94   2.51
  Certificates of deposit...................   195,853    11,575   5.91     190,572   11,431   6.00     175,431     9,454   5.39
                                              --------   -------   ----    --------  -------   ----    --------   -------   ----
    Total deposits..........................   211,165    12,004   5.68     206,626   11,885   5.75     192,525     9,941   5.16
  FHLB advances.............................     3,082       226   7.33       5,000      327   6.54       7,812       490   6.27
                                              --------   -------   ----    --------  -------   ----    --------   -------   ----
    Total interest-bearing liabilities......   214,247    12,230   5.71     211,626   12,212   5.77     200,337    10,431   5.21
                                              --------   -------   ----    --------  -------   ----    --------   -------   ----

  Noninterest-bearing liabilities...........     2,759                        2,570                       2,091
                                              --------                     --------                    --------

    Total average liabilities...............   217,006                      214,196                     202,428
                                              --------                     --------                    --------

  Average equity............................    28,173                       26,448                      24,483
                                              --------                     --------                    --------
    Total average liabilities and equity....  $245,179                     $240,644                    $226,911
                                              ========                     ========                    ========

  Net interest income.......................             $ 5,543                     $ 4,762                      $ 5,733
                                                         =======                     =======                      =======

  Interest rate spread......................                       1.76%                       1.51%                        2.09%

  Net interest margin.......................                       2.33%                       2.04%                        2.59%

  Ratio of average interest-earning
   assets to average interest-
   bearing liabilities......................                       1.11x                       1.10x                        1.10x

------------------------
(1) Includes loans held-for-sale. Does not include interest on nonaccrual loans.
(2) Does not include escrow balances.

                                  EXHIBIT I-6
                 Heritage Federal Savings and Loan Association
                         Loan Loss Allowance Activity

                                                             Years Ended September 30,
                                                        -----------------------------------
                                                        1997    1996    1995    1994   1993
                                                        ----    ----    ----    ----   ----
                                                              (Dollars in thousands)
Allowance at beginning of period...................     $670    $590    $622    $560   $525
Provision for loan losses..........................      337      (7)     47      62     35
Recoveries:
 Mortgage loans:
 One- to four-family...............................       --      --      --      --     --
 Builder construction..............................       --      --      --      --     --
 Commercial........................................       --     115      --      --     --
Savings account loans..............................       --      --      --      --     --
Home equity loans..................................       --      --      --      --     --
                                                        ----    ----    ----    ----   ----
   Total recoveries................................       --     115      --      --     --
                                                        ----    ----    ----    ----   ----

Charge-offs:
 Mortgage loans:
 One- to four-family...............................       --      28      --      --     --
 Builder construction..............................       --      --      --      --     --
 Commercial........................................      133      --      79      --     --
Savings account loans..............................       --      --      --      --     --
Home equity loans..................................       --      --      --      --     --
                                                        ----    ----    ----    ----   ----
   Total charge-offs...............................      133      28      79      --     --
                                                        ----    ----    ----    ----   ----
   Net charge-offs.................................      133     (87)     79      --     --
                                                        ----    ----    ----    ----   ----
   Balance at end of period........................     $874    $670    $590    $622   $560
                                                        ====    ====    ====    ====   ====

Allowance for loan losses as a percentage
 of total loans outstanding at the end of
 the period........................................     0.44%   0.35%   0.32%   0.37%  0.34%

Net charge-offs (recoveries) as a percentage of average
 loans outstanding during the period...............     0.07%  (0.05%)  0.05%   0.00%  0.00%

Allowance for loan losses as a percentage of
 nonperforming loans at end of period..............    93.58%  65.24%  63.10%  46.28% 28.18%

                                  EXHIBIT 1-7
                 Heritage Federal Savings and Loan Association
                     Fixed Rate and Adjustable Rate Loans


                         Fixed-      Floating- or
                         Rates     Adjustable-Rates
                         -------   ----------------
                               (In thousands)

Mortgage loans:
 One- to- four family..  $26,348          $154,115
 Builder construction..       --                --
 Commercial............    1,494             6,642
Savings account loans..       --                --
Home equity loans......       --                --
                         -------          --------
   Total...............  $27,842          $160,757
                         =======          ========

                                  EXHIBIT I-8
                 Heritage Federal Savings and Loan Association
                                 Gap Analysis





                Basis Point ("bp")    Estimated Change in
                   Change in Rates    Net Portfolio Value
                ------------------   ----------------------
                                     (Dollars in thousands)

                       +400                 ($15,494)
                       +300                  (10,826)
                       +200                   (6,391)
                       +100                   (2,645)
                          0                        0
                       (100)                   1,360
                       (200)                   2,285
                       (300)                   3,283
                       (400)                   4,712


                                  EXHIBIT 1-9
                 Heritage Federal Savings and Loan Association
                          Loan Portfolio Composition

                                                                            At September 30,
                             -------------------------------------------------------------------------------------------------------

                                    1997                 1996                  1995                 1994                 1993
                             ------------------    -----------------    ------------------    -----------------   -----------------
                              Amount    Percent     Amount   Percent      Amount   Percent     Amount    Percent   Amount   Percent
                             --------  --------    --------  -------    ---------  -------    --------  --------   -------  -------
                                                                      (Dollars in thousands)
Mortgage loans:
  One- to four-family......  $180,609     90.0%    $173,925     90.4%   $167,092      90.2%   $151,238      89.9%  $147,968    90.0%
  Builder construction.....     2,601      1.3        3,836      2.0       2,735       1.5       2,763       1.6      1,871     1.1
  Commercial...............     8,136      4.0        6,450      3.3       7,573       4.1       7,536       4.5      7,731     4.7
                             --------  -------     --------   ------    --------   -------    --------   -------    -------  ------
   Total mortgage loans....   191,346     95.3      184,211     95.7     177,400      95.8     161,537      96.0    157,570    95.8
  Savings account loans....     1,419      0.7        1,146      0.6       1,439       0.9       1,133       0.7      1,444     0.9
  Home equity loans........     8,124      4.0        7,050      3.7       6,429       3.4       5,607                5,476     3.3
                             --------  -------     --------   ------    --------   -------    --------   -------    -------  ------
   Total loans receivable..   200,889    100.0%     192,407    100.0%    185,268     100.0%    168,277     100.0%   164,490   100.0%
                                       =======                ======               =======               =======             ======
Less:
  Undisbursed loan funds...     6,989                 8,375                5,995                 7,584                4,980
  Deferred loan
   origination fees........       363                   412                  424                   389                  414
  Allowance for loan
   losses..................       874                   670                  590                   622                  560
                             --------              --------             --------              --------              -------

   Loans receivable, net...  $192,663              $182,950             $178,259              $159,682             $158,536
                             ========              ========             ========              ========             ========


                                 EXHIBIT 1-10
                 Heritage Federal Savings and Loan Association
                       Contractual Maturity By Loan Type



                                    After     After    After
                                   One Year  3 Years  5 Years
                          Within   Through   Through  Through    Beyond
                         One Year  3 Years   5 Years  10 Years  10 Years    Total
                         --------  -------   -------  -------   --------   --------
                                               (in thousands)
Mortgage loans:
 One- to four-family...   $   146    $1,085   $4,888   $18,032   $156,458  $180,609
 Builder construction..     2,601        --       --        --         --     2,601
 Commercial............        --       589    2,088       857      4,602     8,136
Savings account loans..     1,419        --       --        --         --     1,419
Home equity loans......     8,124        --       --        --         --     8,124
                         --------   -------  --------  -------   --------  --------
    Total..............   $12,290    $1,674   $6,976   $18,889   $161,060  $200,889
                         ========   =======  =======   =======   ========  ========

                                 EXHIBIT I-11
                 Heritage Federal Savings and Loan Association
                    Loan Originations, Purchases, and Sales



                                                   Years Ended September 30,
                                                -------------------------------
                                                  1997        1996       1995
                                                --------    --------   --------
                                                        (In thousands)

Loans originated:
Mortgage loans:
 One- to four-family.....................       $ 37,020    $ 36,450   $ 39,444
 Builder construction....................          2,901       5,255      4,175
 Commercial..............................          1,958       1,739        543
 Savings account LOANS...................          1,128         572      1,079
 Home equity loans.......................          2,139       2,243      1,871
                                                --------    --------   --------
  Total loans originated.................         45,146      46,259     47,112
                                                --------    --------   --------

Loans purchased:
 Mortgage loans:
 One- to four-family.....................          2,975          --         --
 Builder construction....................             --          --         --
 Commercial..............................            541          --         --
                                                --------    --------   --------
  Total loans purchased..................          3,516          --         --
                                                --------    --------   --------

Loans sold...............................           (479)       (954)        --

Principal repayments.....................        (35,198)    (42,970)   (26,764)
Transfer to real estate owned............           (996)        (92)      (185)
Increase (decrease) in other items, net..         (1,231)      2,448     (1,586)
                                                --------    --------   --------
Net increase (decrease) in loans
 receivable, net.........................       $ 10,758    $  4,691   $ 18,577
                                                ========    ========   ========

                                 EXHIBIT I-12
                 Heritage Federal Savings and Loan Association
                             Non-Performing Assets



                                                 At September 30,
                                    --------------------------------------------
                                       1997     1996     1995     1994      1993
                                    -------  -------  -------  -------   -------
                                                   (Dollars in thousands)
Loans accounted for on
 a nonaccrual basis:
 Mortgage loans:
 One- to four-family............... $   444  $   679  $   867  $ 1,010   $ 1,329
 Builder construction..............     411      348       40      121       103
 Commercial........................      33       --       28      187       539
 Savings account loans.............      --       --       --       --        --
 Home equity loans.................      46       --       --       26        16
                                    -------  -------  -------  -------   -------
    Total of nonaccnial loans......     934    1,027      935    1,344     1,987

 Real estate owned.................     410       86      104      388       724
                                    -------  -------  -------  -------   -------

    Total nonperforming assets..... $ 1,344  $ 1,113  $ 1,039  $ 1,732   $ 2,711
                                    =======  =======  =======  =======   =======

 Restructured loans................ $   732  $   769  $   588  $   479   $   481
                                    =======  =======  =======  =======   =======

 Nonaccrual loans as a percentage
  of loans receivable, net.........    0.48%    0.56%    0.52%    0.84%     1.25%

 Nonaccrual loans as a percentage
  of total assets..................    0.38%    0.42%    0.40%    0.63%     0.94%

 Nonperforming assets as a
  percentage of total assets.......    0.54%    0.45%    0.44%    0.81%     1.28%


                                 EXHIBIT I-13
                 Heritage Federal Savings and Loan Association
                               Classified Assets





                                           At September 30,
                                       ------------------------
                                        1997              1996
                                       ------            ------
                                           (In thousands)

        Classified assets:
         Loss......................... $  123            $  120
         Doubtful.....................    592               264
         Substandard..................  1,190               881
         Special mention..............  1,072             1,549


                                 EXHIBIT I-14
                 Heritage Federal Savings and Loan Association
                              Deposit Composition



Weighted                                                                              Percentage
Average                                                             Minimum            of Total
Interest Rate        Term            Checking and Savings Deposits  Amount    Balance  Deposits
-------------       ------           -----------------------------  --------  ------- ----------
                                                                           (In thousands)
3.00%               None             Passbook accounts              $    200  $ 11,423      5.3%
1.34                None             NOW accounts                        250     2,833      1.3
3.00                None             Money market deposit accounts     2,500       939      0.4

                                     Certificate Accounts
                                     --------------------

5.44                Within 6 months  Fixed term, fixed rate            2,500    91,350     42.5
5.83                7 - 12 months    Fixed term, fixed rate            2,500    57,509     26.7
6.11                13 - 36 months   Fixed term, fixed rate              500    48,943     22.7
5.96                37 - 60 months   Fixed term, fixed rate              500     2,415      1.1
                                                                              --------    -----
                                     TOTAL                                    $215,412    100.0%
                                                                              ========    =====




                                      At September 30,
                                ----------------------------
                                  1997       1996      1995
                                --------  --------  --------
                                       (In thousands)
        3.01 - 4.00%.......     $  5,575  $  6,826  $  3,262
        4.01 - 5.00%.......        1,218     2,216    17,716
        5.0l - 6.00%.......       95,528    97,960    59,427
        6.01 - 7.00%.......       92,245    81,430    98,864
        7.01 - 8.00%.......        5,651     5,510     5,958
        8.01 - 9.00%.......           --        --       105
                                --------  --------  --------
         Total.............     $200,217  $193,942  $185,332
                                ========  ========  ========

                                 EXHIBIT II-1
                 Heritage Federal Savings and Loan Association
                           List of Office Locations



                                                   Approximate
Location                          Year Opened    Square Footage      Deposits
--------                          -----------    --------------   --------------
                                                                  (In thousands)

Main Office                         1995(1)          24,500          $104,187
201 West Main Street
Laurens, SC 29360

Belton Office                       1962              1,800            63,380
208 Anderson Street
Belton, SC 29627

Ware Shoals Office                  1968              1,444            23,570
81 North Greenwood Avenue
Ware Shoals, SC 29692

Simpsonville Office                 1977              3,668            24,275
514 North Main Street
Simpsonville, SC 29681

-----------------------
(1) The Association occupied a smaller facility at the same location from 1955 to 1995.

                                 EXHIBIT II-2
                         HISTORICAL INTEREST RATES(1)


                            Prime     90 Day   One Year  30 Year
         Year/Qtr. Ended     Rate     T-Bill     T-Bill   T-Bond
         ---------------    -----    -------  --------- --------
         1991:  Quarter 1   8.75%      5.92%      6.24%    8.26%
                Quarter 2   8.50%      5.72%      6.35%    8.43%
                Quarter 3   8.00%      5.22%      5.38%    7.80%
                Quarter 4   6.50%      3.95%      4.10%    7.47%

         1992:  Quarter 1   6.50%      4.15%      4.53%    7.97%
                Quarter 2   6.50%      3.65%      4.06%    7.79%
                Quarter 3   6.00%      2.75%      3.06%    7.38%
                Quarter 4   6.00%      3.15%      3.59%    7.40%

         1993:  Quarter 1   6.00%      2.95%      3.18%    6.93%
                Quarter 2   6.00%      3.09%      3.45%    6.67%
                Quarter 3   6.00%      2.97%      3.36%    6.03%
                Quarter 4   6.00%      3.06%      3.59%    6.34%

         1994:  Quarter 1   6.25%      3.56%      4.44%    7.09%
                Quarter 2   7.25%      4.22%      5.49%    7.61%
                Quarter 3   7.75%      4.79%      5.94%    7.82%
                Quarter 4   8.50%      5.71%      7.21%    7.88%

         1995:  Quarter 1   9.00%      5.86%      6.47%    7.43%
                Quarter 2   9.00%      5.57%      5.63%    6.63%
                Quarter 3   8.75%      5.42%      5.68%    6.51%
                Quarter 4   8.50%      5.09%      5.14%    5.96%

         1996:  Quarter 1   8.25%      5.14%      5.38%    6.67%
                Quarter 2   8.25%      5.16%      5.68%    6.87%
                Quarter 3   8.25%      5.03%      5.69%    6.92%
                Quarter 4   8.25%      5.18%      5.49%    6.64%

         1997:  Quarter 1   8.50%      5.32%      6.00%    7.10%
                Quarter 2   8.50%      5.17%      5.66%    6.78%
                Quarter 3   8.50%      5.10%      5.44%    6.40%
         November 28, 1997  8.50%      5.20%      5.50%    6.05%

         (1) End of period data.

         Source: SNL Securities.

                                  EXHIBIT II-3
                 Heritage Federal Savings and Loan Association
                          Demographic/Economic Reports

                        STATE DEMOGRAPHIC REPORT

                     STATE              00
                STATE NAME              UNITED STATES

 Population                                        1997 Age Distribution            1997 Average Disposable Income
 ----------                                        -----------------------------    -----------------------------------
   1980                              226,542,204      0-4                    7.2    Total                       $35,584
   1990                              248,709,873      5-9                    7.4    Householder Less Than 35    $30,999
   1997                              267,805,150     10-14                   7.1    Householder 35-44           $40,281
   2002                              281,208,787     15-19                   7.1    Householder 45-54           $45,940
                                                     20-24                   6.5    Householder 55-64           $39,611
 Population Growth Rate                        1     25-44                  31.4    Householder 65+             $22,603
                                                     45-64                  20.5
 Households                                          65-84                  11.3
 ----------                                           85+                    1.4    Spending Potential Index*
   1990                               91,947,410      18+                   74.3    -----------------------------------
   1997                               99,019,931                                    Auto Loan                       100
   2002                              104,000,643                                    Home Loan                       100
                                                   Median Age                       Investments                     100
 Household Growth Rate                         1   ----------                       Retirement Plans                100
 Average Household Size                     2.64   1990                     32.9    Home Repair                     100
                                                   1997                     34.8    Lawn & Garden                   100
 Families                                                                           Remodeling                      100
 --------                                          Male/Female Ratio        95.9    Appliances                      100
   1990                               64,517,947                                    Electronics                     100
   1997                               68,999,546   Per Capita Income     $18,100    Furniture                       100
                                                                                    Restaurants                     100
 Family Growth Rate                          0.9                                    Sporting Goods                  100
                                                   1997 Household Income*           Theater/Concerts                100
                                                   -----------------------------    Toys & Hobbies                  100
 Race                          1990         1997   Base               99,019,225    Travel                          100
 ----                          ----         ----   % Less Than $15K         17.7    Video Rental                    100
 % White                       80.3         78.4   % $15K-25K               14.4    Apparel                         100
 % Black                       12.1         12.4   % $25K-50K               33.5    Auto Aftermarket                100
 % Asian                                           % $50K-100K              26.5    Health Insurance                100
  /Pacific Isl.                 2.9          3.7   % 100K-150K               5.4    Pets & Supplies                 100
                                                   % Greater Than $150K      2.6
 % Hispanic*                      9         10.8
                                                   Median Household Income
                                                   -----------------------------
                                                   1997                  $36,961
                                                   2002                  $42,042

------------------------------------------------------------------------------
*   Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
------------------------------------------------------------------------------
Copyright 1997 CACI       (800) 292-CACI FAX: (703) 243-6272        10/27/97

                        STATE DEMOGRAPHIC REPORT

                     STATE              45
                STATE NAME              SOUTH CAROLINA

 Population                                        1997 Age Distribution            1997 Average Disposable Income
 ----------                                        -----------------------------    -----------------------------------
   1980                               3,120,729       0-4                    7.1    Total                       $35,584
   1990                               3,486,703       5-9                    7.4    Householder Less Than 35    $30,999
   1997                               3,728,002      10-14                   7.1    Householder 35-44           $40,281
   2002                               3,903,439      15-19                   7.4    Householder 45-54           $45,940
                                                     20-24                   6.8    Householder 55-64           $39,611
 Population Growth Rate                     0.9      25-44                    31    Householder 65+             $22,603
                                                     45-64                  21.2
 Households                                          65-84                  10.9
 ----------                                           85+                    1.1    Spending Potential Index*
   1990                               1,258,044       18+                   74.3    -----------------------------------
   1997                               1,382,405                                     Auto Loan                        99
   2002                               1,468,512                                     Home Loan                        87
                                                   Median Age                       Investments                      91
 Household Growth Rate                      1.3    ----------                       Retirement Plans                 91
 Average Household Size                    2.63    1990                       32    Home Repair                      98
                                                   1997                     34.4    Lawn & Garden                    96
 Families                                                                           Remodeling                      104
 --------                                          Male/Female Ratio          94    Appliances                       99
   1990                                 928,206                                     Electronics                      97
   1997                                 992,446    Per Capita Income     $15,474    Furniture                        94
                                                                                    Restaurants                      92
 Family Growth Rate                         0.9                                     Sporting Goods                   98
                                                   1997 Household Income*           Theater/Concerts                 94
                                                   -----------------------------    Toys & Hobbies                   99
 Race                         1990         1997    Base                1,382,401    Travel                           90
 ----                         ----         ----    % Less Than $15K         20.4    Video Rental                     99
 % White                        69         68.6    % $15K-25K               16.1    Apparel                          94
 % Black                      29.8         30.1    % $25K-50K               35.6    Auto Aftermarket                 96
 % Asian                                           % $50K-100K              23.1    Health Insurance                100
  /Pacific Isl.                0.6          0.8    % $100K-150K              3.6    Pets & Supplies                  99
                                                   % Greater Than $150K      1.3
 % Hispanic*                   0.9          1.1
                                                   Median Household Income
                                                   -----------------------------
                                                   1997                  $32,771
                                                   2002                  $37,972

------------------------------------------------------------------------------
*   Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
------------------------------------------------------------------------------
Copyright 1997 CACI       (800) 292-CACI FAX: (703) 243-6272        10/27/97

                        STATE DEMOGRAPHIC REPORT

                       MSA              3160
                  MSA NAME              GREENVL-SPAR'BG-ANDR

 Population                                        1997 Age Distribution            1997 Average Disposable Income
 ----------                                        -----------------------------    -----------------------------------
   1980                               744,428         0-4                    6.4    Total                       $32,523
   1990                               830,563         5-9                    6.9    Householder Less Than 35    $29,357
   1997                               908,409        10-14                   6.8    Householder 35-44           $38,100
   2002                               962,096        15-19                   7.4    Householder 45-54           $41,801
                                                     20-24                   6.8    Householder 55-64           $34,811
 Population Growth Rate                   1.2        25-44                  30.2    Householder 65+             $19,096
                                                     45-64                  22.6
 Households                                          65-84                  11.6
 ----------                                           85+                    1.3    Spending Potential Index*
   1990                               312,740         18+                     76    -----------------------------------
   1997                               348,858                                       Auto Loan                       100
   2002                               374,714                                       Home Loan                        88
                                                   Median Age                       Investments                      92
 Household Growth Rate                    1.5      ----------                       Retirement Plans                 92
 Average Household Size                  2.54      1990                     33.5    Home Repair                      98
                                                   1997                     35.9    Lawn & Garden                    96
 Families                                                                           Remodeling                      106
 --------                                          Male/Female Ratio        93.5    Appliances                       99
   1990                               228,567                                       Electronics                      97
   1997                               247,664      Per Capita Income     $16,336    Furniture                        93
                                                                                    Restaurants                      92
 Family Growth Rate                       1.1                                       Sporting Goods                   98
                                                   1997 Household Income*           Theater/Concerts                 94
                                                   -----------------------------    Toys & Hobbies                   99
 Race                       1990         1997      Base                  348,858    Travel                           91
 ----                       ----         ----      % Less Than $15K         19.3    Video Rental                     99
 % White                    81.6         80.9      % $15K-25K               15.8    Apparel                          94
 % Black                    17.4           18      % $25K-50K               36.3    Auto Aftermarket                 96
 % Asian                                           % $50K-100K              23.5    Health Insurance                100
  /Pacific Isl.              0.6          0.8      % $100K-150K              3.7    Pets & Supplies                  99
                                                   % Greater Than $150K      1.4
 % Hispanic*                 0.7            1
                                                   Median Household Income
                                                   -----------------------------
                                                   1997                  $33,776
                                                   2002                  $38,785

------------------------------------------------------------------------------
*   Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
------------------------------------------------------------------------------
Copyright 1997 CACI       (800) 292-CACI FAX: (703) 243-6272        10/27/97

                        STATE DEMOGRAPHIC REPORT

                       MSA              1760
                  MSA NAME              COLUMBIA, SC

 Population                                        1997 Age Distribution            1997 Average Disposable Income
 ----------                                        -----------------------------    -----------------------------------
   1980                                 409,953       0-4                    6.7    Total                       $35,370
   1990                                 453,331       5-9                    7.2    Householder Less Than 35    $29,844
   1997                                 493,711      10-14                     7    Householder 35-44           $39,216
   2002                                 521,149      15-19                   7.4    Householder 45-54           $44,332
                                                     20-24                   7.4    Householder 55-64           $38,707
 Population Growth Rate                     1.2      25-44                  33.8    Householder 65+             $23,326
                                                     45-64                  20.8
 Households                                          65-84                   8.8
 ----------                                           85+                    0.9    Spending Potential Index*
   1990                                 163,223       18+                   75.1    -----------------------------------
   1997                                 183,459                                     Auto Loan                       100
   2002                                 195,621                                     Home Loan                        99
                                                   Median Age                       Investments                      95
 Household Growth Rate                      1.6    ----------                       Retirement Plans                 98
 Average Household Size                    2.59    1990                     31.2    Home Repair                      99
                                                   1997                     33.8    Lawn & Garden                    98
 Families                                                                           Remodeling                      100
 --------                                          Male/Female Ratio        95.2    Appliances                      100
   1990                                 114,878                                     Electronics                     100
   1997                                 127,221    Per Capita Income     $17,417    Furniture                       101
                                                                                    Restaurants                     100
 Family Growth Rate                         1.4                                     Sporting Goods                  100
                                                   1997 Household Income*           Theater/Concerts                 99
                                                   -----------------------------    Toys & Hobbies                  101
 Race                         1990         1997    Base                  183,459    Travel                           96
 ----                         ----         ----    % Less Than $15K           15    Video Rental                    101
 % White                      67.8         67.9    % $15K-25K               14.5    Apparel                         102
 % Black                      30.4           30    % $25K-50K               36.3    Auto Aftermarket                101
 % Asian                                           % $50K-100K              28.1    Health Insurance                 98
  /Pacific Isl.                1.1          1.3    % 100K-150K               4.7    Pets & Supplies                 100
                                                   % Greater Than $150K      1.5
 % Hispanic*                   1.3          1.6
                                                   Median Household Income
                                                   -----------------------------
                                                   1997                  $37,548
                                                   2002                  $42,951

------------------------------------------------------------------------------
*   Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
------------------------------------------------------------------------------
Copyright 1997 CACI       (800) 292-CACI FAX: (703) 243-6272        10/27/97

                        STATE DEMOGRAPHIC REPORT

              STATE/COUNTY              45059
               COUNTY NAME              LAURENS SC

 Population                                        1997 Age Distribution            1997 Average Disposable Income
 ----------                                        -----------------------------    -----------------------------------
   1980                                  52,214       0-4                    6.6    Total                       $29,953
   1990                                  58,092       5-9                      7    Householder Less Than 35    $28,149
   1997                                  62,370      10-14                   6.8    Householder 35-44           $35,808
   2002                                  65,323      15-19                   7.6    Householder 45-54           $37,623
                                                     20-24                     7    Householder 55-64           $31,083
 Population Growth Rate                       1      25-44                  28.8    Householder 65+             $18,107
                                                     45-64                  22.6
 Households                                          65-84                  12.1
 ----------                                           85+                    1.5    Spending Potential Index*
   1990                                  20,660       18+                   75.3    -----------------------------------
   1997                                  22,661                                     Auto Loan                        97
   2002                                  24,083                                     Home Loan                        74
                                                   Median Age                       Investments                      80
 Household Growth Rate                      1.3    ----------                       Retirement Plans                 81
 Average Household Size                    2.63    1990                       34    Home Repair                      95
                                                   1997                     35.8    Lawn & Garden                    91
 Families                                                                           Remodeling                      107
 --------                                          Male/Female Ratio        93.5    Appliances                       97
   1990                                  15,584                                     Electronics                      92
   1997                                  16,577    Per Capita Income     $14,105    Furniture                        85
                                                                                    Restaurants                      83
 Family Growth Rate                         0.9                                     Sporting Goods                   94
                                                   1997 Household Income*           Theater/Concerts                 86
                                                   -----------------------------    Toys & Hobbies                   95
 Race                         1990         1997    Base                   22,661    Travel                           82
 ----                         ----         ----    % Less Than $15K         20.4    Video Rental                     97
 % White                      71.4         70.5    % $15K-25K                 16    Apparel                          86
 % Black                      28.2         29.1    % $25K-50K                 39    Auto Aftermarket                 91
 % Asian                                           % $50K-100K              21.4    Health Insurance                100
  /Pacific Isl.                0.2          0.2    % 100K-150K               2.4    Pets & Supplies                  96
                                                   % Greater Than $150K      0.7
 % Hispanic*                   0.4          0.5
                                                   Median Household Income
                                                   -----------------------------
                                                   1997                  $31,451
                                                   2002                  $36,241

------------------------------------------------------------------------------
*   Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
------------------------------------------------------------------------------
Copyright 1997 CACI       (800) 292-CACI FAX: (703) 243-6272        10/27/97

                        STATE DEMOGRAPHIC REPORT

              STATE/COUNTY              45007
                STATE NAME              ANDERSON      SC

 Population                                        1997 Age Distribution            1997 Average Disposable Income
 ----------                                        -----------------------------    -----------------------------------
   1980                                 133,235       0-4                    6.2    Total                       $29,411
   1990                                 145,196       5-9                    6.7    Householder Less Than 35    $28,096
   1997                                 158,524      10-14                   6.8    Householder 35-44           $35,289
   2002                                 167,721      15-19                   7.2    Householder 45-54           $38,168
                                                     20-24                   5.9    Householder 55-64           $31,473
 Population Growth Rate                     1.2      25-44                  29.1    Householder 65+             $16,158
                                                     45-64                  23.9
 Households                                          65-84                  12.8
 ----------                                           85+                    1.4    Spending Potential Index*
   1990                                  55,481       18+                   76.1    -----------------------------------
   1997                                  61,648                                     Auto Loan                        99
   2002                                  66,066                                     Home Loan                        80
                                                   Median Age                       Investments                      87
 Household Growth Rate                      1.5    ----------                       Retirement Plans                 87
 Average Household Size                    2.54    1990                     34.8    Home Repair                      97
                                                   1997                     37.4    Lawn & Garden                    94
 Families                                                                           Remodeling                      109
 --------                                          Male/Female Ratio        92.4    Appliances                       99
   1990                                  41,495                                     Electronics                      96
   1997                                  44,859    Per Capita Income     $14,799    Furniture                        89
                                                                                    Restaurants                      88
 Family Growth Rate                         1.1                                     Sporting Goods                   97
                                                   1997 Household Income*           Theater/Concerts                 90
                                                   -----------------------------    Toys & Hobbies                   99
 Race                         1990         1997    Base                   61,648    Travel                           86
 ----                         ----         ----    % Less Than $15K         22.5    Video Rental                     99
 % White                      82.9         82.2    % $15K-25K               17.5    Apparel                          90
 % Black                      16.6         17.2    % $25K-50K               36.7    Auto Aftermarket                 93
 % Asian                                           % $50K-100K              19.8    Health Insurance                101
  /Pacific Isl.                0.2          0.3    % $100K-150K              2.6    Pets & Supplies                  98
                                                   % Greater Than $150K      0.9
 % Hispanic*                   0.4          0.5
                                                   Median Household Income
                                                   -----------------------------
                                                   1997                  $30,210
                                                   2002                  $35,101

------------------------------------------------------------------------------
*   Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
------------------------------------------------------------------------------
Copyright 1997 CACI       (800) 292-CACI FAX: (703) 243-6272        10/27/97

                        STATE DEMOGRAPHIC REPORT

              STATE/COUNTY              45047
                STATE NAME              GREENWOOD      SC

 Population                                        1997 Age Distribution            1997 Average Disposable Income
 ----------                                        -----------------------------    -----------------------------------
   1980                                  55,859       0-4                    6.7    Total                       $28,914
   1990                                  59,567       5-9                      7    Householder Less Than 35    $25,697
   1997                                  63,397      10-14                   7.1    Householder 35-44           $34,477
   2002                                  66,040      15-19                   7.4    Householder 45-54           $39,219
                                                     20-24                   6.6    Householder 55-64           $30,048
 Population Growth Rate                     0.9      25-44                  28.8    Householder 65+             $17,514
                                                     45-64                  21.8
 Households                                          65-84                  12.9
 ----------                                           85+                    1.6    Spending Potential Index*
   1990                                  22,730       18+                     75    -----------------------------------
   1997                                  24,739                                     Auto Loan                        99
   2002                                  26,160                                     Home Loan                        84
                                                   Median Age                       Investments                      95
 Household Growth Rate                      1.2    ----------                       Retirement Plans                 91
 Average Household Size                     2.5    1990                     33.7    Home Repair                     100
                                                   1997                     35.8    Lawn & Garden                    97
 Families                                                                           Remodeling                      106
 --------                                          Male/Female Ratio        88.9    Appliances                       98
   1990                                  16,300                                     Electronics                      95
   1997                                  17,165    Per Capita Income     $14,502    Furniture                        92
                                                                                    Restaurants                      90
 Family Growth Rate                         0.7                                     Sporting Goods                   96
                                                   1997 Household Income*           Theater/Concerts                 93
                                                   -----------------------------    Toys & Hobbies                   98
 Race                         1990         1997    Base                   24,739    Travel                           91
 ----                         ----         ----    % Less Than $15K         25.7    Video Rental                     98
 % White                      69.2         68.3    % $15K-25K               16.9    Apparel                          92
 % Black                      30.2         30.9    % $25K-50K               34.2    Auto Aftermarket                 94
 % Asian                                           % $50K-100K              19.7    Health Insurance                100
  /Pacific Isl.                0.4          0.5    % $100K-150K              2.3    Pets & Supplies                  98
                                                   % Greater Than $150K      1.2
 % Hispanic*                   0.4          0.5
                                                   Median Household Income
                                                   -----------------------------
                                                   1997                  $28,743
                                                   2002                  $32,926

------------------------------------------------------------------------------
*   Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
------------------------------------------------------------------------------
Copyright 1997 CACI       (800) 292-CACI FAX: (703) 243-6272        10/27/97

                        STATE DEMOGRAPHIC REPORT

              STATE/COUNTY              45045
                STATE NAME              GREENVILLE    SC

 Population                                        1997 Age Distribution            1997 Average Disposable Income
 ----------                                        -----------------------------    -----------------------------------
   1980                                 287,895       0-4                    6.6    Total                       $35,156
   1990                                 320,167       5-9                    7.2    Householder Less Than 35    $30,856
   1997                                 350,169      10-14                     7    Householder 35-44           $40,339
   2002                                 370,857      15-19                   7.1    Householder 45-54           $45,295
                                                     20-24                   6.4    Householder 55-64           $37,869
 Population Growth Rate                     1.2      25-44                  31.1    Householder 65+             $20,877
                                                     45-64                  22.3
 Households                                          65-84                  11.1
 ----------                                           85+                    1.2    Spending Potential Index*
   1990                                 122,878       18+                   75.3   ------------------------------------
   1997                                 136,478                                     Auto Loan                       101
   2002                                 146,350                                     Home Loan                        96
                                                   Median Age                       Investments                      97
 Household Growth Rate                      1.5    ----------                       Retirement Plans                 99
 Average Household Size                    2.51    1990                     33.4    Home Repair                     100
                                                   1997                     35.7    Lawn & Garden                   100
 Families                                                                           Remodeling                      104
 --------                                          Male/Female Ratio        93.2    Appliances                      101
   1990                                  87,897                                     Electronics                     100
   1997                                  95,311    Per Capita Income     $18,132    Furniture                        99
                                                                                    Restaurants                      98
 Family Growth Rate                         1.1                                     Sporting Goods                  101
                                                   1997 Household Income*           Theater/Concerts                 99
                                                   -----------------------------    Toys & Hobbies                  101
 Race                         1990         1997    Base                  136,478    Travel                           96
 ----                         ----         ----    % Less Than $15K         17.3    Video Rental                    100
 % White                      80.9         80.1    % $15K-25K                 15    Apparel                         100
 % Black                        18         18.6    % $25K-50K               35.1    Auto Aftermarket                100
 % Asian                                           % $50K-100K              25.6    Health Insurance                100
  /Pacific lsl.                0.7          0.8    % $100K-150K              4.9    Pets & Supplies                 100
                                                   % Greater Than $150K      2.1
 % Hispanic*                   0.9          1.3
                                                   Median Household Income
                                                   -----------------------------
                                                   1997                  $36,132
                                                   2002                  $40,951

------------------------------------------------------------------------------
*   Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
------------------------------------------------------------------------------
Copyright 1997 CACI       (800) 292-CACI FAX: (703) 243-6272        10/27/97

                                 EXHIBIT II-4
                 Heritage Federal Savings and Loan Association
                 Sources of Personal Income/Employment Sectors

                           REGIONAL ECONOMIC PROFILE
                             for State totals only

South Carolina [45.000]
-----------------------------------------------------------------------------------------------------------------------------------

   Item                                               1991        1992        1993        1994        1995
-----------------------------------------------------------------------------------------------------------------------------------

   Place of residence profile

Personal income (thousands of dollars)          55,969,870  59,180,558  62,159,029  65,746,152  69,809,514
 Nonfarm personal income                        55,583,919  58,817,462  61,799,708  65,252,011  69,440,947
 Farm income                                       385,951     363,096     359,321     494,141     368,567

Derivation of personal income
 Net earnings/1/                                37,915,395  40,104,724  41,986,147  44,221,622  46,864,850
 Transfer payments                               9,612,727  10,672,590  11,380,117  12,220,153  13,056,159
  Income maintenance /2/                           786,185     976,394   1,037,386   1,099,399   1,176,739
  Unemployment insurance                           254,732     335,370     289,679     209,164     193,751
  Retirement and other                           8,571,810   9,360,826  10,053,052  10,911,590  11,685,669
 Dividends, interest, and rent                   8,441,748   8,403,244   8,792,765   9,304,377   9,888,505

 Population (number of persons) /3/              3,555,544   3,594,586   3,628,502   3,642,968   3,667,000

Per capita incomes (dollars) /4/
 Per capita personal income                         15,742      16,464      17,131      18,047      19,037
 Per capita net earnings                            10,664      11,157      11,571      12,139      12,7BO
 Per capita transfer payments                        2,704       2,969       3,136       3,354       3,560
  Per capita income maintenance                        221         272         286         302         321
  Per capita unemployment insurance                     72          93          80          57          53
  Per capita retirement & other                      2,411       2,604       2,771       2,995       3,187
 Per capita dividends, interest, & rent              2,374       2,338       2,423       2,554       2,697

    Place of work profile

 Total earnings (place of work, $000)           40,272,002  42,577,162  44,616,139  46,992,615  49,772,164
  Wages and salary disbursements                33,514,483  35,214,860  36,723,755  38,474,100  40,790,254
  Other labor income                             3,724,889   4,118,975   4,497,451   4,750,054   5,047,929
  Proprietors' income                            3,032,630   3,243,327   3,394,933   3,768,461   3,933,981
    Nonfarm proprietors' income                  2,737,519   2,965,796   3,132,546   3,368,954   3,665,416
    Farm proprietors' income                       295,111     277,531     262,387     399,507     268,565

Total full- and part- time employment            1,903,249   1,916,774   1,954,022   1,997,964   2,037,407
  Wage and salary jobs                           1,658,913   1,669,847   1,701,832   1,741,418   1,778,498
  Number of proprietors                            244,336     246,927     252,190     256,546     258,909
    Number of nonfarm proprietors /5/              219,123     221,644     227,596     233,238     236,613
    Number of farm proprietors                      25,213      25,283      24,594      23,308      22,296

Average earnings per job (dollars)                  21,160      22,213      22,833      23,520      24,429
  Wage & salary earnings per job                    20,203      21,089      21,579      22,094      22,935
  Average earnings per nonfarm proprietor           12,493      13,381      13,764      14,444      15,491

See footnotes at end of table.

Table CA30                                                                August 1997           REGIONAL ECONOMIC INFORMATION SYSTEM

                                                                                                         BUREAU OF ECONOMIC ANALYSIS


Footnotes for Table CA30, Regional Economic Profiles

/1/ Total earnings less personal contributions for social insurance adjusted to place of residence.

/2/ Consists largely of supplemental security income payments, payments to families with dependent children (AFDC), general assistance payments, food stamp payments, and other assistance payments, including emergency assistance.

/3/ Census Bureau midyear population estimates. Estimates for 1990-95 reflect county population estimates available as of March 1997. The population estimates for the United States, Utah, and Cache, UT, 1991-94, have been adjusted by BEA for consistency with a special, upward adjustment made by the Census Bureau to its 1995 estimate for Cache County.
    Additionally, as a result of special and test censuses conducted in 1995, the Census Bureau reduced substantially the 1995 population estimates for Yuma, AZ; DeSoto, LA; Dorchester, SC; and Montgomery, TN, but made no adjustments to the estimates for the other years. For these counties, BEA was unable to make adjustments to the population estimates in time for this release, and the estimates of per capita personal income are discontinuous between 1994 and 1995. BEA's further adjustments to the population estimates for 1991-94 will be reflected in the release of State per capita personal income on September 19, 1997 and in the release of local area per capita personal income in the Spring of 1998.

/4/ Type of income divided by population yields a per capita for that type of income.

/5/ Excludes limited partners.

/6/ Cibola, NM was separated from Valencia in June 1981, but in these estimates
    Valencia includes Cibola through the end of 1981.

/7/ La Paz county, AZ was separated from Yuma county on January 1, 1983.  The
    Yuma, AZ MSA includes La Paz, AZ through 1982.

/8/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census; those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Borough and Aleutians West Census Area. Estimates for 1991 forward separate Denali Borough from Yukon-Koyukuk Census Area and Lake and Peninsula Borough from Dillingham Census Area. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

/9/ Shawano, WI and Menominee, WI are combined as Shawano (incl. Menominee),
    WI for the years prior to 1989.

(L) Less than $50,000 or less than 10 jobs, as appropriate. Estimates are included in totals.

(N) Data not available for this year.

            FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY /1/
                             for State totals only
                               (number of Jobs)

South Carolina  (45.000]
-----------------------------------------------------------------------------------------------------------------------------------
   Item                                               1991        1992        1993        1994        1995
-----------------------------------------------------------------------------------------------------------------------------------

Employment by place of work
Total full- and part-time employment            1,903,249   1,916,774   1,954,022   1,997,964   2,037,407

By type
  Wage and salary employment                    1,658,913   1,669,847   1,701,832   1,741,418   1,778,498
  Proprietors' employment                         244,336     246,927     252,190     256,546     258,909
   Farm proprietors' employment                    25,213      25,283      24,594      23,308      22,296
   Nonfarm proprietors' employment /2/            219,123     221,644     227,596     233,238     236,613

By industry

   Farm employment                                 35,524      35,006      33,831      31,925      30,693
   Nonfarm employment                           1,867,725   1,881,768   1,920,191   1,966,039   2,006,714
    Private employment                          1,502,464   1,512,946   1,555,368   1,604,499   1,654,076
     Ag. serv., forestry, fishing,
      and other /3/                                16,301      16,243      18,068      18,839      20,446
     Mining                                         2,416       2,319       2,277       2,301       2,361
     Construction                                 120,101     112,860     116,047     119,592     123,002
     Manufacturing                                376,436     378,300     381,663     385,354     384,770
     Transportation and public utilities           73,166      71,940      74,767      78,087      80,718
     Wholesale trade                               64,439      63,022      63,034      65,173      70,005
     Retail trade                                 326,934     334,757     343,893     359,747     376,062
     Finance, insurance, and real estate          111,035     108,158     108,606     111,745     112,167
     Services                                     411,636     425,347     447,013     463,661     484,545
   Government and government enterprises          365,261     368,822     364,823     361,540     352,638
    Federal, civilian                              37,753      35,889      33,973      32,085      29,923
    Military                                       84,339      82,268      74,881      69,350      58,907
    State and local                               243,169     250,665     255,969     260,105     263,808
     State                                         96,184      99,180     100,815     100,663     100,760
     Local                                        146,985     151,485     155,154     159,442     163,048

See footnotes at and of   table.                  August 1997        REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                                                           BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA25, Total Full- and Part-time Employment by Major Industry

/1/ 1969-74 based on 1967 SIC. 1975-87 based on 1972 SIC. 1988-95 based on
    1987 SIC.

/2/ Excludes limited partners.

/3/ "Other" consists of the number of jobs held by U.S. residents employed by international organizations and foreign embassies and consulates in the United States.

/4/ Cibola, NM was separated from Valencia in June 1981, but in these estimates
    Valencia includes Cibola through the end of 1981.

/5/ La Paz county, AZ was separated from Yuma county on January 1, 1983. The
    Yuma, AZ MSA includes La Paz, AZ through 1982.

/6/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census; those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Borough and Aleutians West Census Area. Estimates for 1991 forward separate Denali Borough from Yukon-Koyukuk Census Area and Lake and Peninsula Borough from Dillingham Census Area. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

/7/ Shawano, WI and Menominee, WI are combined as Shawano (incl. Menominee), WI for the years prior to 1989.

/8/ Estimate shown constitutes the major portion of the true estimate.

(D) Not shown to avoid disclosure of confidential information. Estimates are included in totals.

(L) Less than 10 jobs.  Estimates are included in totals.

(N)  Data not available for this year.

         PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY /1/
                             for State totals only
                            (thousands of dollars)

 South Carolina [45.000]
----------------------------------------------------------------------------------------------------------
   Item                                            1991        1992        1993        1994        1995
----------------------------------------------------------------------------------------------------------

   Income by place of residence
Personal income (thousands of dollars)          55,969,870  59,180,558  62,159,029  65,746,152  69,809,514
 Nonfarm personal income                        55,583,919  58,817,462  61,799,708  65,252,011  69,440,947
 Farm income /2/                                   385,951     363,096     359,321     494,141     368,567

Population (number of persons) /3/               3,555,544   3,594,586   3,628,502   3,642,968   3,667,000
Per capita personal income (dollars)                15,742      16,464      17,131      18,047      19,037

Derivation of personal income
 Earnings by place of work                      40,272,002  42,577,162  44,616,139  46,992,615  49,772,164
 Less: Personal cont. for social insurance /4/   2,846,063   2,986,677   3,156,087   3,380,888   3,590,919
 Plus: Adjustment for residence /5/                489,456     514,239     526,095     609,895     683,605
 Equals: Not earnings by place of residence     37,915,395  40,104,724  41,986,147  44,221,622  46,864,850
 Plus; Dividends, interest, and rent /6/         8,441,748   8,403,244   8,792,765   9,304,377   9,888,505
Plus: Transfer payments                          9,612,727  10,672,590  11,380,117  12,220,153  13,056,159

   Earnings by place of work

Components of earnings
 Wage and salary disbursements                  33,514,483  35,214,860  36,723,755  38,474,100  40,790,254
 Other labor income                              3,724,889   4,118,975   4,497,451   4,750,054   5,047,929
 Proprietors' income /7/                         3,032,630   3,243,327   3,394,933   3,766,461   3,933,981
  Farm proprietors' income                         295,111     277,531     262,387     399,507     268,565
 Nonfarm proprietors' income                     2,737,519   2,965,796   3,132,546   3,368,954   3,665,416

Earnings by industry
 Farm earnings                                     385,951     363,096     359,321     494,141     368,567
 Nonfarm earnings                               39,886,051  42,214,066  44,256,818  46,498,474  49,403,597
  Private earnings                              31,413,660  33,457,858  35,315,660  37,523,130  40,298,875

   Ag. serv., forestry, fishing, and other /8/     232,588    241,894      252,062     267,933     307,485
   Mining                                           72,721     64,290       70,735      72,962      78,796
   Construction                                  2,808,684  2,659,487    2,825,138   3,017,757   3,184,688
   Manufacturing                                10,756,266 11,605,997   12,084,872  12,591,462  13,100,741
    Durable goods                                3,897,297  4,251,323    4,509,093   4,865,277   5,247,475
    Nondurable goods                             6,858,969  7,354,674    7,575,779   7,726,185   7,853,266
   Transportation and public utilities           2,332,868  2,413,398    2,542,425   2,729,087   2,906,351
   Wholesale trade                               1,785,888  1,858,920    1,926,137   2,071,219   2,341,452
   Retail trade                                  4,119,334  4,402,643    4,679,738   5,017,717   5,454,832
   Finance, insurance, and real estate           1,778,518  1,945,086    2,122,179   2,241,546   2,421,749
   Services                                      7,526,793  8,266,143    B,812,374   9,513,447  10,502,781
  Government and government enterprises          8,472,391  8,756,208    8,941,158   8,975,344   9,104,722
   Federal, civilian                             1,318,869  1,301,117    1,332,832   1,287,152   1,227,599
   Military                                      1,565,351  1,590,837    1,444,388   1,326,886   1,182,868
   State and local                               5,588,171  5,864,254    6,163,938   6,361,306   6,694,255
    State                                        2,244,103  2,347,693    2,446,505   2,489,806   2,599,272
    Local                                        3,344,068  3,516,561    3,717,433   3,871,500   4,094,983

See footnotes at end of table.                                        REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05.1                                       August 1997                 BUREAU OF ECONOMIC ANALYSIS

Footnotes. for table CA05, Personal Income by major source and Earnings by Major Industry

/1/ 1969-74 based on 1967 SIC. 1975-87 based on 1972 SIC. 1988-95 based on 1987
    SIC.

/2/ Farm income consists of proprietors' net income; the cash wages, pay-in-kind, and other labor income of hired farm workers; and the salaries of officers of corporate farms.

/3/ Census Bureau midyear population estimates. Estimates for 1990-95 reflect county population estimates available as of March 1997. The population estimates for the United States, Utah, and Cache, UT, 1991-94, have been adjusted by BEA for consistency with a special, upward adjustment made by the Census Bureau to its 1995 estimate for Cache County.
    Additionally, as a result of special and test censuses conducted in 1995, the Census Bureau reduced substantially the 1995 population estimates for Yuma, AZ; DeSoto, LA; Dorchester, SC; and Montgomery, TN, but made no adjustments to the estimates for the other years. For these counties, BEA was unable to make adjustments to the population estimates in time for this release, and the estimates of per capita personal income are discontinuous between 1994 and 1995. BEA's further adjustments to the population estimates for 1991-94 will be reflected in the release of State per capita personal income on September 19, 1997 and in the release of local area per capita personal income in the Spring of 1998.

/4/ Personal contributions for social insurance are included in earnings by type and industry but excluded from personal income.

/5/ The adjustment for residence is the net inflow of the earnings of interarea commuters. For the United States, it consists of adjustments for border workers: Earnings of U.S. residents commuting outside U.S. borders to work less earnings of foreign residents commuting inside U.S. borders to work and of certain Caribbean seasonal workers.

/6/ Includes the capital consumption adjustment for rental income of persons.

/7/ Includes the inventory valuation and capital consumption adjustments.

/8/ "Other" consists of wage and salary disbursements of U.S. residents employed by international organizations and foreign embassies and consulates in the United States.

/13/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census; those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Borough and Aleutians West Census Area. Estimates for 1991 forward separate Denali Borough from Yukon-Koyukuk Census Area and Lake and Peninsula Borough from Dillingham Census Area. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

/14/ Cibola, NM was separated from Valencia in June 1981, but in these estimates, Valencia includes Cibola through the end of 1981.

/15/ La Paz county, AZ was separated from Yuma county on January 1, 1983.  The
     Yuma, AZ MSA contains La Paz, AZ through 1982.

/16/ Shawano, WI and Menominee, WI are combined as Shawano (incl.  Menominee),
     WI for the years prior to 1989.

E    The estimate shown here constitutes the major portion of the true estimate.

(D) Not shown to avoid disclosure of confidential information. Estimates are included in totals.

(L)  Less than $50,000.  Estimates are included in totals.

(N)  Data not available for this year.

         PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY /1/
                            for states-and counties
                            (thousands of dollars)

 Laurens,  South Carolina [45.059]
-------------------------------------------------------------------------------------------------------
   Item                                              1991      1992        1993       1994       1995
-------------------------------------------------------------------------------------------------------

   Income by place of residence
Personal income (thousands of dollars)            892,051   953,000   1,004,408  1,062,968  1,131,240
 Nonfarm personal income                          888,692   948,095     998,990  1,057,523  1,133,054
 Farm income /2/                                    3,359     4,905       5,418      5,445     -1,814

Population (number of persons) /3/                 58,630    59,031      59,470     60,030     60,731
Per capita personal income (dollars)               15,215    16,144      16,889     17,707     18,627

Derivation of personal income
 Earnings by place of work                        474,269   509,410     537,243    563,914    599,348
 Loss: Personal cont. for social insurance /4/     34,956    37,131      39,512     42,373     45,615
 Plus: Adjustment for residence /5/                98,712   102,269     107,848    114,242    124,644
 Equals: Net earnings by place of residence       538,025   574,548     605,579    635,783    678,377
 Plus: Dividends, interest, and rent /6/          123,116   120,315     122,836    124,326    132,357
 Plus: Transfer payments                          230,910   258,137     275,993    302,859    320,506

   Earnings by place of work

Components of earnings
 Wage and salary disbursements                    395,614   422,247     444,431    466,641    500,619
 Other labor income                                46,830    52,798      57,911     60,805     65,535
 Proprietors' income /7/                           31,825    34,365      34,901     36,468     33,194
 Farm proprietors' income                           2,162     3,798       4,164      4,222     -3,107
 Nonfarm proprietors' income                       29,663    30,567      30,737     32,246     36,301

Earnings by industry
 Farm earnings                                      3,359     4,905       5,418      5,445     -1,814
 Nonfarm earnings                                 470,910   504,505     531,825    558,469    601,162
 Private earnings                                 379,107   409,429     433,627    456,519    495,262

  Ag. serv., forestry, fishing, and other /8/          (D)    2,028       2,058      2,241         (D)
  Mining                                               (D)       (L)        463        784         (D)
  Construction                                     20,274    21,589      23,456     27,276     28,614
  Manufacturing                                   181,262   203,253     217,384    224,406    232,775
    Durable goods                                  90,031    99,729     104,450    110,959    115,208
    Nondurable goods                               91,231   103,524     112,934    113,447    117,567
  Transportation and public utilities              16,941    17,952      20,114     25,963     32,137
  Wholesale trade                                   7,883     8,824       7,079      7,664     11,810
  Retail trade                                     77,629    79,422      78,249     78,758     83,245
  Finance, insurance, and real estate              12,239    13,156      13,608     13,483     14,347
  Services                                         57,438    63,174      71,216     75,944     88,790
Government and government enterprises              91,803    95,076      98,198    101,950    105,900
  Federal, civilian                                 3,669     3,915       4,021      4,052      4,172
  Military                                          2,924     3,286       3,301      3,382      3,258
  State and local                                  85,210    87,875      90,876     94,516     98,470
    State                                          40,341    41,127      41,754     41,623     41,273
    Local                                          44,869    46,748      49,122     52,893     57,197

 See footnotes at end of table.                                  REGIONAL ECONOMIC INFORMATION SYSTEM
 Table CA05.1                                 August 1997                 BUREAU OF ECONOMIC ANALYSIS


         PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY /1/
                            for States and counties
                            (thousands of dollars)

  Anderson, South Carolina [45.007]
------------------------------------------------------------------------------------------------------------
   Item                                              1991        1992         1993         1994       1995
------------------------------------------------------------------------------------------------------------
    Income by place of residence
 Personal income (thousands of dollars)         2,267,182   2,400,709    2,531,645    2,695,522    2,888,543
  Nonfarm personal income                       2,255,173   2,384,930    2,516,761    2,673,985    2,811,573
  Farm income /2/                                  12,009      15,779       14,884       21,537       16,970

 Population (number of persons) /3/               146,313     148,111      150,798      152,545      154,472
 Per capita personal income (dollars)              15,495      16,209       16,788       17,670       18,699

 Derivation of personal income
  Earnings by place of work                     1,328,339   1,444,897    1,551,740    1,666,814    1,774,783
  Less: Personal cont. for social insurance /4/    98,388     105,732      114,354      124,589      133,096
  Plus: Adjustment for residence /5/              341,985     336,370      341,430      345,269      385,415
  Equals: Net earnings by place of residence    1,571,936   1,675,535    1,778,816    1,887,494    2,027,102
  Plus: Dividends, interest, and rent /6/         310,266     303,678      307,952      326,133      347,510
  Plus: Transfer payments                         384,980     421,496      444,877      481,895      513,931

    Earnings by place of work

Components of earnings
 Wage and salary disbursements                  1,074,421   1,154,326    1,235,009    1,318,736    1,400,958
 Other labor income                               127,953     145,348      162,815      173,977      183,715
 Proprietors' income /7/                          125,965     145,223      153,916      174,099      190,110
  Farm proprietors' income                          7,563      11,397        9,903       16,674       11,838
  Nonfarm proprietors' income                     118,402     133,826      144,013      157,425      178,272

Earnings by industry
 Farm earnings                                     12,009      15,779       14,884       21,537       16,970
 Nonfarm earnings                               1,316,330   1,429,118    1,536,856    1,645,277    1,757,813
  Private earnings                              1,114,950   1,217,387    1,310,842    1,409,266    1,507,507

   Ag. serv., forestry, fishing, and other /8/      6,621       8,943           (D)          (D)      10,239
   Mining                                             139         183           (D)          (D)       5,237
   Construction                                    84,784      84,039       85,103       96,543      102,253
   Manufacturing                                  528,507     581,120      632,137      672,293      705,264
    Durable goods                                 162,997     189,244      235,332      263,793      291,870
    Nondurable goods                              365,510     391,876      396,805      408,500      413,394
   Transportation and public utilities             49,814      50,006       55,574       60,941       65,503
   Wholesale trade                                 41,760      49,397       54,948       61,504       73,639
   Retail trade                                   156,756     175,653      185,465      200,746      214,825
   Finance, insurance, and real estate             36,714      41,085       45,652       47,088       50,002
   Services                                       209,855     226,961      240,788      257,248      280,545
  Government and government enterprises           201,380     211,731      226,014      236,011      250,306
   Federal, civilian                               13,547      14,414       15,198       15,541       16,063
   Military                                         6,635       7,221        7,285        7,861        7,597
   State and local                                181,198     190,096      203,531      212,609      226,646
    State                                          38,699      40,402       43,429       45,372       48,607
    Local                                         142,499     149,694      160,102      167,237      178,039


 See footnotes at end of table.                                         REGIONAL ECONOMIC INFORMATION SYSTEM
 Table CA05.1                                        August 1997                 BUREAU OF ECONOMIC ANALYSIS

         PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY /1/
                            for States and counties
                            (thousands of dollars)


  Greenwood, South Carolina [45.047]
------------------------------------------------------------------------------------------------------------
   Item                                              1991        1992         1993         1994         1995
------------------------------------------------------------------------------------------------------------
   Income by place of residence
Personal income (thousands of dollars)            929,398     993,419    1,038,194    1,103,068    1,192,586
 Nonfarm personal income                          926,093     990,955    1,035,553    1,102,025    1,191,759
 Farm income /2/                                    3,305       2,464        2,641        1,043          827

Population (number of persons) /3/                 60,139      60,526       61,039       61,544       62,102
Per capita personal income (dollars)               15,454      16,413       17,009       17,923       19,204

Derivation of personal income
 Earnings by place of work                        735,333     783,541      821,571      875,344      954,046
 Less: Personal cont. for social insurance /4/     53,145      56,263       59,394       64,501       70,030
 Plus: Adjustment for residence /5/               (52,776)    (56,043)     (59,396)     (63,401)     (71,615)
 Equals: Net earnings by place of residence       629,412     671,235      702,781      747,442      812,401
Plus: Dividends, interest, and rent /6/           140,570     143,490      148,285      156,156      166,346
Plus: Transfer payments                           159,416     178,694      187,128      199,470      213,839

   Earnings by place of work

Components of earnings
 Wage and salary disbursements                    611,153     648,610      676,858      723,013      788,135
 Other labor income                                73,408      81,714       88,820       95,241      104,856
 Proprietors' income /7/                           50,772      53,217       55,893       57,090       61,055
 Farm proprietors' income                           2,878       2,079        2,210          623          379
 Nonfarm proprietors' income                       47,894      51,138       53,683       56,467       60,676

Earnings by industry
 Farm earnings                                      3,305       2,464        2,641        1,043          827
 Nonfarm earnings                                 732,028     781,077      818,930      874,301      953,219
  Private earnings                                598,744     646,562      679,353      727,516      798,493

    Ag. serv., forestry, fishing, and other /8/        (D)      3,019        2,917        3,054        3,652
    Mining                                             (D)        613          721          844          797
    Construction                                   60,163      54,993       58,840       57,121       58,109
    Manufacturing                                 300,309     336,833      351,828      380,793      422,953
     Durable goods                                103,487     110,442      114,243      127,721      136,300
     Nondurable goods                             196,822     226,391      237,585      253,072      286,653
    Transportation and public utilities            25,705      27,033       28,668       30,612       32,854
    Wholesale trade                                11,209      12,184       13,200       16,898       17,737
    Retail trade                                   73,906      77,199       79,765       85,943       94,662
    Finance, insurance, and real estate            21,894      23,618       25,864       26,996       27,834
    Services                                      101,636     111,070      117,550      125,255      139,895
   Government and government enterprises          133,284     134,515      139,577      146,785      154,726
    Federal, civilian                               5,846       6,260        6,271        6,797        6,869
    Military                                        2,727       2,957        2,937        3,153        3,037
    State and local                               124,711     125,298      130,369      136,835      144,820
     State                                         33,597      34,662       36,203       38,092       40,557
     Local                                         91,114      90,636       94,166       98,743      104,263

See footnotes at end of table.                                          REGIONAL ECONOMIC INFORMATION SYSTEM
Table CAO5.1                                      August 1997                    BUREAU OF ECONOMIC ANALYSIS

         PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY /1/
                            for states-and counties
                            (thousands of dollars)

 Greenville,  South Carolina [45.045]
-----------------------------------------------------------------------------------------------------------------------------
   Item                                                   1991           1992           1993            1994          1995
-----------------------------------------------------------------------------------------------------------------------------
     Income by place of residence
  Personal income (thousands of dollars)                5,992,750      6,293,216      6,674,946      7,116,838      7,686,848
   Nonfarm personal income                              5,988,318      6,287,193      6,666,896      7,107,872      7,679,777
   Farm income /2/                                          4,432          6,023          8,050          8,966          7,071

  Population (number of persons) /3/                      324,085        326,949        330,711        335,182        339,655
  Per capita personal income (dollars)                     18,491         19,248         20,184         21,233         22,631

  Derivation of personal income
   Earnings by place of work                            5,375,114      5,559,270      5,932,852      6,311,741      6,890,338
   Less: Personal cont. for social insurance /4/          392,221        401,582        429,994        464,789        505,271
   Plus: Adjustment for residence /5/                    -782,722       -750,874       -810,068       -836,738       -941,309
   Equals: Not earnings by place of residence           4,200,171      4,406,814      4,692,790      5,010,214      5,443,758
   Plus: Dividends, interest, and rent /6/                999,580      1,003,623      1,044,066      1,102,346      1,174,058
   Plus: Transfer payments                                792,999        882,779        938,090      1,004,278      1,069,032

     Earnings by place of work

Components of earnings
 Wage and salary disbursements                          4,543,220      4,657,270      4,950,495      5,256,934      5,752,354
 Other labor income                                       523,350        561,082        622,135        659,631        715,415
 Proprietors' income /7/                                  308,544        340,918        360,222        395,176        422,569
  Farm proprietors' income                                  2,754          4,307          6,098          7,059          5,060
  Nonfarm proprietors' income                             305,790        336,611        354,124        386,117        417,509

Earnings by industry
 Farm earnings                                              4,432          6,023           8,050         8,966          7,071
 Nonfarm earnings                                       5,370,682      5,553,247       5,924,802     6,302,775      6,883,267
  Private earnings                                      4,825,448      4,988,975       5,338,355     5,688,702      6,236,950

  Ag. serv., forestry, fishing, and other /8/              24,094         26,714          27,971        28,735         32,708
  Mining                                                    4,076          4,100           4,153         3,704          4,422
  Construction                                            497,686        397,900         455,595       529,156        549,204
  Manufacturing                                         1,514,973      1,608,648       1,677,829     1,754,787      1,894,554
   Durable goods                                          593,666        672,711         704,731       749,668        817,588
   Nondurable goods                                       921,307        935,937         973,098     1,005,119      1,076,966
  Transportation and public utilities                     361,260        353,107         373,625       395,689        424,886
  Wholesale trade                                         400,221        426,129         433,667       470,856        543,742
  Retail trade                                            548,438        586,899         643,727       693,577        754,515
  Finance, insurance, and real estate                     295,366        324,999         361,018       372,661        402,639
  Services                                              1,179,334      1,260,479       1,360,770     1,439,537      1,630,280
  Government and government enterprises                   545,234        564,272         586,447       614,073        646,317
   Federal, civilian                                       54,488         60,255          60,577        63,830         68,679
   Military                                                15,451         16,937          16,914        18,156         17,648
   State and local                                        475,295        487,080         508,956       532,087        559,990
    State                                                  71,617         73,600          77,446        83,089         88,829
    Local                                                 403,678        413,480         431,510       448,998        471,161


See footnotes at end of table.                                                          REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05.1                                    August 1997                                      BUREAU OF ECONOMIC ANALYSIS

1/  1969-74 based on 1967 SIC. 1975-87 based on 1972 SIC. 1988-95 based on 1987
    SIC.

2/ Farm income consists of proprietors' net income; the cash wages, pay-in-kind, and other labor income of hired farm workers; and the salaries of officers of corporate farms.

3/ Census Bureau midyear population estimates. Estimates for 1990-95 reflect county population estimates available as of March 1997. The population estimates for the United States, Utah, and Cache, UT, 1991-94, have been adjusted by BEA for consistency with a special, upward adjustment made by the Census Bureau to its 1995 estimate for Cache County. Additionally, as a result of special and test censuses conducted in 1995, the Census Bureau reduced substantially the 1995 population estimates for Yuma, AZ; DeSoto, LA; Dorchester, SC; and Montgomery, TN, but made no adjustments to the estimates for the other years. For these counties, BEA was unable to make adjustments to the population estimates in time for this release, and the estimates of per capita personal income are discontinuous between 1994 and 1995. BEA's further adjustments to the population estimates for 1991-94 will be reflected in the release of State per capita personal income on September 19, 1997 and in the release of local area per capita personal income in the Spring of 1998.

4/ Personal contributions for social insurance are included in earnings by type and industry but excluded from personal income.

5/ The adjustment for residence is the net inflow of the earnings of interarea commuters. For the United States, it consists of adjustments for border workers: Earnings of U.S. residents commuting outside U.S. borders to work less earnings of foreign residents commuting inside U.S. borders to work and of certain Caribbean seasonal workers.

6/  Includes the capital consumption adjustment for rental income of persons.

7/  Includes the inventory valuation and capital consumption adjustments.

8/ "Other" consists of wage and salary disbursements of U.S. residents employed by international organizations and foreign embassies and consulates in the United States.

13/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census; those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Borough and Aleutians West Census Area. Estimates for 1991 forward separate Denali Borough from Yukon-Koyukuk Census Area and Lake and Peninsula Borough from Dillingham Census Area. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

14/ Cibola, NM was separated from Valencia in June 1981, but in these estimates, Valencia includes Cibola through the end of 1981.

15/ La Paz county, AZ was separated from Yuma county on January 1, 1983.  The
    Yuma, AZ MSA contains La Paz, AZ through 1982.

16/ Shawano, WI and Menominee, WI are combined as Shawano (incl. Menominee), WI for the years prior to 1989.

E   The estimate shown here constitutes the major portion of the true estimate.

(D) Not shown to avoid disclosure of confidential information. Estimates are included in totals.

(L) Less than $50,000.  Estimates are included in totals.

(N) Data not available for this year.

            FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                            for States and counties
                               (number of jobs)


 Laurens, South Carolina (45.059)
------------------------------------------------------------------------------------------
          Item                                      1991     1992    1993    1994    1995
------------------------------------------------------------------------------------------
Employment by place of work
Total full- and part-time employment               25,177   25,702  26,378  26,353  27,330

By type
 Wage and salary employment                        21,765   22,242  22,959  23,110  24,081
 Proprietors' employment                            3,412    3,460   3,419   3,243   3,249
  Farm proprietors' employment                        842      847     824     781     747
  Nonfarm proprietors' employment 2/                2,570    2,613   2,595   2,462   2,502

By industry

  Farm employment                                     989      989     959     907     870
  Nonfarm employment                               24,188   24,713  25,419  25,446  26,460
   Private employment                              19,293   19,834  20,580  20,580  21,537
    Ag. serv., forestry, fishing, and other 3/        (D)      204     222     230     (D)
    Mining                                            (D)        0      12      22     (D)
    Construction                                      957      979   1,033   1,130   1,179
    Manufacturing                                   7,497    7,943   8,209   8,050   8,082
    Transportation and public utilities               447      465     563     762     921
    Wholesale trade                                   370      324     335     316     400
    Retail trade                                    4,949    4,932   4,850   4,767   4,980
    Finance, insurance, and real estate               728      731     723     751     755
    Services                                        4,063    4,256   4,633   4,552   4,943
    Government and government enterprises           4,895    4,879   4,839   4,866   4,923
     Federal, civilian                                105      105     104     101     103
     Military                                         429      426     416     402     377
     State and local                                4,361    4,348   4,319   4,363   4,443
      State                                         2,126    2,083   2,067   2,021   1,936
      Local                                         2,235    2,265   2,252   2,342   2,507

See footnotes at end of table.                                                  REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                                      August 1997                              BUREAU OF ECONOMIC ANALYSIS

            FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                            for States and counties
                               (number of jobs)

 Anderson, South Carolina [45.007]
 -----------------------------------------------------------------------------

Item                                             1991         1992        1993        1994       1995
------------------------------------------------------------------------------------------------------

 Employment by place of work
 Total full- and part-time employment            67,111      68,821      71,228      73,186     74,151

  By type
   Wage and salary employment                    57,312      58,776      61,000      62,797     63,666
   Proprietors' employment                        9,799      10,045      10,228      10,389     10,485
    Farm proprietors' employment                  1,305       1,320       1,284       1,217      1,164
    Nonfarm proprietors' employment 2/            8,494       8,725       8,944       9,172      9,321

  By industry

   Farm employment                                1,677       1,721       1,665       1,572      1,510
   Nonfarm employment                            65,434      67,100      69,563      71,614     72,641
    Private employment                           55,681      57,142      59,551      61,562     62,674
     Ag. serv., forestry, fishing, and other 3/     366         434          (D)         (D)       526
     Mining                                          29          31          (D)         (D)       183
     Construction                                 3,950       3,901       3,768       4,088      4,253
     Manufacturing                               19,191      19,361      20,843      21,228     21,351
     Transportation and public utilities          1,665       1,556       1,687       1,916      1,916
     Wholesale trade                              1,810       1,941       2,143       2,195      2,500
     Retail trade                                13,139      13,973      13,964      14,530     14,866
     Finance, Insurance, and real estate          2,919       2,917       2,956       3,039      2,990
     Services                                    12,612      13,028      13,597      13,903     14,089
    Government and government enterprises         9,753       9,958      10,012      10,052      9,967
     Federal, civilian                              359         355         363         352        361
     Military                                     1,056       1,047       1,033       1,005        942
     State and local                              8,338       8,556       8,616       8,695      8,664
      State                                       1,995       1,937       1,997       1,987      2,043
      Local                                       6,343       6,619       6,619       6,708      6,621

  See footnotes at end of table.                                  REGIONAL ECONOMIC INFORMATION SYSTEM
  Table CA25                                    August 1997                BUREAU OF ECONOMIC ANALYSIS

            FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                            for States and counties
                               (number of jobs)

 Greenwood, South Carolina [45.047]
------------------------------------------------------------------------------------------------------
           Item                                  1991         1992        1993        1994       1995
------------------------------------------------------------------------------------------------------
Employment by place of work
Total full- and part-time employment           34,404      34,799      35,942      37,033      38,876

By type
 Wage and salary employment                    30,382      30,873      31,945      33,039      34,848
 Proprietors' employment                        4,022       3,926       3,997       3,994       4,028
  Farm proprietors' employment                    457         465         452         429         410
  Nonfarm proprietors' employment 2/            3,565       3,461       3,545       3,565       3,618

By industry

  Farm employment                                 534         541         524         496         476
 Nonfarm employment                            33,870      34,258      35,418      36,537      38,400
  Private employment                           27,862      28,164      29,233      30,296      32,008
   Ag. serv., forestry, fishing, and other 3/      (D)        218         217         217         235
   Mining                                          (D)         22          22          20          20
   Construction                                 2,296       2,038       2,128       2,062       2,071
   Manufacturing                               10,767      11,249      11,723      12,047      12,855
   Transportation and public utilities            795         767         852         878         990
   Wholesale trade                                456         486         536         695         654
   Retail trade                                 6,180       6,226       6,278       6,591       6,975
   Finance, insurance, and real estate          1,448       1,352       1,406       1,439       1,403
   Services                                     5,669       5,806       6,071       6,347       6,805
  Government and government enterprises         6,008       6,094       6,185       6,241       6,392
   Federal, civilian                              190         184         177         184         183
   Military                                       434         428         418         404         378
   State and local                              5,384       5,482       5,590       5,653       5,831
   State                                        1,621       1,615       1,664       1,706       1,788
   Local                                        3,763       3,867       3,926       3,947       4,043

  See footnotes at end of table.                                 REGIONAL ECONOMIC INFORMATION SYSTEM
  Table CA25                                   August 1997                BUREAU OF ECONOMIC ANALYSIS

            FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                            for States and counties
                               (number of jobs)

 Greenville, South Carolina [45.045]
-------------------------------------------------------------------------------------------------------
            Item                                 1991         1992        1993        1994       1995
-------------------------------------------------------------------------------------------------------

Employment by place of work
Total full- and part-time employment             226,491     224,428     234,733     244,254    252,749

By type
  Wage and salary employment                     200,738     198,312     207,560     214,778    222,949
  Proprietors' employment                         25,753      26,116      27,173      29,476     29,800
    Farm proprietors' employment                     833         841         818         775        742
    Nonfarm proprietors' employment 2/            24,920      25,275      26,355      28,701     29,058

By industry

  Farm employment                                    980         981         951         899        863
  Nonfarm employment                             225,511     223,447     233,782     243,355    251,886
    Private employment                           202,952     200,699     210,694     219,920    228,273
     Ag. serv., forestry, fishing, and other 3/    1,454       1,575       1,614       1,717      1,803
     Mining                                          199         185         185         166        160
     Construction                                 18,885      15,880      17,487      19,029     18,855
     Manufacturing                                48,110      47,175      47,541      48,218     48,654
     Transportation and public utilities          10,957      10,423      10,774      11,102     11,912
     Wholesale trade                              12,505      12,354      12,316      13,182     14,408
     Retail trade                                 40,055      40,833      42,657      44,759     46,684
     Finance, Insurance, and real estate          14,733      14,481      14,902      15,527     15,667
     Services                                     56,054      57,793      63,218      66,220     70,130
    Government and government enterprises         22,559      22,748      23,088      23,435     23,613
     Federal, civilian                             1,373       1,429       1,406       1,452      1,535
     Military                                      2,367       2,344       2,295       2,238      2,103
     State and local                              18,819      18,975      19,387      19,745     19,975
      State                                        3,416       3,467       3,543       3,676      3,723
      Local                                       15,403      15,508      15,844      16,069     16,252

See footnotes at end of table.                                       REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                                    August 1997                     BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA25, Total Full- and Part-time Employment by Major Industry

1/  1969-74 based on 1967 SIC. 1975-87 based on 1972 SIC. 1988-95 based on
    1987 SIC.

2/  Excludes limited partners.

3/ "Other" consists of the number of jobs hold by U.S. residents employed by international organizations and foreign embassies and consulates in the United States.

4/ Cibola, NM was separated from Valencia in June 1981, but in these estimates Valencia includes Cibola through the end of 1981.

5/ La Paz county, AZ was separated from Yuma county on January 1, 1983. The Yuma, AZ MSA includes La Paz, AZ through 1962.

6/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census; those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Borough and Aleutians West Census Area. Estimates for 1991 forward separate Denali Borough from Yukon-Koyukuk Census Area and Lake and Peninsula Borough from Dillingham Census Area. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

7/ Shawano, WI and Menominee, WI are combined as Shawano (incl. Menominee), WI for the years prior to 1989.

E   Estimate shown constitutes the major portion of the true estimate.

(D) Not shown to avoid disclosure of confidential information. Estimates are included in totals.

(L) Less than 10 jobs.  Estimates are included in totals.

(N) Data not available for this year.

                           REGIONAL ECONOMIC PROFILE
                           for  States-and counties

Laurens, South Carolina [45.059]
-------------------------------------------------------------------------------------------------------------------
         Item                                      1991           1992          1993           1994           1995
-------------------------------------------------------------------------------------------------------------------
   Place of residence profile

Personal income (thousands of dollars)          892,051        953,000      1,004,408      1,062,968      1,131,240
 Nonfarm personal income                        888,692        948,095        998,990      1,057,523      1,133,054
 Farm income                                      3,359          4,905          5,418          5,445         (1,814)

Derivation of personal income
 Net earnings 1/                                538,025        574,548        605,579        635,783        678,377
 Transfer payments                              230,910        258,137        275,993        302,859        320,506
  Income maintenance 2/                          12,767         15,103         16,442         16,998         17,796
  Unemployment insurance                          4,357          5,750          4,822          3,325          2,867
  Retirement and other                          213,116        237,284        254,729        282,536        299,843
 Dividends, interest, and rent                  123,116        120,315        122,836        124,326        132,357

 Population (number of persons) 3/               58,630         59,031         59,470         60,030         60,731

Per capita incomes (dollars) 4/
 Per capita personal income                      15,215         16,144         16,889         17,707         18,627
 Per capita net earnings                          9,177          9,733         10,183         10,591         11,170
 Per capita transfer payments                     3,938          4,373          4,641          5,045          5,277
  Per capita income maintenance                     218            256            276            283            293
  Per capita unemployment insurance                  74             97             81             55             47
  Per capita retirement & other                   3,646          4,020          4,283          4,707          4,937
 Per capita dividends, interest, & rent           2,100          2,038          2,066          2,071          2,179

    Place of work profile

 Total earnings (place of work, $000)           474,269        509,410        537,243        563,914        599,348
  Wages and salary disbursements                395,614        422,247        444,431        466,641        500,619
  other labor income                             46,830         52,798         57,911         60,805         65,535
  Proprietors' income                            31,825         34,365         34,901         36,468         33,194
    Nonfarm proprietors' income                  29,663         30,567         30,737         32,246         36,301
    Farm proprietors' income                      2,162          3,798          4,164          4,222         (3,107)

 Total full- and part- time employment           25,177         25,702         26,378         26,353         27,330
  Wage and salary jobs                           21,765         22,242         22,959         23,110         24,081
  Number of proprietors                           3,412          3,460          3,419          3,243          3,249
   Number of nonfarm proprietors 5/               2,570          2,613          2,595          2,462          2,502
   Number of farm proprietors                       842            847            824            781            747

 Average earnings per job (dollars)              18,837         19,820         20,367         21,398          21,930
  Wage & salary earnings per job                 18,177         18,984         19,358         20,192          20,789
  Average earnings per nonfarm proprietor        11,542         11,698         11,845         13,097          14,509

 See footnotes at end of table.                                                REGIONAL ECONOMIC INFORMATION SYSTEM
 Table CA30                                      August 1997                            BUREAU OF ECONOMIC ANALYSIS


                           REGIONAL ECONOMIC PROFILE
                           for  States-and counties

Laurens, South Carolina [45.059]
-------------------------------------------------------------------------------------------------------------------
        Item                                      1991           1992          1993           1994           1995
-------------------------------------------------------------------------------------------------------------------
   Place of residence profile

Personal income (thousands of dollars)        2,267,182      2,400,709      2,531,645      2,695,522      2,888,543
 Nonfarm personal income                      2,255,173      2,384,930      2,516,761      2,673,985      2,871,573
 Farm income                                     12,009         15,779         14,884         21,537         16,970

Derivation of personal income
 Net earnings 1/                              1,571,936      1,675,535      1,778,816      1,887,494      2,027,102
 Transfer payments                              384,980        421,496        444,877        481,895        513,931
  Income maintenance 2/                          22,399         27,402         28,745         30,286         31,769
  Unemployment insurance                         11,836         14,303         11,247          9,377          7,795
  Retirement and other                          350,745        379,791        404,885        442,232        474,367
 Dividends, interest, and rent                  310,266        303,678        307,952        326,133        347,510

 Population (number of persons) 3/              146,313        148,111        150,798        152,545        154,472

Per capita incomes (dollars) 4/
 Per capita personal income                      15,495         16,209         16,788         17,610         18,699
 Per capita net earnings                         10,744         11,313         11,796         12,373         13,123
 Per capita transfer payments                     2,631          2,846          2,950          3,159          3,327
  Per capita income maintenance                     153            185            191            199            206
  Per capita unemployment insurance                  81             97             75             61             50
  Per capita retirement & other                   2,397          2,564          2,685          2,899          3,071
 Per capita dividends, interest, & rent           2,121          2,050          2,042          2,138          2,250

    Place of work profile

 Total earnings (place of work, $000)         1,328,339      1,444,897      1,551,740      1,666,814      1,774,783
  Wages and salary disbursements              1,074,421      1,154,326      1,235,009      1,318,738      1,400,958
  Other labor income                            127,953        145,348        162,815        173,977        183,715
  Proprietors' income                           125,965        145,223        153,916        174,099        190,110
    Nonfarm proprietors' income                 118,402        133,826        144,013        157,425        178,272
    Farm proprietors' income                      7,563         11,397          9,903         16,674         11,838

 Total full- and part- time employment           67,111         68,821         71,228         73,186         74,151
  Wage and salary jobs                           57,312         58,776         61,000         62,797         63,666
  Number of proprietors                           9,799         10,045         10,228         10,389         10,485
   Number of nonfarm proprietors 5/               8,494          8,725          8,944          9,172          9,321
   Number of farm proprietors                     1,305          1,320          1,284          1,217          1,164

 Average earnings per job (dollars)              19,793         20,995         21,786         22,775          23,935
  Wage & salary earnings per job                 18,747         19,639         20,246         21,000          22,005
  Average earnings per nonfarm proprietor        13,939         15,338         16,102         17,164          19,126

 See footnotes at end of table.                                                 REGIONAL ECONOMIC INFORMATION SYSTEM
 Table CA30                                             August 1997                      BUREAU OF ECONOMIC ANALYSIS

                        REGIONAL ECONOMIC PROFILE
                         for States and counties

Greenwood, South Carolina [45.047]
-------------------------------------------------------------------------------------------------------------------
          Item                                   1991           1992          1993           1994           1995
-------------------------------------------------------------------------------------------------------------------
      Place of residence profile

  Personal income (thousands of dollars)        929,398        993,419      1,038,194      1,103,068      1,192,586
   Nonfarm personal income                      926,093        990,955      1,035,553      1,102,025      1,191,759
   Farm income                                    3,305          2,464          2,641          1,043            827

  Derivation of personal income
   Net earnings 1/                              629,412        671,235        702,781        747,442        812,401
   Transfer payments                            159,416        178,694        187,128        199,470        213,839
     Income maintenance 2/                       12,435         14,662         15,215         15,965         17,627
     Unemployment insurance                       4,114          5,097          4,220          4,253          3,807
     Retirement and other                       142,867        158,935        167,693        179,252        192,405
   Dividends, interest, and rent                140,570        143,490        148,285        156,156        166,346

    Population (number of persons) 3/            60,139         60,526         61,039         61,544         62,102

   Per capita incomes (dollars) 4/
    Per capita personal income                   15,454         16,413         17,009         17,923         19,204
    Per capita net earnings                      10,466         11,090         11,514         12,145         13,082
    Per capita transfer payments                  2,651          2,952          3,066          3,241          3,443
    Per capita income maintenance                   207            242            249            259            284
    Per capita unemployment insurance                68             84             69             69             61
    Per capita retirement & other                 2,376          2,626          2,747          2,913          3,098
    Per capita dividends, interest, & rent        2,337          2,371          2,429          2,537          2,679

       Place of work profile

    Total earnings (place of work, $000)        735,333        783,541        821,571        875,344        954,046
     Wages and salary disbursements             611,153        648,610        676,858        723,013        788,135
     Other labor income                          73,408         81,714         88,820         95,241        104,856
     Proprietors' income                         50,772         53,217         55,893         57,090         61,055
       Nonfarm proprietors' income               47,894         51,138         53,683         56,467         60,676
       Farm proprietors' income                   2,878          2,079          2,210            623            379

 Total full- and part- time employment           34,404         34,799         35,942         37,033         38,876
  Wage and salary jobs                           30,382         30,873         31,945         33,039         34,848
  Number of proprietors                           4,022          3,926          3,997          3,994          4,028
   Number of nonfarm proprietors 5/               3,565          3,461          3,545          3,565          3,618
   Number of farm proprietors                       457            465            452            429            410

 Average earnings per job (dollars)              21,373         22,516         22,858         23,637          24,541
  Wage & salary earnings per job                 20,116         21,009         21,188         21,884          22,616
  Average earnings per nonfarm proprietor        13,435         14,775         15,143         15,839          16,771

 See footnotes at end of table.                                                 REGIONAL ECONOMIC INFORMATION SYSTEM
 Table CA30                                              August 1997                     BUREAU OF ECONOMIC ANALYSIS


                                 EXHIBIT III-1
                 Heritage Federal Savings and Loan Association
            General Characteristics of Publicly-Traded Institutions

                        REGIONAL ECONOMIC PROFILE
                         for States and counties

Greenville, South Carolina [45.045]
-------------------------------------------------------------------------------------------------------------------
Item                                             1991           1992          1993           1994           1995
-------------------------------------------------------------------------------------------------------------------
      Place of residence profile

  Personal income (thousands of dollars)      5,992,750      6,293,216      6,674,946      7,116,838      7,686,848
   Nonfarm personal income                    5,988,318      6,287,193      6,666,896      7,107,872      7,679,777
   Farm income                                    4,432          6,023          8,050          8,966          7,071

  Derivation of personal income
   Net earnings 1/                            4,200,171      4,406,814      4,692,790      5,010,214      5,443,758
   Transfer payments                            792,999        882,779        938,090      1,004,278      1,069,032
     Income maintenance 2/                       49,830         63,616         68,391         71,723         75,209
     Unemployment insurance                      20,483         27,604         21,394         17,573         12,780
     Retirement and other                       722,686        791,559        848,305        914,982        981,043
   Dividends, interest, and rent                999,580      1,003,623      1,044,066      1,102,346      1,174,058

    Population (number of persons) 3/           324,085        326,949        330,711        335,182        339,655

   Per capita incomes (dollars) 4/
    Per capita personal income                   18,491         19,248         20,184         21,233         22,631
    Per capita net earnings                      12,960         13,479         14,190         14,948         16,027
    Per capita transfer payments                  2,447          2,700          2,837          2,996          3,147
    Per capita income maintenance                   154            195            207            214            221
    Per capita unemployment insurance                63             84             65             52             38
    Per capita retirement & other                 2,230          2,421          2,565          2,730          2,888
    Per capita dividends, interest, & rent        3,084          3,070          3,157          3,289          3,457

       Place of work profile

    Total earnings (place of work, $000)      5,375,114      5,559,270      5,932,852      6,311,741      6,890,338
     Wages and salary disbursements           4,543,220      4,657,270      4,950,495      5,256,934      5,752,354
     Other labor income                         523,350        561,082        622,135        659,631        715,415
     Proprietors' income                        308,544        340,918        360,222        395,176        422,569
       Nonfarm proprietors' income              305,790        336,611        354,124        388,117        417,509
       Farm proprietors' income                   2,754          4,307          6,098          7,059          5,060

 Total full- and part- time employment          226,491        224,428        234,733        244,254        252,749
  Wage and salary jobs                          200,738        198,312        207,560        214,778        222,949
  Number of proprietors                          25,753         26,116         27,173         29,476         29,800
   Number of nonfarm proprietors 5/              24,920         25,275         26,355         28,701         29,058
   Number of farm proprietors                       833            841            818            775            742

 Average earnings per job (dollars)              23,732         24,771         25,275         25,841         27,262
  Wage & salary earnings per job                 22,633         23,485         23,851         24,476         25,801
  Average earnings per nonfarm proprietor        12,271         13,318         13,437         13,523         14,368

 See footnotes at end of table.                                                REGIONAL ECONOMIC INFORMATION SYSTEM
 Table CA30                                      August 1997                            BUREAU OF ECONOMIC ANALYSIS


 Footnotes for Table CA30, Regional Economic Profiles

1/ Total earnings less personal contributions for social insurance adjusted to place of residence.

2/ Consists largely of supplemental security income payments, payments to families with dependent children (AFDC), general assistance payments, food stamp payments, and other assistance payments, including emergency assistance.

3/ Census Bureau midyear population estimates. Estimates for 1990-95 reflect county population estimates available as of March 1997. The population estimates for the United States, Utah, and Cache, UT, 1991-94, have been adjusted by BEA for consistency with a special, upward adjustment made by the Census Bureau to its 1995 estimate for Cache County. Additionally, as a result of special and test censuses conducted in 1995, the Census Bureau reduced substantially the 1995 population estimates for Yuma, AZ; DeSoto, LA; Dorchester, SC; and Montgomery, TN, but made no adjustments to the estimates for the other years. For these counties, BEA was unable to make adjustments to the population estimates in time for this release, and the estimates of per capita personal income are discontinuous between 1994 and 1995. BEA's further adjustments to the population estimates for 1991-94 will be reflected in the release of State per capita personal income on September 19, 1997 and in the release of local area per capita personal income in the Spring of 1998.

4/ Type of income divided by population yields a per capita for that type of income.

5/  Excludes limited partners.

6/ Cibola, NM was separated from Valencia in June 1981, but in these estimates Valencia includes Cibola through the end of 1981.

7/ La Paz county, AZ was separated from Yuma county on January 1, 1983. The Yuma, AZ MSA includes La Paz, AZ through 1982.

8/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census; those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Borough and Aleutians West Census Area. Estimates for 1991 forward separate Denali Borough from Yukon-Koyukuk Census Area and Lake and Peninsula Borough from Dillingham Census Area. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.



9/ Shawano, WI and Menominee, WI are combined as Shawano (incl. Menominee), WI for the years prior to 1989.

(L) Less than $50,000 or less than 10 jobs, as appropriate. Estimates are included in totals.

(N) Data not available for this year.

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700


                                Exhibit III-1
                     Characteristics of Publicly-Traded Thrifts
                              December 5, 1997(1)


                                                   Primary           Operating Total            Fiscal  Conv.  Stock  Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year    Date   Price  Value
 ------ ---------------------               ------ -------           --------- ------  -------  ------  -----  -----  ------
                                                                               ($Mil)                          ($)    ($Mil)
 California Companies
 --------------------
 AHM    Ahmanson and Co. H.F. of CA         NYSE   Nationwide         M.B.    46,800      391   12-31   10/72  59.50  5,617
 GDW    Golden West Fin. Corp. of CA        NYSE   Nationwide         M.B.    39,229      246   12-31   05/59  89.62  5,088
 GSB    Glendale Fed. Bk, FSB of CA         NYSE   CA                 Div.    16,433      154   06-30   10/83  33.31  1,681
 CSA    Coast Savings Financial of CA       NYSE   California         R.E.     9,040       92   12-31   12/85  60.00  1,119
 DSL    Downey Financial Corp. of CA        NYSE   Southern CA        Thrift   5,854       82   12-31   01/71  27.50    736
 FED    FirstFed Fin. Corp. of CA           NYSE   Los Angeles CA     R.E.     4,105       25   12-31   12/83  36.50    386
 BPLS   Bank Plus Corp. of CA               OTC    Los Angeles CA     R.E.     3,920       33   12-31     /    11.12    215
 WES    Westcorp Inc. of Orange CA          NYSE   California         Div.     3,757       26   12-31   05/86  17.00    446
 BVCC   Bay View Capital Corp. of CA        OTC    San Francisco CA   M.B.     3,162       45   12-31   05/86  33.75    419
 PFFB   PFF Bancorp of Pomona CA            OTC    Southern CA        Thrift   2,615       23   03-31   03/96  18.37    329
 CENF   CENFED Financial Corp. of CA        OTC    Los Angeles CA     Thrift   2,305       18   12-31   10/91  40.75    243
 AFFFZ  America First Fin. Fund of CA       OTC    San Francisco CA   Div.     2,251       36   12-31     /    47.12    283
 HEMT   HF Bancorp of Hemet CA              OTC    Southern CA        Thrift   1,050       19   06-30   06/95  16.75    105
 REDF   RedFed Bancorp of Redlands CA       OTC    Southern CA        Thrift     967       14   12-31   04/94  20.00    144
 ITLA   Imperial Thrift & Loan of CA (3)    OTC    Los Angeles CA     R.E.       902        9   12-31     /    18.00    141
 HTHR   Hawthorne Fin. Corp. of CA          OTC    Southern CA        Thrift     891        6   12-31     /    21.00     65
 QCBC   Quaker City Bancorp of CA           OTC    Los Angeles CA     R.E.       847        8   06-30   12/93  20.50     96
 PROV   Provident Fin. Holdings of CA       OTC    Southern CA        M.B.       641        9   06-30   06/96  20.00     97
 HBNK   Highland Federal Bank of CA         OTC    Los Angeles CA     R.E.       516        8   12-31     /    32.00     74
 MBBC   Monterey Bay Bancorp of CA          OTC    West Central CA    Thrift     410        7   12-31   02/95  19.00     61
 SGVB   SGV Bancorp of W. Covina CA         OTC    Los Angeles CA     Thrift     409        8   06-30   06/95  17.12     40
 BYFC   Broadway Fin. Corp. of CA           OTC    Los Angeles CA     Thrift     122 J      3   12-31   01/96  13.00     11


 Florida Companies
 -----------------
 OCN    Ocwen Financial Corp. of FL         OTC    Southeast FL       Div.     2,956        1   12-31     /    24.25  1,467
 BANC   BankAtlantic Bancorp of FL          OTC    Southeastern FL    M.B.     2,845       56   12-31   11/83  14.37    320
 BKUNA  BankUnited SA of FL                 OTC    Miami FL           Thrift   2,145       14   09-30   12/85  12.94    123
 FFPB   First Palm Beach Bancorp of FL      OTC    Southeast FL       Thrift   1,808       40   09-30   09/93  38.75    196
 HARB   Harbor FSB, MHC of FL (46.6)        OTC    Eastern FL         Thrift   1,131       23   09-30   01/94  65.00    323

 RP FINANCIAL, LC.
 -------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700


                                Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              December 5, 1997(1)


                                                   Primary           Operating Total            Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year    Date   Price    Value
 ------ ---------------------               ------ -------           --------- ------  -------  ------  -----  -----    ------
                                                                               ($Mil)                          ($)      ($Mil)
 Florida Companies (continued)
 -----------------------------
 FFFL   Fidelity FSB, MHC of FL (47.7)      OTC    Southeast FL       Thrift     999 J     20   12-31   01/94  27.87      189
 CMSV   Commty. Svgs, MHC of FL (48.5)      OTC    Southeast FL       Thrift     709       19   12-31   10/94  35.00      178
 FFLC   FFLC Bancorp of Leesburg FL         OTC    Central FL         Thrift     383        9   12-31   01/94  22.50       86


 Mid-Atlantic Companies
 ----------------------
 DME    Dime Bancorp, Inc. of NY (3)        NYSE   NY,NJ,FL           M.B.    19,413       86   12-31   08/86  24.25    2,461
 SVRN   Sovereign Bancorp of PA             OTC    PA,NJ,DE           M.B.    14,601      120   12-31   08/86  18.94    1,691
 GPT    GreenPoint Fin. Corp. of NY (3)     NYSE   New York City NY   Thrift  13,094       74   12-31   01/94  66.62    2,853
 ASFC   Astoria Financial Corp. of NY       OTC    NY                 Thrift   7,904       45   12-31   11/93  55.12    1,139
 LISB   Long Island Bancorp, Inc of NY      OTC    Long Island NY     M.B.     5,931       36   09-30   04/94  47.12    1,132
 ALBK   ALBANK Fin. Corp. of Albany NY      OTC    Upstate NY,MA,VT   Thrift   3,717       70   12-30   04/92  46.25      595
 ROSE   T R Financial Corp. of NY (3)       OTC    New York City NY   Thrift   3,692       15   12-31   06/93  32.87      578
 RSLN   Roslyn Bancorp, Inc. of NY (3)      OTC    Long Island NY     M.B.     3,474        6   12-31   01/97  21.75      949
 NYB    New York Bancorp, Inc. of NY        NYSE   Southeastern NY    Thrift   3,244       29   09-30   01/88  35.37      754
 MLBC   ML Bancorp of Villanova PA          OTC    Philadelphia PA    M.B.     2,316       18   03-31   08/94  28.75      341
 CMSB   Cmnwealth Bancorp of PA             OTC    Philadelphia PA    M.B.     2,278       39   06-30   06/96  20.37      331
 HARS   Harris SB, MHC of PA (24.3)         OTC    Southeast PA       Thrift   2,110       31   12-31   01/94  19.00      642
 NWSB   Northwest SB, MHC of PA (30.7)      OTC    Pennsylvania       Thrift   2,101       53   06-30   11/94  14.00      655
 RELY   Reliance Bancorp, Inc. of NY        OTC    New York City NY   Thrift   2,035       28   06-30   03/94  33.12      289
 HAVN   Haven Bancorp of Woodhaven NY       OTC    New York City NY   Thrift   1,833       20   12-31   09/93  43.00      189
 QCSB   Queens County Bancorp of NY (3)     OTC    New York City NY   Thrift   1,541       13   12-31   11/93  35.00      529
 JSB    JSB Financial, Inc. of NY           NYSE   New York City NY   Thrift   1,531       13   12-31   06/90  46.62      461
 WSFS   WSFS Financial Corp. of DE (3)      OTC    DE                 Div.     1,496       16   12-31   11/86  19.62      244
 OCFC   Ocean Fin. Corp. of NJ              OTC    Eastern NJ         Thrift   1,448 J     10   12-31   07/96  37.12      303
 DIME   Dime Community Bancorp of NY        OTC    New York City NY   Thrift   1,385       15   06-30   06/96  23.25      294
 PFSB   PennFed Fin. Services of NJ         OTC    Northern NJ        Thrift   1,364       17   06-30   07/94  33.19      160
 MFSL   Maryland Fed. Bancorp of MD         OTC    MD                 Thrift   1,157 J     25   02-28   06/87  26.62      172
 YFED   York Financial Corp. of PA          OTC    PA,MD              Thrift   1,156       22   06-30   02/84  26.50      233
 FSLA   First SB SLA MHC of NJ (47.5)       OTC    Eastern NJ         Thrift   1,045       16   12-31   07/92  40.37      323
 PVSA   Parkvale Financial Corp of PA       OTC    Southwestern PA    Thrift   1,005       28   06-30   07/87  29.75      152
 FFIC   Flushing Fin. Corp. of NY (3)       OTC    New York City NY   Thrift     960        7   12-31   11/95  22.25      178

RP FINANCIAL, LC.
-------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              December 5, 1997(1)

                                                   Primary           Operating Total            Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year    Date   Price    Value
 ------ ---------------------               ------ -------           --------- ------  -------  ------  -----  -----    ------
                                                                               ($Mil)                          ($)      ($Mil)
 Mid-Atlantic Companies (continued)
 ----------------------------------
 PSBK   Progressive Bank, Inc. of NY (3)    OTC    Southeast NY       Thrift     885       17   12-31   08/84  33.75    129
 PKPS   Poughkeepsie Fin. Corp. of NY       OTC    Southeast NY       Thrift     884       13   12-31   11/85   9.94    125
 PWBC   PennFirst Bancorp of PA             OTC    Western PA         Thrift     822        9   12-31   06/90  18.25     97
 MBB    MSB Bancorp of Middletown NY (3)    AMEX   Southeastern NY    Thrift     814 J     16   12-31   09/92  29.00     82
 GAF    GA Financial Corp. of PA            AMEX   Pittsburgh PA      Thrift     802       13   12-31   03/96  19.25    153
 IBSF   IBS Financial Corp. of NJ           OTC    Southwest NJ       Thrift     735       10   09-30   10/94  17.44    191
 SFIN   Statewide Fin. Corp. of NJ          OTC    Northern NJ        Thrift     703       16   12-31   10/95  21.50     99
 FBBC   First Bell Bancorp of PA            OTC    Pittsburgh PA      Thrift     681        7   12-31   06/95  17.25    112
 TSBS   Peoples Bcrp, MHC of NJ (35.9)      OTC    Central NJ         Thrift     639       14   12-31   08/95  34.75    314
 THRD   TF Financial Corp. of PA            OTC    Philadelphia PA    Thrift     625       14   06-30   07/94  28.00    114
 FSNJ   Bayonne Banchsares of NJ            OTC    Northern NJ        Thrift     609        4   03-31   08/97  12.00    108
 FMCO   FMS Financial Corp. of NJ           OTC    Southern NJ        Thrift     582       18   12-31   12/88  29.37     70
 PULS   Pulse Bancorp of S. River NJ        OTC    Central NJ         Thrift     526        4   09-30   09/86  24.50     75
 FSPG   First Home Bancorp of NJ            OTC    NJ,DE              Thrift     525       10   12-31   04/87  23.75     64
 LVSB   Lakeview SB of Paterson NJ          OTC    Northern NJ        Thrift     506 J      8   07-31   12/93  24.12    109
 AHCI   Ambanc Holding Co., Inc. of NY (3)  OTC    East-Central NY    Thrift     485 J      9   12-31   12/95  17.00     73
 PFNC   Progress Financial Corp. of PA      OTC    Southeastern PA    M.B.       437        9   12-31   07/83  15.50     62
 CNY    Carver Bancorp, Inc. of NY          AMEX   New York, NY       Thrift     416        7   03-31   10/94  17.06     39
 RARB   Raritan Bancorp. of Raritan NJ (3)  OTC    Central NJ         Thrift     407        6   12-31   03/87  27.25     65
 SHEN   First Shenango Bancorp of PA        OTC    Western PA         Thrift     401        4   12-31   04/93  33.75     70
 FKFS   First Keystone Fin. Corp of PA      OTC    Philadelphia PA    Thrift     373        5   09-30   01/95  32.00     39
 PBCI   Pamrapo Bancorp, Inc. of NJ         OTC    Northern NJ        Thrift     372        8   12-31   11/89  23.87     68
 FSBI   Fidelity Bancorp, Inc. of PA        OTC    Southwestern PA    Thrift     363 J      8   09-30   06/88  26.62     41
 FOBC   Fed One Bancorp of Wheeling WV      OTC    Northern WV,OH     Thrift     358        9   12-31   01/95  24.87     59
 HARL   Harleysville SA of PA               OTC    Southeastern PA    Thrift     345        4   09-30   08/87  29.37     49
 LFBI   Little Falls Bancorp of NJ          OTC    New Jersey         Thrift     324        6   12-31   01/96  20.00     52
 CVAL   Chester Valley Bancorp of PA        OTC    Southeastern PA    Thrift     322        6   06-30   03/87  26.25     57
 YFCB   Yonkers Fin. Corp. of NY            OTC    Yonkers NY         Thrift     313        4   09-30   04/96  18.50     56
 EQSB   Equitable FSB of Wheaton MD         OTC    Central MD         Thrift     308 J      4   09-30   09/93  45.00     27
 FIBC   Financial Bancorp, Inc. of NY       OTC    New York, NY       Thrift     297        5   09-30   08/94  24.81     42
 CATB   Catskill Fin. Corp. of NY (3)       OTC    Albany NY          Thrift     290        4   09-30   04/96  17.62     82
 LFED   Leeds FSB, MHC of MD (36.3)         OTC    Baltimore MD       Thrift     285        1   06-30   05/94  21.50    111
 FBER   First Bergen Bancorp of NJ          OTC    Northern NJ        Thrift     285        4   09-30   04/96  18.62     53


 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              December 5, 1997(1)

                                                   Primary           Operating Total            Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year    Date   Price    Value
 ------ ---------------------               ------ -------           --------- ------  -------  ------  -----  -----    ------
                                                                               ($Mil)                          ($)      ($Mil)
 Mid-Atlantic Companies (continued)
 ----------------------------------
 WVFC   WVS Financial Corp. of PA (3)       OTC    Pittsburgh PA      Thrift     282        5   06-30   11/93  31.50       55
 PHFC   Pittsburgh Home Fin. of PA          OTC    Pittsburgh PA      Thrift     273        6   09-30   04/96  20.69       41
 WSB    Washington SB, FSB of MD            AMEX   Southeastern MD    Thrift     268 J      4   07-31     /     7.37       32
 WYNE   Wayne Bancorp of NJ                 OTC    Northern NJ        Thrift     267        0   12-31   06/96  22.75       46
 IFSB   Independence FSB of DC              OTC    Washington DC      Ret.       258 J      2   12-31   06/85  13.78       18
 GDVS   Greater DV SB,MHC of PA (19.9) (3)  OTC    Southeast PA       Thrift     249        7   12-31   03/95  31.00      101
 ESBK   The Elmira SB FSB of Elmira NY (3)  OTC    NY,PA              Thrift     228        6   12-31   03/85  30.00       21
 SBFL   SB Fngr Lakes MHC of NY (33.1)      OTC    Western NY         Thrift     228        4   04-30   11/94  29.25       52
 HRBF   Harbor Federal Bancorp of MD        OTC    Baltimore MD       Thrift     217        9   03-31   08/94  21.75       37
 LARL   Laurel Capital Group of PA          OTC    Southwestern PA    Thrift     210        6   06-30   02/87  27.75       40
 PHSB   Ppls Home SB, MHC of PA (45.0)      OTC    Western PA         Thrift     206        9   12-31   07/97  18.62       51
 PBHC   OswegoCity SB, MHC of NY (46.) (3)  OTC    NY                 Thrift     193        5   12-31   11/95  28.50       55
 PEEK   Peekskill Fin. Corp. of NY          OTC    Southeast NY       Thrift     181        3   06-30   12/95  17.50       56
 PLSK   Pulaski SB, MHC of NJ (46.0)        OTC    New Jersey         Thrift     179        6   12-31   04/97  18.75       39
 SFED   SFS Bancorp of Schenectady NY       OTC    Eastern NY         Thrift     174        3   12-31   06/95  22.12       27
 AFED   AFSALA Bancorp, Inc. of NY          OTC    Central NY         Thrift     159 J      4   09-30   10/96  19.12       28
 SKBO   First Carnegie,MHC of PA(45.0)      OTC    Western PA         Thrift     147 J      3   03-31   04/97  18.62       43
 PRBC   Prestige Bancorp of PA              OTC                       Thrift     138        0   12-31   06/96  18.41       17
 TPNZ   Tappan Zee Fin., Inc. of NY         OTC    Southeast NY       Thrift     119 S      1   03-31   10/95  19.75       29
 GOSB   GSB Financial Corp. of NY           OTC    Southeast NY       Thrift     114 P      2   09-30   07/97  15.63       35
 WWFC   Westwood Fin. Corp. of NJ           OTC    Northern NJ        Thrift     110        2   03-31   06/96  27.62       18
 AFBC   Advance Fin. Bancorp of WV          OTC    Northern Neck WV   Thrift     106        2   06-30   01/97  17.75       19
 WHGB   WHG Bancshares of MD                OTC    Baltimore MD       Thrift     100 J      5   09-30   04/96  16.25       24
 SHSB   SHS Bancorp, Inc. of PA             OTC    Pittsburgh         Thrift      90 P      4   12/31   10/97  16.00       13
 ALBC   Albion Banc Corp. of Albion NY      OTC    Western NY         Thrift      71        2   09-30   07/93  29.00        7
 PWBK   Pennwood SB of PA (3)               OTC    Pittsburgh PA      Thrift      48        3   12-31   07/96  18.94       11


 Mid-West Companies
 ------------------
 COFI   Charter One Financial of OH         OTC    OH,MI              Div.    15,197      155   12-31   01/88  59.25    2,937
 CFB    Commercial Federal Corp. of NE      NYSE   NE,CO,KS,OK,IA     M.B.     7,207      107   06-30   12/84  48.06    1,037
 SPBC   St. Paul Bancorp, Inc. of IL        OTC    Chicago IL         Div.     4,549       52   12-31   05/87  24.50      836


 RP FINANCIAL, LC.
 -----------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700


                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              December 5, 1997(1)


                                                   Primary           Operating Total            Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year    Date   Price    Value
 ------ ---------------------               ------ -------           --------- ------  -------  ------  -----  -----    ------
                                                                               ($Mil)                          ($)      ($Mil)
 Mid-West Companies (continued)
 ------------------------------
 MAFB   MAF Bancorp of IL                   OTC    Chicago IL         Thrift   3,371       20   12-31   01/90  32.50     496
 CTZN   CitFed Bancorp of Dayton OH         OTC    Dayton OH          M.B.     3,295       33   03-31   01/92  50.62     438
 GTFN   Great Financial Corp. of KY         OTC    Kentucky           M.B.     2,894       45   12-31   03/94  48.00     664
 FLGS   Flagstar Bancorp, Inc of MI         OTC    MI                 Thrift   2,033       15   12/31     /    18.25     249
 ABCW   Anchor Bancorp Wisconsin of WI      OTC    Wisconsin          M.B.     1,955       33   03-31   07/92  31.50     285
 DNFC   D&N Financial Corp. of MI           OTC    MI                 Ret.     1,754       37   12-31   02/85  24.12     199
 STFR   St. Francis Cap. Corp. of WI        OTC    Milwaukee WI       Thrift   1,646 J     23   09-30   06/93  38.25     200
 FTFC   First Fed. Capital Corp. of WI      OTC    Southern WI        M.B.     1,560       44   12-31   11/89  27.87     255
 FISB   First Indiana Corp. of IN           OTC    Central IN         M.B.     1,547       28   12-31   08/83  26.25     277
 ABCL   Allied Bancorp of IL                OTC    Chicago IL         M.B.     1,371       14   09-30   07/92  26.25     211
 JSBA   Jefferson Svgs Bancorp of MO        OTC    St. Louis MO,TX    Thrift   1,297 M     32   12-31   04/93  43.25     217
 AADV   Advantage Bancorp of WI             OTC    WI,IL              Thrift   1,037       15   09-30   03/92  62.25     201
 OFCP   Ottawa Financial Corp. of MI        OTC    Western MI         Thrift     867       26   12-31   08/94  27.50     147
 CFSB   CFSB Bancorp of Lansing MI          OTC    Central MI         Thrift     860       17   12-31   06/90  35.50     181
 NASB   North American SB of MO             OTC    KS,MO              M.B.       737 J      7   09-30   09/85  49.94     111
 GSBC   Great Southern Bancorp of MO        OTC    Southwest MO       Thrift     728       25   06-30   12/89  21.88     177
 HOMF   Home Fed Bancorp of Seymour IN      OTC    Southern IN        Thrift     694       16   06-30   01/88  27.50     140
 SFSL   Security First Corp. of OH          OTC    Northeastern OH    R.E.       681       13   03-31   01/88  19.50     148
 FNGB   First Northern Cap. Corp of WI      OTC    Northeast WI       Thrift     657       20   12-31   12/83  13.50     119
 MSBK   Mutual SB, FSB of Bay City MI       OTC    Michigan           M.B.       654       22   12-31   07/92  13.00      56
 FFYF   FFY Financial Corp. of OH           OTC    Youngstown OH      Thrift     611       10   06-30   06/93  29.75     123
 EMLD   Emerald Financial Corp of OH        OTC    Cleveland OH       Thrift     604       13   12-31     /    19.25      98
 AVND   Avondale Fin. Corp. of IL           OTC    Chicago IL         Ret.       597        5   12-31   04/95  16.00      56
 HFFC   HF Financial Corp. of SD            OTC    South Dakota       Thrift     575       19   06-30   04/92  26.00      73
 FDEF   First Defiance Fin.Corp. of OH      OTC    Northwest OH       Thrift     574        9   06-30   10/95  15.25     137
 HMNF   HMN Financial, Inc. of MN           OTC    Southeast MN       Thrift     569        7   12-31   06/94  25.87     109
 FFBH   First Fed. Bancshares of AR         OTC    Northern AR        Thrift     547       12   12-31   05/96  21.37     105
 FFOH   Fidelity Financial of OH            OTC    Cincinnati OH      Thrift     529        4   12-31   03/96  15.00      84
 HFGI   Harrington Fin. Group of IN         OTC    Eastern IN         Thrift     521        3   06-30     /    12.37      40
 CAFI   Camco Fin. Corp. of OH              OTC    Eastern OH         M.B.       502        7   12-31     /    24.00      77
 FBCI   Fidelity Bancorp of Chicago IL      OTC    Chicago IL         Thrift     498        5   09-30   12/93  23.25      65
 CBCI   Calumet Bancorp of Chicago IL       OTC    Chicago IL         Thrift     488        5   06-30   02/92  31.87     101
 FFSX   First FS&LA. MHC of IA (46.1)       OTC    Western IA         Thrift     457       13   06-30   07/92  31.87      90

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              December 5, 1997(1)

                                                   Primary           Operating Total            Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year    Date   Price    Value
 ------ ---------------------               ------ -------           --------- ------  -------  ------  -----  -----    ------
                                                                               ($Mil)                          ($)      ($Mil)
 Mid-West Companies (continued)
 ------------------------------
 PERM   Permanent Bancorp of IN             OTC    Southwest IN       Thrift     434       12   03-31   04/94  25.62     54
 SFSB   SuburbFed Fin. Corp. of IL          OTC    IL,IN              Thrift     427 J     12   12-31   03/92  34.87     44
 HALL   Hallmark Capital Corp. of WI        OTC    Milwaukee WI       Thrift     418        3   06-30   01/94  15.25     44
 MCBS   Mid Continent Bancshares of KS      OTC    Central KS         M.B.       409 J      9   09-30   06/94  41.25     81
 CASH   First Midwest Fin. Corp. of IA      OTC    IA,SD              R.E.       405       12   09-30   09/93  20.50     55
 FMBD   First Mutual Bancorp of IL          OTC    Central IL         Thrift     402       12   12-31   07/95  20.25     71
 PMFI   Perpetual Midwest Fin. of IA        OTC    EastCentral IA     Thrift     402        5   12-31   03/94  27.00     51
 WOFC   Western Ohio Fin. Corp. of OH       OTC    Western OH         Thrift     396 J      6   12-31   07/94  25.75     61
 CBSB   Charter Financial Inc. of IL        OTC    Southern IL        Thrift     393 J      8   09-30   12/95  22.00     91
 ASBI   Ameriana Bancorp of IN              OTC    Eastern IN,OH      Thrift     393        8   12-31   03/87  19.50     63
 FFHH   FSF Financial Corp. of MN           OTC    Southern MN        Thrift     388       11   09-30   10/94  20.00     60
 PFSL   Pocahnts Fed, MHC of AR (47.0)      OTC    Northeast AR       Thrift     383        6   09-30   04/94  34.00     55
 PVFC   PVF Capital Corp. of OH             OTC    Cleveland OH       R.E.       383        9   06-30   12/92  20.50     53
 FFKY   First Fed. Fin. Corp. of KY         OTC    Central KY         Thrift     383        8   06-30   07/87  22.00     91
 SWBI   Southwest Bancshares of IL          OTC    Chicago IL         Thrift     375        6   12-31   06/92  25.50     68
 INBI   Industrial Bancorp of OH            OTC    Northern OH        Thrift     354       10   12-31   08/95  18.00     93
 SMFC   Sho-Me Fin. Corp. of MO             OTC    Southwest MO       Thrift     345        8   12-31   07/94  47.00     70
 HBEI   Home Bancorp of Elgin IL            OTC    Northern IL        Thrift     343        5   12-31   09/96  18.00    123
 KNK    Kankakee Bancorp of IL              AMEX   Illinois           Thrift     340        9   12-31   01/93  33.87     48
 HBFW   Home Bancorp of Fort Wayne IN       OTC    Northeast IN       Thrift     335 J      9   09-30   03/95  27.37     69
 HMCI   Homecorp, Inc. of Rockford IL       OTC    Northern IL        Thrift     327        9   12-31   06/90  25.00     43
 WFI    Winton Financial Corp. of OH        OTC    Cincinnati OH      R.E.       317 J      4   09-30   08/88  20.00     40
 WCBI   WestCo Bancorp of IL                OTC    Chicago IL         Thrift     309        1   12-31   06/92  27.50     68
 FSFF   First SecurityFed Fin of IL         OTC    Chicago            Thrift     303 P      5   12-31   10/97  16.06    103
 GFCO   Glenway Financial Corp. of OH       OTC    Cincinnati OH      Thrift     293        6   06-30   11/90  19.00     43
 PFDC   Peoples Bancorp of Auburn IN        OTC    Northeastern IN    Thrift     288 J      6   09-30   07/87  22.00     75
 CBK    Citizens First Fin.Corp. of IL      AMEX   Central IL         Thrift     278        6   12-31   05/96  18.25     47
 EFBI   Enterprise Fed. Bancorp of OH       OTC    Cincinnati OH      Thrift     275        5   09-30   10/94  27.75     55
 FCBF   FCB Fin. Corp. of Neenah WI         OTC    Eastern WI         Thrift     271 M      6   03-31   09/93  27.25    106
 FBCV   1st Bancorp of Vincennes IN         OTC    Southwestern IN    M.B.       261        1   06-30   04/87  40.00     28
 MFBC   MFB Corp. of Mishawaka IN           OTC    Northern IN        Thrift     256        4   09-30   03/94  23.25     38
 WAYN   Wayne S&L Co. MHC of OH (47.8)      OTC    Central OH         Thrift     250        6   03-31   06/93  31.00     70
 CAPS   Capital Savings Bancorp of MO       OTC    Central MO         Thrift     242        8   06-30   12/93  22.37     42

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              December 5, 1997(1)

                                                   Primary           Operating Total            Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year    Date   Price    Value
 ------ ---------------------               ------ -------           --------- ------  -------  ------  -----  -----    ------
                                                                               ($Mil)                          ($)      ($Mil)
 Mid-West Companies (continued)
 ------------------------------
 FFED   Fidelity Fed. Bancorp of IN         OTC    Southwestern IN    Thrift     235        4   06-30   08/87  10.00       28
 OHSL   OHSL Financial Corp. of OH          OTC    Cincinnati, OH     Thrift     235        4   12-31   02/93  27.75       34
 FFHS   First Franklin Corp. of OH          OTC    Cincinnati OH      Thrift     231        7   12-31   01/88  26.00       31
 LARK   Landmark Bancshares of KS           OTC    Central KS         Thrift     228 J      5   09-30   03/94  24.00       41
 MBLF   MBLA Financial Corp. of MO          OTC    Northeast MO       Thrift     224        2   06-30   06/93  27.00       34
 BFFC   Big Foot Fin. Corp. of IL           OTC    Chicago IL         Thrift     215        3   07-31   12/96  18.50       46
 FFFD   North Central Bancshares of IA      OTC    Central IA         Thrift     215        4   12-31   03/96  18.87       61
 GFED   Guarnty FS&LA,MHC of MO (31.0)      OTC    Southwest MO       Thrift     210        4   06-30   04/95  23.75       74
 MFFC   Milton Fed. Fin. Corp. of OH        OTC    Southwest OH       Thrift     210        2   09-30   10/94  15.00       35
 CMRN   Cameron Fin. Corp. of MO            OTC    Northwest MO       Thrift     208 J      3   09-30   04/95  19.62       52
 MWFD   Midwest Fed. Fin. Corp of WI        OTC    Central WI         Thrift     207 J      9   12-31   07/92  26.50       43
 WEFC   Wells Fin. Corp. of Wells MN        OTC    Southcentral MN    Thrift     205        7   12-31   04/95  17.75       35
 FFBZ   First Federal Bancorp of OH         OTC    Eastern OH         Thrift     204        6   09-30   06/92  19.25       30
 HCBB   HCB Bancshares of AR                OTC    Southern AR        Thrift     200 J      6   06-30   05/97  13.62       36
 LSBI   LSB Fin. Corp. of Lafayette IN      OTC    Central IN         Thrift     200        4   12-31   02/95  26.00       24
 NEIB   Northeast Indiana Bncrp of IN       OTC    Northeast IN       Thrift     190        3   12-31   06/95  20.00       35
 FFWC   FFW Corporation of Wabash IN        OTC    Central IN         Thrift     181        3   06-30   04/93  37.75       27
 PULB   Pulaski SB, MHC of MO (29.8)        OTC    St. Louis MO       Thrift     180 J      5   09-30   05/94  30.50       64
 MARN   Marion Capital Holdings of IN       OTC    Central IN         Thrift     180        2   06-30   03/93  26.50       47
 PFED   Park Bancorp of Chicago IL          OTC    Chicago IL         Thrift     175        3   12-31   08/96  17.87       43
 EGLB   Eagle BancGroup of IL               OTC    Central IL         Thrift     172        3   12-31   07/96  19.75       24
 FFWD   Wood Bancorp of OH                  OTC    Northern OH        Thrift     167        6   06-30   08/93  18.50       39
 BWFC   Bank West Fin. Corp. of MI          OTC    Southeast MI       Thrift     165        3   06-30   03/95  22.00       39
 JXSB   Jcksnville SB,MHC of IL (45.6)      OTC    Central IL         Thrift     164        4   12-31   04/95  26.75       34
 SMBC   Southern Missouri Bncrp of MO       OTC    Southeast MO       Thrift     163        8   06-30   04/94  19.00       31
 FBSI   First Bancshares of MO              OTC    Southcentral MO    Thrift     163        6   06-30   12/93  26.25       29
 HMLK   Hemlock Fed. Fin. Corp. of IL       OTC    Chicago IL         Thrift     162        3   12-31   04/97  17.25       36
 QCFB   QCF Bancorp of Virginia MN          OTC    Northeast MN       Thrift     157 J      2   06-30   04/95  28.50       39
 MWBI   Midwest Bancshares, Inc. of IA      OTC    Southeast IA       Thrift     150        4   12-31   11/92  18.50       19
 WEHO   Westwood Hmstd Fin Corp of OH       OTC    Cincinnati OH      Thrift     143        2   12-31   09/96  17.50       49
 RIVR   River Valley Bancorp of IN          OTC    Southeast IN       Thrift     140 J      3   12-31   12/96  18.75       22
 GTPS   Great American Bancorp of IL        OTC    East Central IL    Thrift     140        3   12-31   06/95  19.00       32
 FKKY   Frankfort First Bancorp of KY       OTC    Frankfort KY       Thrift     133        3   06-30   07/95   9.25       30

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              December 5, 1997(1)

                                                   Primary           Operating Total            Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year    Date   Price    Value
 ------ ---------------------               ------ -------           --------- ------  -------  ------  -----  -----    ------
                                                                               ($Mil)                          ($)      ($Mil)
 Mid-West Companies (continued)
 ------------------------------

 CLAS   Classic Bancshares of KY            OTC    Eastern KY         Thrift     132 M      3   03-31   12/95  17.12     22
 MIFC   Mid Iowa Financial Corp. of IA      OTC    Central IA         Thrift     126 J      6   09-30   10/92  10.62     18
 MFCX   Marshalltown Fin. Corp. of IA       OTC    Central IA         Thrift     125        3   09-30   03/94  17.25     24
 PTRS   Potters Financial Corp of OH        OTC    Northeast OH       Thrift     123        4   12-31   12/93  34.00     16
 NBSI   North Bancshares of Chicago IL      OTC    Chicago IL         Thrift     122        2   12-31   12/93  26.50     25
 HFSA   Hardin Bancorp of Hardin MO         OTC    Western MO         Thrift     117        3   03-31   09/95  17.50     15
 FFSL   First Independence Corp. of KS      OTC    Southeast KS       Thrift     113        2   09-30   10/93  15.00     15
 ASBP   ASB Financial Corp. of OH           OTC    Southern OH        Thrift     112        1   06-30   04/95  13.12     22
 BDJI   First Fed. Bancorp. of MN           OTC    Northern MN        Thrift     111        5   09-30   04/95  28.00     19
 HFFB   Harrodsburg 1st Fin Bcrp of KY      OTC    Central KY         Thrift     109 J      2   09-30   10/95  17.12     35
 DCBI   Delphos Citizens Bancorp of OH      OTC    Northwest OH       Thrift     108        1   09-30   11/96  17.50     34
 CBES   CBES Bancorp of MO                  OTC    Western MO         Thrift     107        2   06-30   09/96  20.37     21
 FTNB   Fulton Bancorp of MO                OTC    Central MO         Thrift     104        2   06-30   10/96  20.25     35
 AMFC   AMB Financial Corp. of IN           OTC    Northwest IN       Thrift     103        4   12-31   04/96  16.00     15
 PSFC   Peoples Sidney Fin. Corp of OH      OTC    WestCentral OH     Thrift     103        2   06-30   04/97  17.25     31
 MONT   Montgomery Fin. Corp. of IN         OTC    Westcentral IN     Thrift     102        4   06-30   07/97  12.31     20
 FTSB   Fort Thomas Fin. Corp. of KY        OTC    Northern KY        Thrift      98        2   09-30   06/95  14.75     22
 CNSB   CNS Bancorp of MO                   OTC    Central MO         Thrift      97        5   12-31   06/96  20.00     33
 NWEQ   Northwest Equity Corp. of WI        OTC    Northwest WI       Thrift      97        3   03-31   10/94  19.00     16
 INCB   Indiana Comm. Bank, SB of IN        OTC    Central IN         Ret.        96        3   06-30   12/94  20.50     19
 THR    Three Rivers Fin. Corp. of MI       AMEX   Southwest MI       Thrift      95 J      4   06-30   08/95  19.75     16
 GFSB   GFS Bancorp of Grinnell IA          OTC    Central IA         Thrift      94        1   06-30   01/94  16.87     17
 WCFB   Wbstr Cty FSB MHC of IA (45.2)      OTC    Central IA         Thrift      94        1   12-31   08/94  20.25     43
 CIBI   Community Inv. Bancorp of OH        OTC    NorthCentral OH    Thrift      94        3   06-30   02/95  15.75     14
 FFDF   FFD Financial Corp. of OH           OTC    Northeast OH       Thrift      88        1   06-30   04/96  18.37     27
 KYF    Kentucky First Bancorp of KY        AMEX   Central KY         Thrift      88        2   06-30   08/95  14.50     19
 HZFS   Horizon Fin'l. Services of IA       OTC    Central IA         Thrift      88        3   06-30   06/94  11.00      9
 SFFC   StateFed Financial Corp. of IA      OTC    Des Moines IA      Thrift      88        2   06-30   01/94  13.50     21
 PFFC   Peoples Fin. Corp. of OH            OTC    Northeast OH       Thrift      86 J      2   09-30   09/96  14.00     21
 LOGN   Logansport Fin. Corp. of IN         OTC    Northern IN        Thrift      86        1   12-31   06/95  15.25     19
 PSFI   PS Financial of Chicago IL          OTC    Chicago IL         Thrift      86        1   12-31   11/96  17.25     37
 SOBI   Sobieski Bancorp of S. Bend IN      OTC    Northern IN        Thrift      84        3   06-30   03/95  19.62     15
 FFBI   First Financial Bancorp of IL       OTC    Northern IL        M.B.        84        2   12-31   10/93  19.00      8


 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              December 5, 1997(1)


                                                   Primary           Operating Total            Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year    Date   Price    Value
 ------ ---------------------               ------ -------           --------- ------  -------  ------  -----  -----    ------
                                                                               ($Mil)                          ($)      ($Mil)
 Mid-West Companies (continued)
 ------------------------------
 HHFC   Harvest Home Fin. Corp. of OH       OTC    Southwest OH       Thrift      83 M      3   09-30   10/94  14.75       13
 PCBC   Perry Co. Fin. Corp. of MO          OTC    EastCentral MO     Thrift      81 J      1   09-30   02/95  23.25       19
 MSBF   MSB Financial Corp. of MI           OTC    Southcentral MI    Thrift      77        2   06-30   02/95  19.50       24
 HCFC   Home City Fin. Corp. of OH          OTC    Southwest OH       Thrift      70        1   06-30   12/96  18.00       16
 MIVI   Miss. View Hold. Co. of MN          OTC    Central MN         Thrift      70 J      1   09-30   03/95  18.25       14
 ATSB   AmTrust Capital Corp. of IN         OTC    Northcentral IN    Thrift      70        2   06-30   03/95  14.00        7
 GWBC   Gateway Bancorp of KY               OTC    Eastern KY         Thrift      63        2   12-31   01/95  19.62       21
 CKFB   CKF Bancorp of Danville KY          OTC    Central KY         Thrift      60        1   12-31   01/95  18.50       17
 NSLB   NS&L Bancorp of Neosho MO           OTC    Southwest MO       Thrift      60 J      2   09-30   06/95  18.75       13
 LXMO   Lexington B&L Fin. Corp. of MO      OTC    West Central MO    Thrift      59 J      1   09-30   06/96  16.75       19
 MRKF   Market Fin. Corp. of OH             OTC    Cincinnati OH      Thrift      56        2   09-30   03/97  15.25       20
 CSBF   CSB Financial Group Inc of IL (3)   OTC    Centralia IL       Thrift      49 J      2   09-30   10/95  12.50       12
 FLKY   First Lancaster Bncshrs of KY       OTC    Central KY         Thrift      47        1   06-30   07/96  15.75       15
 RELI   Reliance Bancshares Inc of WI (3)   OTC    Milwaukee WI       Thrift      47        1   06-30   04/96   8.87       22
 HBBI   Home Building Bancorp of IN         OTC    Southwest IN       Thrift      42        2   09-30   02/95  21.25        7
 HWEN   Home Financial Bancorp of IN        OTC    Central IN         Thrift      41        1   06-30   07/96  16.44        8
 LONF   London Financial Corp. of OH        OTC    Central OH         Thrift      38 J      1   09-30   04/96  14.75        8
 JOAC   Joachim Bancorp of MO               OTC    Eastern MO         Thrift      35        1   03-31   12/95  14.75       11

 New England Companies
 ---------------------
 PBCT   Peoples Bank, MHC of CT (40.1) (3)  OTC    Southwestern CT    Div.     7,731       97   12-31   07/88  33.69    2,059
 WBST   Webster Financial Corp. of CT       OTC    Central CT         Thrift   6,811       77   12-31   12/86  62.66      849
 PHBK   Peoples Heritage Fin Grp of ME (3)  OTC    ME,NH,MA           Div.     6,056      132   12-31   12/86  42.62    1,171
 CFX    CFX Corp of NH (3)                  AMEX   NH,MA              M.B.     2,821       43   12-31   02/87  27.75      665
 EGFC   Eagle Financial Corp. of CT         OTC    Western CT         Thrift   2,097       19   09-30   02/87  51.75      327
 SISB   SIS Bancorp Inc of MA (3)           OTC    Central MA         Div.     1,453       24   12-31   02/95  33.62      188
 ANDB   Andover Bancorp, Inc. of MA (3)     OTC    MA,NH              M.B.     1,281       12   12-31   05/86  37.75      194
 FESX   First Essex Bancorp of MA (3)       OTC    MA,NH              Div.     1,210       15   12-31   08/87  19.87      150
 MDBK   Medford Bank of Medford, MA (3)     OTC    Eastern MA         Thrift   1,106       16   12-31   03/86  37.00      168
 AFCB   Affiliated Comm BC, Inc of MA       OTC    MA                 Thrift   1,090 J     11   12-31   10/95  28.50      185
 FAB    FirstFed America Bancorp of MA      AMEX   MA,RI              M.B.     1,036       12   03-31   01/97  20.62      180

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              December 5, 1997(1)

                                                   Primary           Operating Total            Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year    Date   Price    Value
 ------ ---------------------               ------ -------           --------- ------  -------  ------  -----  -----    ------
                                                                               ($Mil)                          ($)      ($Mil)
 New England Companies (continued)
 ---------------------------------
 FFES   First FS&LA of E. Hartford CT       OTC    Central CT         Thrift     987       12   12-31   06/87  37.00     99
 BFD    BostonFed Bancorp of MA             AMEX   Boston MA          M.B.       961       10   12-31   10/95  20.37    115
 MASB   MassBank Corp. of Reading MA (3)    OTC    Eastern MA         Thrift     933       14   12-31   05/86  45.00    160
 DIBK   Dime Financial Corp. of CT (3)      OTC    Central CT         Thrift     922       11   12-31   07/86  31.50    163
 MECH   Mechanics SB of Hartford CT (3)     OTC    Hartford CT        Thrift     831       14   12-31   06/96  25.62    136
 NSSB   Norwich Financial Corp. of CT (3)   OTC    Southeastern CT    Thrift     701       19   12-31   11/86  29.75    162
 NSSY   Norwalk Savings Society of CT (3)   OTC    Southwest CT       Thrift     617 M      7   12-31   06/94  38.50     93
 BKC    American Bank of Waterbury CT (3)   AMEX   Western CT         Thrift     610       15   12-31   12/81  47.12    109
 MWBX   MetroWest Bank of MA (3)            OTC    Eastern MA         Thrift     586       11   12-31   10/86   8.25    115
 PBKB   People's SB of Brockton MA (3)      OTC    Southeastern MA    Thrift     549 M     14   12-31   10/86  20.00     66
 SOSA   Somerset Savings Bank of MA (3)     OTC    Eastern MA         R.E.       520        5   12-31   07/86   4.87     81
 SWCB   Sandwich Co-Op. Bank of MA (3)      OTC    Southeastern MA    Thrift     512       11   12-31   07/86  41.75     80
 ABBK   Abington Savings Bank of MA (3)     OTC    Southeastern MA    M.B.       502        7   12-31   06/86  36.00     66
 EIRE   Emerald Island Bancorp, MA (3)      OTC    Eastern MA         R.E.       443        8   12-31   09/86  32.25     73
 BKCT   Bancorp Connecticut of CT (3)       OTC    Central CT         Thrift     424        3   12-31   07/86  40.00    102
 WRNB   Warren Bancorp of Peabody MA (3)    OTC    Eastern MA         R.E.       364        6   12-31   07/86  20.62     78
 LSBX   Lawrence Savings Bank of MA (3)     OTC    Northeastern MA    Thrift     353        5   12-31   05/86  13.87     59
 CEBK   Central Co-Op. Bank of MA (3)       OTC    Eastern MA         Thrift     344 J      8   03-31   10/86  26.50     52
 NHTB   NH Thrift Bancshares of NH          OTC    Central NH         Thrift     319       10   12-31   05/86  21.00     44
 NMSB   Newmil Bancorp. of CT (3)           OTC    Eastern CT         Thrift     317       13   06-30   02/86  14.25     55
 NBN    Northeast Bancorp of ME (3)         OTC    Eastern ME         Thrift     265        8   06-30   08/87  27.75     36
 ANE    Alliance Bancorp of New Englan (3)  AMEX   Northern CT        Thrift     242        7   12-31   12/86  17.50     28
 HIFS   Hingham Inst. for Sav. of MA (3)    OTC    Eastern MA         Thrift     216        5   12-31   12/88  27.12     35
 IPSW   Ipswich SB of Ipswich MA (3)        OTC    Northwest MA       Thrift     203        5   12-31   05/93  12.87     31
 HPBC   Home Port Bancorp, Inc. of MA (3)   OTC    Southeastern MA    Thrift     201        2   12-31   08/88  24.00     44
 BSBC   Branford SB of CT (3)               OTC    New Haven CT       R.E.       183        5   12-31   11/86   6.00     39
 FCME   First Coastal Corp. of ME (3)       OTC    Southern ME        Thrift     149        7   12-31     /    13.87     19
 KSBK   KSB Bancorp of Kingfield ME (3)     OTC    Western ME         M.B.       146 J      8   12-31   06/93  15.25     19
 MFLR   Mayflower Co-Op. Bank of MA (3)     OTC    Southeastern MA    Thrift     126 J      4   04-30   12/87  24.44     22
 NTMG   Nutmeg FS&LA of CT                  OTC    CT                 M.B.       102 J      3   12-31     /    13.00     10
 FCB    Falmouth Co-Op Bank of MA (3)       AMEX   Southeast MA       Thrift      94 J      2   09-30   03/96  20.25     29
 MCBN   Mid-Coast Bancorp of ME             OTC    Eastern ME         Thrift      61        2   03-31   11/89  28.75      7

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700


                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              December 5, 1997(1)


                                                   Primary           Operating Total            Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year    Date   Price    Value
 ------ ---------------------               ------ -------           --------- ------  -------  ------  -----  -----    ------
                                                                               ($Mil)                          ($)      ($Mil)
 WAMU   Washington Mutual Inc. of WA (3)    OTC    WA,OR,ID,UT,MT     Div.    95,608      290   12-31   03/83  69.12    17,776
 WFSL   Washington FS&LA of Seattle WA      OTC    Western US         Thrift   5,720       89   09-30   11/82  32.19     1,529
 IWBK   Interwest SB of Oak Harbor WA       OTC    Western WA         Div.     2,047       31   12-31     /    39.50       318
 STSA   Sterling Financial Corp. of WA      OTC    WA,OR              M.B.     1,870       41   06-30     /    21.12       160
 FWWB   First Savings Bancorp of WA (3)     OTC    Central WA         Thrift   1,008 M     16   03-31   11/95  25.25       259
 KFBI   Klamath First Bancorp of OR         OTC    Southern OR        Thrift     728 J      7   09-30   10/95  21.88       219
 HRZB   Horizon Financial Corp. of WA (3)   OTC    Northwest WA       Thrift     531       12   03-31   08/86  16.56       123
 FMSB   First Mutual SB of Bellevue WA (3)  OTC    Western WA         M.B.       451        6   12-31   12/85  18.25        74
 CASB   Cascade SB of Everett WA            OTC    Seattle WA         Thrift     426        6   06-30   08/92  12.75        43
 RVSB   Riverview Bancorp of WA             OTC    Southwest WA       Thrift     282        9   03-31   10/97  15.00        92
 OTFC   Oregon Trail Fin. Corp of OR        OTC    Baker City         Thrift     260 P      2   06-30   10/97  16.00        75
 FBNW   FirstBank Corp of Clarkston WA      OTC    West. WA/East ID   Thrift     178        5   03-31   07/97  17.62        35
 EFBC   Empire Federal Bancorp of MT        OTC    Southern MT        Thrift     110 P      3   12-31   01/97  16.50        43

 South-East Companies
 --------------------
 FFCH   First Fin. Holdings Inc. of SC      OTC    CHARLESTON SC      Div.     1,713       32   09-30   11/83  43.12       275
 LIFB   Life Bancorp of Norfolk VA          OTC    Southeast VA       Thrift   1,486       20   12-31   10/94  31.12       306
 FLFC   First Liberty Fin. Corp. of GA      OTC    Georgia            M.B.     1,289 J     31    9-30   12/83  27.87       215
 ISBF   ISB Financial Corp. of LA           OTC    SouthCentral LA    Thrift     947 J     27   12-31   04/95  26.25       181
 EBSI   Eagle Bancshares of Tucker GA       OTC    Atlanta GA         Thrift     873       14   03-31   04/86  19.25       109
 HFNC   HFNC Financial Corp. of NC          OTC    Charlotte NC       Thrift     867        8   06-30   12/95  14.87       256
 VFFC   Virginia First Savings of VA        OTC    Petersburg VA      M.B.       858 J     23   06-30   01/78  25.25       147
 CNIT   Cenit Bancorp of Norfolk VA         OTC    Southeastern VA    Thrift     702       19   12-31   08/92  68.00       112
 PALM   Palfed, Inc. of Aiken SC            OTC    Southwest SC       Thrift     669       19   12-31   12/85  27.00       143
 VABF   Va. Beach Fed. Fin. Corp of VA      OTC    Southeast VA       M.B.       605       12   12-31   11/80  16.62        83
 FFFC   FFVA Financial Corp. of VA          OTC    Southern VA        Thrift     567       11   12-31   10/94  33.37       151
 CFCP   Coastal Fin. Corp. of SC            OTC    SC                 Thrift     494        9   09-30   09/90  23.00       107
 FSPT   FirstSpartan Fin. Corp. of SC       OTC    Northwestern SC    Thrift     482        5   06-30   07/97  37.50       166
 TSH    Teche Holding Company of LA         AMEX   Southern LA        Thrift     406 J      9   09-30   04/95  21.88        75
 CFBC   Community First Bnkg Co. of GA      OTC    Westcentral GA     Thrift     395       12   12-31   07/97  38.37        93
 COOP   Cooperative Bk.for Svgs. of NC      OTC    Eastern NC         Thrift     360       17   03-31   08/91  17.37        52
 FSFC   First So.east Fin. Corp. of SC      OTC    Northwest SC       Thrift     350       11   06-30   10/93  15.12        66
 FSTC   First Citizens Corp of GA           OTC    Western GA         M.B.       337        9   03-31   03/86  24.00        66


 RP FINANCIAL, LC.
 -----------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              December 5, 1997(1)

                                                   Primary           Operating Total            Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year    Date   Price    Value
 ------ ---------------------               ------ -------           --------- ------  -------  ------  -----  -----    ------
                                                                               ($Mil)                          ($)      ($Mil)
 South-East Companies (continued)
 --------------------------------
 SOPN   First SB, SSB, Moore Co. of NC      OTC    Central NC         Thrift     295        5   06-30   01/94  24.37     90
 UFRM   United FS&LA of Rocky Mount NC      OTC    Eastern NC         M.B.       286        9   12-31   07/80  11.50     35
 ANA    Acadiana Bancshares of LA (3)       AMEX   Southern LA        Thrift     262 M      4   12-31   07/96  23.75     64
 PERT   Perpetual of SC, MHC (46.8)         OTC    Northwest SC       Thrift     256 J      6   09-30   10/93  51.00     77
 SSFC   South Street Fin. Corp. of NC (3)   OTC    South Central NC   Thrift     241        2   09-30   10/96  17.50     79
 FLAG   Flag Financial Corp of GA           OTC    Western GA         M.B.       238        4   12-31   12/86  18.50     38
 MERI   Meritrust FSB of Thibodaux LA       OTC    Southeast LA       Thrift     233        8   12-31     /    51.22     40
 CFTP   Community Fed. Bancorp of MS        OTC    Northeast MS       Thrift     216        1   09-30   03/96  17.12     79
 ESX    Essex Bancorp of VA                 AMEX   VA,NC              M.B.       192        4   12-31   07/90   5.00      5
 GSFC   Green Street Fin. Corp. of NC       OTC    Southern NC        Thrift     178        3   09-30   04/96  18.50     80
 CFFC   Community Fin. Corp. of VA          OTC    Central VA         Thrift     175 J      3   03-31   03/88  24.75     32
 FTF    Texarkana Fst. Fin. Corp of AR      AMEX   Southwest AR       Thrift     171 J      5   09-30   07/95  24.75     44
 FGHC   First Georgia Hold. Corp of GA      OTC    Southeastern GA    Thrift     156 J      9   09-30   02/87   8.37     26
 BFSB   Bedford Bancshares of VA            OTC    Southern VA        Thrift     139        3   09-30   08/94  28.25     32
 FFBS   FFBS Bancorp of Columbus MS         OTC    Columbus MS        Thrift     135        3   06-30   07/93  22.50     35
 GSLA   GS Financial Corp. of LA            OTC    New Orleans LA     Thrift     131        3   12-31   04/97  17.75     61
 PDB    Piedmont Bancorp of NC              AMEX   Central NC         Thrift     127        2   06-30   12/95  10.37     29
 CFNC   Carolina Fincorp of NC (3)          OTC    Southcentral NC    Thrift     114        4   06-30   11/96  17.37     32
 KSAV   KS Bancorp of Kenly NC              OTC    Central NC         Thrift     110        3   12-31   12/93  22.50     20
 CCFH   CCF Holding Company of GA           OTC    Atlanta GA         Thrift     109        4   12-31   07/95  20.00     16
 TWIN   Twin City Bancorp of TN             OTC    Northeast TN       Thrift     107        3   12-31   01/95  13.62     17
 SRN    Southern Banc Company of AL         AMEX   Northeast AL       Thrift     105 J      4   06-30   10/95  16.87     21
 SSM    Stone Street Bancorp of NC          AMEX   Central NC         Thrift     105        2   12-31   04/96  20.25     38
 CENB   Century Bancshares of NC (3)        OTC    Charlotte NC       Thrift     101        1   06-30   12/96  80.00     33
 SZB    SouthFirst Bancshares of AL         AMEX   Central AL         Thrift      97 J      2   09-30   02/95  19.00     16
 SFNB   Security First Netwrk Bk of GA      OTC    GA (Internet)      Div.        79 J      1   12-31     /     8.00     69
 SCBS   Southern Commun. Bncshrs of AL      OTC    NorthCentral AL    Thrift      70 J      1   09-30   12/96  18.19     21
 SSB    Scotland Bancorp of NC              AMEX   S. Central NC      Thrift      64        2   09-30   04/96  10.25     20
 SCCB   S. Carolina Comm. Bnshrs of SC      OTC    Central SC         Thrift      46        1   06-30   07/94  23.00     16
 MBSP   Mitchell Bancorp of NC (3)          OTC    Western NC         Thrift      35        1   12-31   07/96  17.50     16


 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              December 5, 1997(1)


                                                   Primary           Operating Total            Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year    Date   Price    Value
 ------ ---------------------               ------ -------           --------- ------  -------  ------  -----  -----    ------
                                                                               ($Mil)                          ($)      ($Mil)
 South-West Companies
 --------------------
 CBSA   Coastal Bancorp of Houston TX       OTC    Houston TX         M.B.     2,930       40   12-31     /    28.87    144
 FBHC   Fort Bend Holding Corp. of TX       OTC    Eastcentral TX     M.B.       319        5   03-31   06/93  19.62     32
 JXVL   Jacksonville Bancorp of TX          OTC    East Central TX    Thrift     226 J      6   09-30   04/96  18.75     47
 FFDB   FirstFed Bancorp of AL              OTC    Central AL         Thrift     176        7   03-31   11/91  22.00     25
 ETFS   East Texas Fin. Serv. of TX         OTC    Northeast TX       Thrift     116        2   09-30   01/95  20.00     21
 GUPB   GFSB Bancorp of Gallup NM           OTC    Northwest NM       Thrift     110        1   06-30   06/95  20.25     16
 AABC   Access Anytime Bancorp of NM        OTC    Eastern NM         Thrift     106        3   12-31   08/86  10.12     12

 Western Companies (Excl CA)
 ---------------------------
 FFBA   First Colorado Bancorp of Co        OTC    Denver CO          Thrift   1,513       26   12-31   01/96  22.75    375
 WSTR   WesterFed Fin. Corp. of MT          OTC    MT                 Thrift     999       35   06-30   01/94  23.56    131
 GBCI   Glacier Bancorp of MT               OTC    Western MT         Div.       574       16   12-31   03/84  20.75    141
 UBMT   United Fin. Corp. of MT             OTC    Central MT         Thrift     103        4   12-31   09/86  27.00     33
 TRIC   Tri-County Bancorp of WY            OTC    Southeastern WY    Thrift      88        2   12-31   09/93  27.50     16
 CRZY   Crazy Woman Creek Bncorp of WY      OTC    Northeast WY       Thrift      60        1   09-30   03/96  15.37     15


 Other Areas
 -----------
 NOTES: (1) Or most recent date available (M=March, S=September, D=December,
            J=June, E=Estimated, and P=Pro Forma)
        (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.
        (3) FDIC savings bank.

 Source: Corporate offering circulars, SNL Securities Quarterly Thrift Report, and financial reports of publicly Traded Thrifts.

 Date of Last Update: 12/05/97

                                 EXHIBIT III-2
                 Heritage Federal Savings and Loan Association
                      South Carolina Savings Institutions

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                 Exhibit III-2
                          Market Pricing Comparatives
                        Prices As of November 28, 1997


                                                              Per Share Data
                                                 Market      ---------------
                                             Capitalization   Core    Book              Pricing Ratios(3)
                                             ---------------                 ---------------------------------------
                                             Price/   Market  12-Mth  Value/
                                            Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
                                            ------- ------- ------- ------- ------- ------- ------- ------- --------
Financial Institution
---------------------                           ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)

SAIF-Insured Thrifts                          23.65   175.34   1.13   15.30   19.16  155.97   19.07  161.26   19.93
State of SC                                   31.66   140.92   1.31   17.49   22.61  213.31   26.84  213.31   23.75

Comparable Group
----------------

State of SC
-----------
CFCP  Coastal Fin. Corp. of SC                23.00   106.88   1.08    6.97   18.40  329.99   21.63  329.99   21.30
FFCH  First Fin. Holdings Inc. of SC          43.12   274.59   2.16   16.45   19.42  262.13   16.03  262.13   19.96
FSFC  First So.east Fin. Corp. of SC(7)       15.12    66.35   0.81    8.20   18.67  184.39   18.95  184.39   18.67
FSPT  FirstSpartan Fin. Corp. of SC           37.50   166.13   1.25   29.17   30.00  128.56   34.44  128.56   30.00
PALM  Palfed, Inc. of Aiken SC(7)             27.00   143.07   0.84   10.74      NM  251.40   21.40  251.40      NM
PERT  Perpetual of SC, MHC (46.8)(7)          51.00    35.96   1.58   20.13      NM  253.35   29.96  253.35      NM
SCCB  S. Carolina Comm. Bnshrs of SC          23.00    16.08   0.75   17.35      NM  132.56   35.24  132.56      NM



                                                  Dividends(4)                Financial Characteristics(6)
                                            ----------------------- ------------------------------------------------------
                                            Amount/         Payout   Total  Equity/  NPAs/     Reported         Core
                                                                                            ---------------- -------------
                                            Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                            ------- ------ -------  ------  ------- ------  ------  ------- ------- -------
Financial Institution
---------------------                          ($)     (%)     (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)

SAIF-Insured Thrifts                           0.37   1.60   30.19   1,196   13.05    0.78    0.88    7.92    0.88    7.81
State of SC                                    0.60   1.93   40.07     684   16.51    0.79    1.05   11.07    1.00   10.31

Comparable Group
----------------

State of SC
-----------
CFCP  Coastal Fin. Corp. of SC                 0.36   1.57   33.33     494    6.56    0.10    1.21   19.41    1.05   16.77
FFCH  First Fin. Holdings Inc. of SC           0.84   1.95   38.89   1,713    6.12    1.49    0.87   14.24    0.85   13.86
FSFC  First So.east Fin. Corp. of SC(7)        0.24   1.59   29.63     350   10.28    0.24    1.05   10.32    1.05   10.32
FSPT  FirstSpartan Fin. Corp. of SC            0.60   1.60   48.00     482   26.79    0.69    0.96    6.28    0.96    6.28
PALM  Palfed, Inc. of Aiken SC(7)              0.12   0.44   14.29     669    8.51    2.04    0.39    4.82    0.67    8.26
PERT  Perpetual of SC, MHC (46.8)(7)           1.40   2.75      NM     256   11.82    0.12    0.78    6.37    1.05    8.60
SCCB  S. Carolina Comm. Bnshrs of SC           0.60   2.61      NM      46   26.59    0.87    1.15    4.34    1.15    4.34

(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.


Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                 EXHIBIT III-3
                 Heritage Federal Savings and Loan Association
                    Selected Southeast Savings Institutions

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                 Exhibit III-3
                          Market Pricing Comparatives
                        Prices As of November 28, 1997



                                            Market
                                        Capitalization   Per Share Data
                                       ----------------  --------------
                                                         Core    Book            Pricing Ratios(3)
                                        Price/   Market  12-Mth  Value/ ---------------------------------------
Financial Institution                  Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
---------------------                  -------- -------  ------  ------ ------- ------- ------- ------- -------
                                           ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)
SAIF-Insured Thrifts                     23.65   175.34   1.13   15.30   19.16  155.97   19.07  161.26   19.93
Special Selection Grouping(8)            23.59    64.14   1.00   17.82   22.87  136.19   28.32  137.44   22.70

Comparable Group
----------------

Special Comparative Group(8)
----------------------------
ANA   Acadiana Bancshares of LA          23.75    64.05   0.48   16.91      NM  140.45   24.48  140.45      NM
BFSB  Bedford Bancshares of VA           28.25    32.26   1.38   17.18   20.32  164.44   23.18  164.44   20.47
------------------------------------   -----------------------------------------------------------------------
CFNC  Carolina Fincorp of NC             17.37    32.15   0.68   13.92   24.81  124.78   28.18  124.78   25.54
CENB  Century Bancshares of NC           80.00    32.56   4.20   75.12   19.09  106.50   32.26  106.50   19.05
CFTP  Community Fed. Bancorp of MS       17.12    79.25   0.65   12.47   25.94  137.29   36.70  137.29   26.34
------------------------------------   -----------------------------------------------------------------------
CFFC  Community Fin. Corp. of VA         24.75    31.56   1.67   18.86   18.75  131.23   17.99  131.23   14.82
------------------------------------   -----------------------------------------------------------------------
CFBC  Community First Bnkg Co. of GA     38.37    92.63   1.29   29.10   29.74  131.86   23.48  133.65   29.74
FFBS  FFBS Bancorp of Columbus MS        22.50    35.37   1.16   14.34   19.40  156.90   26.21  156.90   19.40
------------------------------------   -----------------------------------------------------------------------
FFFC  FFVA Financial Corp. of VA         33.37   150.90   1.63   16.70   19.63  199.82   26.60  203.97   20.47
SOPN  First SB, SSB, Moore Co. of NC     24.37    89.85   1.32   18.43   18.46  132.23   30.42  132.23   18.46
------------------------------------   -----------------------------------------------------------------------
FSPT  FirstSpartan Fin. Corp. of SC      37.50   166.13   1.25   29.17   30.00  128.56   34.44  128.56   30.00
GSLA  GS Financial Corp. of LA           17.75    61.02   0.41   16.44      NM  107.97   46.56  107.97      NM
GSFC  Green Street Fin. Corp. of NC      18.50    79.51   0.65   14.65   28.46  126.28   44.68  126.28   28.46
HFNC  HFNC Financial Corp. of NC         14.87   255.65   0.53    9.48   23.98  156.86   29.49  156.86   28.06
ISBF  ISB Financial Corp. of LA          26.25   181.15   1.03   16.52      NM  158.90   19.13  186.70   25.49
KSAV  KS Bancorp of Kenly NC             22.50    19.91   1.39   16.45   16.07  136.78   18.11  136.86   16.19
------------------------------------   -----------------------------------------------------------------------
MBSP  Mitchell Bancorp of NC             17.50    16.29   0.59   15.36   29.66  113.93   47.11  113.93   29.66
PDB   Piedmont Bancorp of NC             10.37    28.53   0.25    7.56      NM  137.17   22.54  137.17      NM
SCCB  S. Carolina Comm. Bnshrs of SC     23.00    16.08   0.75   17.35      NM  132.56   35.24  132.56      NM
------------------------------------   -----------------------------------------------------------------------
SSB   Scotland Bancorp of NC             10.25    19.62   0.65    7.61   15.53  134.69   30.46  134.69   15.77
SFNB  Security First Netwrk Bk of GA(7)   8.00    68.96  -3.38    3.02      NM  264.90   87.72  269.36      NM
SSFC  South Street Fin. Corp. of NC      17.50    78.68   0.65   13.73   27.78  127.46   32.71  127.46   26.92
SZB   SouthFirst Bancshares of AL        19.00    16.11   0.25   16.06      NM  118.31   16.56  118.31      NM
SRN   Southern Banc Company of AL        16.87    20.75   0.43   14.58      NM  115.71   19.68  116.91      NM
SCBS  Southern Commun. Bncshrs of AL     18.19    20.68   0.54   13.20      NM  137.80   29.39  137.80      NM
SSM   Stone Street Bancorp of NC         20.25    38.43   0.86   16.32   23.55  124.08   36.68  124.08   23.55
------------------------------------   -----------------------------------------------------------------------
TSH   Teche Holding Company of LA        21.88    75.22   1.08   15.53   28.05  140.89   18.52  140.89   20.26
------------------------------------   -----------------------------------------------------------------------
FTF   Texarkana Fst. Fin. Corp of AR     24.75    44.30   1.62   15.03   18.89  164.67   25.85  164.67   15.28
------------------------------------   -----------------------------------------------------------------------
TWIN  Twin City Bancorp of TN            13.62    17.32   0.60   10.88   19.18  125.18   16.20  125.18   22.70
------------------------------------   -----------------------------------------------------------------------


                                             Dividends(4)                Financial Characteristics(6)
                                         --------------------- --------------------------------------------------------
                                                                                           Reported         Core
                                         Amount/       Payout   Total   Equity/  NPAs/  --------------- ---------------
Financial Institution                    Share  Yield  Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
---------------------                    ------ ------ -------  ------  ------- ------- ------- ------- ------- -------
                                          ($)     (%)     (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)
SAIF-Insured Thrifts                      0.37   1.60   30.19   1,196   13.05    0.78    0.88    7.92    0.88    7.81
Special Selection Grouping(8)             0.51   2.22   49.93     239   21.48    0.66    1.07    5.14    1.16    5.68

Comparable Group
----------------

Special Comparative Group(8)
----------------------------
ANA   Acadiana Bancshares of LA           0.36   1.52      NM     262   17.43    0.50    0.50    3.71    0.50    3.71
BFSB  Bedford Bancshares of VA            0.56   1.98   40.58     139   14.10    0.52    1.20    8.41    1.19    8.35
------------------------------------    ---------------------------------------------------------------------------------
CFNC  Carolina Fincorp of NC              0.24   1.38   35.29     114   22.59    0.16    1.17    5.03    1.14    4.89
CENB  Century Bancshares of NC            2.00   2.50   47.62     101   30.29    0.25    1.69    5.60    1.70    5.62
CFTP  Community Fed. Bancorp of MS        0.30   1.75   46.15     216   26.73    0.50    1.47    4.77    1.45    4.70
------------------------------------    ---------------------------------------------------------------------------------
CFFC  Community Fin. Corp. of VA          0.56   2.26   33.53     175   13.71    0.56    1.01    7.32    1.28    9.26
------------------------------------    ---------------------------------------------------------------------------------
CFBC  Community First Bnkg Co. of GA      0.60   1.56   46.51     395   17.80    2.19    0.74    4.46    0.74    4.46
FFBS  FFBS Bancorp of Columbus MS         0.50   2.22   43.10     135   16.70    0.58    1.41    7.48    1.41    7.48
------------------------------------    ---------------------------------------------------------------------------------
FFFC  FFVA Financial Corp. of VA          0.48   1.44   29.45     567   13.31    0.16    1.40   10.28    1.35    9.86
SOPN  First SB, SSB, Moore Co. of NC      0.88   3.61   66.67     295   23.01    0.29    1.75    7.26    1.75    7.26
------------------------------------    ---------------------------------------------------------------------------------
FSPT  FirstSpartan Fin. Corp. of SC       0.60   1.60   48.00     482   26.79    0.69    0.96    6.28    0.96    6.28
GSLA  GS Financial Corp. of LA            0.28   1.58   68.29     131   43.13    0.14    1.25    3.81    1.25    3.81
GSFC  Green Street Fin. Corp. of NC       0.44   2.38   67.69     178   35.38    0.10    1.59    4.45    1.59    4.45
HFNC  HFNC Financial Corp. of NC          0.28   1.88   52.83     867   18.80    0.92    1.23    5.43    1.05    4.64
ISBF  ISB Financial Corp. of LA           0.50   1.90   48.54     947   12.04    0.27    0.62    4.52    0.85    6.21
KSAV  KS Bancorp of Kenly NC              0.60   2.67   43.17     110   13.24    0.53    1.21    8.81    1.20    8.74
------------------------------------    ---------------------------------------------------------------------------------
MBSP  Mitchell Bancorp of NC              0.40   2.29   67.80      35   41.35    2.25    1.61    3.77    1.61    3.77
PDB   Piedmont Bancorp of NC              0.40   3.86      NM     127   16.43    0.89   -0.24   -1.28    0.55    2.91
SCCB  S. Carolina Comm. Bnshrs of SC      0.60   2.61      NM      46   26.59    0.87    1.15    4.34    1.15    4.34
------------------------------------    ---------------------------------------------------------------------------------
SSB   Scotland Bancorp of NC              0.30   2.93   46.15      64   22.62      NA    1.86    5.47    1.83    5.39
SFNB  Security First Netwrk Bk of GA(7)   0.00   0.00      NM      79   33.11      NA  -29.36      NM  -30.07      NM
SSFC  South Street Fin. Corp. of NC       0.40   2.29   61.54     241   25.66    0.31    1.21    5.34    1.25    5.51
SZB   SouthFirst Bancshares of AL         0.50   2.63      NM      97   14.00    0.75   -0.03   -0.19    0.23    1.62
SRN   Southern Banc Company of AL         0.35   2.07      NM     105   17.01      NA    0.14    0.79    0.50    2.84
SCBS  Southern Commun. Bncshrs of AL      0.30   1.65   55.56      70   21.33    2.48    0.55    3.24    0.90    5.30
SSM   Stone Street Bancorp of NC          0.45   2.22   52.33     105   29.57    0.23    1.54    4.69    1.54    4.69
------------------------------------    ---------------------------------------------------------------------------------
TSH   Teche Holding Company of LA         0.50   2.29   46.30     406   13.14    0.27    0.69    5.03    0.96    6.96
------------------------------------    ---------------------------------------------------------------------------------
FTF   Texarkana Fst. Fin. Corp of AR      0.56   2.26   34.57     171   15.70    0.46    1.41    8.40    1.74   10.38
------------------------------------    ---------------------------------------------------------------------------------
TWIN  Twin City Bancorp of TN             0.40   2.94   66.67     107   12.94    0.16    0.85    6.65    0.72    5.62
------------------------------------    ---------------------------------------------------------------------------------

(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8) Includes South-East Companies; Equity/Assets (greater than) 12%;

Source: Copyright reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                  EXHIBIT IV-1
                 Heritage Federal Savings and Loan Association
                                 Stock Prices:
                            As of November 28, 1997

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                 Exhibit IV-1A
                     Weekly Thrift Market Line - Part One
                        Prices As Of November 28, 1997


                                                    Market Capitalization                      Price Change Data
                                                   --------------------------   -----------------------------------------------
                                                                                  52 Week (1)              % Change From
                                                            Shares  Market      ---------------         -----------------------
                                                    Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                              Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                              -------  ------ ----------   ------- ------- ------- ------- ------- -------
                                                      ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
Market Averages. SAIF-Insured Thrifts(no MHC)
---------------------------------------------
SAIF-Insured Thrifts(300)                            23.60   5,828   182.2        25.04   15.57   23.58    0.24  242.71    45.34
NYSE Traded Companies(10)                            45.35  33,668 1,732.6        48.11   28.17   45.95   -1.19  330.14    47.84
AMEX Traded Companies(16)                            17.98   3,147    56.6        20.34   12.89   17.87    0.19  300.42    32.59
NASDAQ Listed OTC Companies(274)                     23.07   4,879   127.9        24.40   15.22   23.03    0.30  229.78    45.99
California Companies(21)                             30.34  18,713   848.5        32.40   18.78   30.51   -0.32  161.38    50.01
Florida Companies(5)                                 22.56  20,239   438.5        24.64   13.59   23.02   -1.73  191.87    51.35
Mid-Atlantic Companies(59)                           25.35   6,651   183.5        26.46   15.92   25.28    0.25  224.85    55.99
Mid-West Companies(144)                              21.99   3,577   100.1        23.16   14.72   21.91    0.43  269.50    41.96
New England Companies(9)                             28.99   5,017   186.0        30.60   17.51   29.01    0.75  447.76    61.03
North-West Companies(8)                              23.54  11,774   339.9        25.33   17.41   23.33    0.97  182.66    36.15
South-East Companies(41)                             22.86   3,451    78.3        25.18   16.17   22.89    0.17  223.14    36.52
South-West Companies(7)                              19.94   1,905    42.5        21.98   13.50   20.00   -0.52   49.93    45.99
Western Companies (Excl CA)(6)                       22.82   5,273   118.6        24.08   16.16   22.95   -0.61  358.71    35.18
Thrift Strategy(241)                                 22.49   3,693    93.8        23.79   15.09   22.43    0.26  222.24    44.00
Mortgage Banker Strategy(36)                         28.96  14,581   600.6        30.79   17.99   29.01    0.51  303.59    54.34
Real Estate Strategy(9)                              26.74   7,823   242.8        28.27   16.19   26.97    0.12  234.36    51.31
Diversified Strategy(10)                             32.71  30,268 1,012.6        36.02   20.42   33.08   -1.22  210.32    43.50
Retail Banking Strategy(4)                           17.97   4,340    90.8        19.79   11.66   17.91    0.17  382.33    36.57
Companies Issuing Dividends(253)                     23.95   5,538   181.5        25.41   15.85   23.90    0.36  255.82    43.92
Companies Without Dividends(47)                      21.59   7,489   186.4        22.87   13.95   21.73   -0.45  161.04    54.82
Equity/Assets (greater than) 6%(23)                  30.07  19,015   661.9        31.88   18.00   30.16    0.26  206.22    57.08
Equity/Assets 6-12%(142)                             25.94   5,707   201.0        27.24   16.08   25.85    0.49  259.34    53.65
Equity/Assets (greater than) 12%(135)                20.32   3,727    84.0        21.82   14.68   20.33    0.00  200.38    34.41
Converted Last 3 Mths (no MHC)(3)                    16.02   3,974    63.7        16.39   15.13   16.08   -0.35    0.00     0.00
Actively Traded Companies(39)                        34.03  18,235   770.6        35.59   20.89   34.10    0.13  278.06    58.40
Market Value Below $20 Million(50)                   18.02     864    14.5        19.20   12.57   18.04   -0.29  288.91    40.11
Holding Company Structure(266)                       23.66   5,578   179.4        25.11   15.74   23.61    0.27  229.80    43.75
Assets Over $1 Billion(60)                           33.98  18,928   708.4        35.89   21.18   34.00    0.12  270.84    50.15
Assets $500 Million-$1 Billion(48)                   23.65   5,489   116.6        25.13   14.86   23.75   -0.04  285.33    51.60
Assets $250-$500 Million(66)                         23.40   2,792    61.6        24.69   15.43   23.31    0.57  223.45    51.22
Assets less than $250 Million(126)                   18.90   1,468    26.5        20.17   13.31   18.84    0.24  156.51    37.30
Goodwill Companies(121)                              27.52  10,008   323.5        29.07   17.35   27.53    0.20  266.04    50.60
Non-Goodwill Companies(178)                          21.06   3,109    90.4        22.40   14.41   21.00    0.30  209.81    41.70
Acquirors of FSLIC Cases(10)                         42.61  35,626 1,876.4        44.73   26.57   42.87   -0.25  351.12    50.81

                                                        Current Per Share Financials
                                                   -----------------------------------------
                                                                            Tangible
                                                   Trailing  12 Mo.   Book    Book
                                                    12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                               EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                              -------- ------- ------- ------- --------
                                                      ($)     ($)     ($)     ($)     ($)
Market Averages. SAIF-Insured Thrifts(no MHC)
---------------------------------------------
SAIF-Insured Thrifts(300)                            1.16    1.16   15.53   15.10   149.81
NYSE Traded Companies(10)                            2.79    2.65   22.22   21.43   338.78
AMEX Traded Companies(16)                            0.57    0.72   14.03   13.83   107.55
NASDAQ Listed OTC Companies(274)                     1.13    1.12   15.35   14.93   144.81
California Companies(21)                             1.70    1.60   17.44   16.85   265.71
Florida Companies(5)                                 1.17    0.85   11.42   10.73   171.97
Mid-Atlantic Companies(59)                           1.29    1.33   16.23   15.62   167.94
Mid-West Companies(144)                              1.06    1.06   15.30   14.99   129.20
New England Companies(9)                             1.22    1.45   17.38   16.63   235.52
North-West Companies(8)                              1.08    1.07   14.46   14.08   125.97
South-East Companies(41)                             0.97    0.97   14.50   14.20   111.94
South-West Companies(7)                              1.30    1.30   15.15   14.39   194.42
Western Companies (Excl CA)(6)                       1.16    1.16   16.28   15.61   108.86
Thrift Strategy(241)                                 1.07    1.09   15.62   15.27   133.75
Mortgage Banker Strategy(36)                         1.63    1.51   15.72   14.78   228.23
Real Estate Strategy(9)                              1.71    1.60   14.81   14.52   225.37
Diversified Strategy(10)                             1.93    1.73   14.11   13.56   195.62
Retail Banking Strategy(4)                          -0.35   -0.45   12.75   12.17   195.11
Companies Issuing Dividends(253)                     1.20    1.20   15.67   15.21   146.58
Companies Without Dividends(47)                      0.92    0.93   14.73   14.50   168.35
Equity/Assets (greater than) 6%(23)                  1.71    1.74   14.77   13.80   296.86
Equity/Assets 6-12%(142)                             1.40    1.36   15.62   14.99   185.38
Equity/Assets (greater than) 12%(135)                0.84    0.87   15.58   15.43    91.72
Converted Last 3 Mths (no MHC)(3)                    0.54    0.54   13.31   13.31    70.71
Actively Traded Companies(39)                        1.94    1.95   17.26   16.62   228.67
Market Value Below $20 Million(50)                   0.81    0.84   14.83   14.79   116.11
Holding Company Structure(266)                       1.13    1.13   15.75   15.34   146.69
Assets Over $1 Billion(60)                           1.82    1.81   17.56   16.34   249.27
Assets $500 Million-$1 Billion(48)                   1.25    1.18   14.32   13.82   154.21
Assets $250-$500 Million(66)                         1.16    1.16   15.85   15.47   151.74
Assets less than $250 Million(126)                   0.82    0.84   14.90   14.84   101.23
Goodwill Companies(121)                              1.47    1.43   16.06   14.98   198.07
Non-Goodwill Companies(178)                          0.96    0.98   15.19   15.19   118.54
Acquirors of FSLIC Cases(10)                         2.56    2.52   20.88   19.72   332.65

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                           Exhibit IV-1A (continued)
                     Weekly Thrift Market Line - Part One
                        Prices As Of November 28, 1997




                                                   Market Capitalization                      Price Change Data
                                                  -----------------------      -----------------------------------------------
                                                                                 52 Week (1)              % Change From
                                                           Shares  Market      ---------------         -----------------------
                                                   Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                             Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                             ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                     ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
Market Averages. BIF-Insured Thrifts(no MHC)
--------------------------------------------
BIF-Insured Thrifts(60)                             27.04   7,954   236.6        28.39   16.96   26.97    0.36  257.78    54.53
NYSE Traded Companies(2)                            45.44  72,159 2,657.1        47.69   30.12   45.88   -0.65  141.05    52.33
AMEX Traded Companies(6)                            27.52   2,187    62.7        28.42   15.90   27.45    0.55  160.90    64.92
NASDAQ Listed OTC Companies(52)                     26.21   5,835   152.1        27.57   16.51   26.11    0.38  273.45    53.50
California Companies(1)                             18.00   7,847   141.2        21.25   14.00   18.62   -3.33    0.00    20.00
Mid-Atlantic Companies(15)                          28.49  17,474   554.1        30.10   17.82   28.56   -0.06  181.00    53.60
Mid-West Companies(2)                               10.69   1,707    16.9        10.88    8.25   10.75   -0.29    0.00    27.46
New England Companies(33)                           27.76   4,429   128.9        28.91   16.52   27.61    0.63  288.58    62.63
North-West Companies(4)                             20.02   7,249   152.0        21.51   13.09   19.75    1.11  149.35    50.17
South-East Companies(5)                             31.22   2,076    44.7        32.92   23.24   31.10    0.62    0.00    32.10
Thrift Strategy(43)                                 27.16   4,853   164.2        28.42   17.03   27.04    0.50  252.35    53.98
Mortgage Banker Strategy(7)                         27.60  31,238   749.0        29.55   16.85   27.77   -0.27  272.43    67.09
Real Estate Strategy(5)                             19.31   5,823   109.8        21.31   14.38   19.31   -0.11  511.87    28.73
Diversified Strategy(5)                             28.93  13,256   438.1        30.19   17.56   29.03   -0.22  193.39    60.80
Companies Issuing Dividends(52)                     28.68   8,402   258.4        30.02   17.97   28.57    0.51  259.28    54.57
Companies Without Dividends(8)                      16.05   4,948    90.4        17.48   10.13   16.20   -0.65  236.91    54.24
Equity/Assets (greater than) 6%(5)                  19.19  29,899   700.4        20.09   10.03   19.30   -0.47  182.79    89.94
Equity/Assets 6-12%(39)                             29.85   6,297   234.0        31.24   17.93   29.78    0.36  274.62    59.31
Equity/Assets (greater than) 12%(16)                23.04   5,990   126.0        24.41   16.63   22.92    0.56   45.01    34.25
Actively Traded Companies(18)                       29.24  11,760   328.2        30.73   18.17   29.10    0.67  290.30    54.56
Market Value Below $20 Million(5)                   15.70     951    14.4        16.38   10.69   15.74   -0.27    0.00    40.76
Holding Company Structure(40)                       26.35   6,498   176.9        27.71   16.78   26.20    0.67  243.44    52.15
Assets Over $1 Billion(14)                          33.02  24,469   812.0        34.75   20.66   32.97    0.48  233.49    57.07
Assets $500 Million-$1 Billion(16)                  29.54   5,007   120.2        30.92   17.96   29.53   -0.03  235.02    55.62
Assets $250-$500 Million(13)                        23.20   3,131    66.3        24.22   14.08   22.97    0.82  301.71    57.84
Assets less than $250 Million(17)                   22.85   1,549    28.9        24.12   15.30   22.81    0.28  266.74    48.93
Goodwill Companies(30)                              30.21  11,423   367.4        31.44   18.45   30.11    0.37  254.64    58.09
Non-Goodwill Companies(30)                          23.88   4,486   105.8        25.35   15.46   23.82    0.34  264.07    51.10


                                                              Current Per Share Financials
                                                          -----------------------------------------
                                                                                   Tangible
                                                          Trailing  12 Mo.   Book    Book
                                                           12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                                      EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                                     -------- ------- ------- ------- -------
                                                             ($)     ($)     ($)     ($)     ($)
Market Averages. BIF-Insured Thrifts(no MHC)
--------------------------------------------
BIF-Insured Thrifts(60)                                     1.60    1.53   16.01   15.14   153.44
NYSE Traded Companies(2)                                    2.34    2.29   20.01   12.88   248.52
AMEX Traded Companies(6)                                    1.24    1.06   17.53   15.15   172.03
NASDAQ Listed OTC Companies(52)                             1.60    1.55   15.67   15.24   147.41
California Companies(1)                                     1.52    1.52   12.32   12.27   114.89
Mid-Atlantic Companies(15)                                  1.34    1.30   16.10   14.20   170.74
Mid-West Companies(2)                                       0.21    0.26   11.08   10.73    35.43
New England Companies(33)                                   1.95    1.84   15.00   14.43   170.02
North-West Companies(4)                                     1.02    0.99   11.07   10.68    93.56
South-East Companies(5)                                     1.32    1.32   27.01   27.01    99.46
Thrift Strategy(43)                                         1.57    1.50   16.65   15.72   149.07
Mortgage Banker Strategy(7)                                 1.58    1.55   14.32   13.84   180.63
Real Estate Strategy(5)                                     1.78    1.67   11.27   11.24   105.38
Diversified Strategy(5)                                     1.80    1.75   13.54   12.55   190.42
Companies Issuing Dividends(52)                             1.58    1.51   16.77   15.80   162.36
Companies Without Dividends(8)                              1.69    1.67   10.85   10.74    93.52
Equity/Assets (greater than) 6%(5)                          1.19    1.01    7.80    7.57   140.95
Equity/Assets 6-12%(39)                                     1.97    1.88   15.85   14.59   185.28
Equity/Assets (greater than) 12%(16)                        0.90    0.92   18.38   18.22    88.89
Actively Traded Companies(18)                               1.96    1.86   15.76   14.94   180.63
Market Value Below $20 Million(5)                           1.53    1.53   13.58   13.41    70.48
Holding Company Structure(40)                               1.53    1.48   16.25   15.53   138.23
Assets Over $1 Billion(14)                                  1.82    1.77   15.78   14.05   186.74
Assets $500 Million-$1 Billion(16)                          1.92    1.81   16.87   15.51   187.91
Assets $250-$500 Million(13)                                1.22    1.16   13.54   13.24   127.00
Assets less than $250 Million(17)                           1.39    1.35   17.29   17.18   113.47
Goodwill Companies(30)                                      1.74    1.65   16.68   14.95   192.05
Non-Goodwill Companies(30)                                  1.45    1.41   15.33   15.33   114.82

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700



                           Exhibit IV-1A(continued)
                     Weekly Thrift Market Line - Part One
                        Prices As Of November 28, 1997

                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                            52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last    Last  Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week    Week  1994(2) 1995(2)
---------------------                       ------- ------- --------     ------- ------- ------- ------- ------- -------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts(20)                      24.50   8,361    40.1        26.91   12.98   24.86   -1.95  377.81    97.87
BIF-Insured Thrifts(3)                        31.06  22,105   289.7        33.12   12.38   30.17    3.39  328.08   159.26
NASDAQ Listed OTC Companies(23)               25.66  10,786    84.2        28.01   12.88   25.79   -1.01  352.95   111.02
Florida Companies(3)                          31.44   5,933    88.2        36.13   17.50   31.44    0.10    0.00    63.87
Mid-Atlantic Companies(11)                    22.14  11,091    33.6        23.94   10.12   22.41   -1.99    0.00   156.46
Mid-West Companies(7)                         28.07   2,111    25.7        30.20   14.96   28.07    0.00  377.81    82.55
New England Companies(1)                      33.69  61,126   823.8        37.37   18.00   33.50    0.57  328.08    75.01
Thrift Strategy(22)                           25.16   7,640    37.9        27.42   12.56   25.31   -1.10  377.81   113.79
Diversified Strategy(1)                       33.69  61,126   823.8        37.37   18.00   33.50    0.57  328.08    75.01
Companies Issuing Dividends(22)               26.10  11,288    88.0        28.52   12.83   26.21   -0.91  352.95   111.02
Companies Without Dividends(1)                18.62   2,760    23.1        19.75   13.62   19.12   -2.62    0.00     0.00
Equity/Assets 6-12%(16)                       27.22  14,077   110.3        29.94   13.07   27.35   -1.10  352.95   117.74
Equity/Assets (greater than) 12%(7)           21.90   2,887    21.5        23.37   12.42   22.05   -0.79    0.00    86.37
Holding Company Structure(2)                  28.50   1,917    25.1        29.50    9.38   26.00    9.62    0.00   203.84
Assets Over $1 Billion(5)                     22.23  47,219   325.3        24.83   10.17   23.54   -7.45  328.08   132.26
Assets $500 Million-$1 Billion(3)             31.44   5,933    88.2        36.13   17.50   31.44    0.10    0.00    63.87
Assets $250-$500 Million(5)                   28.12   3,423    33.9        29.92   15.31   28.12    0.00  377.81    84.92
Assets less than $250 Million(10)             24.69   2,174    19.6        26.62   11.94   24.51    0.56    0.00   129.17
Goodwill Companies(9)                         25.82  25,530   188.8        28.58   12.94   26.02   -1.97  352.95   120.18
Non-Goodwill Companies(14)                    25.57   2,744    27.1        27.69   12.84   25.67   -0.48    0.00   104.15
MHC Institutions(23)                          25.66  10,786    84.2        28.01   12.88   25.79   -1.01  352.95   111.02

                                            Current Per Share Financials
                                       -----------------------------------------
                                                                Tangible
                                       Trailing  12 Mo.   Book    Book
                                        12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                   EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                  -------- ------- ------- ------- --------
                                           ($)     ($)     ($)     ($)     ($)
Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts(20)                 0.65    0.67   10.70   10.63    95.33
BIF-Insured Thrifts(3)                   1.06    0.85   10.76   10.12   101.07
NASDAQ Listed OTC Companies(23)          0.72    0.70   10.71   10.54    96.34
Florida Companies(3)                     0.79    0.89   14.08   14.03   143.39
Mid-Atlantic Companies(11)               0.57    0.56    9.17    8.86    76.90
Mid-West Companies(7)                    0.82    0.85   12.01   11.98   106.48
New England Companies(1)                 1.44    0.93   11.41   11.40   126.48
Thrift Strategy(22)                      0.68    0.69   10.67   10.48    94.46
Diversified Strategy(1)                  1.44    0.93   11.41   11.40   126.48
Companies Issuing Dividends(22)          0.73    0.71   10.74   10.56    97.69
Companies Without Dividends(1)           0.56    0.54   10.22   10.22    74.79
Equity/Assets 6-12%(16)                  0.79    0.74   10.87   10.62   109.41
Equity/Assets (greater than) 12%(7)      0.57    0.61   10.33   10.33    64.98
Holding Company Structure(2)             1.05    0.94   12.02   10.10   100.68
Assets Over $1 Billion(5)                0.79    0.59    6.95    6.67    77.96
Assets $500 Million-$1 Billion(3)        0.79    0.89   14.08   14.03   143.39
Assets $250-$500 Million(5)              0.88    0.85   11.27   11.23   109.10
Assets less than $250 Million(10)        0.64    0.65   11.03   10.82    87.76
Goodwill Companies(9)                    0.85    0.78    9.89    9.39   107.23
Non-Goodwill Companies(14)               0.65    0.67   11.16   11.16    90.40
MHC Institutions(23)                     0.72    0.70   10.71   10.54    96.34

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                           Exhibit IV-1A (continued)
                     Weekly Thrift Market Line - Part One
                        Prices As Of November 28, 1997


                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                           52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last    Last  Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week    Week  1994(2) 1995(2)
----------------------                      ------- ------- --------     ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA             59.50  94,411 5,617.5        62.06   31.50   61.50   -3.25  217.33    83.08
CSA   Coast Savings Financial of CA           60.00  18,644 1,118.6        61.44   34.75   61.37   -2.23  419.03    63.84
CFB   Commercial Federal Corp. of NE          48.06  21,582 1,037.2        51.19   29.75   47.69    0.78  ***.**    50.19
DME   Dime Bancorp, Inc. of NY*               24.25 101,492 2,461.2        26.00   14.62   24.25    0.00  141.05    64.41
DSL   Downey Financial Corp. of CA            27.50  26,754   735.7        27.56   17.62   26.81    2.57  153.22    47.14
FED   FirstFed Fin. Corp. of CA               36.50  10,585   386.4        39.44   21.50   39.44   -7.45  126.01    65.91
GSB   Glendale Fed. Bk, FSB of CA             33.31  50,456 1,680.7        36.12   20.62   32.37    2.90  104.98    43.27
GDW   Golden West Fin. Corp. of CA            89.62  56,770 5,087.7        93.81   59.87   89.87   -0.28  242.19    41.98
GPT   GreenPoint Fin. Corp. of NY*            66.62  42,826 2,853.1        69.37   45.62   67.50   -1.30    N.A.    40.25
JSB   JSB Financial, Inc. of NY               46.62   9,898   461.4        49.56   36.00   47.12   -1.06  305.39    22.68
NYB   New York Bancorp, Inc. of NY            35.37  21,319   754.1        36.31   16.81   36.00   -1.75  398.87    82.60
WES   Westcorp Inc. of Orange CA              17.00  26,256   446.4        23.62   13.25   17.37   -2.13  131.92   -22.30

AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*              23.75   2,697    64.1        24.75   14.19   23.37    1.63    N.A.    59.72
ANE   Alliance Bancorp of New Englan*         17.50   1,627    28.5        18.00    8.72   17.25    1.45  141.38    94.44
BKC   American Bank of Waterbury CT*          47.12   2,313   109.0        47.87   27.37   47.50   -0.80  151.31    68.29
BFD   BostonFed Bancorp of MA                 20.37   5,650   115.1        22.31   14.37   20.56   -0.92    N.A.    38.10
CFX   CFX Corp of NH(8)*                      27.75  23,977   665.4        27.75   14.29   27.50    0.91  133.19    79.03
CNY   Carver Bancorp, Inc. of NY              17.06   2,314    39.5        17.06    7.75   16.50    3.39  172.96   106.79
CBK   Citizens First Fin.Corp. of IL          18.25   2,584    47.2        19.50   13.50   18.12    0.72    N.A.    27.00
ESX   Essex Bancorp of VA(8)                   5.00   1,058     5.3         7.94    1.00    4.87    2.67  -70.15   128.31
FCB   Falmouth Co-Op Bank of MA*              20.25   1,455    29.5        22.00   12.87   20.25    0.00    N.A.    54.34
FAB   FirstFed America Bancorp of MA          20.62   8,707   179.5        22.12   13.62   20.25    1.83    N.A.     N.A.
GAF   GA Financial Corp. of PA                19.25   7,973   153.5        19.69   14.50   19.69   -2.23    N.A.    27.31
KNK   Kankakee Bancorp of IL                  33.87   1,426    48.3        34.62   23.37   31.75    6.68  238.70    36.85
KYF   Kentucky First Bancorp of KY            14.50   1,303    18.9        14.62   10.56   14.62   -0.82    N.A.    33.39
MBB   MSB Bancorp of Middletown NY*           29.00   2,844    82.5        29.50   16.37   28.87    0.45  190.00    47.81
PDB   Piedmont Bancorp of NC                  10.37   2,751    28.5        18.12    9.25   10.62   -2.35    N.A.    -1.24
SSB   Scotland Bancorp of NC                  10.25   1,914    19.6        19.25   10.19   10.31   -0.58    N.A.   -27.41
SZB   SouthFirst Bancshares of AL             19.00     848    16.1        20.87   12.50   19.37   -1.91    N.A.    43.40
SRN   Southern Banc Company of AL             16.87   1,230    20.8        17.37   13.12   16.87    0.00    N.A.    28.58
SSM   Stone Street Bancorp of NC              20.25   1,898    38.4        27.25   19.25   20.50   -1.22    N.A.    -1.22
TSH   Teche Holding Company of LA             21.88   3,438    75.2        23.50   13.00   21.50    1.77    N.A.    52.26
FTF   Texarkana Fst. Fin. Corp of AR          24.75   1,790    44.3        27.00   13.62   24.87   -0.48    N.A.    58.35
THR   Three Rivers Fin. Corp. of MI           19.75     824    16.3        20.50   13.62   20.06   -1.55    N.A.    41.07
WSB   Washington SB, FSB of MD                 7.37   4,348    32.0         8.25    4.75    7.37    0.00  489.60    51.33

NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN             40.00     692    27.7        41.00   27.14   40.00    0.00    N.A.    40.35
AFED  AFSALA Bancorp, Inc. of NY              19.12   1,455    27.8        19.50   11.37   18.75    1.97    N.A.    59.33
ALBK  ALBANK Fin. Corp. of Albany NY          46.25  12,872   595.3        47.75   30.50   45.50    1.65   98.92    47.43
AMFC  AMB Financial Corp. of IN               16.00     964    15.4        17.75   12.50   16.06   -0.37    N.A.    20.75
ASBP  ASB Financial Corp. of OH               13.12   1,700    22.3        18.25   11.50   13.25   -0.98    N.A.     0.92
ABBK  Abington Savings Bank of MA*            36.00   1,840    66.2        36.75   19.00   36.75   -2.04  443.81    84.62
AABC  Access Anytime Bancorp of NM            10.12   1,217    12.3        10.62    5.15   10.53   -3.89   49.93    87.76
AFBC  Advance Fin. Bancorp of WV              17.75   1,084    19.2        17.87   12.75   17.75    0.00    N.A.     N.A.
AADV  Advantage Bancorp of WI(8)              62.25   3,236   201.4        62.25   31.75   62.00    0.40  576.63    93.02
AFCB  Affiliated Comm BC, Inc of MA           28.50   6,493   185.1        32.12   17.10   29.00   -1.72    N.A.    66.67
ALBC  Albion Banc Corp. of Albion NY          29.00     250     7.3        30.50   16.50   29.00    0.00  123.08    73.13
ABCL  Allied Bancorp of IL                    26.25   8,020   210.5        28.37   16.08   26.50   -0.94  293.55    57.47


                                              Current Per Share Financials
                                          -----------------------------------------
                                                                   Tangible
                                          Trailing  12 Mo.   Book    Book
                                           12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                      EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                     -------- ------- ------- ------- --------
                                             ($)     ($)     ($)     ($)     ($)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA           3.94    3.37   20.17   17.13   495.70
CSA   Coast Savings Financial of CA         2.94    3.14   25.21   24.92   484.90
CFB   Commercial Federal Corp. of NE        3.02    3.02   20.59   18.42   333.94
DME   Dime Bancorp, Inc. of NY*             1.30    1.28   10.38    9.88   191.28
DSL   Downey Financial Corp. of CA          1.49    1.43   15.61   15.41   218.81
FED   FirstFed Fin. Corp. of CA             2.19    2.18   20.01   19.82   387.78
GSB   Glendale Fed. Bk, FSB of CA           1.76    2.11   18.39   16.46   325.68
GDW   Golden West Fin. Corp. of CA          5.93    5.83   45.36   45.36   691.01
GPT   GreenPoint Fin. Corp. of NY*          3.38    3.30   29.63   15.88   305.75
JSB   JSB Financial, Inc. of NY             2.97    2.64   35.91   35.91   154.68
NYB   New York Bancorp, Inc. of NY          2.40    2.46    7.93    7.93   152.17
WES   Westcorp Inc. of Orange CA            1.31    0.27   13.00   12.97   143.10

AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*            0.48    0.48   16.91   16.91    97.03
ANE   Alliance Bancorp of New Englan*       1.15    1.06   10.95   10.68   148.69
BKC   American Bank of Waterbury CT*        3.27    2.76   23.23   22.38   263.69
BFD   BostonFed Bancorp of MA               1.16    1.05   14.48   13.94   170.04
CFX   CFX Corp of NH(8)*                    0.58    0.78   10.25    9.88   117.66
CNY   Carver Bancorp, Inc. of NY           -0.26    0.02   15.09   14.50   179.59
CBK   Citizens First Fin.Corp. of IL        0.63    0.56   14.79   14.79   107.57
ESX   Essex Bancorp of VA(8)                0.20    0.18    0.03   -0.14   181.37
FCB   Falmouth Co-Op Bank of MA*            0.52    0.49   15.40   15.40    64.55
FAB   FirstFed America Bancorp of MA        0.06    0.54   14.52   14.52   118.99
GAF   GA Financial Corp. of PA              0.94    0.91   14.72   14.58   100.63
KNK   Kankakee Bancorp of IL                2.15    2.11   27.25   25.69   238.38
KYF   Kentucky First Bancorp of KY          0.78    0.77   11.29   11.29    67.60
MBB   MSB Bancorp of Middletown NY*         0.79    0.52   21.15   10.38   286.18
PDB   Piedmont Bancorp of NC               -0.11    0.25    7.56    7.56    46.00
SSB   Scotland Bancorp of NC                0.66    0.65    7.61    7.61    33.65
SZB   SouthFirst Bancshares of AL          -0.03    0.25   16.06   16.06   114.72
SRN   Southern Banc Company of AL           0.12    0.43   14.58   14.43    85.72
SSM   Stone Street Bancorp of NC            0.86    0.86   16.32   16.32    55.20
TSH   Teche Holding Company of LA           0.78    1.08   15.53   15.53   118.17
FTF   Texarkana Fst. Fin. Corp of AR        1.31    1.62   15.03   15.03    95.73
THR   Three Rivers Fin. Corp. of MI         0.62    0.90   15.54   15.48   115.45
WSB   Washington SB, FSB of MD              0.25    0.35    5.16    5.16    61.61

NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN           2.76    1.37   32.62   32.00   377.07
AFED  AFSALA Bancorp, Inc. of NY            0.82    0.82   14.74   14.74   109.40
ALBK  ALBANK Fin. Corp. of Albany NY        2.89    2.87   26.69   23.51   288.76
AMFC  AMB Financial Corp. of IN             0.98    0.69   14.95   14.95   107.25
ASBP  ASB Financial Corp. of OH             0.64    0.60   10.30   10.30    66.15
ABBK  Abington Savings Bank of MA*          2.29    2.04   19.43   17.61   272.62
AABC  Access Anytime Bancorp of NM          1.26    1.17    7.51    7.51    86.80
AFBC  Advance Fin. Bancorp of WV            0.83    0.81   15.02   15.02    97.52
AADV  Advantage Bancorp of WI(8)            3.30    2.96   30.59   28.46   320.60
AFCB  Affiliated Comm BC, Inc of MA         1.52    1.74   16.42   16.33   167.94
ALBC  Albion Banc Corp. of Albion NY        1.31    1.29   24.26   24.26   283.24
ABCL  Allied Bancorp of IL                  1.06    1.18   16.10   15.90   170.97


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                           Exhibit IV-1A (continued)
                     Weekly Thrift Market Line - Part One
                        Prices As Of November 28, 1997

                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                           52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last   Last   Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week   Week   1994(2) 1995(2)
---------------------                       -------- ------ --------     ------- ------- ------- ------- ------- -------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
ATSB  AmTrust Capital Corp. of IN             14.00     526     7.4        14.50   10.00   14.50   -3.45    N.A.    40.00
AHCI  Ambanc Holding Co., Inc. of NY*         17.00   4,306    73.2        17.37   10.50   17.06   -0.35    N.A.    51.11
ASBI  Ameriana Bancorp of IN                  19.50   3,231    63.0        22.00   15.25   19.75   -1.27  111.27    21.88
AFFFZ America First Fin. Fund of CA(8)        47.12   6,011   283.2        50.56   28.75   48.62   -3.09  151.31    55.77
ABCW  Anchor Bancorp Wisconsin of WI          31.50   9,054   285.2        32.25   17.37   30.50    3.28  114.43    76.27
ANDB  Andover Bancorp, Inc. of MA*            37.75   5,149   194.4        40.50   25.00   38.37   -1.62  251.16    47.35
ASFC  Astoria Financial Corp. of NY           55.12  20,666 1,139.1        56.62   34.75   56.25   -2.01  109.98    49.50
AVND  Avondale Fin. Corp. of IL               16.00   3,495    55.9        18.87   12.75   16.12   -0.74    N.A.    -6.54
BKCT  Bancorp Connecticut of CT*              40.00   2,543   101.7        40.00   21.50   38.87    2.91  357.14    77.78
BPLS  Bank Plus Corp. of CA                   11.12  19,341   215.1        13.75    9.62   11.50   -3.30    N.A.    -3.30
BWFC  Bank West Fin. Corp. of MI              22.00   1,753    38.6        22.50   10.50   22.12   -0.54    N.A.   107.16
BANC  BankAtlantic Bancorp of FL              14.37  22,276   320.1        17.12   12.12   13.87    3.60  245.43     7.48
BKUNA BankUnited SA of FL                     12.94   9,533   123.4        13.75    8.50   13.25   -2.34  138.31    29.40
BVCC  Bay View Capital Corp. of CA            33.75  12,421   419.2        35.81   19.50   33.87   -0.35   70.89    59.27
FSNJ  Bayonne Banchsares of NJ                12.00   8,993   107.9        13.06    5.63   12.25   -2.04    N.A.    53.06
BFSB  Bedford Bancshares of VA                28.25   1,142    32.3        28.75   17.50   28.75   -1.74  169.05    60.33
BFFC  Big Foot Fin. Corp. of IL               18.50   2,513    46.5        19.62   12.31   18.37    0.71    N.A.    42.31
BSBC  Branford SB of CT(8)*                    6.00   6,559    39.4         6.31    3.62    6.25   -4.00  183.02    55.04
BYFC  Broadway Fin. Corp. of CA               13.00     831    10.8        13.00    9.12   13.00    0.00    N.A.    40.54
CBES  CBES Bancorp of MO                      20.37   1,025    20.9        22.37   13.31   20.00    1.85    N.A.    42.95
CCFH  CCF Holding Company of GA               20.00     820    16.4        21.00   14.50   19.75    1.27    N.A.    35.59
CENF  CENFED Financial Corp. of CA            40.75   5,959   242.8        42.25   25.45   38.75    5.16  159.89    53.25
CFSB  CFSB Bancorp of Lansing MI              35.50   5,087   180.6        35.75   16.59   35.50    0.00  294.44   100.23
CKFB  CKF Bancorp of Danville KY              18.50     903    16.7        20.50   17.50   18.37    0.71    N.A.    -8.64
CNSB  CNS Bancorp of MO                       20.00   1,653    33.1        20.00   14.00   18.00   11.11    N.A.    32.28
CSBF  CSB Financial Group Inc of IL*          12.50     942    11.8        12.75   10.00   12.75   -1.96    N.A.    23.52
CBCI  Calumet Bancorp of Chicago IL           31.87   3,166   100.9        34.00   21.67   32.87   -3.04  138.37    43.75
CAFI  Camco Fin. Corp. of OH                  24.00   3,214    77.1        24.00   14.05   24.00    0.00    N.A.    58.73
CMRN  Cameron Fin. Corp. of MO                19.62   2,627    51.5        19.87   15.00   19.00    3.26    N.A.    22.63
CAPS  Capital Savings Bancorp of MO(8)        22.37   1,892    42.3        22.50   12.75   18.75   19.31   68.83    72.08
CFNC  Carolina Fincorp of NC*                 17.37   1,851    32.2        17.87   13.00   17.37    0.00    N.A.    29.92
CASB  Cascade SB of Everett WA(8)             12.75   3,385    43.2        16.80   10.40   13.25   -3.77   -0.39    -1.16
CATB  Catskill Fin. Corp. of NY*              17.62   4,657    82.1        19.12   13.75   17.50    0.69    N.A.    25.86
CNIT  Cenit Bancorp of Norfolk VA             68.00   1,654   112.5        71.00   39.00   69.00   -1.45  328.21    63.86
CEBK  Central Co-Op. Bank of MA*              26.50   1,965    52.1        26.50   15.87   26.00    1.92  404.76    51.43
CENB  Century Bancshares of NC*               80.00     407    32.6        84.00   62.00   80.00    0.00    N.A.    23.08
CBSB  Charter Financial Inc. of IL(8)         22.00   4,150    91.3        22.00   12.50   21.50    2.33    N.A.    76.00
COFI  Charter One Financial of OH             59.25  49,563 2,936.6        61.91   36.91   60.62   -2.26  238.57    48.12
CVAL  Chester Valley Bancorp of PA            26.25   2,189    57.5        27.50   14.10   26.50   -0.94  131.69    86.17
CTZN  CitFed Bancorp of Dayton OH             50.62   8,656   438.2        55.50   28.25   50.50    0.24  462.44    53.39
CLAS  Classic Bancshares of KY                17.12   1,300    22.3        17.25   11.50   16.75    2.21    N.A.    47.33
CMSB  Cmnwealth Bancorp of PA                 20.37  16,243   330.9        20.37   13.50   20.06    1.55    N.A.    35.80
CBSA  Coastal Bancorp of Houston TX           28.87   4,992   144.1        33.25   22.37   29.00   -0.45    N.A.    26.24
CFCP  Coastal Fin. Corp. of SC                23.00   4,647   106.9        27.75   14.44   22.75    1.10  130.00    46.03
CMSV  Commty. Svgs, MHC of FL (48.5)          35.00   5,095    86.5        39.75   18.00   35.25   -0.71    N.A.    70.73
CFTP  Community Fed. Bancorp of MS            17.12   4,629    79.2        20.00   16.37   16.75    2.21    N.A.     0.71
CFFC  Community Fin. Corp. of VA              24.75   1,275    31.6        24.75   20.50   23.62    4.78  253.57    19.28
CFBC  Community First Bnkg Co. of GA          38.37   2,414    92.6        40.00   31.87   38.37    0.00    N.A.     N.A.
CIBI  Community Inv. Bancorp of OH            15.75     916    14.4        17.00   10.33   16.37   -3.79    N.A.    39.01
COOP  Cooperative Bk.for Svgs. of NC          17.37   2,983    51.8        17.75   10.00   17.00    2.18  247.40    71.64
CRZY  Crazy Woman Creek Bncorp of WY          15.37     955    14.7        15.50   11.25   15.31    0.39    N.A.    28.08
DNFC  D&N Financial Corp. of MI               24.12   8,244   198.8        25.37   14.87   23.87    1.05  175.66    44.00
DCBI  Delphos Citizens Bancorp of OH          17.50   1,960    34.3        18.25   11.75   17.75   -1.41    N.A.    45.83
DIME  Dime Community Bancorp of NY            23.25  12,625   293.5        23.62   14.06   22.94    1.35    N.A.    57.63
DIBK  Dime Financial Corp. of CT*             31.50   5,162   162.6        32.00   16.50   30.25    4.13  200.00    82.61


                                                  Current Per Share Financials
                                            -----------------------------------------
                                                                     Tangible
                                            Trailing  12 Mo.   Book    Book
                                             12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                        EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                       -------- ------- ------- ------- --------
                                               ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
ATSB  AmTrust Capital Corp. of IN             0.54    0.31   14.48   14.33   132.48
AHCI  Ambanc Holding Co., Inc. of NY*        -0.65   -0.68   14.57   14.57   112.63
ASBI  Ameriana Bancorp of IN                  1.13    1.02   13.63   13.63   121.64
AFFFZ America First Fin. Fund of CA(8)        7.31    7.39   31.32   30.99   374.40
ABCW  Anchor Bancorp Wisconsin of WI          2.09    1.95   13.82   13.58   215.90
ANDB  Andover Bancorp, Inc. of MA*            2.51    2.45   20.20   20.20   248.71
ASFC  Astoria Financial Corp. of NY           2.96    2.80   29.51   24.96   382.48
AVND  Avondale Fin. Corp. of IL              -3.37   -3.43   13.18   13.18   170.79
BKCT  Bancorp Connecticut of CT*              2.23    2.04   17.92   17.92   166.65
BPLS  Bank Plus Corp. of CA                   0.65    0.54    9.16    9.15   202.69
BWFC  Bank West Fin. Corp. of MI              0.88    0.48   13.30   13.30    94.04
BANC  BankAtlantic Bancorp of FL              1.22    0.64    7.03    5.81   127.72
BKUNA BankUnited SA of FL                     0.49    0.44    7.03    5.53   225.05
BVCC  Bay View Capital Corp. of CA            1.42    1.59   14.81   12.37   254.59
FSNJ  Bayonne Banchsares of NJ                0.25    0.35   10.58   10.58    67.73
BFSB  Bedford Bancshares of VA                1.39    1.38   17.18   17.18   121.87
BFFC  Big Foot Fin. Corp. of IL               0.04    0.35   14.97   14.97    85.62
BSBC  Branford SB of CT(8)*                   0.31    0.31    2.69    2.69    27.88
BYFC  Broadway Fin. Corp. of CA              -0.16    0.30   14.72   14.72   147.11
CBES  CBES Bancorp of MO                      1.18    1.07   17.60   17.60   104.03
CCFH  CCF Holding Company of GA               0.16   -0.18   14.21   14.21   133.34
CENF  CENFED Financial Corp. of CA            2.41    2.17   21.51   21.48   386.76
CFSB  CFSB Bancorp of Lansing MI              1.98    1.86   13.03   13.03   169.05
CKFB  CKF Bancorp of Danville KY              1.22    0.91   15.69   15.69    66.30
CNSB  CNS Bancorp of MO                       0.47    0.47   14.34   14.34    58.93
CSBF  CSB Financial Group Inc of IL*          0.16    0.26   12.98   12.27    51.85
CBCI  Calumet Bancorp of Chicago IL           2.27    2.23   25.01   25.01   154.25
CAFI  Camco Fin. Corp. of OH                  1.73    1.46   14.98   13.87   156.25
CMRN  Cameron Fin. Corp. of MO                0.78    0.97   17.18   17.18    79.22
CAPS  Capital Savings Bancorp of MO(8)        1.20    1.18   11.70   11.70   128.04
CFNC  Carolina Fincorp of NC*                 0.70    0.68   13.92   13.92    61.63
CASB  Cascade SB of Everett WA(8)             0.65    0.65    8.36    8.36   125.98
CATB  Catskill Fin. Corp. of NY*              0.84    0.85   15.41   15.41    62.19
CNIT  Cenit Bancorp of Norfolk VA             3.39    3.15   29.47   26.99   424.25
CEBK  Central Co-Op. Bank of MA*              1.45    1.47   17.40   15.57   175.28
CENB  Century Bancshares of NC*               4.19    4.20   75.12   75.12   248.00
CBSB  Charter Financial Inc. of IL(8)         1.05    1.47   13.71   12.13    94.76
COFI  Charter One Financial of OH             3.64    3.56   21.63   19.86   306.62
CVAL  Chester Valley Bancorp of PA            1.36    1.30   12.75   12.75   147.25
CTZN  CitFed Bancorp of Dayton OH             2.97    2.97   23.88   21.70   380.61
CLAS  Classic Bancshares of KY                0.45    0.63   14.90   12.57   101.20
CMSB  Cmnwealth Bancorp of PA                 1.02    0.86   13.02   10.15   140.25
CBSA  Coastal Bancorp of Houston TX           2.40    2.47   20.36   17.12   586.85
CFCP  Coastal Fin. Corp. of SC                1.25    1.08    6.97    6.97   106.31
CMSV  Commty. Svgs, MHC of FL (48.5)          1.07    0.98   15.79   15.79   139.20
CFTP  Community Fed. Bancorp of MS            0.66    0.65   12.47   12.47    46.65
CFFC  Community Fin. Corp. of VA              1.32    1.67   18.86   18.86   137.58
CFBC  Community First Bnkg Co. of GA          1.29    1.29   29.10   28.71   163.45
CIBI  Community Inv. Bancorp of OH            1.01    1.01   12.10   12.10   102.98
COOP  Cooperative Bk.for Svgs. of NC          0.73    0.73    9.27    9.27   120.53
CRZY  Crazy Woman Creek Bncorp of WY          0.72    0.73   14.88   14.88    62.78
DNFC  D&N Financial Corp. of MI               1.68    1.55   11.18   11.06   212.77
DCBI  Delphos Citizens Bancorp of OH          0.82    0.82   14.65   14.65    55.00
DIME  Dime Community Bancorp of NY            1.10    1.07   14.81   12.76   109.73
DIBK  Dime Financial Corp. of CT*             3.05    3.04   14.54   14.12   178.52

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                           Exhibit IV-1A (continued)
                     Weekly Thrift Market Line - Part One
                        Prices As Of November 28, 1997

                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                            52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last    Last  Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week    Week  1994(2) 1995(2)
---------------------                       -------- ------ ---------   -------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
EGLB  Eagle BancGroup of IL                   19.75   1,198    23.7        19.75   13.25   18.94    4.28    N.A.    32.82
EBSI  Eagle Bancshares of Tucker GA           19.25   5,666   109.1        20.94   13.62   19.25    0.00  165.52    24.19
EGFC  Eagle Financial Corp. of CT(8)          51.75   6,316   326.9        52.50   26.75   51.00    1.47  491.43    69.67
ETFS  East Texas Fin. Serv. of TX             20.00   1,026    20.5        21.50   15.50   19.37    3.25    N.A.    22.17
EMLD  Emerald Financial Corp of OH            19.25   5,072    97.6        19.25   10.62   19.25    0.00    N.A.    71.11
EIRE  Emerald Island Bancorp, MA(8)*          32.25   2,250    72.6        32.25   14.20   31.94    0.97  323.23   101.56
EFBC  Empire Federal Bancorp of MT            16.50   2,592    42.8        18.25   12.50   16.50    0.00    N.A.     N.A.
EFBI  Enterprise Fed. Bancorp of OH           27.75   1,986    55.1        27.75   14.12   27.00    2.78    N.A.    91.38
EQSB  Equitable FSB of Wheaton MD             45.00     602    27.1        45.75   26.50   44.31    1.56    N.A.    59.29
FCBF  FCB Fin. Corp. of Neenah WI             27.25   3,879   105.7        28.13   18.50   28.00   -2.68    N.A.    47.30
FFBS  FFBS Bancorp of Columbus MS             22.50   1,572    35.4        26.00   21.00   22.50    0.00    N.A.    -2.17
FFDF  FFD Financial Corp. of OH               18.37   1,445    26.5        19.50   13.00   18.75   -2.03    N.A.    38.64
FFLC  FFLC Bancorp of Leesburg FL             22.50   3,835    86.3        23.50   11.70   23.50   -4.26    N.A.    74.42
FFFC  FFVA Financial Corp. of VA              33.37   4,522   150.9        35.12   20.00   33.75   -1.13    N.A.    62.78
FFWC  FFW Corporation of Wabash IN            37.75     715    27.0        37.75   20.75   36.00    4.86    N.A.    72.53
FFYF  FFY Financial Corp. of OH               29.75   4,122   122.6        30.12   25.00   30.12   -1.23    N.A.    17.54
FMCO  FMS Financial Corp. of NJ               29.37   2,388    70.1        31.50   17.00   29.37    0.00  226.33    60.93
FFHH  FSF Financial Corp. of MN               20.00   3,010    60.2        21.00   14.25   19.50    2.56    N.A.    32.28
FOBC  Fed One Bancorp of Wheeling WV          24.87   2,373    59.0        27.00   15.37   25.75   -3.42  148.70    57.90
FBCI  Fidelity Bancorp of Chicago IL          23.25   2,795    65.0        25.75   16.87   23.75   -2.11    N.A.    36.76
FSBI  Fidelity Bancorp, Inc. of PA            26.62   1,555    41.4        26.62   16.82   25.50    4.39  244.37    46.42
FFFL  Fidelity FSB, MHC of FL (47.7)          27.87   6,771    89.9        32.50   17.00   27.62    0.91    N.A.    57.01
FFED  Fidelity Fed. Bancorp of IN             10.00   2,791    27.9        10.50    7.50    9.50    5.26   41.84     2.56
FFOH  Fidelity Financial of OH                15.00   5,580    83.7        16.37   11.12   14.62    2.60    N.A.    30.43
FIBC  Financial Bancorp, Inc. of NY           24.81   1,710    42.4        25.75   14.25   25.75   -3.65    N.A.    65.40
FBSI  First Bancshares of MO                  26.25   1,093    28.7        28.00   16.25   26.25    0.00  105.88    57.94
FBBC  First Bell Bancorp of PA                17.25   6,511   112.3        18.37   13.12   18.00   -4.17    N.A.    30.19
FBER  First Bergen Bancorp of NJ              18.62   2,865    53.3        19.50   11.37   18.75   -0.69    N.A.    61.91
SKBO  First Carnegie,MHC of PA(45.0)          18.62   2,300    19.3        19.87   11.62   18.87   -1.32    N.A.     N.A.
FSTC  First Citizens Corp of GA               24.00   2,742    65.8        27.17   14.17   25.75   -6.80  190.91    42.60
FCME  First Coastal Corp. of ME*              13.87   1,359    18.8        15.75    7.25   13.75    0.87    N.A.    78.97
FFBA  First Colorado Bancorp of Co            22.75  16,485   375.0        23.50   16.00   23.50   -3.19  589.39    33.82
FDEF  First Defiance Fin.Corp. of OH          15.25   8,957   136.6        16.00   11.75   15.37   -0.78    N.A.    23.28
FESX  First Essex Bancorp of MA*              19.87   7,527   149.6        20.50   13.12   19.37    2.58  231.17    51.45
FFES  First FS&LA of E. Hartford CT           37.00   2,682    99.2        37.50   22.75   37.50   -1.33  469.23    60.87
FFSX  First FS&LA. MHC of IA (46.1)           31.87   2,833    41.5        35.00   20.75   31.87    0.00  377.81    63.44
BDJI  First Fed. Bancorp. of MN               28.00     673    18.8        28.00   17.00   28.00    0.00    N.A.    51.35
FFBH  First Fed. Bancshares of AR             21.37   4,896   104.6        21.75   15.75   21.50   -0.60    N.A.    34.66
FTFC  First Fed. Capital Corp. of WI          27.87   9,165   255.4        29.00   15.50   26.87    3.72  271.60    77.86
FFKY  First Fed. Fin. Corp. of KY             22.00   4,159    91.5        23.50   17.75   22.00    0.00   39.68     8.64
FFBZ  First Federal Bancorp of OH             19.25   1,575    30.3        20.50   14.50   19.25    0.00   92.50    20.31
FFCH  First Fin. Holdings Inc. of SC          43.12   6,368   274.6        44.00   22.25   44.00   -2.00  252.00    91.64
FFBI  First Financial Bancorp of IL           19.00     415     7.9        20.00   15.50   19.00    0.00    N.A.    19.72
FFHS  First Franklin Corp. of OH              26.00   1,192    31.0        26.00   16.00   26.00    0.00   98.17    57.58
FGHC  First Georgia Hold. Corp of GA           8.37   3,052    25.5         9.50    5.17    8.25    1.45  118.54    47.62
FSPG  First Home Bancorp of NJ                23.75   2,708    64.3        23.75   13.50   23.75    0.00  295.83    71.23
FFSL  First Independence Corp. of KS          15.00     978    14.7        15.00    9.81   15.00    0.00    N.A.    44.65
FISB  First Indiana Corp. of IN               26.25  10,561   277.2        26.50   17.37   26.50   -0.94   94.44    22.66
FKFS  First Keystone Fin. Corp of PA          32.00   1,228    39.3        33.25   19.00   32.12   -0.37    N.A.    66.23
FLKY  First Lancaster Bncshrs of KY           15.75     951    15.0        16.37   14.50   15.87   -0.76    N.A.     7.73
FLFC  First Liberty Fin. Corp. of GA          27.87   7,725   215.3        28.37   18.25   27.12    2.77  448.62    51.71
CASH  First Midwest Fin. Corp. of IA          20.50   2,699    55.3        20.75   15.00   20.31    0.94    N.A.    33.72
FMBD  First Mutual Bancorp of IL              20.25   3,507    71.0        21.50   13.75   20.00    1.25    N.A.    35.00
FMSB  First Mutual SB of Bellevue WA*         18.25   4,067    74.2        20.17   10.61   18.37   -0.65  253.68    72.01
FNGB  First Northern Cap. Corp of WI          13.50   8,840   119.3        14.00    8.00   13.62   -0.88   85.95    66.05



                                                  Current Per Share Financials
                                              -----------------------------------------
                                                                       Tangible
                                              Trailing  12 Mo.   Book    Book
                                               12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                          EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                         -------- ------- ------- ------- --------
                                                 ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
EGLB  Eagle BancGroup of IL                     0.46    0.36   17.03   17.03   143.71
EBSI  Eagle Bancshares of Tucker GA             0.88    0.89   12.59   12.59   154.03
EGFC  Eagle Financial Corp. of CT(8)            0.90    1.30   22.91   18.23   332.04
ETFS  East Texas Fin. Serv. of TX               0.75    0.70   20.35   20.35   113.01
EMLD  Emerald Financial Corp of OH              1.20    1.11    9.28    9.15   118.99
EIRE  Emerald Island Bancorp, MA(8)*            1.60    1.70   13.77   13.77   197.11
EFBC  Empire Federal Bancorp of MT              0.35    0.46   14.76   14.76    42.30
EFBI  Enterprise Fed. Bancorp of OH             0.82    0.92   15.82   15.81   138.41
EQSB  Equitable FSB of Wheaton MD               2.20    3.51   25.80   25.80   511.96
FCBF  FCB Fin. Corp. of Neenah WI               0.63    0.75   12.23   12.23    69.91
FFBS  FFBS Bancorp of Columbus MS               1.16    1.16   14.34   14.34    85.85
FFDF  FFD Financial Corp. of OH                 1.16    0.57   14.86   14.86    61.05
FFLC  FFLC Bancorp of Leesburg FL               0.94    0.89   13.73   13.73    99.97
FFFC  FFVA Financial Corp. of VA                1.70    1.63   16.70   16.36   125.45
FFWC  FFW Corporation of Wabash IN              2.43    2.38   24.63   22.36   253.80
FFYF  FFY Financial Corp. of OH                 1.87    1.84   20.30   20.30   148.22
FMCO  FMS Financial Corp. of NJ                 2.34    2.32   15.80   15.57   243.58
FFHH  FSF Financial Corp. of MN                 1.04    1.03   14.41   14.41   128.95
FOBC  Fed One Bancorp of Wheeling WV            1.38    1.38   16.85   16.10   150.75
FBCI  Fidelity Bancorp of Chicago IL            1.41    1.41   18.66   18.63   178.13
FSBI  Fidelity Bancorp, Inc. of PA              1.08    1.71   15.78   15.78   233.63
FFFL  Fidelity FSB, MHC of FL (47.7)            0.50    0.79   12.36   12.27   147.58
FFED  Fidelity Fed. Bancorp of IN               0.67    0.65    5.15    5.15    84.32
FFOH  Fidelity Financial of OH                  0.76    0.85   12.34   10.95    94.75
FIBC  Financial Bancorp, Inc. of NY             1.46    1.56   15.71   15.63   173.66
FBSI  First Bancshares of MO                    1.74    1.57   20.73   20.73   148.91
FBBC  First Bell Bancorp of PA                  1.18    1.15   11.02   11.02   104.63
FBER  First Bergen Bancorp of NJ                0.71    0.71   13.57   13.57    99.39
SKBO  First Carnegie,MHC of PA(45.0)            0.33    0.33   10.52   10.52    63.97
FSTC  First Citizens Corp of GA                 2.17    1.94   12.44    9.81   122.97
FCME  First Coastal Corp. of ME*                4.52    4.34   10.66   10.66   109.32
FFBA  First Colorado Bancorp of Co              1.11    1.10   12.00   11.85    91.76
FDEF  First Defiance Fin.Corp. of OH            0.63    0.61   12.61   12.61    64.12
FESX  First Essex Bancorp of MA*                1.33    1.14   11.90   10.41   160.71
FFES  First FS&LA of E. Hartford CT             1.92    2.18   24.40   24.40   368.16
FFSX  First FS&LA. MHC of IA (46.1)             1.18    1.15   14.08   13.96   161.26
BDJI  First Fed. Bancorp. of MN                 1.05    1.03   17.74   17.74   165.66
FFBH  First Fed. Bancshares of AR               1.13    1.08   16.64   16.64   111.75
FTFC  First Fed. Capital Corp. of WI            1.17    1.37   11.46   10.80   170.18
FFKY  First Fed. Fin. Corp. of KY               1.46    1.45   12.60   11.89    91.99
FFBZ  First Federal Bancorp of OH               1.25    1.26    9.92    9.91   129.34
FFCH  First Fin. Holdings Inc. of SC            2.22    2.16   16.45   16.45   268.99
FFBI  First Financial Bancorp of IL            -0.15    0.94   18.10   18.10   202.99
FFHS  First Franklin Corp. of OH                1.05    1.24   17.49   17.39   193.95
FGHC  First Georgia Hold. Corp of GA            0.32    0.25    4.21    3.86    51.24
FSPG  First Home Bancorp of NJ                  1.74    1.70   13.31   13.11   193.90
FFSL  First Independence Corp. of KS            0.73    0.73   11.79   11.79   115.05
FISB  First Indiana Corp. of IN                 1.62    1.33   14.13   13.96   146.49
FKFS  First Keystone Fin. Corp of PA            2.15    1.97   20.16   20.16   304.10
FLKY  First Lancaster Bncshrs of KY             0.53    0.53   14.62   14.62    49.62
FLFC  First Liberty Fin. Corp. of GA            1.32    1.08   12.30   11.09   166.85
CASH  First Midwest Fin. Corp. of IA            1.35    1.29   16.11   14.31   149.90
FMBD  First Mutual Bancorp of IL                0.35    0.32   15.37   11.72   114.74
FMSB  First Mutual SB of Bellevue WA*           1.07    1.05    7.53    7.53   110.92
FNGB  First Northern Cap. Corp of WI            0.66    0.63    8.24    8.24    74.29


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                           Exhibit IV-1A (continued)
                     Weekly Thrift Market Line - Part One
                        Prices As Of November 28, 1997

                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                           52 Week (1)              % Change From
                                                     Shares  Market      ---------------         ------------------------
                                             Price/  Outst- Capital-                       Last    Last  Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week    Week  1994(2) 1995(2)
---------------------                       ------- ------- --------     ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FFPB  First Palm Beach Bancorp of FL          38.75   5,048   195.6        40.56   23.00   38.87   -0.31    N.A.    64.06
FSLA  First SB SLA MHC of NJ (47.5)(8)        40.37   8,007   137.4        47.50   16.36   41.00   -1.54  303.70   140.01
SOPN  First SB, SSB, Moore Co. of NC          24.37   3,687    89.9        25.00   17.87   24.37    0.00    N.A.    29.97
FWWB  First Savings Bancorp of WA*            25.25  10,247   258.7        26.37   18.00   24.37    3.61    N.A.    37.45
FSFF  First SecurityFed Fin of IL             16.06   6,408   102.9        16.06   15.00   15.75    1.97    N.A.     N.A.
SHEN  First Shenango Bancorp of PA            33.75   2,069    69.8        35.00   21.75   33.75    0.00    N.A.    50.00
FSFC  First So.east Fin. Corp. of SC(8)       15.12   4,388    66.3        16.75    9.25   15.12    0.00    N.A.    61.19
FBNW  FirstBank Corp of Clarkston WA          17.62   1,984    35.0        19.00   15.50   17.31    1.79    N.A.     N.A.
FFDB  FirstFed Bancorp of AL                  22.00   1,151    25.3        22.75   12.50   22.00    0.00    N.A.    76.00
FSPT  FirstSpartan Fin. Corp. of SC           37.50   4,430   166.1        39.00   35.00   38.12   -1.63    N.A.     N.A.
FLAG  Flag Financial Corp of GA               18.50   2,037    37.7        19.87   10.25   18.00    2.78   88.78    72.09
FLGS  Flagstar Bancorp, Inc of MI             18.25  13,670   249.5        21.75   13.00   19.00   -3.95    N.A.     N.A.
FFIC  Flushing Fin. Corp. of NY*              22.25   7,983   177.6        24.00   17.37   22.25    0.00    N.A.    22.79
FBHC  Fort Bend Holding Corp. of TX           19.62   1,656    32.5        24.00   11.00   19.37    1.29    N.A.    53.88
FTSB  Fort Thomas Fin. Corp. of KY            14.75   1,495    22.1        14.75    9.25   14.00    5.36    N.A.     0.89
FKKY  Frankfort First Bancorp of KY            9.25   3,280    30.3        12.25    8.00    9.62   -3.85    N.A.   -18.65
FTNB  Fulton Bancorp of MO                    20.25   1,719    34.8        26.50   14.12   19.75    2.53    N.A.    31.75
GFSB  GFS Bancorp of Grinnell IA              16.87     988    16.7        17.62   10.12   17.25   -2.20    N.A.    58.85
GUPB  GFSB Bancorp of Gallup NM               20.25     801    16.2        22.25   14.75   20.25    0.00    N.A.    27.60
GSLA  GS Financial Corp. of LA                17.75   3,438    61.0        18.75   13.37   17.25    2.90    N.A.     N.A.
GOSB  GSB Financial Corp. of NY               15.63   2,248    35.1        16.75   14.25   15.50    0.84    N.A.     N.A.
GWBC  Gateway Bancorp of KY(8)                19.62   1,076    21.1        19.62   14.00   19.56    0.31    N.A.    37.68
GBCI  Glacier Bancorp of MT                   20.75   6,816   141.4        22.50   15.33   21.37   -2.90  329.61    27.07
GFCO  Glenway Financial Corp. of OH           19.00   2,280    43.3        19.00    9.50   18.25    4.11    N.A.    85.37
GTPS  Great American Bancorp of IL            19.00   1,697    32.2        19.50   14.25   19.00    0.00    N.A.    28.29
GTFN  Great Financial Corp. of KY(8)          48.00  13,823   663.5        48.12   29.12   46.50    3.23    N.A.    64.84
GSBC  Great Southern Bancorp of MO            21.88   8,080   176.8        22.12   16.00   22.12   -1.08  649.32    22.85
GDVS  Greater DV SB,MHC of PA (19.9)*         31.00   3,272    20.2        32.50    9.75   31.00    0.00    N.A.   198.94
GSFC  Green Street Fin. Corp. of NC           18.50   4,298    79.5        20.75   15.12   18.37    0.71    N.A.    19.35
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)       23.75   3,125    23.0        27.87   10.75   24.62   -3.53    N.A.    96.93
HCBB  HCB Bancshares of AR                    13.62   2,645    36.0        14.25   12.62   13.87   -1.80    N.A.     N.A.
HEMT  HF Bancorp of Hemet CA                  16.75   6,282   105.2        17.12   10.75   16.25    3.08    N.A.    50.63
HFFC  HF Financial Corp. of SD                26.00   2,803    72.9        27.00   16.25   25.03    3.88  420.00    50.20
HFNC  HFNC Financial Corp. of NC              14.87  17,192   255.6        22.06   13.94   14.87    0.00    N.A.   -16.79
HMNF  HMN Financial, Inc. of MN               25.87   4,212   109.0        26.50   17.87   26.50   -2.38    N.A.    42.77
HALL  Hallmark Capital Corp. of WI            15.25   2,886    44.0        15.37    8.50   14.69    3.81    N.A.    71.93
HARB  Harbor FSB, MHC of FL (46.6)(8)         65.00   4,973   150.5        69.75   32.00   64.00    1.56    N.A.    81.82
HRBF  Harbor Federal Bancorp of MD            21.75   1,693    36.8        23.50   15.00   21.25    2.35  117.50    38.10
HFSA  Hardin Bancorp of Hardin MO             17.50     859    15.0        18.62   12.00   17.50    0.00    N.A.    40.00
HARL  Harleysville SA of PA                   29.37   1,662    48.8        30.25   14.60   30.25   -2.91   65.46    85.89
HFGI  Harrington Fin. Group of IN             12.37   3,257    40.3        13.75    9.75   12.37    0.00    N.A.    15.07
HARS  Harris SB, MHC of PA (24.3)             19.00  33,779    51.7        20.75    6.00   20.75   -8.43    N.A.   212.50
HFFB  Harrodsburg 1st Fin Bcrp of KY          17.12   2,025    34.7        18.87   14.75   16.62    3.01    N.A.    -9.27
HHFC  Harvest Home Fin. Corp. of OH           14.75     915    13.5        14.75    9.25   14.25    3.51    N.A.    51.28
HAVN  Haven Bancorp of Woodhaven NY           43.00   4,386   188.6        45.37   27.87   43.00    0.00    N.A.    50.24
HTHR  Hawthorne Fin. Corp. of CA              21.00   3,088    64.8        21.00    7.37   19.75    6.33  -23.64   158.30
HMLK  Hemlock Fed. Fin. Corp. of IL           17.25   2,076    35.8        17.50   12.50   17.25    0.00    N.A.     N.A.
HBNK  Highland Federal Bank of CA             32.00   2,300    73.6        32.75   17.00   32.00    0.00    N.A.    88.24
HIFS  Hingham Inst. for Sav. of MA*           27.12   1,303    35.3        29.00   17.50   27.25   -0.48  494.74    44.64
HBEI  Home Bancorp of Elgin IL                18.00   6,856   123.4        19.31   12.75   18.00    0.00    N.A.    33.33
HBFW  Home Bancorp of Fort Wayne IN           27.37   2,525    69.1        27.37   18.50   26.06    5.03    N.A.    44.05
HBBI  Home Building Bancorp of IN             21.25     312     6.6        23.75   18.00   21.25    0.00    N.A.     7.59
HCFC  Home City Fin. Corp. of OH              18.00     905    16.3        18.00   12.00   17.62    2.16    N.A.    35.85
HOMF  Home Fed Bancorp of Seymour IN          27.50   5,102   140.3        27.50   15.22   25.90    6.18  314.78    60.16
HWEN  Home Financial Bancorp of IN            16.44     465     7.6        17.25   12.75   17.12   -3.97    N.A.    28.94

                                                    Current Per Share Financials
                                            -------------------------------------------
                                                                     Tangible
                                            Trailing  12 Mo.   Book    Book
                                             12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                        EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                       -------- ------- ------- ------- --------
                                               ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FFPB  First Palm Beach Bancorp of FL          1.85    1.55   22.39   21.87   358.24
FSLA  First SB SLA MHC of NJ (47.5)(8)        1.14    1.19   12.39   11.26   130.45
SOPN  First SB, SSB, Moore Co. of NC          1.32    1.32   18.43   18.43    80.10
FWWB  First Savings Bancorp of WA*            0.91    0.86   14.51   13.34    98.33
FSFF  First SecurityFed Fin of IL             0.61    0.61   12.80   12.80    47.35
SHEN  First Shenango Bancorp of PA            2.26    2.25   22.55   22.55   194.02
FSFC  First So.east Fin. Corp. of SC(8)       0.81    0.81    8.20    8.20    79.77
FBNW  FirstBank Corp of Clarkston WA          0.33    0.15   14.73   14.73    89.65
FFDB  FirstFed Bancorp of AL                  1.59    1.55   14.77   13.51   153.31
FSPT  FirstSpartan Fin. Corp. of SC           1.25    1.25   29.17   29.17   108.87
FLAG  Flag Financial Corp of GA               1.01    0.84   10.66   10.66   117.07
FLGS  Flagstar Bancorp, Inc of MI             1.66    0.83    8.89    8.54   148.74
FFIC  Flushing Fin. Corp. of NY*              0.99    1.04   17.08   16.40   120.27
FBHC  Fort Bend Holding Corp. of TX           1.23    1.03   11.88   11.09   192.88
FTSB  Fort Thomas Fin. Corp. of KY            0.76    0.76   10.56   10.56    65.45
FKKY  Frankfort First Bancorp of KY           0.03    0.26    6.84    6.84    40.63
FTNB  Fulton Bancorp of MO                    0.73    0.63   14.88   14.88    60.33
GFSB  GFS Bancorp of Grinnell IA              1.15    1.15   11.01   11.01    95.64
GUPB  GFSB Bancorp of Gallup NM               0.97    0.97   17.60   17.60   137.28
GSLA  GS Financial Corp. of LA                0.41    0.41   16.44   16.44    38.12
GOSB  GSB Financial Corp. of NY               0.52    0.44   13.78   13.78    50.92
GWBC  Gateway Bancorp of KY(8)                0.59    0.59   16.14   16.14    58.19
GBCI  Glacier Bancorp of MT                   1.22    1.25    8.41    8.21    84.21
GFCO  Glenway Financial Corp. of OH           0.99    0.96   12.17   12.03   128.62
GTPS  Great American Bancorp of IL            0.42    0.47   16.80   16.80    82.24
GTFN  Great Financial Corp. of KY(8)          2.20    1.62   21.08   20.23   209.33
GSBC  Great Southern Bancorp of MO            1.57    1.48    7.79    7.79    90.04
GDVS  Greater DV SB,MHC of PA (19.9)*         0.68    0.68    8.85    8.85    76.04
GSFC  Green Street Fin. Corp. of NC           0.65    0.65   14.65   14.65    41.41
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)       0.62    0.60    8.76    8.76    67.24
HCBB  HCB Bancshares of AR                    0.09    0.10   14.27   13.73    75.75
HEMT  HF Bancorp of Hemet CA                  0.05    0.28   13.26   11.05   167.20
HFFC  HF Financial Corp. of SD                2.05    1.88   19.33   19.33   205.10
HFNC  HFNC Financial Corp. of NC              0.62    0.53    9.48    9.48    50.42
HMNF  HMN Financial, Inc. of MN               1.34    1.13   20.09   20.09   135.05
HALL  Hallmark Capital Corp. of WI            0.91    0.89   10.59   10.59   145.00
HARB  Harbor FSB, MHC of FL (46.6)(8)         2.68    2.66   19.47   18.85   227.43
HRBF  Harbor Federal Bancorp of MD            0.91    0.91   16.75   16.75   128.29
HFSA  Hardin Bancorp of Hardin MO             0.94    0.89   15.76   15.76   136.63
HARL  Harleysville SA of PA                   2.05    2.06   13.76   13.76   207.73
HFGI  Harrington Fin. Group of IN             0.67    0.56    7.74    7.74   159.98
HARS  Harris SB, MHC of PA (24.3)             0.52    0.43    5.12    4.53    62.47
HFFB  Harrodsburg 1st Fin Bcrp of KY          0.55    0.73   14.49   14.49    53.80
HHFC  Harvest Home Fin. Corp. of OH           0.23    0.50   11.35   11.35    90.82
HAVN  Haven Bancorp of Woodhaven NY           2.63    2.64   25.07   24.99   417.99
HTHR  Hawthorne Fin. Corp. of CA              2.37    2.28   14.01   14.01   288.59
HMLK  Hemlock Fed. Fin. Corp. of IL           0.28    0.61   15.06   15.06    77.99
HBNK  Highland Federal Bank of CA             2.41    1.83   17.20   17.20   224.34
HIFS  Hingham Inst. for Sav. of MA*           1.98    1.98   16.11   16.11   165.96
HBEI  Home Bancorp of Elgin IL                0.43    0.43   13.77   13.77    49.96
HBFW  Home Bancorp of Fort Wayne IN           0.72    1.15   17.62   17.62   132.62
HBBI  Home Building Bancorp of IN             1.05    1.03   18.89   18.89   133.80
HCFC  Home City Fin. Corp. of OH              0.92    0.93   15.19   15.19    77.47
HOMF  Home Fed Bancorp of Seymour IN          1.74    1.58   11.78   11.43   136.05
HWEN  Home Financial Bancorp of IN            0.74    0.64   15.59   15.59    88.84

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                           Exhibit IV-1A (continued)
                     Weekly Thrift Market Line - Part One
                        Prices As Of November 28, 1997

                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                           52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last    Last  Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week    Week  1994(2) 1995(2)
---------------------                       ------- ------- --------     ------- ------- ------- ------- ------- -------
                                              ($)    (000)   ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HPBC  Home Port Bancorp, Inc. of MA*          24.00   1,842    44.2        25.00   16.12   23.87    0.54  200.00    45.45
HMCI  Homecorp, Inc. of Rockford IL(8)        25.00   1,708    42.7        25.00   11.83   23.75    5.26  150.00    96.08
HZFS  Horizon Fin'l. Services of IA           11.00     851     9.4        13.00    7.25   11.75   -6.38    N.A.    45.50
HRZB  Horizon Financial Corp. of WA*          16.56   7,434   123.1        18.00   10.65   16.50    0.36   45.01    41.06
IBSF  IBS Financial Corp. of NJ               17.44  10,949   191.0        18.75   12.94   17.62   -1.02    N.A.    28.33
ISBF  ISB Financial Corp. of LA               26.25   6,901   181.2        28.00   17.12   25.62    2.46    N.A.    45.83
ITLA  Imperial Thrift & Loan of CA*           18.00   7,847   141.2        21.25   14.00   18.62   -3.33    N.A.    20.00
IFSB  Independence FSB of DC                  13.78   1,281    17.7        15.12    7.37   13.75    0.22  589.00    72.25
INCB  Indiana Comm. Bank, SB of IN(8)         20.50     922    18.9        20.50   15.00   20.37    0.64    N.A.    26.15
INBI  Industrial Bancorp of OH                18.00   5,173    93.1        18.25   12.00   17.25    4.35    N.A.    41.18
IWBK  Interwest SB of Oak Harbor WA           39.50   8,050   318.0        43.25   27.62   38.75    1.94  295.00    22.48
IPSW  Ipswich SB of Ipswich MA*               12.87   2,378    30.6        14.12    5.50   12.75    0.94    N.A.   114.50
JXVL  Jacksonville Bancorp of TX              18.75   2,490    46.7        19.50   13.25   19.50   -3.85    N.A.    28.25
JXSB  Jcksnville SB,MHC of IL (45.6)          26.75   1,272    15.5        29.50   12.00   26.75    0.00    N.A.   101.89
JSBA  Jefferson Svgs Bancorp of MO            43.25   5,006   216.5        44.00   22.75   43.25    0.00    N.A.    66.35
JOAC  Joachim Bancorp of MO                   14.75     722    10.6        15.63   14.00   14.75    0.00    N.A.     1.72
KSAV  KS Bancorp of Kenly NC                  22.50     885    19.9        25.50   14.81   22.50    0.00    N.A.    50.91
KSBK  KSB Bancorp of Kingfield ME(8)*         15.25   1,238    18.9        16.00    7.67   15.12    0.86    N.A.    98.83
KFBI  Klamath First Bancorp of OR             21.88  10,019   219.2        24.25   14.75   20.62    6.11    N.A.    38.92
LSBI  LSB Fin. Corp. of Lafayette IN          26.00     916    23.8        27.37   17.62   27.00   -3.70    N.A.    40.01
LVSB  Lakeview SB of Paterson NJ              24.12   4,509   108.8        26.00   11.50   24.87   -3.02    N.A.    93.89
LARK  Landmark Bancshares of KS               24.00   1,689    40.5        27.25   16.50   24.00    0.00    N.A.    33.33
LARL  Laurel Capital Group of PA              27.75   1,446    40.1        28.00   15.87   27.75    0.00  116.80    68.18
LSBX  Lawrence Savings Bank of MA*            13.87   4,284    59.4        16.37    7.94   13.75    0.87  303.20    70.60
LFED  Leeds FSB, MHC of MD (36.3)             21.50   5,182    27.0        22.75   10.00   21.50    0.00    N.A.   101.50
LXMO  Lexington B&L Fin. Corp. of MO          16.75   1,138    19.1        17.25   12.50   16.75    0.00    N.A.    24.07
LIFB  Life Bancorp of Norfolk VA(8)           31.12   9,848   306.5        31.12   16.75   30.19    3.08    N.A.    72.89
LFBI  Little Falls Bancorp of NJ              20.00   2,608    52.2        20.00   12.19   19.00    5.26    N.A.    56.86
LOGN  Logansport Fin. Corp. of IN             15.25   1,261    19.2        16.00   11.12   15.75   -3.17    N.A.    35.56
LONF  London Financial Corp. of OH            14.75     515     7.6        21.00   13.00   15.50   -4.84    N.A.     4.46
LISB  Long Island Bancorp, Inc of NY          47.12  24,023 1,132.0        47.50   30.62   44.87    5.01    N.A.    34.63
MAFB  MAF Bancorp of IL                       32.50  15,249   495.6        34.75   22.25   33.50   -2.99  282.35    40.27
MBLF  MBLA Financial Corp. of MO              27.00   1,268    34.2        27.00   19.00   25.25    6.93    N.A.    42.11
MFBC  MFB Corp. of Mishawaka IN               23.25   1,651    38.4        23.75   16.50   23.05    0.87    N.A.    39.89
MLBC  ML Bancorp of Villanova PA(8)           28.75  11,866   341.1        29.06   13.75   28.75    0.00    N.A.   103.61
MSBF  MSB Financial Corp. of MI               19.50   1,234    24.1        19.50    9.25   19.50    0.00    N.A.   105.26
MARN  Marion Capital Holdings of IN           26.50   1,776    47.1        28.13   19.25   27.00   -1.85    N.A.    37.66
MRKF  Market Fin. Corp. of OH                 15.25   1,336    20.4        15.75   12.25   15.25    0.00    N.A.     N.A.
MFCX  Marshalltown Fin. Corp. of IA(8)        17.25   1,411    24.3        17.25   14.25   17.12    0.76    N.A.    16.01
MFSL  Maryland Fed. Bancorp of MD             26.62   6,467   172.2        26.62   16.37   24.69    7.82  407.05    53.25
MASB  MassBank Corp. of Reading MA*           45.00   3,561   160.2        47.75   27.37   45.62   -1.36  356.39    57.40
MFLR  Mayflower Co-Op. Bank of MA*            24.44     890    21.8        26.25   14.75   24.44    0.00  388.80    43.76
MECH  Mechanics SB of Hartford CT*            25.62   5,293   135.6        27.25   15.37   25.75   -0.50    N.A.    62.67
MDBK  Medford Bank of Medford, MA*            37.00   4,541   168.0        38.50   24.50   36.50    1.37  428.57    43.69
MERI  Meritrust FSB of Thibodaux LA(8)        51.22     774    39.6        51.22   31.50   51.22    0.00    N.A.    61.99
MWBX  MetroWest Bank of MA*                    8.25  13,956   115.1         9.00    4.38    8.25    0.00  100.24    53.63
MCBS  Mid Continent Bancshares of KS(8)       41.25   1,958    80.8        43.25   22.37   39.75    3.77    N.A.    76.51
MIFC  Mid Iowa Financial Corp. of IA          10.62   1,678    17.8        11.00    6.25   10.62    0.00  112.40    66.72
MCBN  Mid-Coast Bancorp of ME                 28.75     233     6.7        29.00   18.50   29.00   -0.86  403.50    51.32
MWBI  Midwest Bancshares, Inc. of IA          18.50   1,018    18.8        19.50    8.83   18.00    2.78  455.56   109.51
MWFD  Midwest Fed. Fin. Corp of WI(8)         26.50   1,628    43.1        27.50   16.75   27.00   -1.85  430.00    43.24
MFFC  Milton Fed. Fin. Corp. of OH            15.00   2,305    34.6        15.94   13.25   15.00    0.00    N.A.     3.45
MIVI  Miss. View Hold. Co. of MN              18.25     740    13.5        19.75   11.75   17.37    5.07    N.A.    52.08
MBSP  Mitchell Bancorp of NC*                 17.50     931    16.3        18.00   13.25   17.50    0.00    N.A.    22.81
MBBC  Monterey Bay Bancorp of CA              19.00   3,230    61.4        20.50   14.62   19.00    0.00    N.A.    28.81


                                                    Current Per Share Financials
                                             ------------------------------------------
                                                                      Tangible
                                             Trailing  12 Mo.   Book    Book
                                              12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                         EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                        -------- ------- ------- -------- -------
                                                 ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HPBC  Home Port Bancorp, Inc. of MA*           1.75    1.74   11.65   11.65   109.13
HMCI  Homecorp, Inc. of Rockford IL(8)         0.99    0.80   13.07   13.07   191.38
HZFS  Horizon Fin'l. Services of IA            0.77    0.62   10.27   10.27   103.15
HRZB  Horizon Financial Corp. of WA*           1.09    1.07   11.17   11.17    71.43
IBSF  IBS Financial Corp. of NJ                0.53    0.53   11.69   11.69    67.11
ISBF  ISB Financial Corp. of LA                0.75    1.03   16.52   14.06   137.24
ITLA  Imperial Thrift & Loan of CA*            1.52    1.52   12.32   12.27   114.89
IFSB  Independence FSB of DC                   0.65    0.54   13.89   12.28   201.76
INCB  Indiana Comm. Bank, SB of IN(8)          0.53    0.53   12.38   12.38   104.22
INBI  Industrial Bancorp of OH                 0.98    1.03   11.76   11.76    68.45
IWBK  Interwest SB of Oak Harbor WA            2.52    2.32   16.13   15.84   254.25
IPSW  Ipswich SB of Ipswich MA*                0.88    0.70    4.78    4.78    85.16
JXVL  Jacksonville Bancorp of TX               0.90    1.18   13.55   13.55    90.84
JXSB  Jcksnville SB,MHC of IL (45.6)           0.80    0.80   13.63   13.63   129.12
JSBA  Jefferson Svgs Bancorp of MO             0.69    1.63   21.23   16.17   259.07
JOAC  Joachim Bancorp of MO                    0.39    0.39   13.67   13.67    48.58
KSAV  KS Bancorp of Kenly NC                   1.40    1.39   16.45   16.44   124.22
KSBK  KSB Bancorp of Kingfield ME(8)*          1.08    1.10    8.46    8.00   117.84
KFBI  Klamath First Bancorp of OR              0.55    0.83   14.20   14.20    72.65
LSBI  LSB Fin. Corp. of Lafayette IN           1.61    1.42   18.88   18.88   218.63
LVSB  Lakeview SB of Paterson NJ               1.34    0.97   13.71   11.74   112.19
LARK  Landmark Bancshares of KS                1.14    1.35   18.62   18.62   135.05
LARL  Laurel Capital Group of PA               2.09    2.02   15.20   15.20   145.21
LSBX  Lawrence Savings Bank of MA*             1.42    1.41    7.84    7.84    82.39
LFED  Leeds FSB, MHC of MD (36.3)              0.64    0.64    9.16    9.16    55.08
LXMO  Lexington B&L Fin. Corp. of MO           0.55    0.71   14.74   14.74    52.05
LIFB  Life Bancorp of Norfolk VA(8)            1.35    1.25   16.17   15.73   150.93
LFBI  Little Falls Bancorp of NJ               0.66    0.60   14.53   13.40   124.40
LOGN  Logansport Fin. Corp. of IN              0.91    0.95   12.86   12.86    68.04
LONF  London Financial Corp. of OH             0.48    0.73   14.60   14.60    74.25
LISB  Long Island Bancorp, Inc of NY           2.06    1.74   22.74   22.53   246.88
MAFB  MAF Bancorp of IL                        2.48    2.46   17.22   15.13   221.04
MBLF  MBLA Financial Corp. of MO               1.45    1.48   22.36   22.36   176.67
MFBC  MFB Corp. of Mishawaka IN                1.21    1.21   20.30   20.30   155.01
MLBC  ML Bancorp of Villanova PA(8)            1.20    0.86   13.51   12.61   195.16
MSBF  MSB Financial Corp. of MI                0.86    0.83   10.32   10.32    62.41
MARN  Marion Capital Holdings of IN            1.67    1.65   22.22   22.22   101.25
MRKF  Market Fin. Corp. of OH                  0.38    0.38   14.89   14.89    42.01
MFCX  Marshalltown Fin. Corp. of IA(8)         0.60    0.64   14.37   14.37    88.94
MFSL  Maryland Fed. Bancorp of MD              1.08    1.56   15.00   14.81   178.98
MASB  MassBank Corp. of Reading MA*            2.78    2.61   28.24   27.82   261.94
MFLR  Mayflower Co-Op. Bank of MA*             1.39    1.31   13.67   13.44   141.20
MECH  Mechanics SB of Hartford CT*             2.64    2.63   16.33   16.33   156.95
MDBK  Medford Bank of Medford, MA*             2.49    2.32   21.96   20.58   243.63
MERI  Meritrust FSB of Thibodaux LA(8)         3.42    3.42   24.90   24.90   301.44
MWBX  MetroWest Bank of MA*                    0.54    0.54    3.13    3.13    41.97
MCBS  Mid Continent Bancshares of KS(8)        1.87    2.12   19.59   19.59   208.68
MIFC  Mid Iowa Financial Corp. of IA           0.71    1.00    7.00    6.99    74.82
MCBN  Mid-Coast Bancorp of ME                  1.92    1.82   22.65   22.65   263.83
MWBI  Midwest Bancshares, Inc. of IA           1.21    1.07   10.18   10.18   147.20
MWFD  Midwest Fed. Fin. Corp of WI(8)          1.39    1.37   11.21   10.81   127.18
MFFC  Milton Fed. Fin. Corp. of OH             0.60    0.53   11.45   11.45    91.09
MIVI  Miss. View Hold. Co. of MN               0.66    0.97   17.80   17.80    94.29
MBSP  Mitchell Bancorp of NC*                  0.59    0.59   15.36   15.36    37.15
MBBC  Monterey Bay Bancorp of CA               0.58    0.53   14.59   13.53   126.83

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                           Exhibit IV-1A (continued)
                     Weekly Thrift Market Line - Part One
                        Prices As Of November 28, 1997

                                             Market Capitalization                      Price Change Data
                                            --------------------------   -----------------------------------------------
                                                                           52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last    Last  Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week    Week  1994(2) 1995(2)
---------------------                       -------- ------ ----------   ------- ------- ------- ------- ------- -------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
MONT  Montgomery Fin. Corp. of IN             12.31   1,653    20.3        14.00   11.00   12.50   -1.52    N.A.    -5.31
MSBK  Mutual SB, FSB of Bay City MI           13.00   4,279    55.6        14.62    5.37   13.00    0.00   48.57   136.36
NHTB  NH Thrift Bancshares of NH              21.00   2,075    43.6        22.75   11.62   20.75    1.20  354.55    66.40
NSLB  NS&L Bancorp of Neosho MO               18.75     707    13.3        19.50   13.25   18.81   -0.32    N.A.    37.67
NMSB  Newmil Bancorp. of CT*                  14.25   3,835    54.6        14.50    8.50   14.37   -0.84  123.70    46.15
NASB  North American SB of MO                 49.94   2,229   111.3        55.62   31.00   55.62  -10.21  ***.**    45.81
NBSI  North Bancshares of Chicago IL          26.50     962    25.5        27.12   15.75   26.50    0.00    N.A.    60.61
FFFD  North Central Bancshares of IA          18.87   3,258    61.5        19.25   13.12   18.87    0.00    N.A.    39.16
NBN   Northeast Bancorp of ME*                27.75   1,294    35.9        27.87   13.00   27.37    1.39  136.17    98.21
NEIB  Northeast Indiana Bncrp of IN           20.00   1,763    35.3        21.12   13.25   21.00   -4.76    N.A.    46.84
NWEQ  Northwest Equity Corp. of WI            19.00     839    15.9        19.00   11.25   19.00    0.00    N.A.    56.77
NWSB  Northwest SB, MHC of PA (30.7)          14.00  46,753   100.5        16.37    6.50   16.37  -14.48    N.A.   109.27
NSSY  Norwalk Savings Society of CT*          38.50   2,410    92.8        38.50   22.94   37.37    3.02    N.A.    64.74
NSSB  Norwich Financial Corp. of CT*          29.75   5,432   161.6        31.62   18.00   29.50    0.85  325.00    51.63
NTMG  Nutmeg FS&LA of CT                      13.00     738     9.6        13.00    7.00   12.00    8.33    N.A.    73.33
OHSL  OHSL Financial Corp. of OH              27.75   1,235    34.3        28.25   20.25   26.50    4.72    N.A.    29.85
OCFC  Ocean Fin. Corp. of NJ                  37.12   8,176   303.5        38.37   25.12   37.00    0.32    N.A.    45.57
OCN   Ocwen Financial Corp. of FL             24.25  60,505 1,467.2        28.28   12.62   25.62   -5.35    N.A.    81.38
OTFC  Oregon Trail Fin. Corp of OR            16.00   4,695    75.1        16.75   15.63   16.12   -0.74    N.A.     N.A.
PBHC  OswegoCity SB, MHC of NY (46.)*         28.50   1,917    25.1        29.50    9.38   26.00    9.62    N.A.   203.84
OFCP  Ottawa Financial Corp. of MI            27.50   5,353   147.2        28.25   14.89   27.87   -1.33    N.A.    79.86
PFFB  PFF Bancorp of Pomona CA                18.37  17,903   328.9        21.50   13.25   18.28    0.49    N.A.    23.54
PSFI  PS Financial of Chicago IL              17.25   2,167    37.4        18.00   11.62   17.25    0.00    N.A.    46.81
PVFC  PVF Capital Corp. of OH                 20.50   2,590    53.1        21.75   13.18   20.25    1.23  365.91    43.16
PALM  Palfed, Inc. of Aiken SC(8)             27.00   5,299   143.1        27.00   13.75   25.75    4.85   75.67    92.86
PBCI  Pamrapo Bancorp, Inc. of NJ             23.87   2,843    67.9        26.75   18.50   24.00   -0.54  323.98    19.35
PFED  Park Bancorp of Chicago IL              17.87   2,431    43.4        18.12   11.75   18.12   -1.38    N.A.    37.46
PVSA  Parkvale Financial Corp of PA           29.75   5,106   151.9        29.75   19.60   29.37    1.29  259.30    43.03
PEEK  Peekskill Fin. Corp. of NY              17.50   3,193    55.9        18.25   13.37   18.25   -4.11    N.A.    22.81
PFSB  PennFed Fin. Services of NJ             33.19   4,823   160.1        33.50   19.87   32.94    0.76    N.A.    63.90
PWBC  PennFirst Bancorp of PA                 18.25   5,310    96.9        19.50   12.27   18.25    0.00  128.70    47.30
PWBK  Pennwood SB of PA*                      18.94     570    10.8        19.00   12.25   18.94    0.00    N.A.    37.75
PBKB  People's SB of Brockton MA*             20.00   3,283    65.7        20.25   10.12   20.19   -0.94  236.70    88.32
PFDC  Peoples Bancorp of Auburn IN            22.00   3,411    75.0        24.50   13.00   20.84    5.57  109.32    62.96
PBCT  Peoples Bank, MHC of CT (40.1)*         33.69  61,126   823.8        37.37   18.00   33.50    0.57  328.08    75.01
TSBS  Peoples Bcrp, MHC of NJ (35.9)(8)       34.75   9,046   112.8        39.12   15.63   34.75    0.00    N.A.   117.19
PFFC  Peoples Fin. Corp. of OH                14.00   1,491    20.9        19.00   12.25   14.44   -3.05    N.A.     3.70
PHBK  Peoples Heritage Fin Grp of ME*         42.62  27,475 1,171.0        43.25   24.87   42.50    0.28  178.38    52.21
PSFC  Peoples Sidney Fin. Corp of OH          17.25   1,785    30.8        18.50   12.56   17.25    0.00    N.A.     N.A.
PERM  Permanent Bancorp of IN                 25.62   2,103    53.9        27.37   18.25   25.62    0.00    N.A.    26.52
PMFI  Perpetual Midwest Fin. of IA            27.00   1,873    50.6        27.50   18.50   26.00    3.85    N.A.    40.26
PERT  Perpetual of SC, MHC (46.8)(8)          51.00   1,505    36.0        58.00   20.75   51.00    0.00    N.A.   110.31
PCBC  Perry Co. Fin. Corp. of MO              23.25     828    19.3        25.00   17.00   23.87   -2.60    N.A.    36.76
PHFC  Pittsburgh Home Fin. of PA              20.69   1,969    40.7        20.81   12.87   20.50    0.93    N.A.    54.75
PFSL  Pocahnts Fed, MHC of AR (47.0)(8)       34.00   1,632    26.1        37.12   16.00   34.00    0.00    N.A.    94.29
PTRS  Potters Financial Corp of OH            34.00     482    16.4        34.00   18.75   31.00    9.68    N.A.    70.00
PKPS  Poughkeepsie Fin. Corp. of NY(8)         9.94  12,595   125.2        10.56    5.12    9.87    0.71   28.26    89.33
PHSB  Ppls Home SB, MHC of PA (45.0)          18.62   2,760    23.1        19.75   13.62   19.12   -2.62    N.A.     N.A.
PRBC  Prestige Bancorp of PA                  18.41     915    16.8        19.37   12.87   18.50   -0.49    N.A.    36.37
PFNC  Progress Financial Corp. of PA          15.50   4,010    62.2        16.37    7.68   15.00    3.33   40.78    94.24
PSBK  Progressive Bank, Inc. of NY*           33.75   3,828   129.2        38.00   22.67   34.50   -2.17  152.43    48.35
PROV  Provident Fin. Holdings of CA           20.00   4,836    96.7        21.12   13.62   20.25   -1.23    N.A.    42.86
PULB  Pulaski SB, MHC of MO (29.8)            30.50   2,094    19.0        32.50   14.12   30.50    0.00    N.A.   110.34
PLSK  Pulaski SB, MHC of NJ (46.0)            18.75   2,070    17.9        24.50   11.50   18.87   -0.64    N.A.     N.A.
PULS  Pulse Bancorp of S. River NJ            24.50   3,081    75.5        29.75   15.75   25.75   -4.85   98.06    55.56

                                                  Current Per Share Financials
                                              -----------------------------------------
                                                                       Tangible
                                              Trailing  12 Mo.   Book    Book
                                               12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                          EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                         -------- ------- ------- ------- --------
                                                 ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
MONT  Montgomery Fin. Corp. of IN               0.42    0.42   11.81   11.81    61.70
MSBK  Mutual SB, FSB of Bay City MI             0.15    0.08    9.73    9.73   152.87
NHTB  NH Thrift Bancshares of NH                0.99    0.80   12.04   10.34   153.90
NSLB  NS&L Bancorp of Neosho MO                 0.41    0.64   16.52   16.52    84.46
NMSB  Newmil Bancorp. of CT*                    0.70    0.67    8.42    8.42    82.77
NASB  North American SB of MO                   4.10    3.86   25.37   24.52   330.46
NBSI  North Bancshares of Chicago IL            0.79    0.69   17.04   17.04   126.90
FFFD  North Central Bancshares of IA            1.16    1.16   15.13   15.13    66.03
NBN   Northeast Bancorp of ME*                  1.37    1.13   14.27   12.61   205.13
NEIB  Northeast Indiana Bncrp of IN             1.18    1.18   15.51   15.51   107.95
NWEQ  Northwest Equity Corp. of WI              1.17    1.13   13.51   13.51   115.56
NWSB  Northwest SB, MHC of PA (30.7)            0.41    0.41    4.33    4.09    44.93
NSSY  Norwalk Savings Society of CT*            2.42    2.76   20.64   19.90   256.17
NSSB  Norwich Financial Corp. of CT*            1.47    1.36   15.05   13.67   129.02
NTMG  Nutmeg FS&LA of CT                        0.39    0.45    7.72    7.72   138.80
OHSL  OHSL Financial Corp. of OH                1.65    1.60   20.74   20.74   189.96
OCFC  Ocean Fin. Corp. of NJ                    0.04    1.56   28.79   28.79   177.12
OCN   Ocwen Financial Corp. of FL               1.34    0.75    6.91    6.73    48.86
OTFC  Oregon Trail Fin. Corp of OR              0.59    0.59   13.29   13.29    55.34
PBHC  OswegoCity SB, MHC of NY (46.)*           1.05    0.94   12.02   10.10   100.68
OFCP  Ottawa Financial Corp. of MI              1.29    1.26   14.15   11.43   161.96
PFFB  PFF Bancorp of Pomona CA                  0.65    0.66   14.69   14.53   146.09
PSFI  PS Financial of Chicago IL                0.72    0.73   14.76   14.76    39.55
PVFC  PVF Capital Corp. of OH                   1.90    1.82   10.63   10.63   147.98
PALM  Palfed, Inc. of Aiken SC(8)               0.49    0.84   10.74   10.74   126.16
PBCI  Pamrapo Bancorp, Inc. of NJ               1.73    1.71   16.89   16.77   130.83
PFED  Park Bancorp of Chicago IL                0.80    0.83   16.61   16.61    71.79
PVSA  Parkvale Financial Corp of PA             2.05    2.05   15.20   15.10   196.91
PEEK  Peekskill Fin. Corp. of NY                0.66    0.66   14.81   14.81    56.76
PFSB  PennFed Fin. Services of NJ               2.14    2.14   20.72   17.54   282.80
PWBC  PennFirst Bancorp of PA                   0.95    0.95   12.96   11.53   154.87
PWBK  Pennwood SB of PA*                        0.83    0.91   15.33   15.33    83.59
PBKB  People's SB of Brockton MA*               1.27    0.75    9.38    8.98   167.16
PFDC  Peoples Bancorp of Auburn IN              0.92    1.21   12.82   12.82    84.30
PBCT  Peoples Bank, MHC of CT (40.1)*           1.44    0.93   11.41   11.40   126.48
TSBS  Peoples Bcrp, MHC of NJ (35.9)(8)         0.87    0.61   11.97   10.77    70.63
PFFC  Peoples Fin. Corp. of OH                  0.53    0.53   15.78   15.78    58.01
PHBK  Peoples Heritage Fin Grp of ME*           2.51    2.51   16.42   14.01   220.42
PSFC  Peoples Sidney Fin. Corp of OH            0.56    0.56   14.57   14.57    57.61
PERM  Permanent Bancorp of IN                   1.26    1.25   19.51   19.25   206.17
PMFI  Perpetual Midwest Fin. of IA              0.84    0.68   18.24   18.24   214.45
PERT  Perpetual of SC, MHC (46.8)(8)            1.17    1.58   20.13   20.13   170.24
PCBC  Perry Co. Fin. Corp. of MO                0.90    1.04   18.80   18.80    97.95
PHFC  Pittsburgh Home Fin. of PA                1.01    0.90   14.63   14.48   138.80
PFSL  Pocahnts Fed, MHC of AR (47.0)(8)         1.46    1.44   14.86   14.86   234.94
PTRS  Potters Financial Corp of OH              2.40    2.35   22.43   22.43   254.60
PKPS  Poughkeepsie Fin. Corp. of NY(8)          0.37    0.37    5.91    5.91    70.19
PHSB  Ppls Home SB, MHC of PA (45.0)            0.56    0.54   10.22   10.22    74.79
PRBC  Prestige Bancorp of PA                    0.85    0.85   16.88   16.88   150.64
PFNC  Progress Financial Corp. of PA            0.90    0.71    5.81    5.18   108.91
PSBK  Progressive Bank, Inc. of NY*             2.20    2.16   20.18   18.17   231.09
PROV  Provident Fin. Holdings of CA             0.94    0.44   17.66   17.66   132.47
PULB  Pulaski SB, MHC of MO (29.8)              0.68    0.90   11.23   11.23    86.07
PLSK  Pulaski SB, MHC of NJ (46.0)              0.54    0.54   10.36   10.36    86.47
PULS  Pulse Bancorp of S. River NJ              1.84    1.86   14.02   14.02   170.73


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                           Exhibit IV-1A (continued)
                     Weekly Thrift Market Line - Part One
                        Prices As Of November 28, 1997

                                             Market Capitalization                      Price Change Data
                                           ------------------------     -----------------------------------------------
                                                                           52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last    Last  Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week    Week  1994(2) 1995(2)
---------------------                       ------- ------- ---------    ------- ------- ------- ------- ------- -------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
QCFB  QCF Bancorp of Virginia MN              28.50   1,382     39.4       28.50   16.00   28.25    0.88    N.A.    56.16
QCBC  Quaker City Bancorp of CA               20.50   4,673     95.8       24.56   13.00   20.50    0.00  173.33    34.87
QCSB  Queens County Bancorp of NY*            35.00  15,108    528.8       37.75   20.22   35.00    0.00    N.A.    66.27
RARB  Raritan Bancorp. of Raritan NJ*         27.25   2,372     64.6       28.62   15.33   27.25    0.00  323.14    75.81
REDF  RedFed Bancorp of Redlands CA           20.00   7,179    143.6       21.12   12.37   20.37   -1.82    N.A.    48.15
RELY  Reliance Bancorp, Inc. of NY            33.12   8,712    288.5       33.50   18.50   33.00    0.36    N.A.    69.85
RELI  Reliance Bancshares Inc of WI*           8.87   2,472     21.9        9.00    6.50    8.75    1.37    N.A.    31.41
RIVR  River Valley Bancorp of IN              18.75   1,190     22.3       18.87   13.25   18.75    0.00    N.A.    36.36
RVSB  Riverview Bancorp of WA                 15.00   6,128     91.9       15.00    5.83   14.06    6.69    N.A.   139.23
RSLN  Roslyn Bancorp, Inc. of NY*             21.75  43,642    949.2       24.31   15.00   21.12    2.98    N.A.     N.A.
SCCB  S. Carolina Comm. Bnshrs of SC          23.00     699     16.1       25.25   15.00   23.87   -3.64    N.A.    53.33
SBFL  SB Fngr Lakes MHC of NY (33.1)          29.25   1,785     17.3       29.50   12.75   29.25    0.00    N.A.   112.73
SFED  SFS Bancorp of Schenectady NY           22.12   1,231     27.2       24.50   14.75   22.50   -1.69    N.A.    49.97
SGVB  SGV Bancorp of W. Covina CA             17.12   2,342     40.1       19.37   10.75   18.00   -4.89    N.A.    52.18
SHSB  SHS Bancorp, Inc. of PA                 16.00     820     13.1       16.37   14.75   16.37   -2.26    N.A.     N.A.
SISB  SIS Bancorp Inc of MA*                  33.62   5,581    187.6       37.00   22.37   34.25   -1.84    N.A.    47.00
SWCB  Sandwich Co-Op. Bank of MA*             41.75   1,919     80.1       42.00   27.25   41.00    1.83  384.34    40.34
SFSL  Security First Corp. of OH              19.50   7,591    148.0       19.50   10.17   17.62   10.67   87.50    61.42
SFNB  Security First Netwrk Bk of GA(8)        8.00   8,620     69.0       13.87    5.50    7.62    4.99    N.A.   -21.95
SMFC  Sho-Me Fin. Corp. of MO(8)              47.00   1,499     70.5       48.00   21.62   47.00    0.00    N.A.   116.09
SOBI  Sobieski Bancorp of S. Bend IN          19.62     779     15.3       19.62   13.75   19.62    0.00    N.A.    35.31
SOSA  Somerset Savings Bank of MA(8)*          4.87  16,652     81.1        5.94    1.94    5.12   -4.88   -4.88   147.21
SSFC  South Street Fin. Corp. of NC*          17.50   4,496     78.7       20.00   13.75   17.25    1.45    N.A.    25.00
SCBS  Southern Commun. Bncshrs of AL          18.19   1,137     20.7       18.50   13.00   18.19    0.00    N.A.    37.28
SMBC  Southern Missouri Bncrp of MO           19.00   1,612     30.6       19.50   14.00   18.37    3.43    N.A.    26.67
SWBI  Southwest Bancshares of IL              25.50   2,657     67.8       26.00   18.00   25.50    0.00  155.00    39.73
SVRN  Sovereign Bancorp of PA                 18.94  89,275  1,690.9       19.25   10.62   19.00   -0.32  323.71    73.13
STFR  St. Francis Cap. Corp. of WI            38.25   5,238    200.4       41.25   26.00   38.00    0.66    N.A.    47.12
SPBC  St. Paul Bancorp, Inc. of IL            24.50  34,133    836.3       28.50   14.73   24.50    0.00  120.13    56.35
SFFC  StateFed Financial Corp. of IA          13.50   1,557     21.0       14.12    8.25   13.50    0.00    N.A.    63.64
SFIN  Statewide Fin. Corp. of NJ              21.50   4,591     98.7       22.62   13.62   21.25    1.18    N.A.    49.62
STSA  Sterling Financial Corp. of WA          21.12   7,567    159.8       22.50   13.50   21.25   -0.61  132.34    49.58
SFSB  SuburbFed Fin. Corp. of IL              34.87   1,263     44.0       34.87   19.00   34.50    1.07  422.79    83.53
ROSE  T R Financial Corp. of NY*              32.87  17,592    578.2       33.50   14.69   32.37    1.54    N.A.    85.18
THRD  TF Financial Corp. of PA                28.00   4,088    114.5       28.00   15.87   26.25    6.67    N.A.    72.31
TPNZ  Tappan Zee Fin., Inc. of NY             19.75   1,488     29.4       22.62   13.62   20.50   -3.66    N.A.    45.01
ESBK  The Elmira SB FSB of Elmira NY*         30.00     706     21.2       31.00   16.00   30.00    0.00  108.77    64.38
TRIC  Tri-County Bancorp of WY                27.50     584     16.1       29.00   18.00   27.50    0.00    N.A.    52.78
TWIN  Twin City Bancorp of TN                 13.62   1,272     17.3       14.50   11.50   13.62    0.00    N.A.    18.43
UFRM  United FS&LA of Rocky Mount NC          11.50   3,074     35.4       12.75    7.75   11.25    2.22  253.85    35.29
UBMT  United Fin. Corp. of MT                 27.00   1,223     33.0       27.00   18.75   26.00    3.85  157.14    40.26
VABF  Va. Beach Fed. Fin. Corp of VA          16.62   4,979     82.8       17.62    9.00   16.37    1.53  254.37    76.06
VFFC  Virginia First Savings of VA(8)         25.25   5,814    146.8       25.25   12.37   24.87    1.53  ***.**    98.04
WHGB  WHG Bancshares of MD                    16.25   1,462     23.8       16.50   12.62   15.75    3.17    N.A.    23.86
WSFS  WSFS Financial Corp. of DE*             19.62  12,442    244.1       20.00    9.87   20.00   -1.90  170.62    92.54
WVFC  WVS Financial Corp. of PA*              31.50   1,748     55.1       34.00   23.00   31.75   -0.79    N.A.    27.94
WRNB  Warren Bancorp of Peabody MA*           20.62   3,798     78.3       21.37   14.75   20.00    3.10  511.87    37.47
WFSL  Washington FS&LA of Seattle WA          32.19  47,509  1,529.3       33.31   22.39   32.75   -1.71  120.63    33.62
WAMU  Washington Mutual Inc. of WA(8)*        69.12 257,176 17,776.0       72.37   38.62   66.50    3.94  272.41    59.59
WYNE  Wayne Bancorp of NJ                     22.75   2,014     45.8       24.87   14.00   21.75    4.60    N.A.    49.18
WAYN  Wayne S&L Co. MHC of OH (47.8)          31.00   2,255     33.3       32.00   15.17   31.00    0.00    N.A.    89.83
WCFB  Wbstr Cty FSB MHC of IA (45.2)          20.25   2,100     19.2       22.00   12.75   20.25    0.00    N.A.    47.27
WBST  Webster Financial Corp. of CT           62.66  13,554    849.3       66.00   35.12   63.00   -0.54  563.77    70.50
WEFC  Wells Fin. Corp. of Wells MN            17.75   1,959     34.8       19.00   12.50   18.12   -2.04    N.A.    35.29
WCBI  WestCo Bancorp of IL                    27.50   2,474     68.0       29.25   20.00   27.75   -0.90  175.00    27.91


                                                  Current Per Share Financials
                                              -----------------------------------------
                                                                       Tangible
                                              Trailing  12 Mo.   Book    Book
                                               12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                          EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                         -------- ------- ------- ------- --------
                                                 ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
QCFB  QCF Bancorp of Virginia MN                1.46    1.46   19.84   19.84   113.41
QCBC  Quaker City Bancorp of CA                 1.20    1.15   15.33   15.33   181.26
QCSB  Queens County Bancorp of NY*              1.44    1.45   11.44   11.44   102.00
RARB  Raritan Bancorp. of Raritan NJ*           1.63    1.61   12.65   12.45   171.70
REDF  RedFed Bancorp of Redlands CA             1.28    1.28   11.21   11.17   134.74
RELY  Reliance Bancorp, Inc. of NY              1.96    2.07   19.29   14.17   233.56
RELI  Reliance Bancshares Inc of WI*            0.25    0.26    9.18    9.18    19.01
RIVR  River Valley Bancorp of IN                0.46    0.62   14.63   14.41   118.02
RVSB  Riverview Bancorp of WA                   0.47    0.45    9.56    9.20    46.06
RSLN  Roslyn Bancorp, Inc. of NY*               0.73    0.93   14.04   13.97    79.61
SCCB  S. Carolina Comm. Bnshrs of SC            0.75    0.75   17.35   17.35    65.26
SBFL  SB Fngr Lakes MHC of NY (33.1)            0.44    0.51   11.92   11.92   127.71
SFED  SFS Bancorp of Schenectady NY             0.94    0.94   17.64   17.64   141.42
SGVB  SGV Bancorp of W. Covina CA               0.65    0.71   12.99   12.79   174.63
SHSB  SHS Bancorp, Inc. of PA                   0.41    0.41   13.83   13.83   109.44
SISB  SIS Bancorp Inc of MA*                    2.05    2.03   19.16   19.16   260.35
SWCB  Sandwich Co-Op. Bank of MA*               2.44    2.39   21.16   20.34   266.68
SFSL  Security First Corp. of OH                1.14    1.15    8.31    8.18    89.69
SFNB  Security First Netwrk Bk of GA(8)        -3.30   -3.38    3.02    2.97     9.12
SMFC  Sho-Me Fin. Corp. of MO(8)                2.71    2.57   20.77   20.77   230.05
SOBI  Sobieski Bancorp of S. Bend IN            0.64    0.59   15.99   15.99   108.19
SOSA  Somerset Savings Bank of MA(8)*           0.32    0.31    2.06    2.06    31.25
SSFC  South Street Fin. Corp. of NC*            0.63    0.65   13.73   13.73    53.50
SCBS  Southern Commun. Bncshrs of AL            0.33    0.54   13.20   13.20    61.89
SMBC  Southern Missouri Bncrp of MO             0.94    0.90   16.36   16.36   101.30
SWBI  Southwest Bancshares of IL                1.50    1.45   16.01   16.01   141.14
SVRN  Sovereign Bancorp of PA                   0.51    0.74    7.23    5.91   163.55
STFR  St. Francis Cap. Corp. of WI              1.79    1.97   24.76   21.88   314.15
SPBC  St. Paul Bancorp, Inc. of IL              1.39    1.39   11.98   11.95   133.26
SFFC  StateFed Financial Corp. of IA            0.69    0.69    9.86    9.86    56.22
SFIN  Statewide Fin. Corp. of NJ                1.19    1.19   14.34   14.31   153.15
STSA  Sterling Financial Corp. of WA            1.04    0.94   12.98   11.88   247.19
SFSB  SuburbFed Fin. Corp. of IL                1.23    1.79   21.90   21.82   337.85
ROSE  T R Financial Corp. of NY*                1.88    1.69   13.09   13.09   209.84
THRD  TF Financial Corp. of PA                  1.22    1.05   17.79   15.71   152.97
TPNZ  Tappan Zee Fin., Inc. of NY               0.53    0.49   14.35   14.35    80.07
ESBK  The Elmira SB FSB of Elmira NY*           1.34    1.08   20.54   20.00   323.33
TRIC  Tri-County Bancorp of WY                  1.55    1.58   23.12   23.12   150.98
TWIN  Twin City Bancorp of TN                   0.71    0.60   10.88   10.88    84.07
UFRM  United FS&LA of Rocky Mount NC            0.63    0.50    6.82    6.82    92.96
UBMT  United Fin. Corp. of MT                   1.22    1.21   20.24   20.24    84.29
VABF  Va. Beach Fed. Fin. Corp of VA            0.75    0.61    8.70    8.70   121.61
VFFC  Virginia First Savings of VA(8)           0.88    0.76   11.44   11.05   147.64
WHGB  WHG Bancshares of MD                      0.34    0.34   14.16   14.16    68.56
WSFS  WSFS Financial Corp. of DE*               1.31    1.30    6.66    6.62   120.21
WVFC  WVS Financial Corp. of PA*                2.08    2.09   19.38   19.38   161.46
WRNB  Warren Bancorp of Peabody MA*             2.04    1.81   10.21   10.21    95.87
WFSL  Washington FS&LA of Seattle WA            2.21    2.20   15.11   13.87   120.39
WAMU  Washington Mutual Inc. of WA(8)*          0.01    1.51   19.65   18.20   371.76
WYNE  Wayne Bancorp of NJ                       1.07    1.07   16.49   16.49   132.71
WAYN  Wayne S&L Co. MHC of OH (47.8)            0.81    0.76   10.58   10.58   110.97
WCFB  Wbstr Cty FSB MHC of IA (45.2)            0.64    0.64   10.52   10.52    44.99
WBST  Webster Financial Corp. of CT             1.79    2.99   26.82   23.10   502.51
WEFC  Wells Fin. Corp. of Wells MN              1.09    1.06   14.86   14.86   104.52
WCBI  WestCo Bancorp of IL                      1.88    1.78   19.41   19.41   124.93


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                           Exhibit IV-1A (continued)
                     Weekly Thrift Market Line - Part One
                        Prices As Of November 28, 1997

                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                          52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last    Last  Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week    Week  1994(2) 1995(2)
---------------------                       -------- ------ ---------    ------- ------- ------- ------- ------- -------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
WSTR  WesterFed Fin. Corp. of MT              23.56   5,577   131.4        27.00   17.62   24.00   -1.83    N.A.    29.10
WOFC  Western Ohio Fin. Corp. of OH           25.75   2,356    60.7        29.25   20.25   26.25   -1.90    N.A.    18.39
WWFC  Westwood Fin. Corp. of NJ(8)            27.62     645    17.8        28.00   15.25   27.62    0.00    N.A.    67.39
WEHO  Westwood Hmstd Fin Corp of OH           17.50   2,782    48.7        18.00   11.50   17.94   -2.45    N.A.    44.39
WFI   Winton Financial Corp. of OH            20.00   1,986    39.7        20.50   11.50   19.75    1.27    N.A.    73.91
FFWD  Wood Bancorp of OH                      18.50   2,119    39.2        18.75   10.50   18.62   -0.64    N.A.    63.28
YFCB  Yonkers Fin. Corp. of NY                18.50   3,021    55.9        22.00   12.12   19.37   -4.49    N.A.    43.75
YFED  York Financial Corp. of PA              26.50   8,806   233.4        27.25   12.80   25.12    5.49  180.42   103.85


                                                 Current Per Share Financials
                                             -----------------------------------------
                                                                      Tangible
                                             Trailing  12 Mo.   Book    Book
                                              12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                         EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                        -------- ------- ------- ------- --------
                                                ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
WSTR  WesterFed Fin. Corp. of MT               1.16    1.11   19.03   15.35   179.16
WOFC  Western Ohio Fin. Corp. of OH            0.52    0.71   23.21   21.63   168.29
WWFC  Westwood Fin. Corp. of NJ(8)             1.20    1.28   15.95   14.27   171.20
WEHO  Westwood Hmstd Fin Corp of OH            0.47    0.54   14.20   14.20    51.36
WFI   Winton Financial Corp. of OH             1.60    1.34   11.36   11.12   159.81
FFWD  Wood Bancorp of OH                       1.07    0.98    9.77    9.77    78.58
YFCB  Yonkers Fin. Corp. of NY                 0.98    0.99   14.52   14.52   103.59
YFED  York Financial Corp. of PA               1.26    1.06   11.62   11.62   131.24


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                 Exhibit IV-18
                     Weekly Thrift Market Line - Part Two
                        Prices As Of November 28, 1997


                                                          Key Financial Ratios                           Asset Quality Ratios
                                         ----------------------------------------------------------    ------------------------
                                                  Tang.     Reported Earnings       Core Earnings
                                         Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                    Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                    ------- -------  ------ ------- -------    ------- -------    ------- ------- --------
                                            (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
Market Averages. SAIF-Insured
 Thrifts(no MHCs)
-----------------------------

SAIF-Insured Thrifts(300)                 13.09    12.86    0.88    7.97    4.69       0.88    7.85       0.80  121.00    0.78
NYSE Traded Companies(10)                  7.75     7.54    0.96   14.43    6.20       0.86   13.52       1.14   75.98    1.19
AMEX Traded Companies(16)                 14.68    14.57    0.62    3.68    2.99       0.79    4.91       0.66  142.41    0.71
NASDAQ Listed OTC Companies(274)          13.21    12.97    0.89    7.97    4.73       0.89    7.80       0.79  121.73    0.77
California Companies(21)                   7.42     7.18    0.62    9.48    5.19       0.56    8.83       1.72   69.82    1.26
Florida Companies(5)                       8.55     8.12    1.20   14.66    5.35       0.80    9.61       1.62   86.80    0.76
Mid-Atlantic Companies(59)                11.16    10.83    0.83    8.57    4.86       0.84    8.76       0.81   90.99    0.91
Mid-West Companies(144)                   14.28    14.11    0.91    7.35    4.61       0.92    7.27       0.64  135.50    0.66
New England Companies(9)                   8.05     7.78    0.56    7.36    4.22       0.66    8.73       0.57  141.95    1.04
North-West Companies(8)                   17.00    16.78    0.94    8.22    4.05       0.98    7.99       0.51  205.79    0.59
South-East Companies(41)                  15.99    15.80    0.95    7.15    4.05       0.97    7.02       0.86  139.05    0.81
South-West Companies(7)                   10.52    10.27    0.87   10.21    6.80       0.88   10.00       0.77   66.48    0.72
Western Companies (Excl CA)(6)            16.12    15.71    1.21    8.16    5.09       1.21    8.18       0.34  130.33    0.71
Thrift Strategy(241)                      14.35    14.15    0.90    7.21    4.59       0.92    7.32       0.73  121.60    0.72
Mortgage Banker Strategy(36)               7.47     7.03    0.75   10.80    5.23       0.69    9.99       1.00  123.68    1.01
Real Estate Strategy(9)                    7.26     7.08    0.89   12.43    6.65       0.83   11.56       1.23   98.78    1.32
Diversified Strategy(10)                   8.42     8.18    1.31   16.29    5.97       1.04   13.51       1.36  117.46    1.05
Retail Banking Strategy(4)                 6.62     6.33   -0.24   -0.25   -3.13      -0.29   -1.06       0.73  132.47    0.95
Companies Issuing Dividends(253)          13.39    13.14    0.92    8.06    4.82       0.92    7.99       0.70  121.94    0.75
Companies Without Dividends(47)           11.40    11.27    0.69    7.45    3.90       0.65    7.04       1.33  115.72    0.98
Equity/Assets (lesser than) 6%(23)         5.05     4.72    0.67   13.29    5.87       0.63   12.74       1.39   75.96    1.07
Equity/Assets 6-12%(142)                   8.76     8.46    0.81    9.57    5.20       0.78    9.26       0.80  131.01    0.87
Equity/Assets (greater than) 12%(135)     18.50    18.37    0.99    5.57    4.00       1.02    5.70       0.68  119.57    0.66
Converted Last 3 Mths (no MHC)(3)         21.23    21.23    0.91    4.06    3.35       0.91    4.06       0.98  127.30    0.73
Actively Traded Companies(39)              8.95     8.71    0.99   12.25    5.61       0.98   12.36       0.98  123.47    0.95
Market Value Below $20 Million(50)        14.68    14.66    0.82    5.81    4.50       0.85    6.03       0.72  106.60    0.63
Holding Company Structure(266)            13.55    13.34    0.88    7.62    4.56       0.88    7.56       0.79  118.75    0.77
Assets Over $1 Billion(60)                 7.92     7.42    0.85   11.73    5.29       0.82   11.27       0.96  107.07    0.98
Assets $500 Million-$1 Billion(48)        10.43    10.11    0.89    9.25    4.93       0.85    8.73       0.87  143.96    0.91
Assets $250-$500 Million(66)              11.87    11.61    0.86    7.97    4.88       0.86    7.91       0.69  136.69    0.73
Assets less than $250 Million(126)        17.13    17.08    0.90    5.74    4.22       0.93    5.90       0.74  110.12    0.67
Goodwill Companies(121)                    9.09     8.51    0.84   10.01    5.24       0.81    9.57       0.89  103.36    0.87
Non-Goodwill Companies(178)               15.69    15.69    0.91    6.65    4.34       0.93    6.75       0.73  133.06    0.73
Acquirors of FSLIC Cases(10)               7.27     6.84    0.84   12.30    5.83       0.83   12.06       1.08   60.52    0.82



                                                         Pricing Ratios                      Dividend Data(6)
                                            ----------------------------------------     -------------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       ------- ------- ------- ------- --------     ------- ------- ---------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
Market Averages. SAIF-Insured
 Thrifts(no MHCs)
------------------------------

SAIF-Insured Thrifts(300)                     19.12  152.53   18.62  157.99   19.90         0.36    1.58   30.07
NYSE Traded Companies(10)                     16.40  196.03   14.92  208.05   16.87         0.44    1.09   16.58
AMEX Traded Companies(16)                     22.00  129.56   18.94  130.93   19.78         0.32    1.87   38.91
NASDAQ Listed OTC Companies(274)              19.13  152.34   18.75  157.81   20.03         0.36    1.58   30.24
California Companies(21)                      18.01  165.14   11.49  173.42   18.44         0.16    0.48    7.42
Florida Companies(5)                          20.23  181.36   19.99  205.60   25.54         0.20    0.75   14.79
Mid-Atlantic Companies(59)                    19.10  155.53   16.64  163.34   19.49         0.37    1.45   28.56
Mid-West Companies(144)                       18.81  146.04   19.42  149.44   19.57         0.36    1.68   31.39
New England Companies(9)                      18.35  163.91   12.84  173.00   20.66         0.44    1.51   33.55
North-West Companies(8)                       19.42  160.93   24.07  166.44   21.52         0.35    1.34   25.04
South-East Companies(41)                      21.45  161.50   23.30  165.93   22.26         0.45    2.04   42.67
South-West Companies(7)                       16.89  134.62   13.46  142.12   16.99         0.35    1.66   29.63
Western Companies (Excl CA)(6)                19.84  152.63   22.89  158.97   19.88         0.60    2.60   45.88
Thrift Strategy(241)                          19.66  144.79   19.63  148.76   20.02         0.37    1.69   32.66
Mortgage Banker Strategy(36)                  17.59  186.70   13.40  203.05   20.61         0.32    1.12   21.26
Real Estate Strategy(9)                       15.57  176.93   12.74  180.06   16.75         0.14    0.70   10.26
Diversified Strategy(10)                      17.00  220.58   20.71  228.72   17.27         0.47    1.44   23.67
Retail Banking Strategy(4)                    17.78  145.45    9.18  150.56   20.54         0.14    0.81   22.88
Companies Issuing Dividends(253)              19.08  154.05   19.09  159.86   19.94         0.42    1.85   35.59
Companies Without Dividends(47)               19.40  143.60   15.94  147.04   19.58         0.00    0.00    0.00
Equity/Assets (lesser than) 6%(23)            16.89  196.94   10.56  215.89   19.34         0.22    0.67   13.32
Equity/Assets 6-12%(142)                      17.94  167.89   14.38  175.07   18.54         0.37    1.46   26.40
Equity/Assets (greater than) 12%(135)         21.09  130.81   23.95  132.48   21.61         0.37    1.84   37.49
Converted Last 3 Mths (no MHC)(3)             26.72  120.52   25.82  120.52   26.72         0.00    0.00    0.00
Actively Traded Companies(39)                 17.69  197.63   16.84  207.98   18.13         0.49    1.53   26.44
Market Value Below $20 Million(50)            19.07  122.93   17.66  123.24   20.34         0.33    1.88   35.21
Holding Company Structure(266)                19.39  150.55   19.06  155.59   20.09         0.37    1.63   31.05
Assets Over $1 Billion(60)                    18.08  191.55   15.28  208.49   19.51         0.41    1.17   21.01
Assets $500 Million-$1 Billion(48)            17.66  167.14   16.87  173.03   19.14         0.35    1.46   29.00
Assets $250-$500 Million(66)                  19.77  153.76   17.55  158.29   19.74         0.36    1.54   28.21
Assets less than $250 Million(126)            20.06  128.93   21.39  129.60   20.58         0.34    1.84   36.50
Goodwill Companies(121)                       18.12  171.78   15.18  185.63   19.25         0.38    1.40   25.65
Non-Goodwill Companies(178)                   19.88  140.02   20.84  140.02   20.37         0.35    1.70   33.13
Acquirors of FSLIC Cases(10)                  17.44  197.40   13.79  212.75   18.04         0.42    1.29   21.70


(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                           Exhibit IV-1B (continued)
                     Weekly Thrift Market Line - Part Two
                        Prices As Of November 28, 1997


                                                     Key Financial Ratios                           Asset Quality Ratios
                                    ----------------------------------------------------------    -----------------------
                                             Tang.     Reported Earnings        Core Earnings
                                    Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution               Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------               ------- ------- ------- ------- -------    ------- -------    ------- -------  -------
                                       (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
Market Averages. BIF-Insured
 Thrifts(no MHCs)
----------------------------

BIF-Insured Thrifts(60)              12.71    12.32    1.15   11.53    6.01       1.12   10.99       0.81  153.52    1.42
NYSE Traded Companies(2)              7.56     5.18    0.89   11.54    5.22       0.87   11.31       1.95   40.15    1.04
AMEX Traded Companies(6)             12.97    12.12    0.74    7.63    4.16       0.66    6.66       1.08  279.72    1.45
NASDAQ Listed OTC Companies(52)      12.90    12.65    1.20   11.94    6.24       1.18   11.43       0.74  147.05    1.44
California Companies(1)              10.72    10.68    1.45   13.02    8.44       1.45   13.02       1.54   79.64    1.45
Mid-Atlantic Companies(15)           11.19    10.50    0.87    8.90    4.42       0.88    8.70       0.85  136.53    1.35
Mid-West Companies(2)                36.66    35.98    0.82    1.90    2.05       0.95    2.33       0.56   57.14    0.56
New England Companies(33)             9.28     9.00    1.29   14.90    7.55       1.21   13.96       0.84  166.83    1.68
North-West Companies(4)              12.39    12.00    1.22   10.54    5.35       1.18   10.27       0.17  241.66    1.04
South-East Companies(5)              27.46    27.46    1.24    4.69    3.65       1.24    4.70       0.69  145.62    0.74
Thrift Strategy(43)                  13.77    13.35    1.16   10.91    5.89       1.12   10.35       0.83  150.66    1.36
Mortgage Banker Strategy(7)           9.02     8.82    0.91   11.72    5.52       0.94   11.57       0.48  171.40    1.35
Real Estate Strategy(5)              10.69    10.66    1.80   17.32    9.17       1.68   16.10       1.35   88.34    1.59
Diversified Strategy(5)               6.94     6.42    1.04   15.06    6.34       1.00   14.56       0.76  196.07    2.08
Companies Issuing Dividends(52)      12.07    11.65    1.07   10.61    5.37       1.03   10.03       0.77  158.08    1.36
Companies Without Dividends(8)       17.04    16.83    1.71   17.66   10.34       1.72   17.46       1.10  120.84    1.80
Equity/Assets (lesser than) 6%(5)     5.55     5.41    0.95   17.01    6.31       0.81   14.41       0.92   98.61    1.42
Equity/Assets 6-12%(39)               8.81     8.30    1.23   14.11    7.19       1.18   13.49       0.90  135.17    1.61
Equity/Assets (greater than) 12%(16) 22.80    22.60    1.02    4.67    3.43       1.05    4.82       0.56  209.83    1.04
Actively Traded Companies(18)         9.11     8.68    1.22   13.88    6.90       1.15   13.03       0.73  138.50    1.49
Market Value Below $20 Million(5)    23.62    23.28    1.77   14.62   10.41       1.81   14.46       1.49   57.79    1.18
Holding Company Structure(40)        14.50    14.13    1.21   11.11    5.95       1.18   10.70       0.73  151.62    1.48
Assets Over $1 Billion(14)            9.15     8.43    1.05   12.21    5.50       1.03   11.88       0.82  154.48    1.49
Assets $500 Million-$1 Billion(16)    9.51     8.94    1.16   12.80    6.54       1.11   12.06       0.86  146.60    1.56
Assets $250-$500 Million(13)         11.61    11.44    1.03   10.46    5.20       0.98    9.95       0.67  162.47    1.65
Assets less than $250 Million(17)    19.64    19.51    1.31   10.56    6.54       1.29   10.04       0.87  151.97    1.06
Goodwill Companies(30)                9.58     8.81    0.96   11.23    5.65       0.93   10.61       0.88  136.86    1.46
Non-Goodwill Companies(30)           15.84    15.84    1.33   11.83    6.37       1.30   11.37       0.74  172.35    1.39


                                                        Pricing Ratios                      Dividend Data(6)
                                            ----------------------------------------     -------------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       ------- ------- ------- ------- --------     ------- ------- ---------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
Market Averages. BIF-Insured
 Thrifts(no MHCs)
----------------------------

BIF-Insured Thrifts(60)                       17.45  177.66   19.92  184.69   18.19         0.49    1.63   29.90
NYSE Traded Companies(2)                      19.18  229.23   17.23  245.45   19.57         0.58    1.08   20.95
AMEX Traded Companies(6)                      14.81  154.34   19.12  185.15   16.79         0.56    1.75   33.30
NASDAQ Listed OTC Companies(52)               17.49  177.95   20.12  183.35   18.20         0.48    1.65   30.07
California Companies(1)                       11.84  146.10   15.67  146.70   11.84         0.00    0.00    0.00
Mid-Atlantic Companies(15)                    20.06  185.22   18.80  195.81   19.96         0.50    1.68   33.58
Mid-West Companies(2)                          0.00   96.46   35.38   99.25    0.00         0.00    0.00    0.00
New England Companies(33)                     14.94  189.24   17.05  196.75   16.24         0.52    1.72   28.04
North-West Companies(4)                       20.00  188.21   21.77  193.30   20.74         0.31    1.62   29.94
South-East Companies(5)                       25.34  122.62   32.95  122.62   25.29         0.68    1.99   53.33
Thrift Strategy(43)                           17.73  170.83   20.77  177.10   18.68         0.52    1.71   32.14
Mortgage Banker Strategy(7)                   19.25  200.61   16.97  206.96   18.55         0.36    1.23   23.42
Real Estate Strategy(5)                       10.97  174.03   18.59  174.33   11.62         0.26    1.26   12.75
Diversified Strategy(5)                       15.82  224.15   15.23  241.73   16.52         0.47    1.51   24.22
Companies Issuing Dividends(52)               18.33  180.77   19.73  188.76   19.15         0.56    1.88   34.66
Companies Without Dividends(8)                 9.87  156.79   21.23  157.93    9.94         0.00    0.00    0.00
Equity/Assets (lesser than) 6%(5)             16.00  252.67   14.02  258.45   19.77         0.18    0.95   15.15
Equity/Assets 6-12%(39)                       15.69  191.79   16.84  201.99   16.57         0.55    1.73   28.62
Equity/Assets (greater than) 12%(16)          23.23  128.88   27.95  130.57   22.49         0.43    1.60   37.13
Actively Traded Companies(18)                 15.15  188.42   16.74  199.32   16.40         0.58    1.88   28.95
Market Value Below $20 Million(5)             18.52  115.97   26.64  117.37   17.89         0.18    0.99   26.59
Holding Company Structure(40)                 18.02  171.31   21.70  180.77   18.44         0.50    1.70   31.60
Assets Over $1 Billion(14)                    19.24  216.37   19.06  225.55   19.41         0.54    1.57   29.72
Assets $500 Million-$1 Billion(16)            15.39  180.55   16.65  197.01   16.55         0.54    1.70   26.78
Assets $250-$500 Million(13)                  16.66  175.82   19.00  179.74   17.48         0.44    1.73   30.54
Assets less than $250 Million(17)             18.70  145.27   24.64  146.37   19.50         0.43    1.55   32.53
Goodwill Companies(30)                        17.74  183.69   16.60  198.26   18.84         0.52    1.57   27.33
Non-Goodwill Companies(30)                    17.13  171.62   23.25  171.62   17.50         0.46    1.70   32.57


(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                           Exhibit IV-1B (continued)
                     Weekly Thrift Market Line - Part Two
                        Prices As Of November 28, 1997


                                                        Key Financial Ratios                           Asset Quality Ratios
                                       ----------------------------------------------------------    -----------------------
                                                Tang.     Reported Earnings        Core Earnings
                                       Equity/ Equity/  ----------------------     --------------      NPAs   Resvs/  Resvs/
Financial Institution                  Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                  ------  -------  ------  ------  ------     ------  ------     ------  ------  ------
                                          (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
Market Averages. MHC Institutions
_________________________________

SAIF-Insured Thrifts(20)                12.20    12.09    0.77    6.97    2.67       0.79    7.08       0.47  142.94    0.71
BIF-Insured Thrifts(3)                  10.87    10.23    1.05   10.29    3.38       0.87    8.36       1.16   74.62    1.11
NASDAQ Listed OTC Companies(23)         11.97    11.76    0.82    7.56    2.79       0.80    7.30       0.60  130.13    0.78
Florida Companies(3)                     9.86     9.83    0.59    5.60    2.43       0.67    6.50       0.38   76.69    0.46
Mid-Atlantic Companies(11)              12.16    11.79    0.81    7.62    2.63       0.79    7.33       0.73  109.28    0.89
Mid-West Companies(7)                   13.05    13.04    0.87    7.00    2.94       0.91    7.26       0.46  181.63    0.52
New England Companies(1)                 9.02     9.01    1.16   13.69    4.27       0.75    8.84       0.76  146.25    1.66
Thrift Strategy(22)                     12.15    11.93    0.80    7.17    2.70       0.81    7.21       0.59  129.05    0.72
Diversified Strategy(1)                  9.02     9.01    1.16   13.69    4.27       0.75    8.84       0.76  146.25    1.66
Companies Issuing Dividends(22)         11.86    11.64    0.83    7.60    2.78       0.81    7.35       0.61  128.93    0.74
Companies Without Dividends(1)          13.66    13.66    0.73    6.80    3.01       0.71    6.55       0.45  148.08    1.37
Equity/Assets 6-12%(16)                 10.02     9.73    0.78    8.05    2.86       0.73    7.54       0.70   84.77    0.81
Equity/Assets >12%(7)                   16.63    16.63    0.93    6.38    2.63       0.98    6.73       0.31  266.20    0.71
Holding Company Structure(2)            11.94    10.03    1.06    9.22    3.68       0.95    8.25       0.91   43.96    0.67
Assets Over $1 Billion(5)                8.95     8.46    1.01   11.55    3.31       0.82    9.29       0.74   97.60    1.16
Assets $500 Million-$1 Billion(3)        9.86     9.83    0.59    5.60    2.43       0.67    6.50       0.38   76.69    0.46
Assets $250-$500 Million(5)             11.63    11.61    0.88    7.97    3.10       0.86    7.73       0.29  188.56    0.43
Assets less than $250 Million(10)       13.55    13.34    0.79    6.52    2.60       0.81    6.68       0.73  133.77    0.84
Goodwill Companies(9)                    9.32     8.73    0.87    9.47    3.19       0.79    8.54       0.61   97.45    0.83
Non-Goodwill Companies(14)              13.41    13.41    0.80    6.51    2.58       0.81    6.63       0.60  149.74    0.75
MHC Institutions(23)                    11.97    11.76    0.82    7.56    2.79       0.80    7.30       0.60  130.13    0.78


                                                       Pricing Ratios                      Dividend Data(6)
                                          ----------------------------------------     ------------------------
                                                                   Price/  Price/        Ind.   Divi-
                                           Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                     Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                     ------- ------- ------- ------- --------     ------- ------- ---------
                                             (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
Market Averages. MHC Institutions
_________________________________

SAIF-Insured Thrifts(20)                    27.01  228.50   28.01  230.23   27.71         0.51    1.97   37.93
BIF-Insured Thrifts(3)                      25.27  266.19   31.90  288.85    0.00         0.47    1.47   44.13
NASDAQ Listed OTC Companies(23)             25.85  233.52   28.69  238.05   27.71         0.50    1.88   39.99
Florida Companies(3)                         0.00  223.57   22.01  224.40    0.00         0.90    2.90    0.00
Mid-Atlantic Companies(11)                  27.14  225.82   29.81  234.96    0.00         0.28    1.27   36.08
Mid-West Companies(7)                       27.01  235.94   29.77  236.33   27.71         0.68    2.51   45.34
New England Companies(1)                    23.40  295.27   26.64  295.53    0.00         0.76    2.26   52.78
Thrift Strategy(22)                         27.08  229.11   28.82  233.94   27.71         0.48    1.86   38.40
Diversified Strategy(1)                     23.40  295.27   26.64  295.53    0.00         0.76    2.26   52.78
Companies Issuing Dividends(22)             25.85  237.19   28.93  242.04   27.71         0.53    2.00   44.99
Companies Without Dividends(1)               0.00  182.19   24.90  182.19    0.00         0.00    0.00    0.00
Equity/Assets 6-12%(16)                     25.85  244.48   26.19  251.27   27.71         0.48    1.71   44.99
Equity/Assets >12%(7)                        0.00  211.60   34.70  211.60    0.00         0.54    2.31    0.00
Holding Company Structure(2)                27.14  237.10   28.31  282.18    0.00         0.28    0.98   26.67
Assets Over $1 Billion(5)                   23.40  309.30   29.40  318.91    0.00         0.38    1.52   44.70
Assets $500 Million-$1 Billion(3)            0.00  223.57   22.01  224.40    0.00         0.90    2.90    0.00
Assets $250-$500 Million(5)                 27.01  251.36   28.91  252.01   27.71         0.54    1.96   40.68
Assets less than $250 Million(10)           27.14  210.38   29.87  216.01    0.00         0.44    1.75   37.03
Goodwill Companies(9)                       25.85  261.51   25.86  275.09   27.71         0.47    1.71   40.29
Non-Goodwill Companies(14)                   0.00  219.53   30.24  219.53    0.00         0.52    1.98   39.62
MHC Institutions(23)                        25.85  233.52   28.69  238.05   27.71         0.50    1.88   39.99


(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                           Exhibit IV-1B (continued)
                     Weekly Thrift Market Line - Part Two
                        Prices As Of November 28, 1997



                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.     Reported Earnings        Core Earnings
                                            Equity/ Equity/ -----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NYSE Traded Companies
---------------------

AHM   Ahmanson and Co. H.F. of CA             4.07     3.46    0.76   19.09    6.62       0.65   16.33       1.86   43.81    1.22
CSA   Coast Savings Financial of CA           5.20     5.14    0.62   12.51    4.90       0.66   13.36       1.23   75.26    1.37
CFB   Commercial Federal Corp. of NE          6.17     5.52    0.94   16.03    6.28       0.94   16.03       0.88   75.53    0.90
DME   Dime Bancorp, Inc. of NY*               5.43     5.17    0.68   12.66    5.36       0.67   12.46       1.02   51.61    0.81
DSL   Downey Financial Corp. of CA            7.13     7.04    0.73    9.96    5.42       0.70    9.56       0.95   55.50    0.58
FED   FirstFed Fin. Corp. of CA               5.16     5.11    0.56   11.73    6.00       0.56   11.68       1.20  168.73    2.57
GSB   Glendale Fed. Bk, FSB of CA             5.65     5.05    0.57   10.24    5.28       0.68   12.27       1.36   70.96    1.30
GDW   Golden West Fin. Corp. of CA            6.56     6.56    0.88   13.91    6.62       0.86   13.68       1.18   47.94    0.67
GPT   GreenPoint Fin. Corp. of NY*            9.69     5.19    1.09   10.41    5.07       1.06   10.17       2.88   28.68    1.26
JSB   JSB Financial, Inc. of NY              23.22    23.22    1.93    8.61    6.37       1.71    7.65       1.07   35.16    0.61
NYB   New York Bancorp, Inc. of NY            5.21     5.21    1.62   31.66    6.79       1.66   32.45       0.88   65.33    0.92
WES   Westcorp Inc. of Orange CA              9.08     9.06    0.99   10.57    7.71       0.20    2.18       0.76  121.61    1.78

AMEX Traded Companies
---------------------

ANA   Acadiana Bancshares of LA*             17.43    17.43    0.50    3.71    2.02       0.50    3.71       0.50  201.03    1.32
ANE   Alliance Bancorp of New Englan*         7.36     7.18    0.79   11.65    6.57       0.73   10.74       1.99   62.80    2.00
BKC   American Bank of Waterbury CT*          8.81     8.49    1.30   15.51    6.94       1.10   13.09       1.77   48.58    1.48
BFD   BostonFed Bancorp of MA                 8.52     8.20    0.73    7.68    5.69       0.66    6.95       0.34  184.11    0.76
CFX   CFX Corp of NH(8)*                      8.71     8.40    0.73    8.91    2.09       0.99   11.98       0.55  137.87    1.10
CNY   Carver Bancorp, Inc. of NY              8.40     8.07   -0.15   -1.74   -1.52       0.01    0.13       1.31   47.60    1.07
CBK   Citizens First Fin.Corp. of IL         13.75    13.75    0.60    4.13    3.45       0.54    3.67       0.61   38.86    0.28
ESX   Essex Bancorp of VA(8)                  0.02    -0.08    0.12     NM     4.00       0.10     NM        2.11   51.58    1.27
FCB   Falmouth Co-Op Bank of MA*             23.86    23.86    0.84    3.43    2.57       0.79    3.23       0.07  806.45    0.98
FAB   FirstFed America Bancorp of MA         12.20    12.20    0.05    0.56    0.29       0.48    5.03       0.39  259.57    1.16
GAF   GA Financial Corp. of PA               14.63    14.49    1.09    6.28    4.88       1.05    6.08       0.24   63.36    0.41
KNK   Kankakee Bancorp of IL                 11.43    10.78    0.89    8.28    6.35       0.87    8.12       1.05   60.22    0.90
KYF   Kentucky First Bancorp of KY           16.70    16.70    1.16    6.52    5.38       1.14    6.43       0.09  457.83    0.76
MBB   MSB Bancorp of Middletown NY*           7.39     3.63    0.27    3.87    2.72       0.18    2.55        NA      NA      NA
PDB   Piedmont Bancorp of NC                 16.43    16.43   -0.24   -1.28   -1.06       0.55    2.91       0.89   75.98    0.81
SSB   Scotland Bancorp of NC                 22.62    22.62    1.86    5.47    6.44       1.83    5.39        NA      NA     0.53
SZB   SouthFirst Bancshares of AL            14.00    14.00   -0.03   -0.19   -0.16       0.23    1.62       0.75   39.15    0.40
SRN   Southern Banc Company of AL            17.01    16.83    0.14    0.79    0.71       0.50    2.84        NA      NA     0.20
SSM   Stone Street Bancorp of NC             29.57    29.57    1.54    4.69    4.25       1.54    4.69       0.23  229.34    0.62
TSH   Teche Holding Company of LA            13.14    13.14    0.69    5.03    3.56       0.96    6.96       0.27  304.97    0.96
FTF   Texarkana Fst. Fin. Corp of AR         15.70    15.70    1.41    8.40    5.29       1.74   10.38       0.46  145.12    0.79
THR   Three Rivers Fin. Corp. of MI          13.46    13.41    0.57    4.02    3.14       0.82    5.83       0.87   59.98    0.77
WSB   Washington SB, FSB of MD                8.38     8.38    0.42    5.04    3.39       0.59    7.06       1.53   30.34    1.01

NASDAQ Listed OTC Companies
---------------------------

FBCV  1st Bancorp of Vincennes IN             8.65     8.49    0.72    8.75    6.90       0.36    4.34       1.30   34.59    0.65
AFED  AFSALA Bancorp, Inc. of NY             13.47    13.47    0.79    6.46    4.29       0.79    6.46       0.45  150.77    1.43
ALBK  ALBANK Fin. Corp. of Albany NY          9.24     8.14    1.04   11.41    6.25       1.04   11.33       0.94   75.89    0.97
AMFC  AMB Financial Corp. of IN              13.94    13.94    1.02    6.29    6.13       0.72    4.43       0.32  118.29    0.51
ASBP  ASB Financial Corp. of OH              15.57    15.57    0.97    5.70    4.88       0.91    5.35       0.96   75.72    1.07
ABBK  Abington Savings Bank of MA*            7.13     6.46    0.85   12.38    6.36       0.76   11.03       0.16  269.74    0.71
AABC  Access Anytime Bancorp of NM            8.65     8.65    1.44   22.38   12.45       1.34   20.78       1.58   31.35    0.95
AFBC  Advance Fin. Bancorp of WV             15.40    15.40    0.89    6.41    4.68       0.87    6.25       0.74   38.01    0.33
AADV  Advantage Bancorp of WI(8)              9.54     8.88    1.04   11.55    5.30       0.93   10.36       0.48  117.02    1.02
AFCB  Affiliated Comm BC, Inc of MA           9.78     9.72    0.96    9.75    5.33       1.09   11.16       0.34  218.65    1.18
ALBC  Albion Banc Corp. of Albion NY          8.57     8.57    0.50    5.53    4.52       0.49    5.45       0.12  321.43    0.53
ABCL  Allied Bancorp of IL                    9.42     9.30    0.79    8.70    4.04       0.88    9.69       0.21  184.61    0.54
ATSB  AmTrust Capital Corp. of IN            10.93    10.82    0.40    3.86    3.86       0.23    2.21       2.20   33.49    1.03


                                                        Pricing Ratios                      Dividend Data(6)
                                           -----------------------------------------    -------------------------
                                                                    Price/  Price/        Ind.   Divi-
                                            Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                      Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                      ------- ------- ------- ------- ---------    ------- ------- ---------
                                              (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NYSE Traded Companies
---------------------

AHM   Ahmanson and Co. H.F. of CA            15.10  294.99   12.00  347.34   17.66         0.88    1.48   22.34
CSA   Coast Savings Financial of CA          20.41  238.00   12.37  240.77   19.11         0.00    0.00    0.00
CFB   Commercial Federal Corp. of NE         15.91  233.41   14.39  260.91   15.91         0.33    0.69   10.93
DME   Dime Bancorp, Inc. of NY*              18.65  233.62   12.68  245.45   18.95         0.16    0.66   12.31
DSL   Downey Financial Corp. of CA           18.46  176.17   12.57  178.46   19.23         0.32    1.16   21.48
FED   FirstFed Fin. Corp. of CA              16.67  182.41    9.41  184.16   16.74         0.00    0.00    0.00
GSB   Glendale Fed. Bk, FSB of CA            18.93  181.13   10.23  202.37   15.79         0.00    0.00    0.00
GDW   Golden West Fin. Corp. of CA           15.11  197.57   12.97  197.57   15.37         0.50    0.56    8.43
GPT   GreenPoint Fin. Corp. of NY*           19.71  224.84   21.79     NM    20.19         1.00    1.50   29.59
JSB   JSB Financial, Inc. of NY              15.70  129.82   30.14  129.82   17.66         1.40    3.00   47.14
NYB   New York Bancorp, Inc. of NY           14.74     NM    23.24     NM    14.38         0.60    1.70   25.00
WES   Westcorp Inc. of Orange CA             12.98  130.77   11.88  131.07     NM          0.40    2.35   30.53

AMEX Traded Companies
---------------------

ANA   Acadiana Bancshares of LA*               NM   140.45   24.48  140.45     NM          0.36    1.52     NM
ANE   Alliance Bancorp of New Englan*        15.22  159.82   11.77  163.86   16.51         0.20    1.14   17.39
BKC   American Bank of Waterbury CT*         14.41  202.84   17.87  210.55   17.07         1.44    3.06   44.04
BFD   BostonFed Bancorp of MA                17.56  140.68   11.98  146.13   19.40         0.28    1.37   24.14
CFX   CFX Corp of NH(8)*                       NM   270.73   23.58  280.87     NM          0.88    3.17     NM
CNY   Carver Bancorp, Inc. of NY               NM   113.06    9.50  117.66     NM          0.00    0.00     NM
CBK   Citizens First Fin.Corp. of IL         28.97  123.39   16.97  123.39     NM          0.00    0.00    0.00
ESX   Essex Bancorp of VA(8)                 25.00     NM     2.76     NM    27.78         0.00    0.00    0.00
FCB   Falmouth Co-Op Bank of MA*               NM   131.49   31.37  131.49     NM          0.20    0.99   38.46
FAB   FirstFed America Bancorp of MA           NM   142.01   17.33  142.01     NM          0.00    0.00    0.00
GAF   GA Financial Corp. of PA               20.48  130.77   19.13  132.03   21.15         0.48    2.49   51.06
KNK   Kankakee Bancorp of IL                 15.75  124.29   14.21  131.84   16.05         0.48    1.42   22.33
KYF   Kentucky First Bancorp of KY           18.59  128.43   21.45  128.43   18.83         0.50    3.45   64.10
MBB   MSB Bancorp of Middletown NY*            NM   137.12   10.13  279.38     NM          0.60    2.07     NM
PDB   Piedmont Bancorp of NC                   NM   137.17   22.54  137.17     NM          0.40    3.86     NM
SSB   Scotland Bancorp of NC                 15.53  134.69   30.46  134.69   15.77         0.30    2.93   45.45
SZB   SouthFirst Bancshares of AL              NM   118.31   16.56  118.31     NM          0.50    2.63     NM
SRN   Southern Banc Company of AL              NM   115.71   19.68  116.91     NM          0.35    2.07     NM
SSM   Stone Street Bancorp of NC             23.55  124.08   36.68  124.08   23.55         0.45    2.22   52.33
TSH   Teche Holding Company of LA            28.05  140.89   18.52  140.89   20.26         0.50    2.29   64.10
FTF   Texarkana Fst. Fin. Corp of AR         18.89  164.67   25.85  164.67   15.28         0.56    2.26   42.75
THR   Three Rivers Fin. Corp. of MI            NM   127.09   17.11  127.58   21.94         0.40    2.03   64.52
WSB   Washington SB, FSB of MD               29.48  142.83   11.96  142.83   21.06         0.10    1.36   40.00

NASDAQ Listed OTC Companies
---------------------------

FBCV  1st Bancorp of Vincennes IN            14.49  122.62   10.61  125.00   29.20         0.42    1.05   15.22
AFED  AFSALA Bancorp, Inc. of NY             23.32  129.72   17.48  129.72   23.32         0.24    1.26   29.27
ALBK  ALBANK Fin. Corp. of Albany NY         16.00  173.29   16.02  196.72   16.11         0.72    1.56   24.91
AMFC  AMB Financial Corp. of IN              16.33  107.02   14.92  107.02   23.19         0.28    1.75   28.57
ASBP  ASB Financial Corp. of OH              20.50  127.38   19.83  127.38   21.87         0.40    3.05   62.50
ABBK  Abington Savings Bank of MA*           15.72  185.28   13.21  204.43   17.65         0.40    1.11   17.47
AABC  Access Anytime Bancorp of NM            8.03  134.75   11.66  134.75    8.65         0.00    0.00    0.00
AFBC  Advance Fin. Bancorp of WV             21.39  118.18   18.20  118.18   21.91         0.32    1.80   38.55
AADV  Advantage Bancorp of WI(8)             18.86  203.50   19.42  218.73   21.03         0.40    0.64   12.12
AFCB  Affiliated Comm BC, Inc of MA          18.75  173.57   16.97  174.53   16.38         0.60    2.11   39.47
ALBC  Albion Banc Corp. of Albion NY         22.14  119.54   10.24  119.54   22.48         0.32    1.10   24.43
ABCL  Allied Bancorp of IL                   24.76  163.04   15.35  165.09   22.25         0.44    1.68   41.51
ATSB  AmTrust Capital Corp. of IN            25.93   96.69   10.57   97.70     NM          0.20    1.43   37.04


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                           Exhibit IV-1B (continued)
                     Weekly Thrift Market Line - Part Two
                        Prices As Of November 28, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    ------------------------
                                                     Tang.     Reported Earnings        Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------  -------  ------  ------  ------    ------- -------    ------- ------- --------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------

AHCI  Ambanc Holding Co., Inc. of NY*        12.94    12.94   -0.59   -4.24   -3.82      -0.61   -4.43       0.73  107.99    1.48
ASBI  Ameriana Bancorp of IN                 11.21    11.21    0.92    8.35    5.79       0.83    7.53       0.52   53.03    0.37
AFFFZ America First Fin. Fund of CA(8)        8.37     8.28    1.99   24.83   15.51       2.01   25.10       0.35   94.92    0.48
ABCW  Anchor Bancorp Wisconsin of WI          6.40     6.29    0.99   16.08    6.63       0.93   15.00       0.98  115.36    1.44
ANDB  Andover Bancorp, Inc. of MA*            8.12     8.12    1.05   13.16    6.65       1.03   12.85       0.91  107.23    1.33
ASFC  Astoria Financial Corp. of NY           7.72     6.53    0.81   10.37    5.37       0.77    9.81       0.46   39.39    0.43
AVND  Avondale Fin. Corp. of IL               7.72     7.72   -1.93  -21.53  -21.06      -1.97  -21.92       1.11   86.78    1.65
BKCT  Bancorp Connecticut of CT*             10.75    10.75    1.36   12.96    5.58       1.24   11.85       1.04  118.74    2.00
BPLS  Bank Plus Corp. of CA                   4.52     4.51    0.36    7.51    5.85       0.30    6.24       2.21   67.35    2.02
BWFC  Bank West Fin. Corp. of MI             14.14    14.14    1.03    6.69    4.00       0.56    3.65       0.21   69.91    0.21
BANC  BankAtlantic Bancorp of FL              5.50     4.55    1.04   18.10    8.49       0.54    9.50       0.92  108.06    1.42
BKUNA BankUnited SA of FL                     3.12     2.46    0.31    7.68    3.79       0.28    6.90       0.62   27.63    0.21
BVCC  Bay View Capital Corp. of CA            5.82     4.86    0.55    9.13    4.21       0.62   10.22       0.63  195.87    1.62
FSNJ  Bayonne Banchsares of NJ               15.62    15.62    0.37    3.86    2.08       0.52    5.41       1.12   47.67    1.38
BFSB  Bedford Bancshares of VA               14.10    14.10    1.20    8.41    4.92       1.19    8.35       0.52   92.88    0.58
BFFC  Big Foot Fin. Corp. of IL              17.48    17.48    0.05    0.27    0.22       0.41    2.34       0.09  150.75    0.31
BSBC  Branford SB of CT(8)*                   9.65     9.65    1.12   12.06    5.17       1.12   12.06       1.56  131.46    3.09
BYFC  Broadway Fin. Corp. of CA              10.01    10.01   -0.11   -1.03   -1.23       0.21    1.94       1.62   52.84    1.02
CBES  CBES Bancorp of MO                     16.92    16.92    1.23    6.90    5.79       1.12    6.26       0.59   81.11    0.53
CCFH  CCF Holding Company of GA              10.66    10.66    0.14    1.03    0.80      -0.16   -1.16       0.20  288.02    0.70
CENF  CENFED Financial Corp. of CA            5.56     5.55    0.64   12.26    5.91       0.58   11.04       0.97   76.38    1.07
CFSB  CFSB Bancorp of Lansing MI              7.71     7.71    1.20   15.75    5.58       1.13   14.80       0.19  283.10    0.61
CKFB  CKF Bancorp of Danville KY             23.67    23.67    1.83    7.53    6.59       1.37    5.61       1.20   16.62    0.22
CNSB  CNS Bancorp of MO                      24.33    24.33    0.79    3.21    2.35       0.79    3.21       0.50   80.20    0.58
CSBF  CSB Financial Group Inc of IL*         25.03    23.66    0.32    1.22    1.28       0.52    1.98       0.56   57.14    0.57
CBCI  Calumet Bancorp of Chicago IL          16.21    16.21    1.45    9.07    7.12       1.42    8.91       1.27   96.64    1.55
CAFI  Camco Fin. Corp. of OH                  9.59     8.88    1.20   12.96    7.21       1.01   10.94       0.60   41.84    0.29
CMRN  Cameron Fin. Corp. of MO               21.69    21.69    1.07    4.43    3.98       1.33    5.51       0.73  111.82    0.97
CAPS  Capital Savings Bancorp of MO(8)        9.14     9.14    0.95   10.96    5.36       0.94   10.78       0.37   84.67    0.39
CFNC  Carolina Fincorp of NC*                22.59    22.59    1.17    5.03    4.03       1.14    4.89       0.16  226.67    0.50
CASB  Cascade SB of Everett WA(8)             6.64     6.64    0.60    9.62    5.10       0.60    9.62       0.28  332.14    1.12
CATB  Catskill Fin. Corp. of NY*             24.78    24.78    1.39    5.20    4.77       1.41    5.26       0.40  162.15    1.50
CNIT  Cenit Bancorp of Norfolk VA             6.95     6.36    0.80   11.30    4.99       0.74   10.50       0.52  103.38    0.77
CEBK  Central Co-Op. Bank of MA*              9.93     8.88    0.87    8.67    5.47       0.88    8.79       0.53  151.19    1.15
CENB  Century Bancshares of NC*              30.29    30.29    1.69    5.60    5.24       1.70    5.62       0.25  219.37    0.85
CBSB  Charter Financial Inc. of IL(8)        14.47    12.80    1.13    7.49    4.77       1.59   10.49       0.56  104.84    0.79
COFI  Charter One Financial of OH             7.05     6.48    1.26   18.64    6.14       1.23   18.23       0.27  159.82    0.68
CVAL  Chester Valley Bancorp of PA            8.66     8.66    0.98   11.29    5.18       0.93   10.79       0.53  173.12    1.12
CTZN  CitFed Bancorp of Dayton OH             6.27     5.70    0.86   13.53    5.87       0.86   13.53       0.40  136.26    0.86
CLAS  Classic Bancshares of KY               14.72    12.42    0.55    3.04    2.63       0.77    4.25       0.67   93.71    0.94
CMSB  Cmnwealth Bancorp of PA                 9.28     7.24    0.75    7.49    5.01       0.63    6.32       0.47   85.46    0.71
CBSA  Coastal Bancorp of Houston TX           3.47     2.92    0.41   12.41    8.31       0.43   12.77       0.62   38.71    0.54
CFCP  Coastal Fin. Corp. of SC                6.56     6.56    1.21   19.41    5.43       1.05   16.77       0.10  966.86    1.18
CMSV  Commty. Svgs, MHC of FL (48.5)         11.34    11.34    0.80    7.04    3.06       0.73    6.45       0.41   90.57    0.62
CFTP  Community Fed. Bancorp of MS           26.73    26.73    1.47    4.77    3.86       1.45    4.70       0.50   54.53    0.46
CFFC  Community Fin. Corp. of VA             13.71    13.71    1.01    7.32    5.33       1.28    9.26       0.56  105.58    0.67
CFBC  Community First Bnkg Co. of GA         17.80    17.57    0.74    4.46    3.36       0.74    4.46       2.19   25.76    0.75
CIBI  Community Inv. Bancorp of OH           11.75    11.75    0.97    8.31    6.41       0.97    8.31       0.53   94.97    0.59
COOP  Cooperative Bk.for Svgs. of NC          7.69     7.69    0.63    8.30    4.20       0.63    8.30       0.21  109.36    0.29
CRZY  Crazy Woman Creek Bncorp of WY         23.70    23.70    1.27    4.66    4.68       1.29    4.72       0.38  134.22    1.04
DNFC  D&N Financial Corp. of MI               5.25     5.20    0.89   15.92    6.97       0.82   14.69       0.35  178.16    0.83
DCBI  Delphos Citizens Bancorp of OH         26.64    26.64    1.54    6.13    4.69       1.54    6.13       0.45   21.81    0.13
DIME  Dime Community Bancorp of NY           13.50    11.63    1.09    6.91    4.73       1.06    6.72       0.60  135.05    1.39
DIBK  Dime Financial Corp. of CT*             8.14     7.91    1.94   23.83    9.68       1.94   23.75       0.37  353.73    3.21
EGLB  Eagle BancGroup of IL                  11.85    11.85    0.32    2.61    2.33       0.25    2.04       1.48   35.66    0.73
EBSI  Eagle Bancshares of Tucker GA           8.17     8.17    0.65    7.67    4.57       0.65    7.75       1.26   54.76    0.94


                                                          Pricing Ratios                      Dividend Data(6)
                                             ----------------------------------------     ------------------------
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                        ------- ------- ------- ------- --------     ------- ------- ---------
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------

AHCI  Ambanc Holding Co., Inc. of NY*            NM   116.68   15.09  116.68     NM          0.20    1.18     NM
ASBI  Ameriana Bancorp of IN                   17.26  143.07   16.03  143.07   19.12         0.64    3.28   56.64
AFFFZ America First Fin. Fund of CA(8)          6.45  150.45   12.59  152.05    6.38         1.60    3.40   21.89
ABCW  Anchor Bancorp Wisconsin of WI           15.07  227.93   14.59  231.96   16.15         0.32    1.02   15.31
ANDB  Andover Bancorp, Inc. of MA*             15.04  186.88   15.18  186.88   15.41         0.76    2.01   30.28
ASFC  Astoria Financial Corp. of NY            18.62  186.78   14.41  220.83   19.69         0.60    1.09   20.27
AVND  Avondale Fin. Corp. of IL                  NM   121.40    9.37  121.40     NM          0.00    0.00     NM
BKCT  Bancorp Connecticut of CT*               17.94  223.21   24.00  223.21   19.61         1.00    2.50   44.84
BPLS  Bank Plus Corp. of CA                    17.11  121.40    5.49  121.53   20.59         0.00    0.00    0.00
BWFC  Bank West Fin. Corp. of MI               25.00  165.41   23.39  165.41     NM          0.32    1.45   36.36
BANC  BankAtlantic Bancorp of FL               11.78  204.41   11.25  247.33   22.45         0.13    0.90   10.66
BKUNA BankUnited SA of FL                      26.41  184.07    5.75  234.00   29.41         0.00    0.00    0.00
BVCC  Bay View Capital Corp. of CA             23.77  227.89   13.26  272.84   21.23         0.32    0.95   22.54
FSNJ  Bayonne Banchsares of NJ                   NM   113.42   17.72  113.42     NM          0.17    1.42   68.00
BFSB  Bedford Bancshares of VA                 20.32  164.44   23.18  164.44   20.47         0.56    1.98   40.29
BFFC  Big Foot Fin. Corp. of IL                  NM   123.58   21.61  123.58     NM          0.00    0.00    0.00
BSBC  Branford SB of CT(8)*                    19.35  223.05   21.52  223.05   19.35         0.08    1.33   25.81
BYFC  Broadway Fin. Corp. of CA                  NM    88.32    8.84   88.32     NM          0.20    1.54     NM
CBES  CBES Bancorp of MO                       17.26  115.74   19.58  115.74   19.04         0.40    1.96   33.90
CCFH  CCF Holding Company of GA                  NM   140.75   15.00  140.75     NM          0.55    2.75     NM
CENF  CENFED Financial Corp. of CA             16.91  189.45   10.54  189.71   18.78         0.36    0.88   14.94
CFSB  CFSB Bancorp of Lansing MI               17.93  272.45   21.00  272.45   19.09         0.68    1.92   34.34
CKFB  CKF Bancorp of Danville KY               15.16  117.91   27.90  117.91   20.33         0.50    2.70   40.98
CNSB  CNS Bancorp of MO                          NM   139.47   33.94  139.47     NM          0.24    1.20   51.06
CSBF  CSB Financial Group Inc of IL*             NM    96.30   24.11  101.87     NM          0.00    0.00    0.00
CBCI  Calumet Bancorp of Chicago IL            14.04  127.43   20.66  127.43   14.29         0.00    0.00    0.00
CAFI  Camco Fin. Corp. of OH                   13.87  160.21   15.36  173.04   16.44         0.52    2.17   30.06
CMRN  Cameron Fin. Corp. of MO                 25.15  114.20   24.77  114.20   20.23         0.28    1.43   35.90
CAPS  Capital Savings Bancorp of MO(8)         18.64  191.20   17.47  191.20   18.96         0.24    1.07   20.00
CFNC  Carolina Fincorp of NC*                  24.81  124.78   28.18  124.78   25.54         0.24    1.38   34.29
CASB  Cascade SB of Everett WA(8)              19.62  152.51   10.12  152.51   19.62         0.00    0.00    0.00
CATB  Catskill Fin. Corp. of NY*               20.98  114.34   28.33  114.34   20.73         0.32    1.82   38.10
CNIT  Cenit Bancorp of Norfolk VA              20.06  230.74   16.03  251.95   21.59         1.00    1.47   29.50
CEBK  Central Co-Op. Bank of MA*               18.28  152.30   15.12  170.20   18.03         0.32    1.21   22.07
CENB  Century Bancshares of NC*                19.09  106.50   32.26  106.50   19.05         2.00    2.50   47.73
CBSB  Charter Financial Inc. of IL(8)          20.95  160.47   23.22  181.37   14.97         0.32    1.45   30.48
COFI  Charter One Financial of OH              16.28  273.93   19.32  298.34   16.64         1.00    1.69   27.47
CVAL  Chester Valley Bancorp of PA             19.30  205.88   17.83  205.88   20.19         0.44    1.68   32.35
CTZN  CitFed Bancorp of Dayton OH              17.04  211.98   13.30  233.27   17.04         0.36    0.71   12.12
CLAS  Classic Bancshares of KY                   NM   114.90   16.92  136.20   27.17         0.28    1.64   62.22
CMSB  Cmnwealth Bancorp of PA                  19.97  156.45   14.52  200.69   23.69         0.28    1.37   27.45
CBSA  Coastal Bancorp of Houston TX            12.03  141.80    4.92  168.63   11.69         0.48    1.66   20.00
CFCP  Coastal Fin. Corp. of SC                 18.40  329.99   21.63  329.99   21.30         0.36    1.57   28.80
CMSV  Commty. Svgs, MHC of FL (48.5)             NM   221.66   25.14  221.66     NM          0.90    2.57     NM
CFTP  Community Fed. Bancorp of MS             25.94  137.29   36.70  137.29   26.34         0.30    1.75   45.45
CFFC  Community Fin. Corp. of VA               18.75  131.23   17.99  131.23   14.82         0.56    2.26   42.42
CFBC  Community First Bnkg Co. of GA           29.74  131.86   23.48  133.65   29.74         0.60    1.56   46.51
CIBI  Community Inv. Bancorp of OH             15.59  130.17   15.29  130.17   15.59         0.32    2.03   31.68
COOP  Cooperative Bk.for Svgs. of NC           23.79  187.38   14.41  187.38   23.79         0.00    0.00    0.00
CRZY  Crazy Woman Creek Bncorp of WY           21.35  103.29   24.48  103.29   21.05         0.40    2.60   55.56
DNFC  D&N Financial Corp. of MI                14.36  215.74   11.34  218.08   15.56         0.20    0.83   11.90
DCBI  Delphos Citizens Bancorp of OH           21.34  119.45   31.82  119.45   21.34         0.00    0.00    0.00
DIME  Dime Community Bancorp of NY             21.14  156.99   21.19  182.21   21.73         0.24    1.03   21.82
DIBK  Dime Financial Corp. of CT*              10.33  216.64   17.65  223.09   10.36         0.44    1.40   14.43
EGLB  Eagle BancGroup of IL                      NM   115.97   13.74  115.97     NM          0.00    0.00    0.00
EBSI  Eagle Bancshares of Tucker GA            21.88  152.90   12.50  152.90   21.63         0.60    3.12   68.18


RP FINANCIAL, LC.
----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                           Exhibit IV-1B (continued)
                     Weekly Thrift Market Line - Part Two
                        Prices As Of November 28, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            -----------------------------------------------------------    -----------------------
                                                     Tang.     Reported Earnings        Core Earnings
                                            Equity/ Equity/  ----------------------    ----------------     NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- -------  ------  ------ -------    -------  -------    ------  ------  -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------

EGFC  Eagle Financial Corp. of CT(8)          6.90     5.49    0.34    4.79    1.74       0.48    6.91       0.53   87.59    0.86
ETFS  East Texas Fin. Serv. of TX            18.01    18.01    0.68    3.68    3.75       0.63    3.43       0.27   88.06    0.48
EMLD  Emerald Financial Corp of OH            7.80     7.69    1.05   13.70    6.23       0.97   12.67       0.24  115.15    0.36
EIRE  Emerald Island Bancorp, MA(8)*          6.99     6.99    0.86   12.46    4.96       0.92   13.24       0.17  416.26    0.97
EFBC  Empire Federal Bancorp of MT           34.89    34.89    0.83    2.37    2.12       1.09    3.12       0.05  357.14    0.45
EFBI  Enterprise Fed. Bancorp of OH          11.43    11.42    0.59    5.18    2.95       0.66    5.82       0.07  297.93    0.30
EQSB  Equitable FSB of Wheaton MD             5.04     5.04    0.46    9.09    4.89       0.74   14.50       0.49   36.72    0.26
FCBF  FCB Fin. Corp. of Neenah WI            17.49    17.49    0.92    5.20    2.31       1.09    6.19       0.24  277.72    0.85
FFBS  FFBS Bancorp of Columbus MS            16.70    16.70    1.41    7.48    5.16       1.41    7.48       0.58   72.88    0.59
FFDF  FFD Financial Corp. of OH              24.34    24.34    1.94    7.84    6.31       0.95    3.85        NA      NA     0.46
FFLC  FFLC Bancorp of Leesburg FL            13.73    13.73    1.00    6.81    4.18       0.94    6.44       0.18  226.46    0.52
FFFC  FFVA Financial Corp. of VA             13.31    13.04    1.40   10.28    5.09       1.35    9.86       0.16  361.92    0.99
FFWC  FFW Corporation of Wabash IN            9.70     8.81    1.04   10.57    6.44       1.02   10.35       0.18  217.37    0.60
FFYF  FFY Financial Corp. of OH              13.70    13.70    1.29    8.85    6.29       1.27    8.70       0.66   72.24    0.63
FMCO  FMS Financial Corp. of NJ               6.49     6.39    1.02   15.82    7.97       1.01   15.69       1.15   43.53    0.94
FFHH  FSF Financial Corp. of MN              11.17    11.17    0.85    7.05    5.20       0.84    6.98       0.15  148.95    0.33
FOBC  Fed One Bancorp of Wheeling WV         11.18    10.68    0.94    8.21    5.55       0.94    8.21       0.45   91.97    0.88
FBCI  Fidelity Bancorp of Chicago IL         10.48    10.46    0.81    7.86    6.06       0.81    7.86       0.41   22.74    0.12
FSBI  Fidelity Bancorp, Inc. of PA            6.75     6.75    0.51    7.38    4.06       0.81   11.68        NA      NA      NA
FFFL  Fidelity FSB, MHC of FL (47.7)          8.38     8.31    0.38    4.15    1.79       0.60    6.56       0.34   62.82    0.29
FFED  Fidelity Fed. Bancorp of IN             6.11     6.11    0.75   14.32    6.70       0.73   13.89       0.13  626.40    0.96
FFOH  Fidelity Financial of OH               13.02    11.56    0.91    6.59    5.07       1.02    7.37       0.29  106.32    0.37
FIBC  Financial Bancorp, Inc. of NY           9.05     9.00    0.91    9.52    5.88       0.97   10.18       1.75   27.02    0.91
FBSI  First Bancshares of MO                 13.92    13.92    1.19    8.36    6.63       1.08    7.54       0.67   45.57    0.36
FBBC  First Bell Bancorp of PA               10.53    10.53    1.15    9.44    6.84       1.12    9.20       0.09  116.26    0.13
FBER  First Bergen Bancorp of NJ             13.65    13.65    0.77    4.97    3.81       0.77    4.97       0.84  127.66    2.47
SKBO  First Carnegie,MHC of PA(45.0)         16.45    16.45    0.52    5.53    1.77       0.52    5.53        NA      NA     0.83
FSTC  First Citizens Corp of GA              10.12     7.98    1.96   20.65    9.04       1.75   18.46        NA      NA     1.43
FCME  First Coastal Corp. of ME*              9.75     9.75    4.17   48.29   32.59       4.01   46.37       1.65  108.25    2.49
FFBA  First Colorado Bancorp of Co           13.08    12.91    1.21    8.92    4.88       1.20    8.84       0.20  141.52    0.39
FDEF  First Defiance Fin.Corp. of OH         19.67    19.67    1.03    4.82    4.13       1.00    4.67       0.45   99.07    0.59
FESX  First Essex Bancorp of MA*              7.40     6.48    0.90   12.27    6.69       0.77   10.52       0.58  149.29    1.43
FFES  First FS&LA of E. Hartford CT           6.63     6.63    0.53    8.37    5.19       0.60    9.51       0.31   87.85    1.44
FFSX  First FS&LA. MHC of IA (46.1)           8.73     8.66    0.73    8.79    3.70       0.71    8.56       0.22  185.09    0.53
BDJI  First Fed. Bancorp. of MN              10.71    10.71    0.65    5.81    3.75       0.63    5.70       0.32  120.28    0.79
FFBH  First Fed. Bancshares of AR            14.89    14.89    1.06    6.78    5.29       1.01    6.48       0.96   23.38    0.29
FTFC  First Fed. Capital Corp. of WI          6.73     6.35    0.69   10.21    4.20       0.81   11.95       0.13  395.30    0.64
FFKY  First Fed. Fin. Corp. of KY            13.70    12.93    1.64   11.95    6.64       1.62   11.87       0.49   94.29    0.53
FFBZ  First Federal Bancorp of OH             7.67     7.66    1.01   13.33    6.49       1.02   13.43       0.52  172.30    1.03
FFCH  First Fin. Holdings Inc. of SC          6.12     6.12    0.87   14.24    5.15       0.85   13.86       1.49   45.68    0.82
FFBI  First Financial Bancorp of IL           8.92     8.92   -0.07   -0.84   -0.79       0.43    5.28       0.33  178.83    0.87
FFHS  First Franklin Corp. of OH              9.02     8.97    0.56    6.21    4.04       0.66    7.33       0.47   90.77    0.64
FGHC  First Georgia Hold. Corp of GA          8.22     7.53    0.66    7.98    3.82       0.51    6.23       3.10   20.52    0.75
FSPG  First Home Bancorp of NJ                6.86     6.76    0.93   13.99    7.33       0.91   13.67       0.77   95.63    1.36
FFSL  First Independence Corp. of KS         10.25    10.25    0.65    5.99    4.87       0.65    5.99       1.25   47.61    0.89
FISB  First Indiana Corp. of IN               9.65     9.53    1.14   12.04    6.17       0.93    9.89       1.39  103.20    1.70
FKFS  First Keystone Fin. Corp of PA          6.63     6.63    0.82   11.30    6.72       0.75   10.35       1.11   39.39    0.84
FLKY  First Lancaster Bncshrs of KY          29.46    29.46    1.23    3.65    3.37       1.23    3.65       2.28   13.93    0.35
FLFC  First Liberty Fin. Corp. of GA          7.37     6.65    0.88   12.11    4.74       0.72    9.91       0.81  110.00    1.29
CASH  First Midwest Fin. Corp. of IA         10.75     9.55    0.96    8.44    6.59       0.91    8.06       0.75   78.49    0.93
FMBD  First Mutual Bancorp of IL             13.40    10.21    0.32    2.12    1.73       0.30    1.94       0.26  138.78    0.47
FMSB  First Mutual SB of Bellevue WA*         6.79     6.79    1.02   15.29    5.86       1.00   15.00       0.06     NA     1.31
FNGB  First Northern Cap. Corp of WI         11.09    11.09    0.93    8.21    4.89       0.89    7.84       0.08  574.86    0.53
FFPB  First Palm Beach Bancorp of FL          6.25     6.10    0.58    8.65    4.77       0.49    7.25       0.57   58.39    0.53
FSLA  First SB SLA MHC of NJ (47.5)(8)        9.50     8.63    0.90    9.64    2.82       0.94   10.06       0.54  105.63    1.04
SOPN  First SB, SSB, Moore Co. of NC         23.01    23.01    1.75    7.26    5.42       1.75    7.26       0.29   70.15    0.31



                                                            Pricing Ratios                      Dividend Data(6)
                                               ----------------------------------------     -------------------------
                                                                        Price/  Price/        Ind.   Divi-
                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                          ------- ------- ------- ------- --------     ------- ------- ---------
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------

EGFC  Eagle Financial Corp. of CT(8)               NM   225.88   15.59  283.87     NM          1.00    1.93     NM
ETFS  East Texas Fin. Serv. of TX                26.67   98.28   17.70   98.28   28.57         0.20    1.00   26.67
EMLD  Emerald Financial Corp of OH               16.04  207.44   16.18  210.38   17.34         0.24    1.25   20.00
EIRE  Emerald Island Bancorp, MA(8)*             20.16  234.20   16.36  234.20   18.97         0.28    0.87   17.50
EFBC  Empire Federal Bancorp of MT                 NM   111.79   39.01  111.79     NM          0.30    1.82     NM
EFBI  Enterprise Fed. Bancorp of OH                NM   175.41   20.05  175.52     NM          1.00    3.60     NM
EQSB  Equitable FSB of Wheaton MD                20.45  174.42    8.79  174.42   12.82         0.00    0.00    0.00
FCBF  FCB Fin. Corp. of Neenah WI                  NM   222.81   38.98  222.81     NM          0.80    2.94     NM
FFBS  FFBS Bancorp of Columbus MS                19.40  156.90   26.21  156.90   19.40         0.50    2.22   43.10
FFDF  FFD Financial Corp. of OH                  15.84  123.62   30.09  123.62     NM          0.30    1.63   25.86
FFLC  FFLC Bancorp of Leesburg FL                23.94  163.87   22.51  163.87   25.28         0.29    1.29   30.85
FFFC  FFVA Financial Corp. of VA                 19.63  199.82   26.60  203.97   20.47         0.48    1.44   28.24
FFWC  FFW Corporation of Wabash IN               15.53  153.27   14.87  168.83   15.86         0.72    1.91   29.63
FFYF  FFY Financial Corp. of OH                  15.91  146.55   20.07  146.55   16.17         0.80    2.69   42.78
FMCO  FMS Financial Corp. of NJ                  12.55  185.89   12.06  188.63   12.66         0.28    0.95   11.97
FFHH  FSF Financial Corp. of MN                  19.23  138.79   15.51  138.79   19.42         0.50    2.50   48.08
FOBC  Fed One Bancorp of Wheeling WV             18.02  147.60   16.50  154.47   18.02         0.62    2.49   44.93
FBCI  Fidelity Bancorp of Chicago IL             16.49  124.60   13.05  124.80   16.49         0.32    1.38   22.70
FSBI  Fidelity Bancorp, Inc. of PA               24.65  168.69   11.39  168.69   15.57         0.36    1.35   33.33
FFFL  Fidelity FSB, MHC of FL (47.7)               NM   225.49   18.88  227.14     NM          0.90    3.23     NM
FFED  Fidelity Fed. Bancorp of IN                14.93  194.17   11.86  194.17   15.38         0.40    4.00   59.70
FFOH  Fidelity Financial of OH                   19.74  121.56   15.83  136.99   17.65         0.28    1.87   36.84
FIBC  Financial Bancorp, Inc. of NY              16.99  157.92   14.29  158.73   15.90         0.00    0.00    0.00
FBSI  First Bancshares of MO                     15.09  126.63   17.63  126.63   16.72         0.20    0.76   11.49
FBBC  First Bell Bancorp of PA                   14.62  156.53   16.49  156.53   15.00         0.40    2.32   33.90
FBER  First Bergen Bancorp of NJ                 26.23  137.21   18.73  137.21   26.23         0.20    1.07   28.17
SKBO  First Carnegie,MHC of PA(45.0)               NM   177.00   29.11  177.00     NM          0.30    1.61     NM
FSTC  First Citizens Corp of GA                  11.06  192.93   19.52  244.65   12.37         0.29    1.21   13.36
FCME  First Coastal Corp. of ME*                  3.07  130.11   12.69  130.11    3.20         0.00    0.00    0.00
FFBA  First Colorado Bancorp of Co               20.50  189.58   24.79  191.98   20.68         0.48    2.11   43.24
FDEF  First Defiance Fin.Corp. of OH             24.21  120.94   23.78  120.94   25.00         0.32    2.10   50.79
FESX  First Essex Bancorp of MA*                 14.94  166.97   12.36  190.87   17.43         0.48    2.42   36.09
FFES  First FS&LA of E. Hartford CT              19.27  151.64   10.05  151.64   16.97         0.60    1.62   31.25
FFSX  First FS&LA. MHC of IA (46.1)              27.01  226.35   19.76  228.30   27.71         0.48    1.51   40.68
BDJI  First Fed. Bancorp. of MN                  26.67  157.84   16.90  157.84   27.18         0.00    0.00    0.00
FFBH  First Fed. Bancshares of AR                18.91  128.43   19.12  128.43   19.79         0.24    1.12   21.24
FTFC  First Fed. Capital Corp. of WI             23.82  243.19   16.38  258.06   20.34         0.48    1.72   41.03
FFKY  First Fed. Fin. Corp. of KY                15.07  174.60   23.92  185.03   15.17         0.56    2.55   38.36
FFBZ  First Federal Bancorp of OH                15.40  194.05   14.88  194.25   15.28         0.24    1.25   19.20
FFCH  First Fin. Holdings Inc. of SC             19.42  262.13   16.03  262.13   19.96         0.84    1.95   37.84
FFBI  First Financial Bancorp of IL                NM   104.97    9.36  104.97   20.21         0.00    0.00     NM
FFHS  First Franklin Corp. of OH                 24.76  148.66   13.41  149.51   20.97         0.40    1.54   38.10
FGHC  First Georgia Hold. Corp of GA             26.16  198.81   16.33  216.84     NM          0.05    0.60   15.63
FSPG  First Home Bancorp of NJ                   13.65  178.44   12.25  181.16   13.97         0.40    1.68   22.99
FFSL  First Independence Corp. of KS             20.55  127.23   13.04  127.23   20.55         0.25    1.67   34.25
FISB  First Indiana Corp. of IN                  16.20  185.77   17.92  188.04   19.74         0.48    1.83   29.63
FKFS  First Keystone Fin. Corp of PA             14.88  158.73   10.52  158.73   16.24         0.20    0.63    9.30
FLKY  First Lancaster Bncshrs of KY              29.72  107.73   31.74  107.73   29.72         0.50    3.17     NM
FLFC  First Liberty Fin. Corp. of GA             21.11  226.59   16.70  251.31   25.81         0.44    1.58   33.33
CASH  First Midwest Fin. Corp. of IA             15.19  127.25   13.68  143.26   15.89         0.48    2.34   35.56
FMBD  First Mutual Bancorp of IL                   NM   131.75   17.65  172.78     NM          0.32    1.58     NM
FMSB  First Mutual SB of Bellevue WA*            17.06  242.36   16.45  242.36   17.38         0.20    1.10   18.69
FNGB  First Northern Cap. Corp of WI             20.45  163.83   18.17  163.83   21.43         0.32    2.37   48.48
FFPB  First Palm Beach Bancorp of FL             20.95  173.07   10.82  177.18   25.00         0.60    1.55   32.43
FSLA  First SB SLA MHC of NJ (47.5)(8)             NM   325.83   30.95     NM      NM          0.48    1.19   42.11
SOPN  First SB, SSB, Moore Co. of NC             18.46  132.23   30.42  132.23   18.46         0.88    3.61   66.67


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                           Exhibit IV-1B (continued)
                     Weekly Thrift Market Line - Part Two
                        Prices As Of November 28, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    ------------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- -------  ------  ------ -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------

FWWB  First Savings Bancorp of WA*           14.76    13.57    1.05    6.22    3.60       0.99    5.88       0.27  241.66    0.97
FSFF  First SecurityFed Fin of IL            27.03    27.03    1.29    4.77    3.80       1.29    4.77       1.44   40.86    0.92
SHEN  First Shenango Bancorp of PA           11.62    11.62    1.17   10.45    6.70       1.16   10.40       0.51  149.56    1.17
FSFC  First So.east Fin. Corp. of SC(8)      10.28    10.28    1.05   10.32    5.36       1.05   10.32       0.24  164.77    0.50
FBNW  FirstBank Corp of Clarkston WA         16.43    16.43    0.39    3.23    1.87       0.18    1.47       1.70   33.83    0.76
FFDB  FirstFed Bancorp of AL                  9.63     8.81    1.03   10.63    7.23       1.01   10.36       1.31   33.87    0.63
FSPT  FirstSpartan Fin. Corp. of SC          26.79    26.79    0.96    6.28    3.33       0.96    6.28       0.69   56.19    0.49
FLAG  Flag Financial Corp of GA               9.11     9.11    0.91    9.84    5.46       0.75    8.19       3.92   49.66    2.82
FLGS  Flagstar Bancorp, Inc of MI             5.98     5.74    1.41   22.77    9.10       0.70   11.39       3.04    8.02    0.27
FFIC  Flushing Fin. Corp. of NY*             14.20    13.64    0.95    5.92    4.45       0.99    6.22       0.39  172.94    1.12
FBHC  Fort Bend Holding Corp. of TX           6.16     5.75    0.64   10.48    6.27       0.53    8.77       0.56   89.94    1.08
FTSB  Fort Thomas Fin. Corp. of KY           16.13    16.13    1.21    7.27    5.15       1.21    7.27       1.98   24.60    0.53
FKKY  Frankfort First Bancorp of KY          16.83    16.83    0.08    0.34    0.32       0.65    2.92       0.09   80.00    0.08
FTNB  Fulton Bancorp of MO                   24.66    24.66    1.25    5.02    3.60       1.08    4.34       1.62   57.19    1.06
GFSB  GFS Bancorp of Grinnell IA             11.51    11.51    1.27   11.03    6.82       1.27   11.03       0.98   67.81    0.78
GUPB  GFSB Bancorp of Gallup NM              12.82    12.82    0.86    5.43    4.79       0.86    5.43       0.29  115.79    0.63
GSLA  GS Financial Corp. of LA               43.13    43.13    1.25    3.81    2.31       1.25    3.81       0.14  211.96    0.81
GOSB  GSB Financial Corp. of NY              27.06    27.06    1.02    3.77    3.33       0.86    3.19        NA      NA      NA
GWBC  Gateway Bancorp of KY(8)               27.74    27.74    0.97    3.68    3.01       0.97    3.68       0.90   14.39    0.38
GBCI  Glacier Bancorp of MT                   9.99     9.75    1.50   15.56    5.88       1.53   15.94       0.25  243.94    0.84
GFCO  Glenway Financial Corp. of OH           9.46     9.35    0.79    8.36    5.21       0.77    8.11       0.25  123.32    0.37
GTPS  Great American Bancorp of IL           20.43    20.43    0.53    2.39    2.21       0.59    2.67       0.26  126.83    0.42
GTFN  Great Financial Corp. of KY(8)         10.07     9.66    1.04   10.82    4.58       0.76    7.96       3.11   16.32    0.74
GSBC  Great Southern Bancorp of MO            8.65     8.65    1.84   20.39    7.18       1.74   19.22       1.91  115.21    2.58
GDVS  Greater DV SB,MHC of PA (19.9)*        11.64    11.64    0.93    7.97    2.19       0.93    7.97       1.82   33.64    1.00
GSFC  Green Street Fin. Corp. of NC          35.38    35.38    1.59    4.45    3.51       1.59    4.45       0.10  147.40    0.20
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)      13.03    13.03    0.99    7.17    2.61       0.96    6.94       0.64  162.46    1.29
HCBB  HCB Bancshares of AR                   18.84    18.13    0.13    0.92    0.66       0.14    1.02        NA      NA     1.44
HEMT  HF Bancorp of Hemet CA                  7.93     6.61    0.03    0.39    0.30       0.17    2.17       1.65   24.89    0.81
HFFC  HF Financial Corp. of SD                9.42     9.42    1.02   11.06    7.88       0.94   10.15       0.48  173.70    1.08
HFNC  HFNC Financial Corp. of NC             18.80    18.80    1.23    5.43    4.17       1.05    4.64       0.92   92.55    1.06
HMNF  HMN Financial, Inc. of MN              14.88    14.88    1.00    6.87    5.18       0.85    5.79       0.10  465.21    0.71
HALL  Hallmark Capital Corp. of WI            7.30     7.30    0.65    9.11    5.97       0.64    8.91       0.13  355.91    0.67
HARB  Harbor FSB, MHC of FL (46.6)(8)         8.56     8.29    1.22   14.68    4.12       1.21   14.58       0.43  238.88    1.38
HRBF  Harbor Federal Bancorp of MD           13.06    13.06    0.71    5.50    4.18       0.71    5.50       0.10  189.19    0.28
HFSA  Hardin Bancorp of Hardin MO            11.53    11.53    0.79    5.83    5.37       0.74    5.52       0.09  195.33    0.36
HARL  Harleysville SA of PA                   6.62     6.62    1.03   16.07    6.98       1.03   16.14       0.02     NA     0.78
HFGI  Harrington Fin. Group of IN             4.84     4.84    0.43    8.95    5.42       0.36    7.48       0.20   20.13    0.21
HARS  Harris SB, MHC of PA (24.3)             8.20     7.25    0.92   11.11    2.74       0.76    9.19       0.68   60.65    0.96
HFFB  Harrodsburg 1st Fin Bcrp of KY         26.93    26.93    1.03    3.77    3.21       1.36    5.01       0.47   59.81    0.38
HHFC  Harvest Home Fin. Corp. of OH          12.50    12.50    0.27    1.87    1.56       0.58    4.07       0.11  117.00    0.26
HAVN  Haven Bancorp of Woodhaven NY           6.00     5.98    0.68   11.32    6.12       0.68   11.36       0.76   85.85    1.12
HTHR  Hawthorne Fin. Corp. of CA              4.85     4.85    0.86   19.13   11.29       0.82   18.40       8.07   18.43    1.70
HMLK  Hemlock Fed. Fin. Corp. of IL          19.31    19.31    0.37    2.51    1.62       0.81    5.47        NA      NA     1.22
HBNK  Highland Federal Bank of CA             7.67     7.67    1.13   15.28    7.53       0.86   11.60       2.52   63.92    2.00
HIFS  Hingham Inst. for Sav. of MA*           9.71     9.71    1.25   13.03    7.30       1.25   13.03       0.89   78.90    0.91
HBEI  Home Bancorp of Elgin IL               27.56    27.56    0.83    3.02    2.39       0.83    3.02       0.35   85.96    0.35
HBFW  Home Bancorp of Fort Wayne IN          13.29    13.29    0.56    3.93    2.63       0.89    6.27       0.05  835.54    0.51
HBBI  Home Building Bancorp of IN            14.12    14.12    0.74    5.77    4.94       0.73    5.66       0.44   44.51    0.28
HCFC  Home City Fin. Corp. of OH             19.61    19.61    1.24    6.77    5.11       1.26    6.84       0.82   77.27    0.73
HOMF  Home Fed Bancorp of Seymour IN          8.66     8.40    1.34   15.88    6.33       1.21   14.42       0.48  112.57    0.63
HWEN  Home Financial Bancorp of IN           17.55    17.55    0.86    4.60    4.50       0.74    3.98       1.70   36.51    0.73
HPBC  Home Port Bancorp, Inc. of MA*         10.68    10.68    1.67   15.71    7.29       1.66   15.62       0.13     NA     1.54
HMCI  Homecorp, Inc. of Rockford IL(8)        6.83     6.83    0.51    7.94    3.96       0.41    6.42       2.16   22.97    0.61
HZFS  Horizon Fin'l. Services of IA           9.96     9.96    0.81    7.86    7.00       0.65    6.33       0.94   44.31    0.67
HRZB  Horizon Financial Corp. of WA*         15.64    15.64    1.58   10.12    6.58       1.55    9.94        NA      NA     0.85


                                                           Pricing Ratios                      Dividend Data(6)
                                              ----------------------------------------     -------------------------
                                                                       Price/  Price/        Ind.   Divi-
                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                         -------  ------  ------  ------ --------     ------- ------- ---------
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FWWB  First Savings Bancorp of WA*              27.75  174.02   25.68  189.28   29.36         0.28    1.11   30.77
FSFF  First SecurityFed Fin of IL               26.33  125.47   33.92  125.47   26.33         0.00    0.00    0.00
SHEN  First Shenango Bancorp of PA              14.93  149.67   17.40  149.67   15.00         0.60    1.78   26.55
FSFC  First So.east Fin. Corp. of SC(8)         18.67  184.39   18.95  184.39   18.67         0.24    1.59   29.63
FBNW  FirstBank Corp of Clarkston WA              NM   119.62   19.65  119.62     NM          0.28    1.59     NM
FFDB  FirstFed Bancorp of AL                    13.84  148.95   14.35  162.84   14.19         0.50    2.27   31.45
FSPT  FirstSpartan Fin. Corp. of SC             30.00  128.56   34.44  128.56   30.00         0.60    1.60   48.00
FLAG  Flag Financial Corp of GA                 18.32  173.55   15.80  173.55   22.02         0.34    1.84   33.66
FLGS  Flagstar Bancorp, Inc of MI               10.99  205.29   12.27  213.70   21.99         0.00    0.00    0.00
FFIC  Flushing Fin. Corp. of NY*                22.47  130.27   18.50  135.67   21.39         0.24    1.08   24.24
FBHC  Fort Bend Holding Corp. of TX             15.95  165.15   10.17  176.92   19.05         0.40    2.04   32.52
FTSB  Fort Thomas Fin. Corp. of KY              19.41  139.68   22.54  139.68   19.41         0.25    1.69   32.89
FKKY  Frankfort First Bancorp of KY               NM   135.23   22.77  135.23     NM          0.36    3.89     NM
FTNB  Fulton Bancorp of MO                      27.74  136.09   33.57  136.09     NM          0.20    0.99   27.40
GFSB  GFS Bancorp of Grinnell IA                14.67  153.22   17.64  153.22   14.67         0.26    1.54   22.61
GUPB  GFSB Bancorp of Gallup NM                 20.88  115.06   14.75  115.06   20.88         0.40    1.98   41.24
GSLA  GS Financial Corp. of LA                    NM   107.97   46.56  107.97     NM          0.28    1.58   68.29
GOSB  GSB Financial Corp. of NY                   NM   113.43   30.70  113.43     NM          0.00    0.00    0.00
GWBC  Gateway Bancorp of KY(8)                    NM   121.56   33.72  121.56     NM          0.40    2.04   67.80
GBCI  Glacier Bancorp of MT                     17.01  246.73   24.64  252.74   16.60         0.48    2.31   39.34
GFCO  Glenway Financial Corp. of OH             19.19  156.12   14.77  157.94   19.79         0.40    2.11   40.40
GTPS  Great American Bancorp of IL                NM   113.10   23.10  113.10     NM          0.40    2.11     NM
GTFN  Great Financial Corp. of KY(8)            21.82  227.70   22.93  237.27   29.63         0.60    1.25   27.27
GSBC  Great Southern Bancorp of MO              13.94  280.87   24.30  280.87   14.78         0.44    2.01   28.03
GDVS  Greater DV SB,MHC of PA (19.9)*             NM      NM    40.77     NM      NM          0.36    1.16   52.94
GSFC  Green Street Fin. Corp. of NC             28.46  126.28   44.68  126.28   28.46         0.44    2.38   67.69
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)           NM   271.12   35.32  271.12     NM          0.44    1.85   70.97
HCBB  HCB Bancshares of AR                        NM    95.44   17.98   99.20     NM          0.00    0.00    0.00
HEMT  HF Bancorp of Hemet CA                      NM   126.32   10.02  151.58     NM          0.00    0.00    0.00
HFFC  HF Financial Corp. of SD                  12.68  134.51   12.68  134.51   13.83         0.42    1.62   20.49
HFNC  HFNC Financial Corp. of NC                23.98  156.86   29.49  156.86   28.06         0.28    1.88   45.16
HMNF  HMN Financial, Inc. of MN                 19.31  128.77   19.16  128.77   22.89         0.00    0.00    0.00
HALL  Hallmark Capital Corp. of WI              16.76  144.00   10.52  144.00   17.13         0.00    0.00    0.00
HARB  Harbor FSB, MHC of FL (46.6)(8)           24.25  333.85   28.58  344.83   24.44         1.40    2.15   52.24
HRBF  Harbor Federal Bancorp of MD              23.90  129.85   16.95  129.85   23.90         0.48    2.21   52.75
HFSA  Hardin Bancorp of Hardin MO               18.62  111.04   12.81  111.04   19.66         0.48    2.74   51.06
HARL  Harleysville SA of PA                     14.33  213.44   14.14  213.44   14.26         0.44    1.50   21.46
HFGI  Harrington Fin. Group of IN               18.46  159.82    7.73  159.82   22.09         0.12    0.97   17.91
HARS  Harris SB, MHC of PA (24.3)                 NM      NM    30.41     NM      NM          0.22    1.16   42.31
HFFB  Harrodsburg 1st Fin Bcrp of KY              NM   118.15   31.82  118.15   23.45         0.40    2.34   72.73
HHFC  Harvest Home Fin. Corp. of OH               NM   129.96   16.24  129.96   29.50         0.44    2.98     NM
HAVN  Haven Bancorp of Woodhaven NY             16.35  171.52   10.29  172.07   16.29         0.60    1.40   22.81
HTHR  Hawthorne Fin. Corp. of CA                 8.86  149.89    7.28  149.89    9.21         0.00    0.00    0.00
HMLK  Hemlock Fed. Fin. Corp. of IL               NM   114.54   22.12  114.54   28.28         0.24    1.39     NM
HBNK  Highland Federal Bank of CA               13.28  186.05   14.26  186.05   17.49         0.00    0.00    0.00
HIFS  Hingham Inst. for Sav. of MA*             13.70  168.34   16.34  168.34   13.70         0.48    1.77   24.24
HBEI  Home Bancorp of Elgin IL                    NM   130.72   36.03  130.72     NM          0.40    2.22     NM
HBFW  Home Bancorp of Fort Wayne IN               NM   155.33   20.64  155.33   23.80         0.20    0.73   27.78
HBBI  Home Building Bancorp of IN               20.24  112.49   15.88  112.49   20.63         0.30    1.41   28.57
HCFC  Home City Fin. Corp. of OH                19.57  118.50   23.23  118.50   19.35         0.36    2.00   39.13
HOMF  Home Fed Bancorp of Seymour IN            15.80  233.45   20.21  240.59   17.41         0.35    1.27   20.11
HWEN  Home Financial Bancorp of IN              22.22  105.45   18.51  105.45   25.69         0.20    1.22   27.03
HPBC  Home Port Bancorp, Inc. of MA*            13.71  206.01   21.99  206.01   13.79         0.80    3.33   45.71
HMCI  Homecorp, Inc. of Rockford IL(8)          25.25  191.28   13.06  191.28     NM          0.00    0.00    0.00
HZFS  Horizon Fin'l. Services of IA             14.29  107.11   10.66  107.11   17.74         0.18    1.64   23.38
HRZB  Horizon Financial Corp. of WA*            15.19  148.25   23.18  148.25   15.48         0.44    2.66   40.37


RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                           Exhibit IV-1B (continued)
                     Weekly Thrift Market Line - Part Two
                        Prices As Of November 28, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ---------------------------------------------------------     ------------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- -------  ------  ------  ------    -------  ------    -------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------

IBSF  IBS Financial Corp. of NJ              17.42    17.42    0.78    4.41    3.04       0.78    4.41       0.13  110.72    0.50
ISBF  ISB Financial Corp. of LA              12.04    10.24    0.62    4.52    2.86       0.85    6.21       0.27  196.73    0.80
ITLA  Imperial Thrift & Loan of CA*          10.72    10.68    1.45   13.02    8.44       1.45   13.02       1.54   79.64    1.45
IFSB  Independence FSB of DC                  6.88     6.09    0.32    4.85    4.72       0.27    4.03        NA      NA     0.36
INCB  Indiana Comm. Bank, SB of IN(8)        11.88    11.88    0.53    4.32    2.59       0.53    4.32        NA      NA     0.93
INBI  Industrial Bancorp of OH               17.18    17.18    1.51    8.26    5.44       1.58    8.68       0.25  193.84    0.54
IWBK  Interwest SB of Oak Harbor WA           6.34     6.23    1.12   16.91    6.38       1.03   15.57       0.58   73.44    0.77
IPSW  Ipswich SB of Ipswich MA*               5.61     5.61    1.20   20.28    6.84       0.95   16.13       0.84   97.31    1.09
JXVL  Jacksonville Bancorp of TX             14.92    14.92    1.02    6.45    4.80       1.34    8.46       0.78   67.63    0.70
JXSB  Jcksnville SB,MHC of IL (45.6)         10.56    10.56    0.65    6.02    2.99       0.65    6.02       0.79   56.34    0.56
JSBA  Jefferson Svgs Bancorp of MO            8.19     6.24    0.30    3.91    1.60       0.70    9.25       0.67  101.16    0.89
JOAC  Joachim Bancorp of MO                  28.14    28.14    0.80    2.74    2.64       0.80    2.74       0.24   95.24    0.32
KSAV  KS Bancorp of Kenly NC                 13.24    13.23    1.21    8.81    6.22       1.20    8.74       0.53   55.44    0.35
KSBK  KSB Bancorp of Kingfield ME(8)*         7.18     6.79    0.97   13.74    7.08       0.99   13.99       1.59   52.04    1.07
KFBI  Klamath First Bancorp of OR            19.55    19.55    0.81    3.67    2.51       1.23    5.54       0.03  510.24    0.23
LSBI  LSB Fin. Corp. of Lafayette IN          8.64     8.64    0.78    8.67    6.19       0.69    7.65       1.05   69.89    0.83
LVSB  Lakeview SB of Paterson NJ             12.22    10.46    1.26   12.10    5.56       0.92    8.76       1.13   59.43    1.50
LARK  Landmark Bancshares of KS              13.79    13.79    0.88    5.93    4.75       1.05    7.02        NA      NA      NA
LARL  Laurel Capital Group of PA             10.47    10.47    1.46   14.04    7.53       1.41   13.57       0.43  201.97    1.25
LSBX  Lawrence Savings Bank of MA*            9.52     9.52    1.76   20.06   10.24       1.75   19.92       0.66  156.71    2.35
LFED  Leeds FSB, MHC of MD (36.3)            16.63    16.63    1.18    7.24    2.98       1.18    7.24       0.06  315.29    0.30
LXMO  Lexington B&L Fin. Corp. of MO         28.32    28.32    1.03    3.49    3.28       1.33    4.50       0.48   78.37    0.49
LIFB  Life Bancorp of Norfolk VA(8)          10.71    10.42    0.92    8.70    4.34       0.85    8.05       0.41  141.46    1.32
LFBI  Little Falls Bancorp of NJ             11.68    10.77    0.57    4.32    3.30       0.52    3.93       0.90   38.49    0.77
LOGN  Logansport Fin. Corp. of IN            18.90    18.90    1.41    7.25    5.97       1.48    7.57       0.49   55.66    0.39
LONF  London Financial Corp. of OH           19.66    19.66    0.66    3.18    3.25       1.00    4.83       0.80   61.11    0.63
LISB  Long Island Bancorp, Inc of NY          9.21     9.13    0.86    9.35    4.37       0.73    7.90       0.91   63.07    0.92
MAFB  MAF Bancorp of IL                       7.79     6.84    1.16   14.90    7.63       1.15   14.78       0.42  128.75    0.69
MBLF  MBLA Financial Corp. of MO             12.66    12.66    0.83    6.49    5.37       0.85    6.62       0.57   50.27    0.50
MFBC  MFB Corp. of Mishawaka IN              13.10    13.10    0.84    5.76    5.20       0.84    5.76       0.10  141.76    0.18
MLBC  ML Bancorp of Villanova PA(8)           6.92     6.46    0.70    9.91    4.17       0.50    7.10       0.43  178.98    1.71
MSBF  MSB Financial Corp. of MI              16.54    16.54    1.49    8.38    4.41       1.44    8.09       1.02   40.20    0.45
MARN  Marion Capital Holdings of IN          21.95    21.95    1.69    7.48    6.30       1.67    7.39       1.08  104.36    1.32
MRKF  Market Fin. Corp. of OH                35.44    35.44    0.98    3.41    2.49       0.98    3.41       0.34   27.23    0.20
MFCX  Marshalltown Fin. Corp. of IA(8)       16.16    16.16    0.67    4.27    3.48       0.72    4.56        NA      NA     0.19
MFSL  Maryland Fed. Bancorp of MD             8.38     8.27    0.62    7.43    4.06       0.89   10.73       0.47   85.54    0.46
MASB  MassBank Corp. of Reading MA*          10.78    10.62    1.10   10.61    6.18       1.03    9.96       0.21  113.84    0.84
MFLR  Mayflower Co-Op. Bank of MA*            9.68     9.52    1.03   10.64    5.69       0.97   10.03       0.96   92.14    1.52
MECH  Mechanics SB of Hartford CT*           10.40    10.40    1.79   17.75   10.30       1.78   17.69       0.91  188.34    2.53
MDBK  Medford Bank of Medford, MA*            9.01     8.45    1.07   11.98    6.73       1.00   11.16       0.27  219.01    1.12
MERI  Meritrust FSB of Thibodaux LA(8)        8.26     8.26    1.15   14.65    6.68       1.15   14.65       0.39   70.30    0.52
MWBX  MetroWest Bank of MA*                   7.46     7.46    1.38   18.49    6.55       1.38   18.49       0.90  131.24    1.55
MCBS  Mid Continent Bancshares of KS(8)       9.39     9.39    1.02    9.79    4.53       1.16   11.10       0.15   71.76    0.19
MIFC  Mid Iowa Financial Corp. of IA          9.36     9.34    1.00   10.77    6.69       1.40   15.17        NA      NA     0.45
MCBN  Mid-Coast Bancorp of ME                 8.59     8.59    0.76    8.81    6.68       0.72    8.35       0.64   82.14    0.64
MWBI  Midwest Bancshares, Inc. of IA          6.92     6.92    0.87   12.62    6.54       0.77   11.16       0.81   59.23    0.79
MWFD  Midwest Fed. Fin. Corp of WI(8)         8.81     8.50    1.15   13.20    5.25       1.13   13.01        NA      NA     1.02
MFFC  Milton Fed. Fin. Corp. of OH           12.57    12.57    0.73    4.95    4.00       0.65    4.38       0.29   91.98    0.44
MIVI  Miss. View Hold. Co. of MN             18.88    18.88    0.70    3.78    3.62       1.03    5.55        NA      NA      NA
MBSP  Mitchell Bancorp of NC*                41.35    41.35    1.61    3.77    3.37       1.61    3.77       2.25   23.36    0.63
MBBC  Monterey Bay Bancorp of CA             11.50    10.67    0.47    4.06    3.05       0.43    3.71       0.76   51.39    0.60
MONT  Montgomery Fin. Corp. of IN            19.14    19.14    0.68    3.57    3.41       0.68    3.57       0.73   24.43    0.20
MSBK  Mutual SB, FSB of Bay City MI           6.36     6.36    0.10    1.59    1.15       0.05    0.85       0.05  650.66    0.64
NHTB  NH Thrift Bancshares of NH              7.82     6.72    0.70    9.26    4.71       0.56    7.48       0.61  151.10    1.14
NSLB  NS&L Bancorp of Neosho MO              19.56    19.56    0.49    2.37    2.19       0.77    3.71       0.03  210.00    0.13
NMSB  Newmil Bancorp. of CT*                 10.17    10.17    0.85    8.36    4.91       0.82    8.00       1.36  128.18    3.26


                                                            Pricing Ratios                      Dividend Data(6)
                                               ----------------------------------------     -------------------------
                                                                        Price/  Price/        Ind.   Divi-
                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                          -------  ------ -------  ------ --------     ------- -------  --------
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------

IBSF  IBS Financial Corp. of NJ                    NM   149.19   25.99  149.19     NM          0.40    2.29     NM
ISBF  ISB Financial Corp. of LA                    NM   158.90   19.13  186.70   25.49         0.50    1.90   66.67
ITLA  Imperial Thrift & Loan of CA*              11.84  146.10   15.67  146.70   11.84         0.00    0.00    0.00
IFSB  Independence FSB of DC                     21.20   99.21    6.83  112.21   25.52         0.22    1.60   33.85
INCB  Indiana Comm. Bank, SB of IN(8)              NM   165.59   19.67  165.59     NM          0.36    1.76   67.92
INBI  Industrial Bancorp of OH                   18.37  153.06   26.30  153.06   17.48         0.56    3.11   57.14
IWBK  Interwest SB of Oak Harbor WA              15.67  244.89   15.54  249.37   17.03         0.64    1.62   25.40
IPSW  Ipswich SB of Ipswich MA*                  14.63  269.25   15.11  269.25   18.39         0.12    0.93   13.64
JXVL  Jacksonville Bancorp of TX                 20.83  138.38   20.64  138.38   15.89         0.50    2.67   55.56
JXSB  Jcksnville SB,MHC of IL (45.6)               NM   196.26   20.72  196.26     NM          0.40    1.50   50.00
JSBA  Jefferson Svgs Bancorp of MO                 NM   203.72   16.69  267.47   26.53         0.56    1.29     NM
JOAC  Joachim Bancorp of MO                        NM   107.90   30.36  107.90     NM          0.50    3.39     NM
KSAV  KS Bancorp of Kenly NC                     16.07  136.78   18.11  136.86   16.19         0.60    2.67   42.86
KSBK  KSB Bancorp of Kingfield ME(8)*            14.12  180.26   12.94  190.63   13.86         0.08    0.52    7.41
KFBI  Klamath First Bancorp of OR                  NM   154.08   30.12  154.08   26.36         0.32    1.46   58.18
LSBI  LSB Fin. Corp. of Lafayette IN             16.15  137.71   11.89  137.71   18.31         0.34    1.31   21.12
LVSB  Lakeview SB of Paterson NJ                 18.00  175.93   21.50  205.45   24.87         0.13    0.54    9.70
LARK  Landmark Bancshares of KS                  21.05  128.89   17.77  128.89   17.78         0.40    1.67   35.09
LARL  Laurel Capital Group of PA                 13.28  182.57   19.11  182.57   13.74         0.52    1.87   24.88
LSBX  Lawrence Savings Bank of MA*                9.77  176.91   16.83  176.91    9.84         0.00    0.00    0.00
LFED  Leeds FSB, MHC of MD (36.3)                  NM   234.72   39.03  234.72     NM          0.51    2.37     NM
LXMO  Lexington B&L Fin. Corp. of MO               NM   113.64   32.18  113.64   23.59         0.30    1.79   54.55
LIFB  Life Bancorp of Norfolk VA(8)              23.05  192.46   20.62  197.84   24.90         0.48    1.54   35.56
LFBI  Little Falls Bancorp of NJ                   NM   137.65   16.08  149.25     NM          0.20    1.00   30.30
LOGN  Logansport Fin. Corp. of IN                16.76  118.58   22.41  118.58   16.05         0.40    2.62   43.96
LONF  London Financial Corp. of OH                 NM   101.03   19.87  101.03   20.21         0.24    1.63   50.00
LISB  Long Island Bancorp, Inc of NY             22.87  207.21   19.09  209.14   27.08         0.60    1.27   29.13
MAFB  MAF Bancorp of IL                          13.10  188.73   14.70  214.81   13.21         0.28    0.86   11.29
MBLF  MBLA Financial Corp. of MO                 18.62  120.75   15.28  120.75   18.24         0.40    1.48   27.59
MFBC  MFB Corp. of Mishawaka IN                  19.21  114.53   15.00  114.53   19.21         0.32    1.38   26.45
MLBC  ML Bancorp of Villanova PA(8)              23.96  212.81   14.73  227.99     NM          0.40    1.39   33.33
MSBF  MSB Financial Corp. of MI                  22.67  188.95   31.24  188.95   23.49         0.28    1.44   32.56
MARN  Marion Capital Holdings of IN              15.87  119.26   26.17  119.26   16.06         0.88    3.32   52.69
MRKF  Market Fin. Corp. of OH                      NM   102.42   36.30  102.42     NM          0.28    1.84   73.68
MFCX  Marshalltown Fin. Corp. of IA(8)           28.75  120.04   19.40  120.04   26.95         0.00    0.00    0.00
MFSL  Maryland Fed. Bancorp of MD                24.65  177.47   14.87  179.74   17.06         0.42    1.58   38.89
MASB  MassBank Corp. of Reading MA*              16.19  159.35   17.18  161.75   17.24         0.96    2.13   34.53
MFLR  Mayflower Co-Op. Bank of MA*               17.58  178.79   17.31  181.85   18.66         0.68    2.78   48.92
MECH  Mechanics SB of Hartford CT*                9.70  156.89   16.32  156.89    9.74         0.00    0.00    0.00
MDBK  Medford Bank of Medford, MA*               14.86  168.49   15.19  179.79   15.95         0.72    1.95   28.92
MERI  Meritrust FSB of Thibodaux LA(8)           14.98  205.70   16.99  205.70   14.98         0.70    1.37   20.47
MWBX  MetroWest Bank of MA*                      15.28  263.58   19.66  263.58   15.28         0.12    1.45   22.22
MCBS  Mid Continent Bancshares of KS(8)          22.06  210.57   19.77  210.57   19.46         0.40    0.97   21.39
MIFC  Mid Iowa Financial Corp. of IA             14.96  151.71   14.19  151.93   10.62         0.08    0.75   11.27
MCBN  Mid-Coast Bancorp of ME                    14.97  126.93   10.90  126.93   15.80         0.52    1.81   27.08
MWBI  Midwest Bancshares, Inc. of IA             15.29  181.73   12.57  181.73   17.29         0.24    1.30   19.83
MWFD  Midwest Fed. Fin. Corp of WI(8)            19.06  236.40   20.84  245.14   19.34         0.34    1.28   24.46
MFFC  Milton Fed. Fin. Corp. of OH               25.00  131.00   16.47  131.00   28.30         0.60    4.00     NM
MIVI  Miss. View Hold. Co. of MN                 27.65  102.53   19.36  102.53   18.81         0.16    0.88   24.24
MBSP  Mitchell Bancorp of NC*                    29.66  113.93   47.11  113.93   29.66         0.40    2.29   67.80
MBBC  Monterey Bay Bancorp of CA                   NM   130.23   14.98  140.43     NM          0.12    0.63   20.69
MONT  Montgomery Fin. Corp. of IN                29.31  104.23   19.95  104.23   29.31         0.22    1.79   52.38
MSBK  Mutual SB, FSB of Bay City MI                NM   133.61    8.50  133.61     NM          0.00    0.00    0.00
NHTB  NH Thrift Bancshares of NH                 21.21  174.42   13.65  203.09   26.25         0.50    2.38   50.51
NSLB  NS&L Bancorp of Neosho MO                    NM   113.50   22.20  113.50   29.30         0.50    2.67     NM
NMSB  Newmil Bancorp. of CT*                     20.36  169.24   17.22  169.24   21.27         0.32    2.25   45.71


RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                           Exhibit IV-1B (continued)
                     Weekly Thrift Market Line - Part Two
                        Prices As Of November 28, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    ------------------------
                                                     Tang.     Reported Earnings        Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- -------  ------  ------  ------    ------- -------     ------  ------  ------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------

NASB  North American SB of MO                 7.68     7.42    1.26   17.18    8.21       1.19   16.18       3.11   27.16    0.98
NBSI  North Bancshares of Chicago IL         13.43    13.43    0.64    4.40    2.98       0.56    3.85        NA      NA     0.27
FFFD  North Central Bancshares of IA         22.91    22.91    1.83    7.47    6.15       1.83    7.47       0.22  446.43    1.16
NBN   Northeast Bancorp of ME*                6.96     6.15    0.71   10.01    4.94       0.59    8.26       1.03   93.77    1.22
NEIB  Northeast Indiana Bncrp of IN          14.37    14.37    1.20    7.72    5.90       1.20    7.72       0.17  350.00    0.67
NWEQ  Northwest Equity Corp. of WI           11.69    11.69    1.02    8.65    6.16       0.99    8.36       1.43   33.84    0.59
NWSB  Northwest SB, MHC of PA (30.7)          9.64     9.10    0.96    9.86    2.93       0.96    9.86       0.77   85.90    0.87
NSSY  Norwalk Savings Society of CT*          8.06     7.77    0.97   12.53    6.29       1.11   14.29       1.49   69.87    1.54
NSSB  Norwich Financial Corp. of CT*         11.66    10.60    1.14   10.24    4.94       1.06    9.48       1.20  158.13    2.71
NTMG  Nutmeg FS&LA of CT                      5.56     5.56    0.30    5.44    3.00       0.35    6.28       1.19   40.69    0.55
OHSL  OHSL Financial Corp. of OH             10.92    10.92    0.90    8.04    5.95       0.88    7.80       0.18  121.89    0.31
OCFC  Ocean Fin. Corp. of NJ                 16.25    16.25    0.03    0.15    0.11       0.98    5.94       0.52   83.85    0.86
OCN   Ocwen Financial Corp. of FL            14.14    13.77    3.10   32.06    5.53       1.73   17.94       5.79   13.48    1.11
OTFC  Oregon Trail Fin. Corp of OR           24.02    24.02    1.07    4.44    3.69       1.07    4.44       0.07  307.09    0.54
PBHC  OswegoCity SB, MHC of NY (46.)*        11.94    10.03    1.06    9.22    3.68       0.95    8.25       0.91   43.96    0.67
OFCP  Ottawa Financial Corp. of MI            8.74     7.06    0.81    9.10    4.69       0.79    8.89       0.35  106.15    0.43
PFFB  PFF Bancorp of Pomona CA               10.06     9.95    0.45    4.25    3.54       0.46    4.32       1.62   64.39    1.44
PSFI  PS Financial of Chicago IL             37.32    37.32    1.96    4.86    4.17       1.99    4.92       0.68   31.79    0.52
PVFC  PVF Capital Corp. of OH                 7.18     7.18    1.36   19.67    9.27       1.31   18.84       1.17   57.57    0.72
PALM  Palfed, Inc. of Aiken SC(8)             8.51     8.51    0.39    4.82    1.81       0.67    8.26       2.04   53.36    1.30
PBCI  Pamrapo Bancorp, Inc. of NJ            12.91    12.82    1.34    9.82    7.25       1.32    9.70       2.39   28.48    1.21
PFED  Park Bancorp of Chicago IL             23.14    23.14    1.10    4.80    4.48       1.14    4.98       0.24  118.76    0.72
PVSA  Parkvale Financial Corp of PA           7.72     7.67    1.08   14.34    6.89       1.08   14.34       0.26  547.66    1.91
PEEK  Peekskill Fin. Corp. of NY             26.09    26.09    1.14    4.30    3.77       1.14    4.30       1.24   28.37    1.35
PFSB  PennFed Fin. Services of NJ             7.33     6.20    0.82   10.90    6.45       0.82   10.90       0.61   32.20    0.28
PWBC  PennFirst Bancorp of PA                 8.37     7.44    0.67    8.85    5.21       0.67    8.85       0.68   87.79    1.45
PWBK  Pennwood SB of PA*                     18.34    18.34    0.99    5.21    4.38       1.09    5.71       1.49   42.39    1.04
PBKB  People's SB of Brockton MA*             5.61     5.37    0.80   14.40    6.35       0.47    8.50       0.53  110.55    1.08
PFDC  Peoples Bancorp of Auburn IN           15.21    15.21    1.11    7.27    4.18       1.46    9.57       0.36   83.87    0.38
PBCT  Peoples Bank, MHC of CT (40.1)*         9.02     9.01    1.16   13.69    4.27       0.75    8.84       0.76  146.25    1.66
TSBS  Peoples Bcrp, MHC of NJ (35.9)(8)      16.95    15.25    1.30    7.51    2.50       0.91    5.27       0.91   55.06    0.80
PFFC  Peoples Fin. Corp. of OH               27.20    27.20    0.90    3.32    3.79       0.90    3.32        NA      NA     0.39
PHBK  Peoples Heritage Fin Grp of ME*         7.45     6.36    1.28   16.08    5.89       1.28   16.08       0.86  121.04    1.55
PSFC  Peoples Sidney Fin. Corp of OH         25.29    25.29    1.04    6.27    3.25       1.04    6.27       1.00   40.10    0.45
PERM  Permanent Bancorp of IN                 9.46     9.34    0.62    6.63    4.92       0.62    6.58       1.07   47.01    1.00
PMFI  Perpetual Midwest Fin. of IA            8.51     8.51    0.40    4.65    3.11       0.32    3.76       0.30  240.42    0.86
PERT  Perpetual of SC, MHC (46.8)(8)         11.82    11.82    0.78    6.37    2.29       1.05    8.60       0.12  502.32    0.87
PCBC  Perry Co. Fin. Corp. of MO             19.19    19.19    0.93    4.93    3.87       1.07    5.70       0.03  104.17    0.19
PHFC  Pittsburgh Home Fin. of PA             10.54    10.43    0.84    6.97    4.88       0.75    6.21       1.69   30.77    0.78
PFSL  Pocahnts Fed, MHC of AR (47.0)(8)       6.33     6.33    0.63   10.08    4.29       0.62    9.94       0.16  274.52    1.07
PTRS  Potters Financial Corp of OH            8.81     8.81    0.96   10.95    7.06       0.94   10.73       0.44  389.09    2.65
PKPS  Poughkeepsie Fin. Corp. of NY(8)        8.42     8.42    0.54    6.43    3.72       0.54    6.43       4.19   23.86    1.34
PHSB  Ppls Home SB, MHC of PA (45.0)         13.66    13.66    0.73    6.80    3.01       0.71    6.55       0.45  148.08    1.37
PRBC  Prestige Bancorp of PA                 11.21    11.21    0.63    5.12    4.62       0.63    5.12       0.33   82.34    0.40
PFNC  Progress Financial Corp. of PA          5.33     4.76    0.90   17.21    5.81       0.71   13.58       2.07   37.27    1.11
PSBK  Progressive Bank, Inc. of NY*           8.73     7.86    0.96   11.35    6.52       0.94   11.15       0.94  115.80    1.65
PROV  Provident Fin. Holdings of CA          13.33    13.33    0.75    5.30    4.70       0.35    2.48       1.58   55.80    0.98
PULB  Pulaski SB, MHC of MO (29.8)           13.05    13.05    0.80    6.20    2.23       1.06    8.20       0.64   41.41    0.33
PLSK  Pulaski SB, MHC of NJ (46.0)           11.98    11.98    0.64    6.99    2.88       0.64    6.99       0.65   83.38    0.95
PULS  Pulse Bancorp of S. River NJ            8.21     8.21    1.10   13.94    7.51       1.11   14.09       0.75   59.52    1.82
QCFB  QCF Bancorp of Virginia MN             17.49    17.49    1.34    7.36    5.12       1.34    7.36       0.24  345.09    2.00
QCBC  Quaker City Bancorp of CA               8.46     8.46    0.71    8.11    5.85       0.68    7.77       1.35   67.38    1.15
QCSB  Queens County Bancorp of NY*           11.22    11.22    1.54   11.21    4.11       1.55   11.28       0.69   89.32    0.69
RARB  Raritan Bancorp. of Raritan NJ*         7.37     7.25    1.02   13.34    5.98       1.01   13.18       0.39  208.57    1.26
REDF  RedFed Bancorp of Redlands CA           8.32     8.29    1.01   12.28    6.40       1.01   12.28       1.80   44.74    0.92
RELY  Reliance Bancorp, Inc. of NY            8.26     6.07    0.89   10.80    5.92       0.93   11.40       0.67   41.66    0.62


                                                            Pricing Ratios                      Dividend Data(6)
                                               ----------------------------------------     -------------------------
                                                                        Price/  Price/        Ind.   Divi-
                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                          ------- ------- -------  ------ --------     ------- ------- ---------
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------

NASB  North American SB of MO                    12.18  196.85   15.11  203.67   12.94         0.80    1.60   19.51
NBSI  North Bancshares of Chicago IL               NM   155.52   20.88  155.52     NM          0.48    1.81   60.76
FFFD  North Central Bancshares of IA             16.27  124.72   28.58  124.72   16.27         0.25    1.32   21.55
NBN   Northeast Bancorp of ME*                   20.26  194.46   13.53  220.06   24.56         0.32    1.15   23.36
NEIB  Northeast Indiana Bncrp of IN              16.95  128.95   18.53  128.95   16.95         0.34    1.70   28.81
NWEQ  Northwest Equity Corp. of WI               16.24  140.64   16.44  140.64   16.81         0.56    2.95   47.86
NWSB  Northwest SB, MHC of PA (30.7)               NM   323.33   31.16  342.30     NM          0.16    1.14   39.02
NSSY  Norwalk Savings Society of CT*             15.91  186.53   15.03  193.47   13.95         0.40    1.04   16.53
NSSB  Norwich Financial Corp. of CT*             20.24  197.67   23.06  217.63   21.88         0.56    1.88   38.10
NTMG  Nutmeg FS&LA of CT                           NM   168.39    9.37  168.39   28.89         0.20    1.54   51.28
OHSL  OHSL Financial Corp. of OH                 16.82  133.80   14.61  133.80   17.34         0.88    3.17   53.33
OCFC  Ocean Fin. Corp. of NJ                       NM   128.93   20.96  128.93   23.79         0.80    2.16     NM
OCN   Ocwen Financial Corp. of FL                18.10     NM    49.63     NM      NM          0.00    0.00    0.00
OTFC  Oregon Trail Fin. Corp of OR               27.12  120.39   28.91  120.39   27.12         0.00    0.00    0.00
PBHC  OswegoCity SB, MHC of NY (46.)*            27.14  237.10   28.31  282.18     NM          0.28    0.98   26.67
OFCP  Ottawa Financial Corp. of MI               21.32  194.35   16.98  240.59   21.83         0.36    1.31   27.91
PFFB  PFF Bancorp of Pomona CA                   28.26  125.05   12.57  126.43   27.83         0.00    0.00    0.00
PSFI  PS Financial of Chicago IL                 23.96  116.87   43.62  116.87   23.63         0.48    2.78   66.67
PVFC  PVF Capital Corp. of OH                    10.79  192.85   13.85  192.85   11.26         0.00    0.00    0.00
PALM  Palfed, Inc. of Aiken SC(8)                  NM   251.40   21.40  251.40     NM          0.12    0.44   24.49
PBCI  Pamrapo Bancorp, Inc. of NJ                13.80  141.33   18.25  142.34   13.96         1.00    4.19   57.80
PFED  Park Bancorp of Chicago IL                 22.34  107.59   24.89  107.59   21.53         0.00    0.00    0.00
PVSA  Parkvale Financial Corp of PA              14.51  195.72   15.11  197.02   14.51         0.52    1.75   25.37
PEEK  Peekskill Fin. Corp. of NY                 26.52  118.16   30.83  118.16   26.52         0.36    2.06   54.55
PFSB  PennFed Fin. Services of NJ                15.51  160.18   11.74  189.22   15.51         0.28    0.84   13.08
PWBC  PennFirst Bancorp of PA                    19.21  140.82   11.78  158.28   19.21         0.36    1.97   37.89
PWBK  Pennwood SB of PA*                         22.82  123.55   22.66  123.55   20.81         0.32    1.69   38.55
PBKB  People's SB of Brockton MA*                15.75  213.22   11.96  222.72   26.67         0.44    2.20   34.65
PFDC  Peoples Bancorp of Auburn IN               23.91  171.61   26.10  171.61   18.18         0.43    1.95   46.74
PBCT  Peoples Bank, MHC of CT (40.1)*            23.40  295.27   26.64  295.53     NM          0.76    2.26   52.78
TSBS  Peoples Bcrp, MHC of NJ (35.9)(8)            NM   290.31   49.20  322.66     NM          0.35    1.01   40.23
PFFC  Peoples Fin. Corp. of OH                   26.42   88.72   24.13   88.72   26.42         0.50    3.57     NM
PHBK  Peoples Heritage Fin Grp of ME*            16.98  259.56   19.34  304.21   16.98         0.84    1.97   33.47
PSFC  Peoples Sidney Fin. Corp of OH               NM   118.39   29.94  118.39     NM          0.28    1.62   50.00
PERM  Permanent Bancorp of IN                    20.33  131.32   12.43  133.09   20.50         0.40    1.56   31.75
PMFI  Perpetual Midwest Fin. of IA                 NM   148.03   12.59  148.03     NM          0.30    1.11   35.71
PERT  Perpetual of SC, MHC (46.8)(8)               NM   253.35   29.96  253.35     NM          1.40    2.75     NM
PCBC  Perry Co. Fin. Corp. of MO                 25.83  123.67   23.74  123.67   22.36         0.40    1.72   44.44
PHFC  Pittsburgh Home Fin. of PA                 20.49  141.42   14.91  142.89   22.99         0.24    1.16   23.76
PFSL  Pocahnts Fed, MHC of AR (47.0)(8)          23.29  228.80   14.47  228.80   23.61         0.90    2.65   61.64
PTRS  Potters Financial Corp of OH               14.17  151.58   13.35  151.58   14.47         0.40    1.18   16.67
PKPS  Poughkeepsie Fin. Corp. of NY(8)           26.86  168.19   14.16  168.19   26.86         0.20    2.01   54.05
PHSB  Ppls Home SB, MHC of PA (45.0)               NM   182.19   24.90  182.19     NM          0.00    0.00    0.00
PRBC  Prestige Bancorp of PA                     21.66  109.06   12.22  109.06   21.66         0.12    0.65   14.12
PFNC  Progress Financial Corp. of PA             17.22  266.78   14.23  299.23   21.83         0.12    0.77   13.33
PSBK  Progressive Bank, Inc. of NY*              15.34  167.24   14.60  185.75   15.63         0.68    2.01   30.91
PROV  Provident Fin. Holdings of CA              21.28  113.25   15.10  113.25     NM          0.00    0.00    0.00
PULB  Pulaski SB, MHC of MO (29.8)                 NM   271.59   35.44  271.59     NM          1.10    3.61     NM
PLSK  Pulaski SB, MHC of NJ (46.0)                 NM   180.98   21.68  180.98     NM          0.30    1.60   55.56
PULS  Pulse Bancorp of S. River NJ               13.32  174.75   14.35  174.75   13.17         0.70    2.86   38.04
QCFB  QCF Bancorp of Virginia MN                 19.52  143.65   25.13  143.65   19.52         0.00    0.00    0.00
QCBC  Quaker City Bancorp of CA                  17.08  133.72   11.31  133.72   17.83         0.00    0.00    0.00
QCSB  Queens County Bancorp of NY*               24.31  305.94   34.31  305.94   24.14         0.80    2.29   55.56
RARB  Raritan Bancorp. of Raritan NJ*            16.72  215.42   15.87  218.88   16.93         0.48    1.76   29.45
REDF  RedFed Bancorp of Redlands CA              15.63  178.41   14.84  179.05   15.63         0.00    0.00    0.00
RELY  Reliance Bancorp, Inc. of NY               16.90  171.70   14.18  233.73   16.00         0.64    1.93   32.65


RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                           Exhibit IV-1B (continued)
                     Weekly Thrift Market Line - Part Two
                        Prices As Of November 28, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    ------------------------
                                                     Tang.     Reported Earnings        Core Earnings
                                            Equity/ Equity/  ----------------------     --------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- -------  ------  ------  ------     ------  ------     ------  ------  ------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------

RELI  Reliance Bancshares Inc of WI*         48.29    48.29    1.32    2.58    2.82       1.38    2.68        NA      NA     0.56
RIVR  River Valley Bancorp of IN             12.40    12.21    0.46    4.24    2.45       0.62    5.72       0.71  122.47    1.05
RVSB  Riverview Bancorp of WA                20.76    19.97    1.22    9.14    3.13       1.17    8.75       0.14  226.93    0.58
RSLN  Roslyn Bancorp, Inc. of NY*            17.64    17.55    0.96    5.10    3.36       1.22    6.50       0.27  257.00    2.60
SCCB  S. Carolina Comm. Bnshrs of SC         26.59    26.59    1.15    4.34    3.26       1.15    4.34       0.87   73.62    0.81
SBFL  SB Fngr Lakes MHC of NY (33.1)          9.33     9.33    0.37    3.83    1.50       0.43    4.44       0.50  103.35    1.10
SFED  SFS Bancorp of Schenectady NY          12.47    12.47    0.68    5.36    4.25       0.68    5.36       0.75   57.32    0.58
SGVB  SGV Bancorp of W. Covina CA             7.44     7.32    0.39    5.02    3.80       0.43    5.48       1.06   29.26    0.41
SHSB  SHS Bancorp, Inc. of PA                12.64    12.64    0.37    2.96    2.56       0.37    2.96       1.43   33.94    0.74
SISB  SIS Bancorp Inc of MA*                  7.36     7.36    0.83   11.20    6.10       0.82   11.09       0.33  379.00    2.67
SWCB  Sandwich Co-Op. Bank of MA*             7.93     7.63    0.97   11.95    5.84       0.95   11.70       0.82   93.38    1.06
SFSL  Security First Corp. of OH              9.27     9.12    1.36   14.56    5.85       1.37   14.69       0.33  226.25    0.84
SFNB  Security First Netwrk Bk of GA(8)      33.11    32.57  -29.36     NM      NM      -30.07     NM         NA      NA     1.28
SMFC  Sho-Me Fin. Corp. of MO(8)              9.03     9.03    1.30   13.56    5.77       1.23   12.86       0.29  190.55    0.63
SOBI  Sobieski Bancorp of S. Bend IN         14.78    14.78    0.62    3.85    3.26       0.57    3.55       0.13  188.68    0.31
SOSA  Somerset Savings Bank of MA(8)*         6.59     6.59    1.03   17.02    6.57       1.00   16.49       5.91   24.16    1.87
SSFC  South Street Fin. Corp. of NC*         25.66    25.66    1.21    5.34    3.60       1.25    5.51       0.31   57.66    0.38
SCBS  Southern Commun. Bncshrs of AL         21.33    21.33    0.55    3.24    1.81       0.90    5.30       2.48   46.17    1.94
SMBC  Southern Missouri Bncrp of MO          16.15    16.15    0.94    5.84    4.95       0.90    5.59       0.88   51.46    0.66
SWBI  Southwest Bancshares of IL             11.34    11.34    1.06    9.81    5.88       1.02    9.48       0.20  101.05    0.28
SVRN  Sovereign Bancorp of PA                 4.42     3.61    0.42   10.16    2.69       0.61   14.74       0.65   99.50    0.92
STFR  St. Francis Cap. Corp. of WI            7.88     6.96    0.64    7.33    4.68       0.70    8.07        NA      NA     0.83
SPBC  St. Paul Bancorp, Inc. of IL            8.99     8.97    1.06   12.12    5.67       1.06   12.12       0.36  210.72    1.10
SFFC  StateFed Financial Corp. of IA         17.54    17.54    1.27    7.17    5.11       1.27    7.17       2.55   10.16    0.33
SFIN  Statewide Fin. Corp. of NJ              9.36     9.34    0.81    8.36    5.53       0.81    8.36       0.38  104.03    0.84
STSA  Sterling Financial Corp. of WA          5.25     4.81    0.48   11.12    4.92       0.43   10.05       0.47   96.70    0.82
SFSB  SuburbFed Fin. Corp. of IL              6.48     6.46    0.39    5.88    3.53       0.56    8.56        NA      NA     0.30
ROSE  T R Financial Corp. of NY*              6.24     6.24    0.97   15.55    5.72       0.87   13.98       0.54   74.97    0.76
THRD  TF Financial Corp. of PA               11.63    10.27    0.77    6.96    4.36       0.67    5.99       0.27  128.49    0.82
TPNZ  Tappan Zee Fin., Inc. of NY            17.92    17.92    0.70    4.22    2.68       0.65    3.90       1.68   32.52    1.17
ESBK  The Elmira SB FSB of Elmira NY*         6.35     6.19    0.42    6.66    4.47       0.34    5.37       0.64  103.23    0.86
TRIC  Tri-County Bancorp of WY               15.31    15.31    1.06    6.84    5.64       1.08    6.97        NA      NA     1.05
TWIN  Twin City Bancorp of TN                12.94    12.94    0.85    6.65    5.21       0.72    5.62       0.16   88.17    0.20
UFRM  United FS&LA of Rocky Mount NC          7.34     7.34    0.71    9.49    5.48       0.57    7.53       0.77  101.45    0.92
UBMT  United Fin. Corp. of MT                24.01    24.01    1.41    6.09    4.52       1.40    6.04       0.48   15.21    0.22
VABF  Va. Beach Fed. Fin. Corp of VA          7.15     7.15    0.61    8.99    4.51       0.50    7.31       1.24   59.40    0.95
VFFC  Virginia First Savings of VA(8)         7.75     7.48    0.64    8.04    3.49       0.55    6.95       2.47   46.61    1.27
WHGB  WHG Bancshares of MD                   20.65    20.65    0.51    2.23    2.09       0.51    2.23       0.15  160.96    0.29
WSFS  WSFS Financial Corp. of DE*             5.54     5.51    1.14   20.70    6.68       1.13   20.54       1.27  134.95    2.68
WVFC  WVS Financial Corp. of PA*             12.00    12.00    1.30   10.59    6.60       1.31   10.64       0.19  361.83    1.21
WRNB  Warren Bancorp of Peabody MA*          10.65    10.65    2.16   21.61    9.89       1.91   19.17       1.15   97.04    1.73
WFSL  Washington FS&LA of Seattle WA         12.55    11.52    1.86   15.80    6.87       1.85   15.73       0.69   62.10    0.58
WAMU  Washington Mutual Inc. of WA(8)*        5.29     4.90    0.00    0.09    0.01       0.70   13.63        NA      NA     0.98
WYNE  Wayne Bancorp of NJ                    12.43    12.43    0.86    6.10    4.70       0.86    6.10       0.89   88.41    1.18
WAYN  Wayne S&L Co. MHC of OH (47.8)          9.53     9.53    0.73    7.89    2.61       0.68    7.40       0.58   65.29    0.46
WCFB  Wbstr Cty FSB MHC of IA (45.2)         23.38    23.38    1.43    6.14    3.16       1.43    6.14       0.07  560.00    0.72
WBST  Webster Financial Corp. of CT           5.34     4.60    0.46    9.03    2.86       0.77   15.08       0.72  111.52    1.43
WEFC  Wells Fin. Corp. of Wells MN           14.22    14.22    1.06    7.49    6.14       1.03    7.29       0.31  114.71    0.39
WCBI  WestCo Bancorp of IL                   15.54    15.54    1.50    9.72    6.84       1.42    9.20       0.21  139.06    0.37
WSTR  WesterFed Fin. Corp. of MT             10.62     8.57    0.81    6.87    4.92       0.77    6.58       0.41  116.74    0.72
WOFC  Western Ohio Fin. Corp. of OH          13.79    12.85    0.33    2.26    2.02       0.45    3.08        NA      NA     0.66
WWFC  Westwood Fin. Corp. of NJ(8)            9.32     8.34    0.73    7.79    4.34       0.78    8.31       0.13  158.78    0.58
WEHO  Westwood Hmstd Fin Corp of OH          27.65    27.65    1.01    3.29    2.69       1.16    3.78       0.22   77.88    0.22
WFI   Winton Financial Corp. of OH            7.11     6.96    1.00   14.08    8.00       0.84   11.80       0.30   84.06    0.29
FFWD  Wood Bancorp of OH                     12.43    12.43    1.41   11.10    5.78       1.29   10.17       0.35  101.19    0.44
YFCB  Yonkers Fin. Corp. of NY               14.02    14.02    1.05    6.64    5.30       1.06    6.71       0.48   72.05    0.78



                                                            Pricing Ratios                      Dividend Data(6)
                                               ----------------------------------------     -------------------------
                                                                        Price/  Price/        Ind.   Divi-
                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                          -------  ------  ------- ------ --------     ------- ------- ---------
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------

RELI  Reliance Bancshares Inc of WI*               NM    96.62   46.66   96.62     NM          0.00    0.00    0.00
RIVR  River Valley Bancorp of IN                   NM   128.16   15.89  130.12     NM          0.16    0.85   34.78
RVSB  Riverview Bancorp of WA                      NM   156.90   32.57  163.04     NM          0.00    0.00    0.00
RSLN  Roslyn Bancorp, Inc. of NY*                29.79  154.91   27.32  155.69   23.39         0.28    1.29   38.36
SCCB  S. Carolina Comm. Bnshrs of SC               NM   132.56   35.24  132.56     NM          0.60    2.61     NM
SBFL  SB Fngr Lakes MHC of NY (33.1)               NM   245.39   22.90  245.39     NM          0.40    1.37     NM
SFED  SFS Bancorp of Schenectady NY              23.53  125.40   15.64  125.40   23.53         0.28    1.27   29.79
SGVB  SGV Bancorp of W. Covina CA                26.34  131.79    9.80  133.85   24.11         0.00    0.00    0.00
SHSB  SHS Bancorp, Inc. of PA                      NM   115.69   14.62  115.69     NM          0.00    0.00    0.00
SISB  SIS Bancorp Inc of MA*                     16.40  175.47   12.91  175.47   16.56         0.56    1.67   27.32
SWCB  Sandwich Co-Op. Bank of MA*                17.11  197.31   15.66  205.26   17.47         1.40    3.35   57.38
SFSL  Security First Corp. of OH                 17.11  234.66   21.74  238.39   16.96         0.32    1.64   28.07
SFNB  Security First Netwrk Bk of GA(8)            NM   264.90   87.72  269.36     NM          0.00    0.00     NM
SMFC  Sho-Me Fin. Corp. of MO(8)                 17.34  226.29   20.43  226.29   18.29         0.00    0.00    0.00
SOBI  Sobieski Bancorp of S. Bend IN               NM   122.70   18.13  122.70     NM          0.32    1.63   50.00
SOSA  Somerset Savings Bank of MA(8)*            15.22  236.41   15.58  236.41   15.71         0.00    0.00    0.00
SSFC  South Street Fin. Corp. of NC*             27.78  127.46   32.71  127.46   26.92         0.40    2.29   63.49
SCBS  Southern Commun. Bncshrs of AL               NM   137.80   29.39  137.80     NM          0.30    1.65     NM
SMBC  Southern Missouri Bncrp of MO              20.21  116.14   18.76  116.14   21.11         0.50    2.63   53.19
SWBI  Southwest Bancshares of IL                 17.00  159.28   18.07  159.28   17.59         0.80    3.14   53.33
SVRN  Sovereign Bancorp of PA                      NM   261.96   11.58  320.47   25.59         0.08    0.42   15.69
STFR  St. Francis Cap. Corp. of WI               21.37  154.48   12.18  174.82   19.42         0.56    1.46   31.28
SPBC  St. Paul Bancorp, Inc. of IL               17.63  204.51   18.39  205.02   17.63         0.40    1.63   28.78
SFFC  StateFed Financial Corp. of IA             19.57  136.92   24.01  136.92   19.57         0.20    1.48   28.99
SFIN  Statewide Fin. Corp. of NJ                 18.07  149.93   14.04  150.24   18.07         0.44    2.05   36.97
STSA  Sterling Financial Corp. of WA             20.31  162.71    8.54  177.78   22.47         0.00    0.00    0.00
SFSB  SuburbFed Fin. Corp. of IL                 28.35  159.22   10.32  159.81   19.48         0.32    0.92   26.02
ROSE  T R Financial Corp. of NY*                 17.48  251.11   15.66  251.11   19.45         0.64    1.95   34.04
THRD  TF Financial Corp. of PA                   22.95  157.39   18.30  178.23   26.67         0.40    1.43   32.79
TPNZ  Tappan Zee Fin., Inc. of NY                  NM   137.63   24.67  137.63     NM          0.28    1.42   52.83
ESBK  The Elmira SB FSB of Elmira NY*            22.39  146.06    9.28  150.00   27.78         0.64    2.13   47.76
TRIC  Tri-County Bancorp of WY                   17.74  118.94   18.21  118.94   17.41         0.80    2.91   51.61
TWIN  Twin City Bancorp of TN                    19.18  125.18   16.20  125.18   22.70         0.40    2.94   56.34
UFRM  United FS&LA of Rocky Mount NC             18.25  168.62   12.37  168.62   23.00         0.24    2.09   38.10
UBMT  United Fin. Corp. of MT                    22.13  133.40   32.03  133.40   22.31         1.00    3.70     NM
VABF  Va. Beach Fed. Fin. Corp of VA             22.16  191.03   13.67  191.03   27.25         0.20    1.20   26.67
VFFC  Virginia First Savings of VA(8)            28.69  220.72   17.10  228.51     NM          0.10    0.40   11.36
WHGB  WHG Bancshares of MD                         NM   114.76   23.70  114.76     NM          0.32    1.97     NM
WSFS  WSFS Financial Corp. of DE*                14.98  294.59   16.32  296.37   15.09         0.00    0.00    0.00
WVFC  WVS Financial Corp. of PA*                 15.14  162.54   19.51  162.54   15.07         1.20    3.81   57.69
WRNB  Warren Bancorp of Peabody MA*              10.11  201.96   21.51  201.96   11.39         0.52    2.52   25.49
WFSL  Washington FS&LA of Seattle WA             14.57  213.04   26.74  232.08   14.63         0.92    2.86   41.63
WAMU  Washington Mutual Inc. of WA(8)*             NM      NM    18.59     NM      NM          1.12    1.62     NM
WYNE  Wayne Bancorp of NJ                        21.26  137.96   17.14  137.96   21.26         0.20    0.88   18.69
WAYN  Wayne S&L Co. MHC of OH (47.8)               NM   293.01   27.94  293.01     NM          0.62    2.00     NM
WCFB  Wbstr Cty FSB MHC of IA (45.2)               NM   192.49   45.01  192.49     NM          0.80    3.95     NM
WBST  Webster Financial Corp. of CT                NM   233.63   12.47  271.26   20.96         0.80    1.28   44.69
WEFC  Wells Fin. Corp. of Wells MN               16.28  119.45   16.98  119.45   16.75         0.48    2.70   44.04
WCBI  WestCo Bancorp of IL                       14.63  141.68   22.01  141.68   15.45         0.60    2.18   31.91
WSTR  WesterFed Fin. Corp. of MT                 20.31  123.80   13.15  153.49   21.23         0.46    1.95   39.66
WOFC  Western Ohio Fin. Corp. of OH                NM   110.94   15.30  119.05     NM          1.00    3.88     NM
WWFC  Westwood Fin. Corp. of NJ(8)               23.02  173.17   16.13  193.55   21.58         0.20    0.72   16.67
WEHO  Westwood Hmstd Fin Corp of OH                NM   123.24   34.07  123.24     NM          0.28    1.60   59.57
WFI   Winton Financial Corp. of OH               12.50  176.06   12.51  179.86   14.93         0.46    2.30   28.75
FFWD  Wood Bancorp of OH                         17.29  189.36   23.54  189.36   18.88         0.40    2.16   37.38
YFCB  Yonkers Fin. Corp. of NY                   18.88  127.41   17.86  127.41   18.69         0.24    1.30   24.49

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                           Exhibit IV-1B (continued)
                     Weekly Thrift Market Line - Part Two
                        Prices As Of November 28, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.     Reported Earnings        Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------     NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- -------  ------  ------  ------    ------- -------    -------  ------  ------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------

YFED  York Financial Corp. of PA              8.85     8.85    0.96   11.41    4.75       0.81    9.60       2.50   23.98    0.69



                                                          Pricing Ratios                      Dividend Data(6)
                                            -----------------------------------------     -------------------------
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                        -------  ------  ------  ------ --------     ------- ------- ---------
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------

YFED  York Financial Corp. of PA               21.03  228.06   20.19  228.06   25.00         0.48    1.81   38.10


                                 Exhibit IV-2
                       Historical Stock Price Indices(1)


                                                            SNL      SNL
                                                NASDAQ     Thrift    Bank
         Year/Qtr. Ended     DJIA     S&P 500  Composite   Index    Index
         ----------------   ------    -------  ---------  -------  -------
         1991:  Quarter 1   2881.1     375.2      482.3     125.5     66.0
                Quarter 2   2957.7     371.2      475.9     130.5     82.0
                Quarter 3   3018.2     387.9      526.9     141.8     90.7
                Quarter 4   3168.0     417.1      586.3     144.7    103.1

         1992:  Quarter 1   3235.5     403.7      603.8     157.0    113.3
                Quarter 2   3318.5     408.1      563.6     173.3    119.7
                Quarter 3   3271.7     417.8      583.3     167.0    117.1
                Quarter 4   3301.1     435.7      677.0     201.1    136.7

         1993:  Quarter 1   3435.1     451.7      690.1     228.2    151.4
                Quarter 2   3516.1     450.5      704.0     219.8    147.0
                Quarter 3   3555.1     458.9      762.8     258.4    154.3
                Quarter 4   3754.1     466.5      776.8     252.5    146.2

         1994:  Quarter 1   3625.1     445.8      743.5     241.6    143.1
                Quarter 2   3625.0     444.3      706.0     269.6    152.6
                Quarter 3   3843.2     462.6      764.3     279.7    149.2
                Quarter 4   3834.4     459.3      752.0     244.7    137.6

         1995:  Quarter 1   4157.7     500.7      817.2     278.4    152.1
                Quarter 2   4556.1     544.8      933.5     313.5    171.7
                Quarter 3   4789.1     584.4    1,043.5     362.3    195.3
                Quarter 4   5117.1     615.9    1,052.1     376.5    207.6

         1996:  Quarter 1   5587.1     645.5    1,101.4     382.1    225.1
                Quarter 2   5654.6     670.6    1,185.0     387.2    224.7
                Quarter 3   5882.2     687.3    1,226.9     429.3    249.2
                Quarter 4   6442.5     737.0    1,280.7     483.6    280.1

         1997:  Quarter 1   6583.5     757.1    1,221.7     527.7    292.5
                Quarter 2   7672.8     885.1    1,442.1     624.5    333.3
                Quarter 3   7945.3     947.3    1,685.7     737.5    381.7
         November 28, 1997  7823.1     955.4    1,600.6     767.4    391.3

         (1) End of period data.

         Sources: SNL Securities; Wall Street Journal.

                                 EXHIBIT IV-3
                 Heritage Federal Savings and Loan Association
                        Historical Thrift Stock Indices


                                 INDEX VALUES

                                          INDEX VALUES               PERCENT CHANGE SINCE
                              -----------------------------------  -------------------------
                              10/31/97  1 MONTH    YTD      LTM    1 MONTH    YTD      LTM
                              --------  -------  -------  -------  -------  -------  -------
All Pub. Traded Thrifts          752.4    737.5    483.6    456.7     2.03    55.58    64.74
MHC Index                      1,065.7    978.2    538.0    476.5     8.94    98.08   123.67

INSURANCE INDICES
----------------------------  --------  -------  -------  -------  -------  -------  -------

SAIF Thrifts                     689.6    669.5    439.2    414.5     3.00    57.00    66.37
BIF Thrifts                      949.6    945.9    616.8    583.5     0.40    53.96    62.74

STOCK EXCHANGE INDICES
----------------------------  --------  -------  -------  -------  -------  -------  -------

AMEX Thrifts                     225.8    214.9    156.2    148.5     5.09    44.56    52.05
NYSE Thrifts                     464.0    442.7    277.3    265.9     4.82    67.36    74.55
OTC Thrifts                      855.8    847.4    569.7    533.0     0.99    50.21    60.55

GEOGRAPHIC INDICES
----------------------------  --------  -------  -------  -------  -------  -------  -------

Mid-Atlantic Thrifts           1,533.7  1,466.1    970.7    911.9     4.62    58.01    68.20
Midwestern Thrifts             1,645.0  1,595.0  1,159.3  1,085.4     3.13    41.89    51.56
New England Thrifts              684.3    671.4    428.9    386.6     1.93    59.55    77.02
Southeastern Thrifts             718.1    670.2    447.2    433.9     7.15    60.57    65.50
Southwestern Thrifts             455.4    478.8    315.9    298.2    (4.89)   44.18    52.71
Western Thrifts                  759.8    761.3    474.7    455.0    (0.19)   60.06    66.97

ASSET SIZE INDICES
----------------------------  --------  -------  -------  -------  -------  -------  -------

Less than $250M                  795.7    801.0    586.6    570.6    (0.66)   35.65    39.46
$250M to $500M                 1,188.6  1,152.4    789.8    738.1     3.14    50.49    61.02
$500M to $1B                     763.2    760.9    521.8    489.0     0.31    46.27    56.06
$1B to $5B                       867.3    826.0    546.0    508.9     5.01    58.84    70.44
Over $5B                         480.8    475.1    305.8    290.3     1.21    57.23    65.60

COMPARATIVE INDICES
----------------------------  --------  -------  -------  -------  -------  -------  -------

Dow Jones Industrials          7,442.1  7,945.3  6,448.3  6,029.4    (6.33)   15.41    23.43
S&P 500                          914.6    947.3    740.7    705.3    (3.45)   23.47    29.68

All SNL indices are market-value weighted; i.e., an institution's effect on an index is proportionate to that institution's market capitalization. All SNL thrift indices, except for the SNL MHC index, began at 100 on March 30, 1984. The SNL MHC Index began at 201.082 on Dec. 31, 1992, the level of the SNL Thrift Index on that date. On March 30, 1984, the S&P 500 closed at 159.2 and the Dow Jones Industrials stood at 1164.9.

Mid-Atlantic: DE, DC, MD, NJ, NY, PA, PR; Midwest: IA, IL, IN, KS, KY, MI, MN, MO, ND, NE, OH, SD, WI;

New England: CT, MA, ME, NH, RI, VT; Southeast: AL, AR, FL, GA, MS, NC, SC, TN, VA, WV;

Southwest:  CO, LA, NM, OK, TX, UT, West: AZ, AK, CA, HI, ID, MT, NV, OR, WA, WY

                                  Exhibit IV-4
     South Carolina Thrift Merger and Acquisition Activity 1996 - Present


                                                                                      Seller Financials at Completion (1)
                                                                             ----------------------------------------------
                                                                              Total      TgEq/  YTD    YTD     NPAs/ Rsrvs/
  Ann'd      Comp                                                             Assets    Assets  ROAA   ROAE   Assets  NPLs
  Date       Date            Buyer          ST          Seller           ST    ($000)    (%)     (%)    (%)    (%)    (%)
--------   --------   -------------------- ----   --------------------  ---- ---------  -----   ----   -----  -----  ------
09/23/97   Pending    Regions Financial     AL    Palfed, Inc            SC    664,863   8.24   0.85   10.54   2.12   90.96
07/01/97   Pending    Carolina First Corp   SC    First SE Fin'l Corp    SC    334,751  10.23   0.56    5.55   0.11  476.73
06/25/97   11/10/97   First Fin'l Holdings  SC    Investors Savings Bk   SC     62,021  10.87   1.02    9.10   0.02      NA
02/18/97   08/01/97   CCB Financial Corp    NC    American Federal Bnk   SC  1,394,874   7.22   0.96   12.01   0.51  159.95
01/29/97   07/21/97   Carolina First Corp   SC    Lowcountry SB          SC     75,361   7.97   0.26    3.76   0.56   86.59

                                                  --------------------  ---- ---------  -----   ----   -----   ----  ------
                                                  AVERAGE                      506,374   8.91   0.73    8.19   0.66  203.56
                                                  MEDIAN                       334,751   8.24   0.85    9.10   0.51  125.46
                                                  --------------------  ---- ---------  -----   ----   -----   ----  ------

                                                                                Deal Terms and Pricing at Completion (1)
                                                                        -----------------------------------------------------------
                                                                        Deal   Deal         Deal Deal Pr/ Deal Pr/ Deal Pr/ TgBkPr/
  Ann'd    Comp                                                         Value  Pr/Sh Consid Pr/Bk  Tg Bk   4-Qtr   Assets   CoreDp
  Date     Date          Buyer          ST        Seller           ST   ($M)    ($)   Type   (%)    (%)   EPS (x)    (%)     (%)
-------- -------- -------------------- ---- --------------------  ----  -----  -----  ----- ------ ------- -------- ------- -------
09/23/97 Pending  Regions Financial     AL  Palfed, Inc            SC   150.5  27.39  Stock 264.11  264.11            22.64   18.54
07/01/97 Pending  Carolina First Corp   SC  First SE Fin'l Corp    SC    64.7  14.75  Stock 189.10  189.10            19.33   11.95
06/25/97 11/10/97 First Fin'l Holdings  SC  Investors Savings Bk   SC    15.4  55.42  Stock 216.75  216.75   26.55    24.01   20.08
02/18/97 08/01/97 CCB Financial Corp    NC  American Federal Bnk   SC   419.3  37.05  Stock 348.18  373.45   28.07    32.08   33.68
01/29/97 07/21/97 Carolina First Corp   SC  Lowcountry SB          SC    13.5         Mix   216.10  216.10   40.30    17.38   12.60

                                            --------------------  ----  -----  -----  ----- ------ ------- -------- ------- -------
                                            AVERAGE                     132.7  33.65        246.85  251.90   31.64    23.09   19.37
                                            MEDIAN                       64.7  32.22        216.75  216.75   28.07    22.64   18.54
                                            --------------------  ----  -----  -----  ----- ------ ------- -------- ------- -------

(1) Pending deals reflect financials, terms and pricing as of announcement date

Source: SNL Securities, LC.

                                 EXHIBIT IV-5
                 Heritage Federal Savings and Loan Association
                   Directors and Management Summary Resumes



     J. Edward Wells is the President and Chief Executive Officer of the Association, positions he has held since 1972. Mr. Wells joined the Association in 1967.

     Aaron H. King retired as Senior Vice President and Branch Manager of the Association in 1996 after 34 years with the Association.

     J. Riley Railes is the retired owner of a retail clothing store in Laurens, South Carolina.

     John H. Lake is a retired dentist.

     G. Edwin Owings is the retired owner of Laurens Lumber Co. in Laurens, South Carolina.

     Edwin I. Shealy is the Chief Financial Officer and Treasurer of the Association, positions he has held since 1990.

     John M. Swofford is a Vice President of the Association and manager of the Association's Laurens branch, positions he has held since 1988. From 1976 to 1988, Mr. Swofford served as the manager of the Association's Simpsonville branch.

     James H. Wasson, Jr. is Secretary and Vice President of the Association responsible for mortgage lending, positions he has held since 1977. Mr. Wasson has been employed by the Association since 1968.

     Will B. Ferguson is a Vice President of the Association, a position he has held since 1995. Mr. Ferguson has been employed by the Association since 1984.

                                 EXHIBIT IV-6
                 Heritage Federal Savings and Loan Assoeiation
                      Pro Forma Regulatory Capital Ratios

                                                                              PRO FORMA AT SEPTEMBER 30, 1997
                                              --------------------------------------------------------------------------------------

                                                                                                                        15%
                                                                                                                       above
                                                    Minimum of           Midpoint of           Maximum of            Maximum of
                                                    Estimated            Estimated             Estimated             Estimated
                                                    Valuation            Valuation             Valuation             Valuation
                                                      Range                Range                 Range                 Range
                                              --------------------  --------------------  --------------------  --------------------
                                                2,975,000 Shares     3,500,000 Shares       4,025,000 Shares      4,628,750 Shares
                         September 30, 1997   at $15.00 Per Share   at $15.00 Per Share   at $15.00 Per Share   at $15.00 Per Share
                         -------------------  --------------------  --------------------  --------------------  --------------------
                                   Percent               Percent              Percent                Percent              Percent
                                      of                    of                   of                     of                   of
                                   Adjusted              Adjusted             Adjusted               Adjusted             Adjusted
                                    Total                 Total                Total                  Total                Total
                         Amount   Assets (1)   Amount   Assets (1)  Amount   Assets (1)    Amount   Assets (1)  Amount   Assets (1)
                         -------  ----------   -------  ----------  -------  ----------    -------  ----------  -------  ----------
                                                                   (Dollars in thousands)
GAAP capital(2)........  $29,235    11.9%      $45,643     17.2%    $48,581     18.0%      $51,520     18.9%    $54,959     19.8%

Tangible capital(2)....  $27,769    11.3%      $44,177     16.6%    $47,115     17.5%      $50,054     18.3%    $53,493     19.3%
Tangible capital
  requirement..........    3,690     1.5         3,990      1.5       4,044      1.5         4,097      1.5       4,160      1.5
                         -------    ----       -------     ----     -------     ----       -------     ----     -------     ----
Excess.................  $24,079     9.8%      $40,187     15.1%    $43,072     16.0%      $45,957     16.8%    $49,333     17.8%
                         =======    ====       =======     ====     =======     ====       =======     ====     =======     ====

Core capital(2)........  $27,769    11.3%      $44,177     16.6%    $47,115     17.5%      $50,054     18.3%    $53,493     19.3%
Core capital
   requirement(3)......    7,381     3.0         7,980      3.0       8,087      3.0         8,194      3.0       8,319      3.0
                         -------    ----       -------     ----     -------     ----       -------     ----     -------     ----
Excess.................  $20,388     8.3%      $36,197     13.6%    $39,028     14.5%      $41,860     15.3%    $45,174     16.3%
                         =======    ====       =======     ====     =======     ====       =======     ====     =======     ====

Total capital(4).......  $28,519    23.3%      $44,927     35.5%    $47,865     37.6%      $50,804     39.7%    $54,243     42.1%
Risk-based capital
   requirement.........    9,796     8.0        10,116      8.0      10,173      8.0        10,230      8.0      10,296      8.0
                         -------    ----       -------     ----     -------     ----       -------     ----     -------     ----
Excess.................  $18,723    15.3%      $34,811     27.5%    $37,693     30.6%      $40,574     31.7%    $43,946     34.1%
                         =======    ====       =======     ====     =======     ====       =======     ====     =======     ====

--------------------
(1) Based upon total adjusted assets of $246.0 million at September 30, 1997 and $267.8 million, $271.7 million, $275.6 million and $280.1 million at the minimum, midpoint, maximum, and maximum, as adjusted, of the Estimated Valuation Range, respectively, for purposes of the tangible and core capital requirements, and upon risk-weighted assets of $122.4 million at September 30, 1997 and $126.8 million, $127.6 million
       $128.4 million and $129.3 million at the minimum, midpoint, maximum, and maximum, as adjusted, of the Estimated Valuation Range, respectively, for purposes of the risk-based capital requirement.
(2) An unrealized loss on securities available-for-sale, net of taxes, accounts for the difference between GAAP capital and each of tangible capital and core capital.
(3) The current OTS core capital requirement for savings associations is 3% of total adjusted assets. The OTS has proposcd core capital requirements which would require a core capital ratio of 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness and a core capital ratio of 4% to 5% for all other thrifts.
(5) Percentage represents total core and supplementary capital divided by total risk-weighted assets. Assumes net proceeds are invested in assets that carry a 20% risk-weighting.

                                  EXHIBIT IV-7
                 Heritage Federal Savings and Loan Association
                            Pro Forma Analysis Sheet

     RP Financial, LC.
     ---------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                                            Exhibit IV-7
                                 PRO FORMA ANALYSIS SHEET -- PAGE 1
                                    Heritage FS&LA of Laurens SC
                                   Prices as of November 28, 1997

                                                   Comparable         All SC           All SAIF
                                                    Companies        Companies        Companies
                                                 --------------   --------------    ---------------
     Price Multiple:        Symbol   Subject(1)   Mean   Median    Mean    Median    Mean    Median
     --------------         ------   ---------   ------ -------   ------   ------   ------   ------
     Price-earnings ratio   = P/E      16.77x    20.86x   19.29x   22.61x   19.42x   19.16x   18.91x

     Price-core earnings    = P/CORE   16.77x    19.75x   19.83x   23.75x   21.30x   19.93x   19.50x

     Price-book ratio       = P/B      70.73%   140.57%  136.78%  213.31%  197.35%  155.97%  150.17%

     Price-tng book ratio   = P/TB     70.73%   140.58%  136.86%  213.31%  197.35%  161.26%  151.58%

     Price-assets ratio     = P/A      17.95%    25.92%   25.85%   26.84%   28.04%   19.07%   17.55%

     Valuation Parameters
     --------------------
     Pre-Conv Earnings (Y)        $  1,952,000    Est ESOP Borrowings (E)      $ 4,200,000

     Pre-Conv Book Value (B)      $ 29,235,000    Cost of ESOP Borrowings (S)         0.00% (4)

     Pre-Conv Assets (A)          $247,499,000    Amort of ESOP Borrowings (T)        15 Years

     Reinvestment Rate(2) (R)            3.61%    MRP Amount (M)               $ 2,100,000

     Est Conversion Exp(3) (X)       1,207,000    MRP Expense (N)              $   420,000

     Proceeds Not Reinvested (Z)   $ 6,300,000

     Calculation of Pro Forma Value After Conversion
     -----------------------------------------------

     1.    V = P/E (Y-R(X+Z)-ES-(1-TAX)E/T-(1-TAX)N))
               -------------------------------------    V = $ 52,487,997
                            1-(P/E)R

     2.    V = P/B (B-X-E-M)
              -------------                             V = $ 52,505,003
                 1-P/B

     3.    V = P/A (A-X-M-E)
               ------------                             V = $ 52,502,820
                   1-P/A
                                         Total        Price            Total
     Conclusion                         Shares      Per Share          Value
     ----------                       ----------    ---------      ------------
     Appraised Value                   3,500,000      $15.00       $ 52,500,000

     RANGE:
     -----

     - Minimum                         2,975,000      $15.00       $ 44,625,000
     - Maximum                         4,025,000      $15.00       $ 60,375,000
     - Superrange                      4,628,750      $15.00       $ 69,431,250


     (1) Pricing ratios shown reflect the midpoint appraised value.
     (2) Net return assumes a reinvestment rate of 5.68 percent, and a tax rate of 36.50 percent.
     (3) Conversion expenses reflect estimated expenses as presented in offering document.
     (4) Assumes a borrowings cost of 0.00 percent and a tax rate of 36.50 percent.

     RP Financial, Inc.
     ---------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                                            Exhibit IV-7
                                 PRO FORMA ANALYSIS SHEET -- PAGE 2
                                    Heritage FS&LA of Laurens SC
                                   Prices as of November 28, 1997

                                              Mean Pricing           Median Pricing
                                            -----------------       -----------------
 Valuation Approach              Subject     Peers     (Disc)        Peers     (Disc)
                                 -------    ------     ------       ------    -------
 P/E    Price-earnings            16.77x     20.86x    (19.61)x      19.29x    (13.06)x

 P/CORE Price-core earnings       16.77x     19.75x    (15.06)x      19.83x    (15.41)x

 P/B    Price-book                70.73%    140.57%    (49.68)%     136.78%    (48.29)%

 P/TB   Price-tang. book          70.73%    140.58%    (49.69)%     136.86%    (48.32)%

 P/A    Price-assets              17.95%     25.92%    (30.75)%      25.85%    (30.57)%

 Average Premium (Discount)                            (32.96)%                (31.13)%


                                  EXHIBIT IV-8
                 Heritage Federal Savings and Loan Association
                    Pro Forma Effect of Conversion Proceeds

     RP Financial, LC.
     ---------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                                            Exhibit IV-8
                              PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                    Heritage FS&LA of Laurens SC
                                    At the Minimum of the Range

     1.  Conversion Proceeds
         Pro-forma market value .............................. $ 44,625,000
             Less: Estimated offering expenses ...............    1,098,000
                                                                -----------
         Net Conversion Proceeds ............................. $ 43,527,000


     2.  Estimated Additional Income from Conversion Proceeds

         Net Conversion Proceeds ............................. $ 43,527,000
             Less: Held in Non-Earning Assets(5)(1) ..........    5,355,000
                                                               ------------

         Net Proceeds Reinvested ............................. $ 38,172,000
         Estimated net incremental rate of return ............         3.61%
                                                               ------------

         Earnings Increase ................................... $  1,376,788
             Less: Estimated cost of ESOP borrowings(1) ......            0
             Less: Amortization of ESOP borrowings(2) ........      151,130
             Less: MRP Expense(4) ............................      226,695
                                                               ------------
         Net Earnings Increase ............................... $    998,963


     3.  Pro-Forma Earnings (rounded)
         Period                                    Before Conversion  After Conversion
         ------                                    -----------------  ----------------
         12 Months ended September 30, 1997           $ 1,952,000        $ 2,950,963
         12 Months ended September 30, 1997 (Core)    $ 1,952,000        $ 2,950,963

     4.  Pro-Forma Net Worth (rounded)
         Date                                      Before Conversion   Conversion Proceeds   After Conversion
         ----                                      -----------------   -------------------   ----------------
         September 30, 1997                        $   29,235,000        $38,172,000 (3)(4)    $   67,407,000

     5.  Pro-Forma Net Assets (rounded)

         Date                                      Before Conversion   Conversion Proceeds   After Conversion
         ----                                      -----------------   -------------------   ----------------
         September 30, 1997                        $  247,499,000       $ 38,172,000           $  285,671,000

     NOTE: Shares for calculating per share amounts:   2,975,000
     (1) Estimated ESOP borrowings of $  3,570,000 with an after-tax cost of
         0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of 36.50 percent. ESOP financed by holding company - excluded from reinvestment and total assets.
     (2) ESOP borrowings are amortized over 15 years, amortization is tax-effected.
     (3) ESOP borrowings of $ 3,570,000 are omitted from net worth.
     (4) $1,785,000 purchased by the MRP with an estimated pre-tax expense of $ 357,000 and a tax rate of 36.50 percent.
     (5) Stock purchased by MRP does not generate reinvestment income.

     RP Financial, LC.
     ---------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                                            Exhibit IV-8
                              PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                    Heritage FS&LA of Laurens SC
                                    At the Midpoint of the Range

     1.  Conversion Proceeds
         Pro-forma market value .............................. $ 52,500,000
             Less: Estimated offering expenses ...............    1,207,000
                                                               ------------

         Net Conversion Proceeds ............................. $ 51,293,000


     2.  Estimated Additional Income from Conversion Proceeds

         Net Conversion Proceeds ............................. $ 51,293,000
             Less: Held in Non-Earning Assets(5)(1) ..........    6,300,000
                                                               ------------
         Net Proceeds Reinvested ............................. $ 44,993,000
         Estimated net incremental rate of return ............         3.61%
                                                               ------------

         Earnings Increase ................................... $  1,622,808
             Less: Estimated cost of ESOP borrowings(1) ......            0
             Less: Amortization of ESOP borrowings(2) ........      177,800
             Less: MRP Expense(4) ............................      266,700
                                                               ------------

         Net Earnings Increase ............................... $  1,178,308

     3.  Pro-Forma Earnings (rounded)
         Period                                    Before Conversion  After Conversion
         ------                                    -----------------  ----------------
         12 Months ended September 30, 1997          $ 1,952,000        $ 3,130,308
         12 Months ended September 30, 1997 (Core)   $ 1,952,000        $ 3,130,308

     4.  Pro-Forma Net Worth (rounded)
         Date                                      Before Conversion   Conversion Proceeds   After Conversion
         ----                                      -----------------   -------------------   ----------------
         September 30, 1997                          $ 29,235,000       $ 44,993,000 (3)(4)    $ 74,228,000

     5.  Pro-Forma Net Assets (rounded)

         Date                                      Before Conversion   Conversion Proceeds   After Conversion
         ----                                      -----------------   -------------------   ----------------
         September 30, 1997                           $ 247,499,000     $ 44,993,000           $ 292,492,000

     NOTE: Shares for calculating per share amounts:   3,500,000
     (1) Estimated ESOP borrowings of $  4,200,000 with an after-tax cost of
         0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of 36.50 percent. ESOP financed by holding company - excluded from reinvestment and total assets.
     (2) ESOP borrowings are amortized over 15 years, amortization is tax-effected.
     (3) ESOP borrowings of $ 4,200,000 are omitted from net worth.
     (4) $2,100,000 purchased by the MRP with an estimated pre-tax expense of $ 420,000 and a tax rate of 36.50 percent.
     (5) Stock purchased by MRP does not generate reinvestment income.

     RP Financial, LC.
     ---------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                                            Exhibit IV-8
                              PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                    Heritage FS&LA of Laurens SC
                                    At the Maximum of the Range


     1.  Conversion Proceeds
         Pro-forma market value .............................. $ 60,375,000
             Less: Estimated offering expenses ...............    1,315,000
                                                               ------------
         Net Conversion Proceeds ............................. $ 59,060,000


     2.  Estimated Additional Income from Conversion Proceeds

         Net Conversion Proceeds ............................. $ 59,060,000
             Less: Held in Non-Earning Assets(5)(1) ..........    7,245,000
                                                               ------------

         Net Proceeds Reinvested ............................. $ 51,815,000
         Estimated net incremental rate of return ............         3.61%
                                                               ------------

         Earnings Increase ................................... $  1,868,863
             Less: Estimated cost of ESOP borrowings(1) ......            0
             Less: Amortization of ESOP borrowings(2) ........      204,470
             Less: MRP Expense(4) ............................      306,705
                                                               ------------

         Net Earnings Increase ............................... $  1,357,688
     3.  Pro-Forma Earnings (rounded)

         Period                                    Before Conversion  After Conversion
         ------                                    -----------------  ----------------
         12 Months ended September 30, 1997          $ 1,952,000        $ 3,309,688
         12 Months ended September 30, 1997 (Core)   $ 1,952,000        $ 3,309,688
     4.  Pro-Forma Net Worth (rounded)

         Date                                      Before Conversion   Conversion Proceeds   After Conversion
         ----                                      -----------------   -------------------   ----------------
         September 30, 1997                          $ 29,235,000       $ 51,815,000 (3)(4)    $ 81,050,000
     5.  Pro-Forma Net Assets (rounded)

         Date                                      Before Conversion   Conversion Proceeds   After Conversion
         ----                                      -----------------   -------------------   ----------------
         September 30, 1997                          $ 247,499,000     $  51,815,000           $ 299,314,000

     NOTE: Shares for calculating per share amounts:   4,025,000
     (1) Estimated ESOP borrowings of $  4,830,000 with an after-tax cost of
         0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of 36.50 percent. ESOP financed by holding company - excluded from reinvestment and total assets.
     (2) ESOP borrowings are amortized over 15 years, amortization is tax-effected.
     (3) ESOP borrowings of $ 4,830,000 are omitted from net worth.
     (4) $2,415,000 purchased by the MRP with an estimated pre-tax expense of $ 483,000 and a tax rate of 36.50 percent.
     (5) Stock purchased by MRP does not generate reinvestment income.

     RP Financial, LC.
     ------------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                                            Exhibit IV-8
                              PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                    Heritage FS&LA of Laurens SC
                                     At the Superrange Maximum


     1.  Conversion Proceeds
         Pro-forma market value .............................. $ 69,431,250
             Less: Estimated offering expenses ...............    1,320,000
                                                               ------------

         Net Conversion Proceeds ............................. $ 68,111,250


     2.  Estimated Additional Income from Conversion Proceeds

         Net Conversion Proceeds ............................. $ 68,111,250
             Less: Held in Non-Earning Assets(5)(1) ..........    8,331,750
                                                               ------------

         Net Proceeds Reinvested ............................. $ 59,779,500
         Estimated net incremental rate of return ............         3.61 %
                                                               ------------

         Earnings Increase ................................... $  2,156,127
             Less: Estimated cost of ESOP borrowings(1) ......            0
             Less: Amortization of ESOP borrowings(2) ........      235,141
             Less: MRP Expense(4) ............................      352,711
                                                               ------------

         Net Earnings Increase ............................... $  1,568,276

     3.  Pro-Forma Earnings (rounded)
         Period                                    Before Conversion  After Conversion
         ------                                    -----------------  ----------------
         12 Months ended September 30, 1997          $ 1,952,000        $ 3,520,276
         12 Months ended September 30, 1997 (Core)   $ 1,952,000        $ 3,520,276
     4.  Pro-Forma Net Worth (rounded)

         Date                                      Before Conversion   Conversion Proceeds   After Conversion
         ----                                      -----------------   -------------------   ----------------
         September 30, 1997                           $ 29,235,000      $ 59,779,500 (3)(4)    $ 89,014,500

     5.  Pro-Forma Net Assets (rounded)
         Date                                      Before Conversion   Conversion Proceeds   After Conversion
         ----                                      -----------------   -------------------   ----------------
         September 30, 1997                          $  247,499,000     $   59,779,500       $  307,278,500

     NOTE: Shares for calculating per share amounts:   4,628,750
     (1) Estimated ESOP borrowings of $  5,554,500 with an after-tax cost of
         0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of 36.50 percent. ESOP financed by holding company - excluded from reinvestment and total assets.
     (2) ESOP borrowings are amortized over 15 years, amortization is tax-effected.
     (3) ESOP borrowings of $ 5,554,500 are omitted from net worth.
     (4) $2,777,250 purchased by the MRP with an estimated pre-tax expense of $ 555,450 and a tax rate of 36.50 percent.
     (5) Stock purchased by MRP does not generate reinvestment income.

                                  EXHIBIT IV-9
                 Heritage Federal Savings and Loan Association
                       Peer Group Core Earnings Analysis

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Core Earnings Analysis
                        Comparable Institution Analysis
                For the Twelve Months Ended September 30, 1997

                                                                                                  Estimated
                                                Net Income   Less: Net   Tax Effect  Less: Extd  Core Income          Estimated
                                                to Common   Gains(Loss)     @ 34%       Items     to Common   Shares  Core EPS
                                                ----------  -----------  ----------  ----------  -----------  ------  ---------
                                                  ($000)       ($000)      ($000)       ($000)      ($000)    ($000)     ($)
Comparable Group
----------------
BFSB         Bedford Bancshares of VA                1,591         -16            5          0         1,580   1,142       1.38
CFTP         Community Fed. Bancorp of MS            3,037         -21            7          0         3,023   4,629       0.65
CFFC         Community Fin. Corp. of VA(l)           1,680         676         -230          0         2,126   1,275       1.67
FFBS         FFBS Bancorp of Columbus MS             1,824           0            0          0         1,824   1,572       1.16
SOPN         First SB, SSB, Moore Co. of NC          4,878           0            0          0         4,878   3,687       1.32
KSAV         KS Bancorp of Kenly NC                  1,242         -16            5          0         1,231     885       1.39
SCCB         S. Carolina Comm. Bnshrs of SC            526           0            0          0           526     699       0.75
SSM          Stone Street Bancorp of NC              1,639           0            0          0         1,639   1,898       0.86
TSH          Teche Holding Company of LA(l)          2,679       1,550         -527          0         3,702   3,438       1.08
FTF          Texarkana Fst. Fin. Corp of AR(l)       2,348         826         -281          0         2,893   1,790       1.62
TWIN         Twin City Bancorp of TN                   903        -221           75          0           757   1,272       0.60

(1) Financial information is for the quarter ending June 30, 1997.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                  EXHIBIT V-1
                               RP Financial, LC.
                         Firm Qualifications Statement

                [LETTERHEAD OF RP FINANCIAL, LC. APPEARS HERE]


                                                    FIRM QUALIFICATION STATEMENT


RP Financial provides financial and management consulting and valuation services to the financial services industry nationwide, particularly federally-insured financial institutions. RP Financial establishes long-term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, and careful structuring of strategic plans and transactions. RP Financial's staff draws from backgrounds in consulting, regulatory agencies and investment banking, thereby providing our clients with considerable resources.

STRATEGIC AND CAPITAL PLANNING

RP Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. Through a program known as SAFE (Strategic Alternatives Financial Evaluations), RP Financial analyzes strategic options to enhance shareholder value or other established objectives. Our planning services involve conducting situation analyses; establishing mission statements, strategic goals and objectives; and identifying strategies for enhancement of franchise value, capital management and planning, earnings improvement and operational issues. Strategy development typically includes the following areas: capital formation and management, asset/liability targets, profitability, return on equity and market value of stock. Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies and assessing the feasibility/compatibility of such strategies with regulations and/or other guidelines.

MERGER AND ACQUISITION SERVICES

RP Financial's merger and acquisition (M&A) services include targeting candidates and potential acquirors, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring transactions, preparing merger business plans and financial simulations, rendering fairness opinions and assisting in implementing post-acquisition strategies. Through our financial simulations, comprehensive in-house data bases, valuation expertise and regulatory knowledge, RP Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.

VALUATION SERVICES

RP Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, mutual-to-stock conversions, ESOPs, subsidiary companies, mark-to-market transactions, loan and servicing portfolios, non-traded securities, core deposits, FAS 107 (fair market value disclosure), FAS 122 (loan servicing rights) and FAS 123 (stock options). Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP Financial is the nation's leading valuation firm for mutual-to-stock conversions of thrift institutions.

OTHER CONSULTING SERVICES AND DATA BASES

RP Financial offers a variety of other services including branching strategies, feasibility studies and special research studies, which are complemented by our quantitative and computer skills. RP Financial's consulting services are aided by its in-house data base resources for commercial banks and savings institutions and proprietary valuation and financial simulation models.

YEAR 2000 SERVICES

RP Financial, through a relationship with a computer research and development company with a proprietary methodology, offers Year 2000 advisory and conversion services to financial institutions which are more cost effective and less disruptive than most other providers of such service.

RP Financial's Key Personnel (Years of Relevant Experience)
   Ronald S. Riggins, Managing Director (17)
   William E. Pommerening, Managing Director (13)
   Gregory E. Dunn, Senior Vice President (15)
   James P. Hennessey, Senior Vice President (10)
   James J. Oren, Vice President (10)